As filed with the Securities and Exchange Commission on May 6, 1998
     Registration Statement No. 333-____________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                           __________

                            FORM S-1

                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                           __________

                            XCL LTD.
     (Exact name of registrant as specified in its charter)

             Delaware                   1311                      51-0305643
(State or other jurisdiction of  (Primary StandardIndustrial   (IRS Employer
 incorporation or organization)  Classification Code Number) Identification No.)


                 110 Rue Jean Lafitte, 2nd Floor
                   Lafayette, Louisiana 70508
                         (318) 237-0325
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
                      ____________________

                      Benjamin B. Blanchet
                            XCL Ltd.
                 110 Rue Jean Lafitte, 2nd Floor
                   Lafayette, Louisiana 70508
                         (318) 237-0325
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                      ____________________

                            Copy to:

                    Peter A. Basilevsky, Esq.
              Satterlee Stephens Burke & Burke LLP
                         230 Park Avenue
                    New York, New York 10169
                         (212) 818-9200
              ____________________________________

Approximate date of commencement of proposed  sale  to  the public:

      As soon as practicable after the effective date of this registration statement.
                ------------------------------
      If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.   [X]

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                          CALCULATION OF REGISTRATION FEE
==============================================================================================
  Title of Each Class of      Amount To Be   Offering Price      Aggregate       Amount of
Securities To Be Registered    Registered       Per Share     Offering Price  Registration Fee
----------------------------------------------------------------------------------------------

Amended Series A, Cumulative
Convertible Preferred Stock,
$1.00 par value per share          1,163,115    $85.00 (1)(2)     $98,864,775.00    $29,165.11
----------------------------------------------------------------------------------------------
Common Stock, $.01 par value
 per share                         1,999,286     $4.125 (3)        $8,247,054.75     $2,432.88
----------------------------------------------------------------------------------------------
Common Stock, $.01 par value
 per share                           170,383     $4.125 (3)          $702,829.88       $207.33
==============================================================================================
Common Stock, $.01 par value issuable upon conversion or exercise of:

Amended Series A Preferred Stock  13,181,970     $7.50 (1)(4)     $98,864,775.00    $29,165.11
(continued on next page)

Amended Series B Preferred Stock     991,262     $4.75 (1)(4)      $4,708,494.50     $1,389.01
----------------------------------------------------------------------------------------------
$3.0945 Warrants expiring
 November 1, 2000                    133,915     $3.0945 (1)(5)      $414,399.97       $122.25
----------------------------------------------------------------------------------------------
$3.0945 Warrants expiring
  May 20, 2004                    14,092,283     $3.0945 (1)(5)   $43,608,569.74    $12,864.53
----------------------------------------------------------------------------------------------
$3.75 Warrants expiring
 December 31, 2001                   205,000     $3.5264 (1)(5)      $722,912.00       $213.26
----------------------------------------------------------------------------------------------
$7.50 Warrants expiring
 December 21, 2000                   216,000     $7.0528 (1)(5)    $1,523,404.80       $449.40
----------------------------------------------------------------------------------------------
$5.25 Warrants expiring
 December 21, 2000                   128,000     $5.1947 (1)(5)      $664,921.60       $196.15
----------------------------------------------------------------------------------------------
$5.25 Warrants expiring
 April 22, 2001                       64,000     $5.1947 (1)(5)      $332,460.80        $98.08
----------------------------------------------------------------------------------------------
$7.50 Warrants expiring
 December 28, 2000                    60,000     $7.50 (1)(5)        $450,000.00       $132.75
----------------------------------------------------------------------------------------------
$7.50 Warrants expiring
 January 2, 2001                      28,888     $7.50 (1)(5)        $216,660.00        $63.91
----------------------------------------------------------------------------------------------
$7.50 Warrants expiring 5 years
 after first exercise                 50,000     $7.50 (1)(5)        $375,000.00       $110.63
----------------------------------------------------------------------------------------------
$4.65 Warrants expiring
 December 21, 2000                    46,400     $4.601 (1)(5)       $213,486.40        $62.98
----------------------------------------------------------------------------------------------
$3.75 Warrants expiring
 March 7, 2001                        13,600     $3.7105 (1)(5)       $50,462.80        $14.89
----------------------------------------------------------------------------------------------
$3.75 Warrants expiring
 April 22, 2001                       12,000     $3.7105 (1)(5)       $44,526.00        $13.14
----------------------------------------------------------------------------------------------
$3.75 Warrants expiring
 July 30, 2001                       100,000     $3.5264 (1)(5)      $352,640.00       $104.03
----------------------------------------------------------------------------------------------
$3.75 Warrants expiring
 August 13, 2001                      63,467     $3.7105 (1)(5)      $235,494.30        $69.47
----------------------------------------------------------------------------------------------
$3.75 Warrants expiring
 December 31, 1998                    20,000     $3.5264 (1)(5)       $70,528.00        $20.81
----------------------------------------------------------------------------------------------
$1.875 Warrants expiring
 December 31, 1999                    48,891     $1.875 (1)(5)        $91,670.63        $27.04
----------------------------------------------------------------------------------------------
$3.75 Warrants expiring
 December 31, 1999                   124,964     $3.7105 (1)(5)      $463,678.92       $136.79
----------------------------------------------------------------------------------------------
$0.15 Warrants expiring
 April 9, 2002                       683,723     $.15 (1)(5)         $102,558.45        $30.25
----------------------------------------------------------------------------------------------
$2.8125 Warrants expiring
 August 13, 2001                     100,000     $2.7928 (1)(5)      $279,280.00        $82.39
----------------------------------------------------------------------------------------------
$3.75 Warrants expiring
 February 20, 2002                    13,333     $3.7105 (1)(5)       $49,472.10        $14.59
----------------------------------------------------------------------------------------------
$0.15 Warrants expiring
 December 31, 2001                   153,333     $0.15 (1)(5)         $22,999.95         $6.78
----------------------------------------------------------------------------------------------
$5.50 Warrants expiring
 March 2, 2002                       250,000     $5.50 (1)(5)      $1,375,000.00       $405.63
==============================================================================================
               TOTAL              32,950,698                     $263,048,055.58    $77,599.18
==============================================================================================

 (1) Pursuant to Rule 416 there are also being registered such additional shares of Common Stock as may become issuable pursuant to applicable anti-dilution provisions.
(2) Estimated solely for the purposes of calculating the registration fee using the proposed offering price of the Amended Series A Preferred Stock, as required by Rule 457 (i).
(3) Estimated solely for the purpose of calculating the registration fee using the average of the high and low prices reported on the American Stock Exchange ("AMEX") onApril 23, 1998, as required by Rule 457(c).
(4) Estimated solely for the purpose of calculating the registration fee using the conversion price of the Preferred Stock, as required by Rule 457(g)(1), as adjusted for the reverse stock split.
(5) Estimated solely for the purpose of calculating the registration fee using the exercise price of the Warrants, as required by Rule 457(g)(1), as adjusted for the reverse stock split and applicable anti-dilution adjustments.

          SUBJECT TO COMPLETION, DATED MAY 6, 1998

PROSPECTUS
                                     XCL LTD.

                              1,163,115 SHARES OF 9.50%
         AMENDED SERIES A, CUMULATIVE CONVERTIBLE PREFERRED STOCK

                        32,950,698 SHARES OF COMMON STOCK

     This Prospectus offers for resale in transactions registered under the Securities Act of 1933, as amended (the "Securities Act") 1,163,115 issued and outstanding shares of 9.50% Amended Series A, Cumulative Convertible Preferred Stock (the "Amended Series A Preferred Stock") of XCL Ltd. (the "Company"). These shares of Amended Series A Preferred Stock were originally issued in the following transactions intended to qualify for an exemption from registration under the Securities Act:

     o 294,118 shares were issued in an Equity Offering in which the Company offered privately 294,118 units, each unit consisting of one share of Amended Series A Preferred Stock and one warrant to buy 21.8 shares of Common Stock (the "Equity Warrants").

     o 11,816 shares were issued to pay some of the interest due on certain debt of the Company.

     o 726,907 shares were issued in a recapitalization of the Company's Series A, Cumulative Convertible Preferred Stock ("Series A Preferred Stock") into Amended Series A Preferred Stock and in payment of accrued and unpaid dividends on that stock.

     o 63,706 shares were issued in a recapitalization of the Company's Series E, Cumulative Convertible Preferred Stock ("Series E Preferred Stock") into Amended Series A Preferred Stock and in payment of accrued and unpaid dividends on that stock.

     o 12,918 shares were issued to pay November 1, 1997 dividend on Amended Series A Preferred Stock.

     o 53,650 shares issuable to pay May 1, 1998 dividend on Amended Series A Preferred Stock.

     This Prospectus also offers for resale in transactions registered under the Securities Act 32,950,698 shares of Common Stock of the Company which have been or will be issued in transactions intended to qualify for an exemption from registration under the Securites Act. These shares include:

     o 1,999,286 shares that were issued in private placement transactions and are currently outstanding.

     o 170,383 shares that the Company is contractually obligated to issue.

     o 13,181,970 shares that may be issued if holders of Amended Series A Preferred Stock convert that stock into Common Stock.

     o 991,262 shares issuable upon conversion of Amended Series B, Cumulative Convertible Preferred Stock ("Amended Series B Preferred Stock").

     o 6,411,772 shares that may be issued if the holders of the Equity Warrants exercise those warrants.

     o 6,400,000 shares that may be issued upon the exercise of warrants (the "Note Warrants") that were issued in a Note Offering in which the Company privately offered 75,000 units, each unit consisting of one 13.50% Senior Secured Note due May 1, 2004, in the principal amount of $1,000 (collectively, the "Notes") and one Note Warrant to purchase 1,280 shares of Common Stock.

     o 1,280,511 shares that may be issued upon exercise of warrants issued to Jefferies & Co., Inc. ("Jefferies") as an investment banking fee in connection with the Equity and Note Offerings.

     o 2,515,514 shares that may be issued if various other outstanding warrants are exercised.

     In this Prospectus, the Equity Warrants, the Note Warrants, the warrants issued to Jefferies and the other outstanding warrants are all referred to as "Warrants." The shares of Common Stock that will be issued when the Warrants are exercised are referred to as the "Warrant Shares." The shares of Common Stock that will be issued when the Amended Series A Preferred Stock and the Amended Series B Preferred Stock are converted into Common Stock are referred to as the "Conversion Stock." The shares of Common Stock that the Company is contractually required to issue are referred to as the "Contract Stock." The Amended Series A Preferred Stock, Warrant Shares, Conversion Stock and Contract Stock are collectively referrred to as the "Securities."

     This Prospectus is intended for use by the holders (the "Selling Security Holders") of the Securities in resale transactions registered under the Securities Act. The Company will not receive any proceeds from the sale of the Securities (other than proceeds upon exercise of the Warrants). See "Selling Security Holders" and "Use of Proceeds." The Company will pay the costs of registering sales of the Securities covered by this Prospectus under the Securities Act and related costs (although the Selling Security Holders will pay all applicable stock transfer taxes, brokerage commissions or other transaction charges or expenses). The Company estimates that its expenses in making this offering will be $[o].

      The Common Stock is quoted on the American Stock Exchange (the "AMEX") under the symbol "XCL" and on the London Stock Exchange. On April 30, 1998, the last reported closing price of the Common Stock on the AMEX was $4.00. It is anticipated that the Amended Series A Preferred Stock will be listed on the AMEX and will trade separately immediately after the date of this Prospectus under the symbol "[o]".

     See "Risk Factors" beginning on page [o] of this Prospectus for a discussion of certain factors that should be considered in evaluating an investment in the Securities.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Prospectus is _______________, 1998.

                      AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy and information statements and other information with the U.S. Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York,
New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the Word Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company. These can be accessed over the Internet at http://www.sec.gov. The Company's Common Stock is listed on the AMEX. Reports, proxy and information statements and other information relating to the Company can be inspected at the offices of the AMEX at 86 Trinity Place, New York, NY 10006-1881.

      This Prospectus constitutes part of a registration statement on Form S-1 (together with all amendments and exhibits referred to in this Prospectus as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits some of the information contained in the Registration Statement. Consult the Registration Statement and its exhibits for further information about the Company and the Securities covered hereby. Statements made herein about the provisions of contracts or other documents are not necessarily complete; each such statement is qualified in its entirety by reference to the copy of the applicable contract or other document filed with the Commission. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

       This Prospectus includes (or incorporates by reference) "forward-looking statements." All statements made in this Prospectus, other than historical facts (whether set forth or incorporated by reference), are forward-looking statements. Although the Company believes such statements are reasonable, it can give no assurance that they will prove to be correct.

      It is difficult to estimate quantities of proved oil and natural gas reserves and to project future rates of production and timing of development costs. Those estimates depend upon many factors the Company cannot control. Reserve engineering involves estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of that data and the judgment of the reserve engineers. As a result, estimates made by different engineers are often different. Because reserve estimates are only estimates, the actual amounts of oil and natural gas recovered are  usually  different  from the estimates.  Results  of  drilling, testing  and  production subsequent to the date of an  estimate  may require reserve estimates to be revised and may change the schedule of production and development drilling.

      Additional  important factors that could cause actual  results
to   differ   materially   from  the  Company's   expectations   are
disclosed under "Risk Factors" and elsewhere in this Prospectus.

                       PROSPECTUS SUMMARY

      Because  this  is  a  summary, it does  not  contain  all  the information that may be important to you. You should carefully read the whole Prospectus and its appendices, as well as the information incorporated by reference into this Prospectus.
Usually in this Prospectus, the terms "XCL" or the "Company" refer to XCL Ltd. and all of its subsidiaries. Except as otherwise noted, the reported reserve data are based on reserve estimates made by the Company's independent petroleum engineers. See "Glossary of Terms" for definitions of certain oil and gas terminology.

                           The Company
                           -----------

       XCL is principally engaged in the exploration for and development of oil and gas in the Zhao Dong Block (the "Block")
located in the shallow waters of the Bohai Bay in the People's Republic of China ("China"). The Block is located in one of China's major oil-producing basins. The Company believes that a portion of the Block is an extension of the onshore Dagang oil field complex to the west, estimated by Chinese authorities to have an ultimate recovery of more than one billion barrels (with approximately 700 million barrels produced already). The Block is about 40 miles northwest of the Shengli oil field, the largest in the basin, which Chinese authorities estimate has an ultimate recovery of more than seven billion barrels (with about 4 billion barrels produced already).

      In early 1993, XCL became the first foreign company to enter into an onshore Production Sharing Agreement (the "Contract"), with the China National Oil and Gas Exploration and Development Corporation ("CNODC"), providing for exploration, development, and production of the Block. The Contract provides that the "Foreign Contractor" (the Company and Apache Corporation as a group, working through a participation agreement) is to pay all exploration costs. The Contract also states that, when a commercial discovery is made, CNODC may choose to participate in development, with 51% of all development and operating costs and allocable remainder oil and gas production allocated to CNODC and 49% to the Foreign Contractor. The Foreign Contractor's share is divided equally between XCL and Apache. See "Business -- The Contract" and "Business -- Apache Farmout."

      XCL and Apache have successfully tested six of nine wells drilled to date on the Block, with total test rates exceeding 39,500 barrels of oil per day (or an average per well rate of 6,647 barrels of oil per day). Of the three wells not tested, one (the D-3) was proven productive by wire line samples and tests in several sands but was not drill-stem tested, while a second (the F-1) was drilled but not fully evaluated. Drilling activities on the F-1 have been abandoned. Development of the C-D Field for production is now proceeding.

      Projections made by H.J. Gruy and Associates ("Gruy"), the Company's independent petroleum engineers, in January of 1998 anticipate gross proved undeveloped reserves in the C-D Field drilled to date of 46.26 million barrels of recoverable oil. Consequently, the Company's net interest in such proved undeveloped reserves is estimated to be approximately 11.76 million barrels of oil with a PV-10 of $62.5 million as of January 1, 1998. The Company believes that the C-D Field and the remainder of the Block hold the potential for additional significant increases in oil reserves. See "Business -- Oil and Gas Reserves" and Appendix A attached hereto.

                The Company's Development Program
                ---------------------------------

      The C-D Field was discovered by the drilling of the C-1 and D-1 Wells. The Field has been appraised by the C-2, C-2-2, C-2-2 sidetrack, C-3, D-2, and D-3 Wells. On the basis of the calculated reserves, Apache and XCL have prepared an Overall Development Program ("ODP") for the Field. The ODP presently projects the drilling of 45 wells, of which 32 are producers, 8 are water injection wells for the purpose of reservoir pressure maintenance to achieve higher levels of recovery of ultimate reserves and 5 are water disposal wells. The ODP has been approved by the Joint Management Committee ("JMC"), which oversees operations on the Block, and has been approved by China National Petroleum Company ("CNPC") subject to certain modifications that XCL and Apache are studying. CNODC has given notice that it will participate as to its full 51% share in the C-D Field.

       XCL, Apache and CNODC are currently collaborating on engineering studies to refine the ODP, both to reduce capital commitments for development and to accelerate production. It is expected that these studies will assist the parties in determining the most efficient method for development, including the practicability of beginning production before all development operations have been completed. The Company has been informed by CNODC that they desire that production on the Block begin in 1998 and the parties are assessing how and whether that would be commercially feasible. Initial results indicate that 1998 production is possible and the Company, Apache and CNODC have decided to attempt to commence initial production in 1998.

      XCL's current estimate (which is subject to revision as the project moves forward) of the costs to develop the reserves in the C-D Field that are identified in the ODP by the Operator (which are higher than the reserves identified by XCL's petroleum engineers) is approximately $185 million (of which XCL's share would be approximately $45.3 million). This is less than amounts projected earlier by the Operator in the original ODP in part because of the initial inclusion in the ODP estimates of large contingencies, which all parties believe are too high. In addition, cost reductions are expected in part based on design changes that would eliminate one drilling platform and one production platform from the ODP. While formal Chinese approval for these changes has not yet been obtained, all parties believe that such approval can be secured. Further, cost reductions are expected as a result of preliminary bids that suggest that cost estimates in the ODP have been too high. Cost reductions from the Operator's projections are also based on the assumption that if the project moves forward with dispatch, the current weakness of certain Asian currencies could result in substantial reductions in the costs of steel and fabrication for the project.

      The revised ODP design anticipates that once production and loading facilities have been installed in the field, wells will be placed on production as they are drilled. In this case, cash flow from this production would be available to fund part of XCL's capital requirements for the development of the C-D Field. The Company's financial plans include the use of such cash flow as part of the Company's source of funds.

           Production tests of the C-4 Well, announced by XCL on October 7, 1997, indicate a combined daily rate from 8 zones of 15,359 barrels per day, and 6,107 Mcf of gas, plus a ninth zone daily rate of 4,600 Mcf and 14 barrels of condensate. This well suggests a new field discovery on the Block. CNODC, XCL, and Apache have agreed to drill a well in 1998 to appraise the C-4
Well. If this proves successful, early production from the two initial wells in the C-4 Well area may begin in late 1998; initial feasibility studies indicate that this is possible. The
capital  costs  attributable  to  such  early  production  are   not
included in the 1998 work program and budget. Successful appraisal of the C-4 Well could also cause XCL and Apache to move promptly toward development of this area.

                The Company's Additional Ventures
                ---------------------------------

      The Company is also proceeding with certain other energy related ventures in China, including a joint venture with CNPC
United Lube Oil Corporation to engage in the manufacturing, distribution and marketing of lubricating oil in China and Southeast Asian markets and a cooperative venture with the China National Administration of Coal Geology to explore and develop coalbed methane in two areas of China. See "Business -- United/XCL Lube Oil Joint Venture" and "-- Coalbed Methane Project."

       Securities the Resale of Which are Being Registered
       ---------------------------------------------------

      This Prospectus offers for resale the following issued and outstanding Securities and Securities to be issued upon exercise or conversion of certain outstanding Securities and Warrants. See "Selling Security Holders."

Amended Series A Preferred Stock
--------------------------------

     294,118   Shares  issued in an Equity Offering  on  May  20, 1997.

      11,816   Shares  issued  in  partial   payment   of
               interest payable on the Company's Secured Subordinated Notes due April 5, 2000 (the "Subordinated Debt"), which were paid in full on October 15, 1997.

     726,907   Shares  issued  on recapitalization  of  the
               Series  A  Preferred  Stock into  shares  of  Amended
               Series   A   Preferred  Stock  and  the  payment   of
               accrued and unpaid dividends thereon.

      63,706   Shares  issued on recapitalization  of  the
               Series  E  Preferred  Stock into  shares  of  Amended
               Series   A   Preferred  Stock  and  the  payment   of
               accrued and unpaid dividends thereon.

      12,918   Shares  issued in payment  of  dividends  on
               the   Amended   Series  A  Preferred  Stock   payable
               November 1, 1997.

      53,650   Shares  issuable in payment  of  dividends
               on  the  Amended  Series  A Preferred  Stock  payable
               May 1, 1998.
  __________
   1,163,115   Shares of Amended A Preferred Stock being
               registered for resale.

Common Stock
------------

   1,999,286   Shares of Common Stock currently
               outstanding issued between April 1996 and April
               27, 1998 as follows:

     719,173   Shares   issued  in  payment   of
               interest payable on Subordinated Debt.

       4,858   Shares issued in payment of a
               finders fee for Regulation S Offerings
               conducted in Europe in December 1995,
               March 1996 and April 1996.

     584,696   Shares  issued  upon  exercise  of
               various stock purchase warrants.

      30,000   Shares  issued in  settlement  of litigation.

      26,666   Shares   issued   in    partial
               payment of a consulting fee.

     633,893   Shares  issued upon conversion  of
               all   the   outstanding   shares   of   the
               Company's      Series     F,     Cumulative
               Convertible  Preferred  Stock  ("Series   F
               Preferred Stock").

     170,383 Shares issuable to meet various contractual obligations of the Company.

  13,181,970   Shares   issuable  upon  conversion   of   the
               outstanding Amended Series A Preferred Stock.

   6,411,772   Shares  issuable upon exercise of the  Equity
               Warrants  issued in the Equity Offering  on  May  20,
               1997.

   6,400,000   Shares  issuable  upon exercise  of  the  Note
               Warrants  issued  in  the Note Offering  on  May  20,
               1997.

   1,280,511   Shares   issuable  upon   the   exercise   of
               Warrants   issued  to  Jefferies  as  an   investment
               banking fee in connection with the Equity and the Note Offerings on May 20, 1997.

   2,515,514   Shares   issuable  upon  exercise  of  various
               outstanding Warrants with exercise prices ranging from $.15 per share to $7.50 per share.

     991,262   Shares  issuable upon conversion of  Amended
               Series  B,  Cumulative  Convertible  Preferred  Stock
               ("Amended Series B Preferred Stock").
  ----------
  32,950,698   Shares of Common Stock being registered for
               resale.

                              Terms of the Securities
                              -----------------------

Common Stock
------------

Common Stock Issued and Outstanding...22,995,804    shares
                                      (See  "Description  of  Capital  Stock
                                      -- Common Stock")
Amended Series A
 Preferred Stock
 ---------------

Amended Series A Preferred Stock
Outstanding...................1,183,115 shares

Dividends.....................Dividends are cumulative from May 20, 1997
                              (the   "Issue  Date")  at  the  annual
                              rate     of    $8.075    per    share.
                              Dividends  are payable on each  May  1
                              and  November  1,  when,  as  and   if
                              declared  by  the Board of  Directors.
                              Dividends  are  payable in  additional
                              shares    of    Amended    Series    A
                              Preferred  Stock  (valued  at   $85.00
                              per   share)   through   November   1,
                              2000,  and thereafter in cash  or,  at
                              the   election  of  the  Company,   in
                              shares    of    Amended    Series    A
                              Preferred  Stock  (valued  at   $85.00
                              per   share).   See  "Description   of
                              Capital  Stock  -- Preferred  Stock  -
                              -  Amended  Series A  Preferred  Stock
                              -- Dividend Rights."

Liquidation Preference....... $85.00  per  share,  plus  accrued
                              and     unpaid     dividends.      See
                              "Description  of  Capital   Stock   --
                              Preferred  Stock   --  Amended  Series
                              A   Preferred   Stock  --  Liquidation
                              Rights."

Conversion Rights.............Convertible  at  any time after  May  20,
                              1998,  at  the option of  the  holder,
                              unless   previously   redeemed,   into
                              shares   of   Common   Stock   at    a
                              conversion  price of $7.50  per  share
                              of     Common    Stock.    (This    is
                              equivalent  to  a conversion  rate  of
                              11  whole  shares of Common Stock  per
                              share  of  Amended Series A  Preferred
                              Stock.)  Conversion price  is  subject
                              to   adjustment  upon  the  occurrence
                              of  certain  events. See  "Description
                              of  Capital  Stock -- Preferred  Stock
                              ---   Amended   Series   A   Preferred
                              Stock -- Conversion Rights."

Mandatory Conversion Right....The   Company  may,   at   its
                              election,  require the  conversion  of
                              all   the   outstanding   shares    of
                              Amended  Series A Preferred  Stock  at
                              any   time  after  November  20,  1997
                              that   the  Common  Stock  has  traded
                              for  20  trading days  during  any  30
                              consecutive   trading   days   at    a
                              Market   Price   (as  defined   below)
                              equal  to  or  greater  than  150%  of
                              the   prevailing   conversion   price.
                              See  "Description of Capital  Stock  -
                              -    Preferred   Stock    --   Amended
                              Series    A    Preferred   Stock    --
                              Mandatory Conversion Rights."

Special Conversion Rights.....The  conversion  price  of  the
                              Amended   Series  A  Preferred   Stock
                              will   be   reduced  for   a   limited
                              period  in  certain circumstances.  In
                              general,  the  reduction  will   occur
                              if  a  Change  of Control (as  defined
                              below)  or  a Fundamental  Change  (as
                              defined  below)  occurs  at   a   time
                              when  the  Market Value of the  Common
                              Stock  is  below  the then  prevailing
                              conversion   price.    No   adjustment
                              will    occur   upon   a   Fundamental
                              Change   if   a   majority   of    the
                              consideration    received    by    the
                              holders   of  Common  Stock   consists
                              solely   of   Marketable   Stock   (as
                              defined   below)  and  under   certain
                              other       circumstances.         See
                              "Description  of  Capital   Stock   --
                              Preferred  Stock -- Amended  Series  A
                              Preferred     Stock     --     Special
                              Conversion Rights."

Optional Redemption...........Redeemable,  in whole or  in  part,  at the  option  of  the  Company,  on  or
                              after  May  1,  2002, initially  at  a
                              redemption   price   of   $90.00   per
                              share   and,  thereafter,  at   prices
                              declining  to  $85.00  per  share   on
                              and   after  May  1,  2006,  plus  all
                              accrued   and  unpaid  dividends,   if
                              any,  to  the  redemption  date.   See
                              "Description  of  Capital   Stock   --
                              Preferred  Stock -- Amended  Series  A
                              Preferred     Stock    --     Optional
                              Redemption."

Mandatory Redemption..........Mandatorily  Redeemable,   in   whole,
                              on   May  1,  2007,  at  a  redemption
                              price   of  $85.00  per  share,   plus
                              accrued  and unpaid dividends  to  the
                              redemption  date,  payable   in   cash
                              or,  at  the election of the  Company,
                              in  Common  Stock.   See  "Description
                              of  Capital  Stock -- Preferred  Stock
                              --  Amended  Series A Preferred  Stock
                              -- Mandatory Redemption."

Voting Rights.................In addition to any special voting rights
                              granted   by   law,  each   share   of
                              Amended   Series  A  Preferred   Stock
                              entitles  the holder thereof  to  cast
                              the   same  number  of  votes  as  the
                              shares    of    Common   Stock    then
                              issuable  upon conversion  thereof  on
                              any  matter  subject to  the  vote  of
                              the   Common  Stockholders  (currently
                              11  votes  per  share),  and  (i)  the
                              holders   of  the  Amended  Series   A
                              Preferred  Stock will be  entitled  to
                              vote  as  a  separate class  to  elect
                              two  directors  if the  equivalent  of
                              three  semi-annual  dividends  payable
                              on  the  Amended  Series  A  Preferred
                              Stock  (whether  consecutive  or  not)
                              are  in  arrears,  which  rights  will
                              continue     until    the     dividend
                              arrearage  has  been  paid  in   full,
                              and   (ii)   the   approval   of   the
                              holders  of  two-thirds  of  the  then
                              outstanding    Amended    Series     A
                              Preferred   Stock  will  be   required
                              for  the  issuance  of  any  class  or
                              series  of  stock  ranking  prior   to
                              the   Amended   Series   A   Preferred
                              Stock     as    to    dividends     or
                              liquidation  rights  and  for  certain
                              amendments  to  the Company's  Amended
                              and     Restated    Certificate     of
                              Incorporation  that  adversely  affect
                              the   rights   of   holders   of   the
                              Amended  Series  A  Preferred   Stock.
                              See  "Description of Capital  Stock  -
                              -  Preferred  Stock -- Amended  Series
                              A    Preferred   Stock    --    Voting
                              Rights."

Priority of Amended Series A
     Preferred Stock..........The   Amended   Series   A   Preferred
                              Stock  has  priority over  the  Common
                              Stock  with  respect  to  the  payment
                              of  dividends  and  upon  liquidation,
                              dissolution  or  winding  up  of   the
                              Company.

AMEX symbols - Common Stock
and Amended Series A Preferred
Stock.........................XCL; It is anticipated that the Amended Series A
                              Preferred  Stock  will  be  listed  on
                              the  AMEX  and  will trade  separately
                              immediately  after  the  date   hereof
                              under the symbol [o].

      For additional information regarding the Common Stock and Amended Series A Preferred Stock, see "Description of Capital Stock -- Common Stock" and "-- Preferred Stock -- Amended Series A Preferred Stock."

                                Risk Factors
                                ------------

      See  "Risk  Factors" for a discussion of certain factors  that
should   be   considered  in  evaluating  an   investment   in   the
Securities.

              Summary Historical Financial Information
              ----------------------------------------

        The following table represents summary historical consolidated financial data of the Company. The balance sheet data as of December 31, 1997, has been derived from the audited consolidated financial statements of the Company. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Consolidated Financial Data," the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                       Year Ended December 31
                                         ---------------------------------------------------------------
                                            1993(a)     1994(b)       1995(c)      1996(e)       1997(g)
                                            -------     -------       -------      -------       -------
                                          (In thousands, except per share data)
Statement of Operations Data:
  Revenues                              $    8,499     $   4,336     $   2,480     $  1,136     $     236
  Operating expenses                         2,449         1,341           985          342           210
  General and administrative expenses        3,840         4,553         4,551        3,487         4,910
  Depreciation, depletion and
     amortization                            5,788         3,292         2,266          579           126
  Operating loss                           (12,518)      (33,875)      (85,673)      (9,793)       (8,058)
  Net interest expense                       1,329         1,831         2,998        2,415         8,450
  Interest income                              141           508           133            8         2,212
  Net loss                                 (15,197)      (36,622)      (87,837)     (12,074)      (13,994)
  Net loss attributable to common
    stock                                  (19,978)      (41,529)      (92,658)     (17,430)      (27,722)
  Net loss per common share
      Basic                                  (2.52)        (3.14)        (5.77)       (0.98)        (1.36)
      Diluted                                (2.52)        (3.14)        (5.77)       (0.98)        (1.36)
  Weighted average common
     shares outstanding - basic              7,933        13,220        16,047       17,705        20,451
  Weighted average common
     shares outstanding - diluted            7,933        13,220        16,047       17,705        20,451
Deficiency of earnings to combined
     fixed charges and preferred
     stock dividends                          (i)           (i)           (i)           (i)         (i)

Balance Sheet Data (at end of
  period):
  Total working capital (deficit)        $ (15,562)    $  (1,563)    $ (24,239)   $ (46,705)   $   22,399
  Total assets                             157,377       149,803        72,336       60,864       119,089
  Long-term debt, net of current
    maturities                              53,965 (d)    41,607(d)     15,644           -- (f)    61,310 (h)
  Stockholders' equity                      84,609        95,200        16,900       11,041        40,825

____________
(a) Includes provision for impairment of domestic oil and gas properties of $8 million.

(b) Includes provision for impairment of domestic oil and gas properties of $25.9 million and provision for write-down of other assets of $2.2 million and an extraordinary loss of $1.7 million.

(c) Includes provision for impairment of domestic oil and gas properties of $75.3 million and provision for write-down of other assets of $4.5 million.

(d)      Includes  non-recourse  debt of an aggregate  $0.7  million
     and   $3.7   million  as  of  December  31,  1994   and   1993,
     respectively, included in the Lutcher Moore Debt.

(e) Includes provision for impairment of domestic oil and gas properties of $3.85 million; provision for write-down of investment of $2.4 million; and loss on sale of investments of $0.7 million.

(f) All of the Company's debt ($38.02 million) was classified as currently due at December 31, 1996.

(g) Includes extraordinary loss for early extinguishment of debt of $551,000.

(h) Long term debt is net of unamortized discount of $13,690 associated with the value allocated to the stock purchase warrants issued with the Senior Secured Notes.

(i)      The  earnings  were  inadequate  to  cover  combined  fixed charges and Preferred Stock dividends. The dollar amount of the coverage deficiency was $21.3 million in 1993; $43.3 million in 1994; $95.7 million in 1995; $19.8 million in 1996; and $36.1 million in 1997.


                                RISK FACTORS

      In addition to the other information in this Prospectus, the following factors should be carefully evaluated before buying any Securities covered by this Prospectus. See also the discussion on page [3] entitled "Disclosure Regarding Forward-Looking Statements."

High Degree of Leverage
-----------------------

       The   Company   is   currently  highly   leveraged.    Future
operations   will  be  significantly  affected  by  its   level   of
indebtedness.  Much  of  its  cash  flow  from  operations  will  be dedicated to interest payments. Large amounts of money will be required to continue its operations in China. Covenants in the Indenture governing the Notes (the "Indenture") require the Company to meet certain financial tests and limit the Company's ability to dispose of assets or to borrow additional funds. These covenants may affect the Company's business flexibility, and could possibly limit acquisition activity.

      The Company's ability to meet its debt service obligations and to reduce its indebtedness will depend upon its future performance. This, in turn, will depend upon successful completion of the activities called for in the ODP, the Company's access to additional capital, general economic conditions, as well as on financial, business, and other factors, many of which are beyond the Company's control.

Restrictions Imposed by Terms of the Company's Indebtedness
-----------------------------------------------------------

      The Indenture restricts, among other things, the Company's ability to incur additional debt, incur liens, pay dividends, or make certain other restricted payments. It also limits the Company's ability to consummate certain asset sales, enter into certain transactions with affiliates, enter into mergers or consolidations, or dispose of substantially all the Company's assets. The Company's ability to comply with such covenants may be affected by events beyond its control. The breach of any of these covenants could result in a default. A default could allow holders of the Notes to declare all amounts outstanding and accrued interest immediately due and payable. Absent such payment, the holders could proceed against any collateral granted to them to secure such indebtedness, which includes all of the stock of the Company's principal operating subsidiary, XCL-China Ltd. ("XCL-China"), which has guaranteed such indebtedness. A foreclosure on the stock of XCL-China could trigger Apache's right of first refusal under the Participation Agreement to purchase  such  stock  or  its  option  to  purchase  the  Company's interest in the Contract. There can be no assurance that the assets of the Company and XCL-China (a "Subsidiary Guarantor"), or any other Subsidiary Guarantors would be sufficient to fully repay the Notes and the Company's other indebtedness. See "Description of Existing Debt."

Oil and Gas Properties; Capital Expenditures
--------------------------------------------

      The Company's total reserves, as of December 31, 1997, were all classified as proved and unevaluated, on a BOE basis. Recovery of such reserves will require both significant capital expenditures and successful drilling, completion and production operations. The Company will also have additional capital expenditures for exploration activity on the Block.

      The Company plans to generate the additional cash needed through the sale or financing of its domestic assets held for sale and the completion of additional equity, debt or joint venture transactions. There is no assurance, however, that the
Company will be able to sell or finance its assets held for sale or to complete other transactions in the future on commercially reasonable terms, if at all, or that it will be able to meet its future contractual obligations. If production from the oil and gas properties commences in late 1998 or the first half of 1999, as anticipated, the Company's proportionate share of the related cash flow will be available to help satisfy cash requirements. However, there is likewise no assurance that such development will be successful and production will commence, and that such cash flow will be available. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources and Management's Plans" and "Use of Proceeds." The Company's failure to meet certain financial obligations under the Joint Operating Agreement between the
Company and Apache (in addition to certain other actions) may trigger Apache's option to purchase the Company's interest in the Contract. See "Business -- Apache Farmout."

Reliance on Estimates of Proved Reserves and Future Net Revenue
---------------------------------------------------------------

       The  reserve  data  included  in  this  Prospectus  are  only estimates and may not prove to be correct. In addition, estimates of future net revenue from proved reserves are also estimates that may not prove to be correct. In particular, estimates of crude oil and natural gas reserves, future net revenue from proved reserves and the PV-10 thereof for the crude oil and natural gas properties described in this Prospectus are based on the assumption that the Block is developed in accordance with the ODP, modified to accelerate production and reduce costs, and that future crude oil prices for production from the Block remain at least at the levels assumed for December 31, 1997. These assumptions include an assumption that the Company will receive a premium for the C-D Field oil because of its potential for use as a lubricating oil base stock, the Company's 49% ownership in the CNPC lubricating oil joint venture and the Company's right under the joint venture to market both lubricating oil and lubrication oil feed stock. These assumptions may prove to be inaccurate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources and Management's Plans" and "Business -- Oil and Gas Reserves."

Foreign Operations
------------------

      The Company's future operations and earnings will depend upon the results of the Company's operations in China. If these operations are not successful, the Company's financial position, results of operations and cash flows will suffer greatly.

      The success of the Company's operations is subject to many matters beyond management's control, like general and regional economic conditions, prices for crude oil and natural gas, competition, and changes in regulation. Also, since the Company is dependent on international operations, specifically those in China, it will be subject to various additional political, economic and other uncertainties. The Company's operations will be subject to the risks of restrictions on transfer of funds; export duties, quotas and embargoes; domestic and international customs and tariffs; and changing taxation policies, foreign exchange restrictions, political conditions, and governmental regulations.

      The United States government has publicly criticized China from time to time with respect to various matters. The Company cannot predict whether political developments like these will adversely affect the Company's Chinese operations. The Company believes that neither the Chinese nor the U.S. government wants to impair U.S.-Chinese commercial relations. The Company has excellent relations with Chinese governmental authorities in charge of the development of China's energy resources.

      In recent months there have been substantial disruptions in several Asian financial markets and many Asian currencies have undergone significant devaluations. These events can be expected to have negative near, and possibly long term, effects on the flow of investment capital into and out of Asian denominated assets. As of this time, China has been largely unaffected by these events. However, it is impossible to predict the ultimate outcome of these events and their possible negative effect on the Company's investments in China.

History of Losses
-----------------

      The Company has experienced recurring losses. For the years ended December 31, 1993, 1994, 1995, 1996 and 1997, the Company
recorded net losses of approximately $15.2 million, $36.6 million, $87.8 million, $12.1 million and $14 million, respectively. See "Selected Financial Data." There can be no assurance that the Company will be profitable in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the notes thereto included elsewhere in this report.

Volatility of Oil and Gas Prices; Impact on Company's Profitability
-------------------------------------------------------------------

      The Company's revenue, profitability and future rate of growth are substantially dependent upon prevailing prices for crude oil and natural gas. Crude oil and natural gas prices can be extremely volatile and in prior years have been depressed by excess total supplies. Prices are also affected by actions of the United States and foreign governments and international cartels. Further, prices are often seasonal. There can be no assurance that current levels for crude oil and natural gas prices can be sustained. Any substantial or extended decline in such prices would have a material adverse effect on the Company's financial condition and results of operations, including reduced cash flow and borrowing capacity.

Operating Hazards; Uninsured Risks
----------------------------------

       The nature of the crude oil and natural gas business involves many operating hazards such as crude oil and natural gas blowouts, explosions, encountering formations with abnormal pressures, cratering and crude oil spills and fires, and inclement weather. Any of these could result in damage to or destruction of crude oil and natural gas wells, destruction of producing facilities, damage to life or property, suspension of operations, environmental damage and possible liability to the Company. In accordance with customary industry practices, the Company maintains insurance against some, but not all, of such risks and losses. The Company does not maintain any insurance against the risks of expropriation and nationalization of its business interests in China. The occurrence of such an event not fully covered by insurance could have a material adverse effect on the financial condition and results of operations of the Company.

Competition
-----------

      The oil and gas industry is marked by strong competition from major oil companies and independent operators in acquiring properties and leases for the exploration for, and production of, crude oil and natural gas. Competition is particularly intense with respect to the acquisition of desirable undeveloped crude oil and natural gas properties. The Company anticipates such competition in connection with any expansion of its activities in China. The principal competitive factors in the acquisition of such undeveloped crude oil and natural gas properties include the staff and data necessary to identify, investigate and acquire interests in such properties, close working relationships with governmental authorities who control acquisition, exploration, production and marketing activities in China, and the financial resources necessary to acquire and develop such properties. Many of the Company's competitors have substantially greater financial resources, staff and facilities.

      The  principal raw materials and resources necessary  for  the exploration and production of crude oil and natural gas are interests in prospective properties, drilling rigs and related equipment to explore for such reserves and knowledgeable personnel to conduct all phases of crude oil and natural gas operations. The Company must compete for such raw materials and resources with both major integrated energy companies and independent operators. Although the Company believes that its
current   operating  and  financial  resources   are   adequate   to
preclude any significant disruption of its operations in the immediate future, the continued availability of such materials and resources to the Company cannot be assured.

Depletion of Reserves
---------------------

      The rate of production from crude oil and natural gas properties declines as reserves are depleted. Except to the extent the Company acquires additional properties containing proved reserves, conducts successful exploration and development activities or, through engineering studies, identifies additional behind-pipe zones or secondary recovery reserves, the proved reserves of the Company will decline as reserves are produced. Future crude oil and natural gas production is therefore highly dependent upon the Company's level of success in acquiring or finding additional reserves. See Appendix A attached hereto.

Government Regulation
---------------------

      The Company's business is subject to certain Chinese and United States federal, state, and local laws and regulations relating to the exploration for and development, production and marketing of crude oil and natural gas, as well as environmental and safety matters. In addition, the Chinese government regulates various aspects of foreign company operations in China. Such laws and regulations have generally become more stringent in recent years in the United States, often imposing greater liability on a larger number of potentially responsible parties. It is not unreasonable to expect that the same trend will be encountered in China. Because the requirements imposed by such laws and regulations are frequently changed, the Company is unable to predict the ultimate cost of compliance. There is no assurance that laws and regulations enacted in the future will not adversely affect the Company's financial condition and results of operations.

Dependence on Key Personnel
----------------------------

      The Company depends to a large extent on Marsden W. Miller, Jr., its Chairman of the Board and Chief Executive Officer, for its management and business and financial contacts in China and its relationship with Chinese authorities. See "Management." The unavailability of Mr. Miller would have a material adverse effect on the Company's business. The Company's success is also dependent upon its ability to retain skilled technical personnel. While the Company has not to date experienced difficulties in employing or retaining such personnel, its failure to do so in the future could adversely affect its business. The Company does not maintain key man life insurance on any of its executives or other personnel.

Limitations on the Availability of the Company's Net Operating Loss
 Carryforwards
-------------------------------------------------------------------

       The   Company   has  incurred  net  operating  loss   ("NOL")
carryforwards  as  at  December 31, 1997 of $183  million.   Use  of
the NOLs by the Company are subject to limitations under Section 382 of the Internal Revenue Code of 1986 relating to ownership changes. The various stock offerings made by the Company may have triggered those limits. Also uncertainties as to the future use of the NOLs exist under the criteria set forth in Financial Accounting Standards Board ("FASB") Statement No. 109, "Accounting for Income Taxes." The Company established a valuation allowance of $81.1 million and $83.6 million for deferred tax assets at December 31, 1996 and 1997, respectively.

Lack of Public Market
---------------------

      There  is  no current public market for the Amended  Series  A
Preferred  Stock.   It  is anticipated that  the  Amended  Series  A
Preferred Stock will be listed for trading on the AMEX and will trade separately immediately after the date hereof under the symbol "[]." There can be no assurance, however, that an active, liquid market in such stock will develop.

Possible Volatility of Price of the Common Stock
------------------------------------------------

      The market price of the Common Stock and Amended Series A Preferred Stock could be subject to wide fluctuations in response to quarterly variations in the Company's results of operations, changes in earnings estimates by analysts, conditions in the oil and gas industry or general market or economic conditions.

No Cash Dividends
-----------------

      The Company has not paid any cash dividends to date on the Common Stock and there are no plans for such dividend payments on its Preferred Stock or Common Stock in the foreseeable future.
The Indenture also limits cash dividends on the Company's equity securities. So long as there are dividend defaults on the outstanding shares of Preferred Stock, under the terms of such Stock the Company is restricted from paying cash dividends on the Common Stock. See "Price Range of Common Stock," "Dividend Policy," "Description of Existing Debt" and "Description of Capital Stock -- Preferred Stock."

Possible Delisting of Common Stock
----------------------------------

      The  AMEX  has, since November 1996, continued to  review  the
Company's listing eligibility since the Company has not met certain financial requirements for continued listing. The Company intends to try to satisfy the Exchange's concerns. In the event the Common Stock is delisted from the AMEX (which would presumably also include delisting of the Amended Series A Preferred Stock), the liquidity of the Securities and the Company's ability to continue funding its activities through the sale of securities may be significantly impaired.

Certain Anti-takeover Provisions
--------------------------------

       A  Change  of  Control  or  other  Fundamental  Change  gives holders of Amended Series A Preferred Stock special conversion rights for 45 days. These rights are intended to provide those holders with limited loss protection in certain circumstances. The rights may also render more costly or otherwise discourage certain takeovers or other business combinations. See "Description of Capital Stock -- Preferred Stock -- Amended Series A Preferred Stock -- Special Conversion Rights."

       The Company's Amended and Restated Certificate of Incorporation contains provisions that the Board of Directors believes may impede or discourage a takeover of the Company without the support of the incumbent Board. See "Description of Capital Stock -- Common Stock -- Special Charter and By-Law Provisions."

Year 2000 Compliance
--------------------

      The Company has conducted a review of its computer systems to identify the systems that could be affected by the "Year 2000" issue. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year and equipment with time-sensitive embedded components. Any of the Company's programs that have time-sensitive software or equipment that has time-sensitive embedded components may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. Although no assurance can be given because of the potential wide scale manifestations of this problem  which  may  affect the Company's  business,  XCL  presently believes that the Year 2000 problem will not pose significant operational problems for its computer systems and that the Year 2000 problem will not have a material impact on its costs of operations. The Company also may be vulnerable to other companies' Year 2000 issues. The inability of the Company or any of its principal vendors or customers to become Year 2000 compliant in a timely manner could have a material adverse effect on the Company's financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Compliance."

                       FINANCIAL RESTRUCTURING

      The Company has recently taken steps to simplify its capital structure. Effective November 10, 1997, the Company recapitalized and combined the Series A and E Preferred Stock into an aggregate of 790,163 shares of Amended Series A Preferred Stock (including accrued and unpaid dividends paid in kind). There are currently 1,183,115 shares of Amended Series A Preferred Stock issued and outstanding with an aggregate liquidation preference of approximately $101 million. Effective January 16, 1998, the Series F Preferred Stock was mandatorily converted into an aggregate of 633,893 shares of Common Stock. On March 3, 1998, the Company settled litigation instituted by the holder of its Series B, Cumulative Preferred Stock (the "Series B Preferred Stock"). The holder revoked and withdrew its redemption notice and  sold  its  shares of Series B Preferred Stock and  accompanying warrants. The purchasers exchanged the stock and warrants for 44,465 shares of Amended Series B, Cumulative Convertible Preferred Stock ("Amended Series B Preferred Stock") and warrants to purchase 250,000 shares of Common Stock, subject to adjustment, and received 2,620 shares of Amended Series B Preferred Stock in payment of all accrued and unpaid dividends on the Series B Preferred Stock. See "Business -- Litigation." For a description of the material terms of the Amended Series A Preferred Stock and the Amended Series B Preferred Stock, see "Description of Capital Stock -- Preferred Stock -- Amended Series A Preferred Stock" and "--Amended Series B Preferred Stock."

                             USE OF PROCEEDS

      Each  Selling  Security Holder will receive  all  of  the  net proceeds from the sale of the Securities owned by such Selling Security Holder. The Company will not receive any proceeds from the sale of any Securities, although the Company will receive the proceeds from any exercise of the Warrants. However, there can be no assurance that the Warrants will be exercised. Assuming all of the Warrants are exercised, the net proceeds to the Company would be approximately $64 million. The proceeds from such Warrant exercises, if any, will be used by the Company to fund its China projects and for general working capital purposes.

                             CAPITALIZATION

       The following table sets forth the total consolidated capitalization of the Company at December 31, 1997. This table should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto and the other financial information included elsewhere in this Prospectus.

                                 (in thousands)
      Lutcher Moore Group limited recourse debt      $      2,524
      Total debt, including current maturities:
          13.50% Senior Secured Notes due
            May 1, 2004, net of unamortized discount       61,310
                                                        ---------
                     Total debt                      $     63,834
                                                        ---------
      Shareholders' equity:
           Preferred stock
                Amended Series A Preferred Stock            1,129
                Series B Preferred Stock                       45
                Series F Preferred Stock                       22
           Common Stock(1)                                    217
           Treasury stock (69,471 shares)                      (1)
           Unearned compensation                          (12,021)
           Additional paid-in capital                     298,588
           Accumulated deficit                           (247,154)
                                                        ---------
           Total shareholders' equity                 $    40,825
                                                        ---------
           Total capitalization                       $   104,659
                                                        =========
_______________________
(1)      Excludes  shares of Common Stock issuable  upon  conversion
  of   Preferred  Stock  or  exercise  of  outstanding  options  and warrants  at  December  31,  1997.  See  "Description  of  Capital
  Stock."

                        PRICE RANGE OF COMMON STOCK

      The Common Stock trades on the AMEX under the symbol "XCL" and on the London Stock Exchange. The following table shows the range of the quarterly high and low sales prices on the AMEX to date during 1998 and for each quarter during 1997 and 1996. On December 17, 1997 the Company effected a one-for-fifteen reverse stock split of its Common Stock (the "Reverse Stock Split"). The high and low prices for the periods shown have been adjusted to reflect that Reverse Stock Split.

1998                              High                    Low
----                              ----                    ---
    First  Quarter              $   6.50               $  3.50
    Second Quarter
     (through April 30, 1998)       4.94                  3.89

1997
----
    First  Quarter              $   5.63               $  2.81
    Second Quarter                  4.69                  2.81
    Third  Quarter                  6.56                  2.81
    Fourth Quarter                 13.13                  3.88

1996
----
    First  Quarter           $      6.60               $  2.85
    Second Quarter                  7.50                  2.85
    Third Quarter                   5.70                  1.95
    Fourth Quarter                  3.75                  1.95

                On  April  30,  1998,  the  closing  price  for  the
Common Stock on the AMEX was $4.00. As of April 30, 1998, the Company had approximately 3,600 shareholders of record with respect to its Common Stock.

                           DIVIDEND POLICY

      XCL  has  not paid any cash dividends on the Common  Stock  to date and has no plans for Common Stock cash dividend payments in the foreseeable future. The payment of future dividends will depend on the Company's future earnings and financial condition. The Company is restricted from paying cash dividends on its equity securities under the terms of the Indenture. In addition, so long as there are any dividend defaults on the outstanding shares of Preferred Stock, under the terms of such Stock the Company is restricted from paying cash dividends on the Common Stock. See "Risk Factors -- No Cash Dividends," "Description of the Existing Debt" and "Description of Capital Stock -- Preferred Stock" herein.

                   SELECTED CONSOLIDATED FINANCIAL DATA

       The following table sets forth selected consolidated financial data of the Company for and at the end of each of the five years ended December 31, 1997 derived from the audited financial statements of the Company included elsewhere in this Prospectus (except for 1994 and 1993 which are not included herein) and, in the opinion of Management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of that information. The following table should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto included elsewhere herein.

                                                                Year Ended December 31
                                              ------------------------------------------------------------
                                              1993(a)       1994(b)     1995(c)       1996(e)      1997(g)
                                              -------       -------     -------       -------      -------
                                                          (In thousands, except per share data)
Statement of Operations Data:
  Revenues                                 $    8,499     $   4,336     $   2,480     $  1,136     $     236
  Operating expenses                            2,449         1,341           985          342           210
  General and administrative expenses           3,840         4,553         4,551        3,487         4,910
  Depreciation, depletion and
     amortization                               5,788         3,292         2,266          579           126
  Operating loss                              (12,518)      (33,875)      (85,673)      (9,793)       (8,058)
  Net interest expense                          1,329         1,831         2,998        2,415         8,450
  Interest income                                 141           508           133            8         2,212
  Net loss                                    (15,197)      (36,622)      (87,837)     (12,074)      (13,994)
  Net loss attributable to common
    stock                                     (19,978)      (41,529)      (92,658)     (17,430)      (27,722)
  Net loss per common share
      Basic                                     (2.52)        (3.14)        (5.77)       (0.98)        (1.36)
      Diluted                                   (2.52)        (3.14)        (5.77)       (0.98)        (1.36)
  Weighted average common
     shares outstanding - basic                 7,933        13,220        16,047       17,705        20,451
  Weighted average common
     shares outstanding - diluted               7,933        13,220        16,047       17,705        20,451
  Deficiency of earnings to combined
     fixed charges and Preferred
     Stock dividends                             (i)           (i)           (i)          (i)           (i)

Balance Sheet Data (at end of
  period):
  Total working capital (deficit)          $  (15,562)    $  (1,563)    $ (24,239)   $ (46,705)   $   22,399
  Total assets                                157,377       149,803        72,336       60,864       119,089
  Long-term debt, net of current
    maturities                                 53,965 (d)    41,607(d)     15,644           -- (f)    61,310 (h)
  Stockholders' equity                         84,609        95,200        16,900       11,041        40,825

_______________________
(a) Includes provision for impairment of domestic oil and gas properties of $8 million.

(b) Includes provision for impairment of domestic oil and gas properties of $25.9 million and provision for write-down of other assets of $2.2 million and an extraordinary loss of $1.7 million.

(c) Includes provision for impairment of domestic oil and gas properties of $75.3 million and provision for write-down of other assets of $4.5 million.

(d)      Includes  non-recourse  debt of an aggregate  $0.7  million
     and   $3.7   million  as  of  December  31,  1994   and   1993,
     respectively, included in the Lutcher Moore Debt.

(e) Includes provision for impairment of domestic oil and gas properties of $3.85 million; provision for write-down of investment of $2.4 million; and loss on sale of investments of $0.7 million.

(f) All of the Company's debt ($38.02 million) was classified as currently due at December 31, 1996.

(g) Includes extraordinary loss for early extinguishment of debt of $551,000.

(h) Long term debt is net of unamortized discount of $13,690 associated with the value allocated to the stock purchase warrants issued with the Senior Secured Notes.

(i)      The  earnings  were  inadequate  to  cover  combined  fixed charges and Preferred Stock dividends. The dollar amount of the coverage deficiency was $21.3 million in 1993; $43.3 million in 1994; $95.7 million in 1995; $19.8 million in 1996; and $36.1 million in 1997.

                  SUMMARY OF OIL AND GAS RESERVE DATA

      Based on the wells drilled to date, Gruy has projected gross proved undeveloped reserves for the segments of the C-D Field drilled to date of 46.26 million barrels of recoverable oil. CNODC has exercised its option to pay 51% of all development costs and receive 51% of oil production. Consequently, the Company's net interest in such proved undeveloped reserves is estimated to be approximately 11.76 million barrels of oil with a
PV-10 of $62.5 million as of January 1, 1998. The Company believes that the C-D Field and the remainder of the Block hold the potential for additional significant increases in oil reserves. See "Risk Factors -- Reliance on Estimates of Proved Reserves and Future Net Revenue" and the Gruy Report which is attached hereto as Appendix A.

Production, Sales and Cost Data
-------------------------------

      The following table sets forth certain information regarding the production volumes, revenues, average prices received and average production costs associated with the Company's sale of oil and gas from properties held for sale for the periods indicated.

                                        Year Ended December 31,
                                        -----------------------
                                        1997     1996     1995
                                        ----     ----     ----
Net Production: (a)
   Gas (MMcf).....................       72       467      1,474
   Oil (MBbl).....................        4         9         19
   Gas equivalent (MMcfe).........       95       522      1,588

Oil and gas sales ($ in 000's)(b)
   Gas............................   $   166   $   955   $ 1,953
   Oil and other..................        70       181       527
                                       -----    ------    ------
       Total oil and gas sales....   $   236   $ 1,136   $ 2,480
                                       =====    ======    ======

Average sales price:
   Gas ($ per Mcf)................      2.28      1.84      1.33
   Oil ($ per Bbl)................     18.34     19.80     19.58
   Gas equivalent ($ per Mcfe)....      2.47      2.18      1.56

Oil and gas costs ($ per Mcfe):
   Production expenses and taxes..      2.41      0.74      0.71
Depreciation, depletion and amortization
    of oil and gas properties......     0.81      0.96      1.23
     ________________
     (a)     Excludes gas consumed in operations.
     (b) Includes plant products recovered from treating and processing operations.

      The following table shows the 1997 production of oil and natural gas liquids and natural gas by major fields. All of the Company's net production was attributable to the Cox Field and the Frenier Field (on the Lutcher Moore Tract).

                               1997 Net Production
                             -----------------------
                               (MBbls)       (MMcf)
                             ----------    ----------
Field                        Oil     %     Gas     %
-----                        ---    ---    ---    ---
Cox Field.............       --     --     72     100
Frenier Field.........        4     100     --     --

Oil and Gas Acreage
-------------------

      The oil and gas acreage in which the Company has leasehold or other contractual interest at December 31, 1997, and which are not classified as assets held for sale are summarized in the following table. "Gross" acres are the total number of acres subject to the Contract. "Net" acres are gross acres multiplied by the Company's fractional share of the costs of production before CNODC's reversionary interest.

                                                Undeveloped
                                               -------------
                                               Gross     Net
                                               -----     ----
      The People's Republic of China......    48,677    24,338

Drilling Activity
-----------------

      The following tables set forth wells drilled by the Company in the periods indicated.

                                    Year Ended December 31,
                      ------------------------------------------------
                           1997             1996               1995
                      -------------     -------------     ------------
United States         Gross     Net     Gross     Net     Gross    Net
-------------         -----     ---     -----     ---     -----    ---
Exploratory:
    Productive......    --      --        --      --        --      --
    Nonproductive...    --      --        --      --        --      --
                       ----    ----      ----    ----      ----    ----
         Total......    --      --        --      --        --      --

Development:
   Productive.......    --      --        --      --         1      .2
   Nonproductive....    --      --        --      --        --      --
                       ----    ----      ----    ----      ----    ----
        Total.......    --      --        --      --         1      .2

                                      Year Ended December 31,
                        ------------------------------------------------
                             1997            1996             1995 (a)
                        --------------   ------------      -------------
The People's Republic
  of China              Gross     Net    Gross    Net      Gross     Net
  ------------------    -----     ---    -----    ---      -----     ---
Exploratory:
    Productive......       2      1.0       1     0.5         2      1.0
    Nonproductive...       1      0.5       --     --         1      0.5
                         ----    ----     ----   ----       ----    ----
         Total......       3      1.5       1     0.5         3      1.5

Development:
   Productive.......       --      --       --     --        --       --
   Nonproductive....       --      --       --     --        --       --
                          ----    ----     ----   ----      ----     ----
        Total.......       --      --       --     --        --       --
____________
(a)    Pursuant  to  the  Second Participation Agreement  dated  May
   10, 1995, between XCL and Apache, Apache's interest in the Zhao Dong Block was increased from 33% to 50% of the Foreign Contractor's interest.

Producing Well Data
-------------------

       At December 31, 1997, the Company had interests in 4 producing gas wells (3.45 net) in the Cox Field, which are included in assets held for sale.


     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS

       The following discussion and analysis should be read together with the Consolidated Financial Statements, the notes thereto and the supplemental data included in this Prospectus. References to Notes in this section of the Prospectus are to the notes to the audited Financial Statements. See also the discussion on page [3] entitled "Disclosure Regarding Forward-Looking Statements."

Liquidity, Capital Resources and Management's Plans
---------------------------------------------------

      Background
      ----------

      The Company's management decided in the fourth quarter of 1995 to focus on the Company's operations in China and to sell its other assets. The excellent well test results on the China properties and the Company's reserve assessments support this decision. The Company has, therefore, focused financially on (i) raising funds to meet capital requirements for Chinese operations, (ii) selling its other properties and (iii) simplifying its capital structure to make it easier to raise capital. The Company intends to continue these activities and to work with Apache and CNODC to refine the ODP to reduce expenditures and accelerate production.

      The Company has made significant capital expenditures since acquiring its interest in the Block in 1992. Despite incurring losses since 1992, the Company, because of the high quality of the Block, has been able to obtain all required funds for the exploration and development of the Block. All of its contractual obligations to CNODC and Apache have been met and the Company believes that it will continue to do so.

      The  Company's  opinion that it will be  able  to  obtain  the funds  necessary  to  pay its share of capital expenditures  to  the point where cash flow is sufficient to pay costs is based on the Company's assessment of the ultimate quantity of oil reserves which will be produced from the Block. Presently proven gross oil reserves under the Block of approximately 47 million barrels represents only 6.5% of the Company's independent engineers' estimates of approximately 725 million of ultimately recoverable gross oil reserves in all categories of proven, probable, possible and exploration. Additionally, the Company believes, based on discussions with the Chinese authorities during the last year, that it may acquire additional oil and gas exploration and development blocks in China, with proven oil reserves, which will further enhance the Company's ability to timely obtain adequate funds for its obligations in China.

      Additional funds may be available from a number of sources, including cash flow from production on the Block, the sale or recapitalization of the Lutcher Moore Tract and the other assets held for sale, project financing, increasing the amount of senior secured debt, supplier financing, additional equity, including the exercise of currently outstanding warrants to buy common stock and joint ventures with other oil companies. Based on continuing discussions with major stockholders, investment bankers, potential purchasers and other oil companies, the Company believes that such funds will be available. There is no assurance, however, that such funds will be available and, if available, that they will be available on commercially reasonable terms, or that sufficient cash flow will be available from the Block. New debt will require approval of the holders of the Company's long term debt. See "Risk Factors."

      Liquidity and Capital Resources
      -------------------------------

      The Company offered and sold $75 million of Notes and $25 million of equity on May 20, 1997. During 1997 such funds were used to pay costs of the offering, the Company's 1997 exploration and development costs and $38 million of debt. At December 31, 1997, the Company had an unrestricted operating cash balance of $22.0 million and restricted cash held in escrow for the payment of interest on the Notes of $10.3 million. The Company had net working capital of $22.4 million.

      As a result of the Company's decision to focus on China and sell its U.S. assets, the Company presently has no source of material revenues. Revenues for 1997 were $236,000 versus $1,136,000 in 1996. The Company incurred a loss for fiscal 1997 of $13,994,000 and expects to incur a loss in 1998 as well because production and related cash flow from the Block is not expected until late 1998 at the earliest.

      Management's Plan
      ------------------

      The Company's unrestricted cash will be required for working capital and exploration, development and production expenditures on the Block. CNODC has given written notice that it will participate as to its full 51% share of the C-D Field and has urged that production begin during 1998. Except for exploratory wells on which Apache has an obligation to pay for the Company's costs, the Company is required to fund 50% of all exploration expenditures and 24.5% of all development and production expenditures. The Company estimates that its share of actual development expenditures for the C-D Field for the remainder of 1998 will be approximately $8 million, which is available from current unrestricted cash reserves. The Company estimates that its share of unpaid exploration expenses for the remainder of
1998 will be approximately $13 million. The Company presently projects and plans that these funds will be available from current unrestricted cash reserves and a portion of the proceeds from the sale or refinancing of the Lutcher Moore Tract. The Company estimates that its share of development expenses for 1999 will be approximately $22 million. After expenditure of those 1998 and 1999 projected development expenses, the Company projects that proceeds from production will pay for additional expenditures. After participation in the projected exploration program for 1998, the Company presently projects and plans that 1999 development funds will be available from proceeds from a portion of the sale of Lutcher Moore, a financing of the final payment which Apache owes XCL for the 1995 purchase of an additional 8.325% interest in the C Field and proceeds from the early exercise of at least a portion of the currently outstanding warrants to purchase common stock. Furthermore, although the
Company believes that by the end of 1998 all obligatory exploration wells will have been drilled, the Company anticipates that additional exploration wells will be drilled during 1999. Funds for these exploratory wells will be obtained from the same sources. Again, there is no assurance that the sources of funds projected in this paragraph will be available. If not available, the Company plans to utilize other sources of funds, as referred to above under "Background."

      Due to the successful results of the D-3 and C-4 Wells, the 1998 work program and budget exceed the Company's initial preliminary projections earlier in 1997. This results from the necessity of drilling at least one appraisal well offsetting the C-4 exploratory well and the decision to extend the Contract into its third exploratory period because of the successful drilling of the D-3 and C-4 wells. XCL, Apache, and CNODC are working together to reduce capital costs for the Block and to determine whether the commencement of production from the C-4 Well area can be accelerated into late 1998. This work has already resulted in reductions of estimated capital costs of approximately $35 million based on a change in the conceptual design, and a determination that it is technically feasible to commence production from the C-4 well area in 1998. The Company, Apache and CNODC have now all agreed to make every effort to achieve initial production in 1998.

      Longer term liquidity is dependent upon the Company's future performance, including commencement of production in China, as well as continued access to capital markets. In addition, the Company's efforts to secure additional financing could be impaired if its common stock is delisted from the AMEX.

      Although the Company is not obligated to make any additional capital payments to such projects, the Company may also have capital requirements for its lubricating oil and coalbed methane projects. The Company believes that both businesses will be successful and grow and that the Company will make additional investments in the businesses.

Other General Considerations
----------------------------

      Pursuant to the Company's December 17, 1997 shareholders' meeting, whereby several compensation plans were approved, the Company recorded unearned compensation of approximately $12.8 million. This amount will be amortized ratably over future periods of up to five years and is recorded as a non-cash expense in the Statement of Operations. Because certain of these awards are based on market capitalization there may be additional amounts which may become payable. Approximately $0.9 million of compensation expense was recorded in connection with these awards during 1997.

      The Company believes that inflation has had no material impact on its sales, revenues or income during the reporting periods. In light of increased oil and gas exploration activity worldwide, and in the Bohai Bay in particular, increased rates for equipment and services, and limited rig availability may have an impact in the future.

      The  Company  is  subject  to existing  domestic  and  Chinese federal, state and local laws and regulations governing environmental quality and pollution control. Although management believes that such operations are in general compliance with applicable environmental regulations, risks of substantial costs and liabilities are inherent in oil and gas operations, and there can be no assurance that significant costs and liabilities will not be incurred.

New Accounting Pronouncements
-----------------------------

      In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for the Company's year ending December 31, 1998. SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. The Company will be analyzing SFAS No. 130 during 1998 to determine what, if any, additional disclosures will be required.

      In June 1997, the FASB Issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for the Company's year ended December 31, 1998. This statement establishes standards for reporting of information about operating segments. The Company will be analyzing SFAS No. 131 during 1998 to determine what, if any, additional disclosures will be required.

Results of Operations
---------------------

1997 compared to 1996
---------------------

       The Company incurred a loss of $14 million in 1997, as compared with a loss of $12 million in 1996. Included in the loss for 1997 is a charge of $0.9 million for non-cash compensation charges, related to stock and appreciation options, which are classified in general and administrative expenses. In addition, 1997 includes a $2.8 million provision for estimated settlements in connection with various disputes and litigation matters. Such amount is reflected in Other in the Statement of Operations. In addition, $0.6 million of non-cash charges relate to early extinguishment of debt.

      Interest expense, net of amounts capitalized, increased $6.0 million in 1997 primarily as a result of increased borrowings and higher interest rates on the new debt. In addition, interest expense includes amortization of $1.3 million relating to the value assigned to warrants issued with the $75 million debt offering completed in May 1997.

      The net loss for 1996 includes a $3.85 million noncash charge for the provision of impairment of domestic oil and gas properties classified as held for sale. The loss in 1996 also reflects the effect of a $2.4 million write-down and $0.7 million loss on sale of the Company's investments.

      Oil and gas revenues from properties held for sale for the year ended December 31, 1997 were $236,000, compared to approximately $1.1 million during 1996. Revenues will continue to decline as the Company completes its announced program of selling substantially all of its U.S. producing properties. Interest income increased $2.2 million during the year ended December 31, 1997, compared with 1996. The primary reason for this increase was the interest earned on the $75 million held in escrow from the Note Offering.

       As the Company continues to focus its resources on exploration and development of the Block, future oil and gas revenues will initially be directly related to the degree of drilling success experienced. The Company does not anticipate significant increases in its oil and gas production in the short-term and expects to incur operating losses until such time as net revenues from the China projects are realized.

      General and administrative expenses increased $1.4 million during 1997 as compared with 1996, as reflected in the following table.

                                        1997               1996
                                        ----               ----
                                              (thousands)
Payroll, benefits and travel          $  1,554         $  1,683
Non-cash compensation cost                 853               --
Legal and professional                   1,284              510
Public company and corporate expenses      574              539
Lafayette office expense                   304              374
Corporate insurance                        341              381
                                        ------           ------
                                      $  4,910         $  3,487
                                        ======           ======

      The increase in legal and professional fees of $774,000 were principally related to fees of $214,000 on one lawsuit, an increase of $287,000 for outside consulting and the remainder of the increase for general and corporate legal and accounting services.

  1996 compared to 1995
  ---------------------

      The Company reported a net loss for fiscal 1996 of $12.1 million before preferred dividends of $5.4 million, or a total of $0.07 per share, compared to a net loss for fiscal 1995 of $87.8 million before preferred dividends of $4.8 million, or $0.38 per share. The net loss for 1996 includes a $3.85 million noncash charge for impairment of domestic oil and gas properties, classified as assets held for sale. The loss in 1996 also reflects a $2.4 million write-down and $0.7 million loss on the sale of the Company's investments.

      The net loss for 1995 includes a $75.3 million noncash charge for the provision of impairment of domestic oil and gas properties. The carrying amounts of the Company's properties in Texas were written down by $16.5 million during 1995, in order to comply with the ceiling limitation prescribed by the Commission. This was principally due to downward revisions in estimated reserves in the second quarter and reduced present values of reserves attributable to delays in development drilling scheduled in the third quarter. During the fourth quarter, to reflect the expected results of its announced program to divest itself of its U.S. oil and gas properties, the Company recorded an additional $58.8 million noncash write-down, reducing the recorded value of its domestic oil and gas properties to their estimated fair market value. The loss in 1995 also reflects the effects of a $4.5 million write-down of the Company's other assets and investments.

      Earnings per common share are based on the weighted average number of shares of common and common equivalent shares outstanding:  265,573,020  for 1996,  compared  to  240,707,015  for
1995.   The  increase  for 1996 primarily related  to  the  sale  of approximately 3.8 million shares of Common Stock in Regulation S unit offerings in March and April 1996, approximately 2.8 million units in a private placement concluded in September 1996, approximately 1.5 million shares of Common Stock issued as consideration for a consulting agreement, approximately 5.5 million shares of Common Stock issued in respect of warrants exercised in November and December 1996 and approximately 12.8 million shares of Common Stock issued in payment of interest on the Subordinated Debt, all as set forth in the Consolidated Statements of Shareholders' Equity. See Notes 6 and 7.

      Oil and gas revenues from properties held for sale in 1996 were $1.1 million as compared to $2.5 million in 1995, primarily due to continued reduction in volume sold. The Company does not anticipate material revenues until late 1998 at the earliest when production in China may commence.

       General and administrative expenses for 1996 were $3.5 million as compared to $4.6 million in 1995. General and administrative costs are expected to remain relatively unchanged during the upcoming year. Operating costs are expected to decline due to the further disposition of domestic oil and gas properties.

      Interest expense decreased in 1996, due primarily to the Company's principal payments on its institutional debt in the first quarter of 1996.

Subsequent Events
-----------------

      Effective January 16, 1998, the Series F Preferred Stock was mandatorily converted into an aggregate of 633,893 shares of Common Stock. Due to the Series F Preferred Stock being redeemed and the Series A and E Preferred Stock being converted to Amended Series A Preferred Stock, the Company's Preferred Stock dividend obligations in respect of such securities have been eliminated. The effect of the recapitalization of the Series A and the Series E Preferred Stock has resulted in an increase in the Company's Preferred Stock dividend obligations of $3.7 million annually which can now be paid in kind in shares of Amended Series A Preferred Stock (valued at $85 per share). Aggregate liquidation preference increased from $63.3 million in 1996 to $103 million in 1997.

      Effective December 31, 1997, the Company entered into an interim settlement agreement with the holder of the Series B Preferred Stock whereby the Company paid such holder $1 million as a deposit in anticipation of the settlement of a lawsuit commenced by such holder for a claimed aggregate redemption price of such stock of approximately $5.0 million and accrued and unpaid dividends to the redemption date. The final settlement took place on March 3, 1998, and the lawsuit was dismissed with prejudice on March 9, 1998. Pursuant to the settlement, the holder of the Series B Preferred Stock sold the stock and warrants and the buyers exchanged the Series B Preferred Stock for Amended Series B Preferred Stock and warrants, returned the old warrants to the Company for cancellation and received payment of accrued and unpaid dividends on the Series B Preferred Stock in shares of Amended Series B Preferred Stock. The $1 million deposit was returned upon receipt of the proceeds from the sale of the Series B Preferred Stock.

Year 2000 Compliance
--------------------

      The Company has conducted a review of its computer systems to identify the systems that could be affected by the "Year 2000" issue. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year and equipment with time-sensitive embedded components. Any of the Company's programs that have time-sensitive software or equipment that has time-sensitive embedded components may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. Although no assurance can be given because of the potential wide scale manifestations of this problem which may affect the Company's business, XCL presently believes that the Year 2000 problem will not pose significant operational problems for its computer systems and that the Year 2000 problem will not have a material impact on its costs of operations.

      The Company also may be vulnerable to other companies' Year 2000 issues. The Company's current estimates of the impact of the Year 2000 problem on its operations and financial results do not include costs and time that may be incurred as a result of any vendors' or customers' failure to become Year 2000 compliant on a timely basis. The Company intends to initiate formal communications with all of its significant vendors and customers with respect to such persons' Year 2000 compliance programs and status. However, there can be no assurance that such other companies will achieve Year 2000 compliance or that any conversions by such companies to become Year 2000 compliant will be compatible with the Company's computer system. The inability of the Company or any of its principal vendors or customers to become Year 2000 compliant in a timely manner could have a material adverse effect on the Company's financial condition or results of operations.

               SIGNIFICANT EVENTS AFFECTING THE COMPANY
                         SINCE MARCH 31, 1998

       Since March 31, 1998, the following significant events affecting the Company have occurred:

      On April 7, 1998, the Board of Directors declared a dividend on the Amended Series A Preferred Stock, payable in additional shares of Amended Series A Preferred Stock valued at $85.00 per share, at the semiannual dividend rate of $4.0375 per share. Such dividend payment resulted in the issuance of an aggregate of 53,650 shares of Amended Series A Preferred Stock to holders of record on April 15, 1998.

                               BUSINESS

      The Company's principal business is the exploration for and development and production of crude oil and natural gas. Building on the success of its first such project in China, the joint venture on the Block (see "Prospectus Summary -- The Company"), the Company's strategy is to expand those operations and, selectively, to enter into additional energy-related joint ventures. The Company is confident that the undeveloped energy resources of China are extensive and that China's energy needs are growing at a high rate and will continue to expand in the foreseeable future. The Chinese government, further, has recently encouraged foreign participation in the development of its energy resources, and has demonstrated a willingness to include independent oil and gas exploration companies such as the Company in additional energy-related joint ventures. On the basis of the Company's excellent relationship with the Chinese energy-related industry representatives, it believes that it can remain competitive in that country. See "The Zhao Dong Block," below.

      To expand its energy-related activities in China, on July 17, 1995 the Company signed a contract with CNPC United Lube Oil Corporation to engage in the manufacturing, distribution, and marketing of lubricating oil in China and in southeast Asian markets. See "United/XCL Lube Oil Joint Venture," below. And on
December 14, 1995, the Company signed a Memorandum of Understanding with the China National Administration of Coal Geology ("CNACG"), pursuant to which the parties have begun cooperative exploration and development of coalbed methane in two areas of China. See "Coalbed Methane Project," below.

Corporate History; Address; Employees
-------------------------------------

      Before 1993, the Company operated primarily in the Gulf Coast area of the United States. Formerly The Exploration Company of Louisiana, Inc., XCL Ltd. was incorporated in Delaware in 1987. It is the successor to a Louisiana corporation of the same name, incorporated in 1981. The Company's principal executive offices are at 110 Rue Jean Lafitte, 2nd Floor, Lafayette, Louisiana 70508. Its telephone number is (318) 237-0325.

      As of December 31, 1997, the Company's employees totaled 23. No employees are subject to any union contracts. The Company believes it maintains good relations with its employees.

The Zhao Dong Block
-------------------

     Geology
     -------

      The Block extends from the shoreline of the Dagang oil field complex on Bohai Bay to water depths of approximately 5 meters. It encompasses approximately 197 square kilometers (roughly 50,000 gross acres). The Company believes that a portion of the Block is a seaward extension of the Dagang oil field complex which is one of China's largest. According to published statistics, Dagang has produced over 700 million barrels of oil and has an estimated ultimate recovery of more than one billion barrels.

       Tertiary formations constitute a major portion of the Block's production, its geology being in many respects similar to the U.S. Gulf Coast. Bohai Bay sediments are however non-marine and oil prone, while the U.S. Gulf Coast sediments are open-marine and gas and condensate prone. Seismic and subsurface data appear to indicate a thick, structured sedimentary section in the contract area. Proximity to producing fields and highly productive test results from the wells which have been drilled suggest excellent source rock.

     Seismic
     -------

      Seismic data were acquired in and around the Block by shallow water and transition zone seismic crews from 1986 to 1988. While the original processing of the data was fair in reflection continuity, the Company's initial evaluation involved reprocessing 721 km., resulting in dramatic improvement for both structural and stratigraphic interpretation. This reprocessing, plus 390 km. of new seismic data (outlined below), make available a current total of 1,111 km. of 2D seismic data in and around the Block.

      From 1993 through 1995 the Company acquired an additional 390 km of 2D seismic data shot by Dagang Geophysical, a Chinese firm, all of which assisted the Company in assessing the Block's potential.

       A 1997 3-D seismic program was designed to delineate development well locations in the C-D Field and to better define exploration prospects on the remainder of the Block. The program covered approximately 100 square kilometers and cost approximately $5.5 million; the Company's share was approximately $2.75 million. A similar program (at a comparable cost) will be undertaken in 1998 to cover most of the rest of the Block.

     Drilling Results
     ----------------

      Mapping of seismic events on shallow, medium, and deep reflections delineated possibly productive lead areas. Subsequent exploratory drilling resulted in three successful discoveries along the Zhao Bei fault system. Appraisal tests have structurally and stratigraphically delineated the aerial extent of both the "C" and the "D" segments of the C-D Field. Hydrocarbons have been found in the Lower Minghuazhen (Pliocene), the Guantao (Miocene), and the Shahejie (Oligocene) formations. Appraisal drilling is planned for 1998 to delineate the extent of the 1997 C-4 discovery located northeast of the C-D Field. The C-4 well is productive from the Shahejie Formation and, additionally, from Jurassic and Permian Age sediments.

      The Company's drilling programs, year by year, have been as follows:

     1994 Drilling
     -------------

           Zhao Dong C-1. The first of three Phase 1 exploratory wells, C-1 was spudded in April 1994, and drilled to a depth of 9,843 feet. Oil was tested in two Pliocene sands of the Lower Minghuazhen Formation, from perforations shot between 4,278 and 4,462 feet, and yielded a combined test rate of 2,160 BOPD with no water. Total net pay for the zones tested was 97 feet.

           Zhao Dong C-2. Spudded and drilled in October 1994, the C-2 appraisal well was drilled to a depth of 7,134 feet and confirmed the C-1 discovery. Tested from four intervals, between 4,267 and 4,481 feet, the combined rate of three of the zones was 3,640 BOPD with no water. Total net pay for the zones tested was 47 feet.

     1995 Drilling
     -------------

           Zhao Dong C-2-2. Drilled directionally in April 1995 to a measured depth of 5,625 feet (5,034 feet true vertical depth), the C-2-2 appraisal was shaled out for prospective sands in the Minghuazhen and then plugged back and sidetracked as C-2-2A.

           Zhao Dong C-2-2A. After plugging and abandoning the bottom section of the C-2-2 well, the C-2-2A sidetrack well was drilled structurally updip of the original wellbore to a measured depth of 5,084 feet (4,956 true vertical depth).
     Although Minghuazhen prospective sands were present and not shaled out, the objective sands were water wet. Accordingly, the well was plugged and abandoned.

            Zhao Dong D-1. Designed to test the Ordovician Carbonate section, the D-1 exploratory well reached a depth of 8,784 feet in June 1995. Although no hydrocarbon potential was found in the Ordovician Carbonates, oil was found in the Lower Minghuazhen, proving this shallower section to be productive upthrown to the Zhao Bei fault system. Drill-stem testing, with perforations at 4,185 to 4,205 feet, confirmed hydrocarbons with an initial rate of 1,330 BOPD. The net pay for this zone was 20 feet.

           Although the D-1 was designed primarily to test deeper Paleozoic objectives, from 3,523 to 6,268 feet it yielded another 15 sands ranging in age from Pliocene Minghuazhen to Permian with hydrocarbon shows in mudlogs and/or sidewall cores. One Permian sand tested water with a trace of 30 gravity oil; one Minghuazhen sand tested water with 2% oil.

            Located  on  the  eastern edge  of  the  C-D  structural
     complex, the D-1 was not optimally placed to explore the shallower hydrocarbon-containing sands. But the fact that it tested 1,330 BOPD from one sand, tested water with smaller amounts of oil from two other sands, and had shows in numerous additional sands, suggests proximity to the limits of a significant oil accumulation. Accordingly, the D-2 well, discussed under 1996 Drilling, below, was designed to appraise the D-1 discovery at a much higher structural position. See also the discussion, immediately below, of a parallel relationship between and among the C-3, C-2, and C-1 wells.

           Zhao  Dong  C-3.   Although scheduled to  be  drilled  to
     5,004 feet, this appraisal well, drilled in July 1995, reached a total depth of 6,773 feet. Analysis of geological information during drilling had shown that the C-3 was structurally higher than both the C-1 and C-2, and so drilling continued to test the Shahejie Formation until, at approximately 6,595 feet, the Zhao Bei fault was crossed. Eight different sands had drill-stem tests; seven were found to be productive, as compared to only three and two for the C-2 and C-1. (The C-1 and C-2 did however have oil shows in several sands found to be productive in the C-3.) Cumulative rate potential was 5,830 BOPD and 460 Mcfpd; one Shahejie sand tested oil at 1,356 BOPD until water production began. (Initial analysis indicates the water was coned due to pressure draw-down during testing.) Total net pay for the zones tested was 143 feet.

           The C-3 thus indicates that Shahejie Formation sands are oil productive with significant appraisal and exploration potential, both in the C-D Field and over much of the as yet undrilled portion of the Block. Initial seismic stratigraphic analysis indicates additional lacustrine fan systems could be present downdip.

     1996 Drilling
     -------------

            Zhao  Dong  D-2.  Spudded  in  November  1996,  the  D-2
     appraisal well was designed to test the Minghuazhen (Pliocene) and Guantao (Miocene) sands upthrown to the Zhao Bei fault system, as well as the Shahejie (Oligocene) Formation downthrown to a bifurcated fault of the same fault system. It was drilled to a measured depth of 7,501 feet (6,180 feet true vertical depth), on an upthrown fault closure approximately 1.5 km. west of and structurally higher than the D-1 discovery well.

           Five intervals (six drill-stem tests) from perforations at 3,285 to 5,445 feet (3,277 to 4,950 feet true vertical depth) tested at a combined rate of 11,571 BOPD, confirming the lateral productivity of several sands previously seen productive and, in the Guantao Formation, establishing production in several new sands. This well also demonstrated much higher initial flow rates without the need for artificial lift, one zone flowing 4,370 BOPD with 774 Mcfpd of gas, and a second zone flowing 2,471 BOPD with 168 Mcfpd of gas.

           Sands seen productive in this well appear to be present over the entire area, adding significantly to the overall potential of the C-D Field as well as the rest of the Block. Total net pay for the zones tested was 243 feet.

     1997 Drilling
     -------------

            Zhao  Dong  F-1.  Planned  as  an  exploratory  well  to
     fulfill  Phase  I  drilling commitments, the F-1  was  designed
     to   test   an  1,800+  foot  thick  section  of  the  Shahejie
     Formation on a four-way dip structural closure. This exploratory well was spudded in October 1996 and directionally drilled, from a drill pad built at the shoreline, to a measured depth of 14,501 feet (10,968 true vertical depth). Severe mechanical problems prevented the well from being fully evaluated, and two sidetrack attempts were unsuccessful. Drilling operations under a turnkey contract have been abandoned. A number of Shahejie sands were encountered, with some apparent oil shows.

           Zhao Dong D-3. The second appraisal well for the D-1 discovery, and located approximately 1 km. north of the D-1, the D-3 was spudded in June 1997 and drilled to a depth of 5,740 feet. Although no drill-stem tests were performed (since the data collected were sufficient to confirm the productive nature of the reservoirs and since the rig was needed to drill the C-4 Well), using wireline tools, oil was recovered from several sands, most of which had tested oil in the D-2 and D-1 wells, as well as from three new productive sands for the "D" segment. Total net pay for the productive zone was 89 feet. The D-3 Well thus solidified structural interpretation and confirmed productive areas.

           Zhao Dong C-4. An exploratory well designed to test Pre-Tertiary and Shahejie Formations, the C-4 was spudded in July 1997, on a separate structure approximately 2 kms. northeast of the C-1, and was drilled to a depth of 8,993 feet. Eight zones tested at a combined rate of 15,349 BOPD, 6,107 Mcfpd of gas, and 14 barrels of condensate per day. Total net pay for the zones tested was 209 feet.

            The C-4 proved the presence and productivity of multiple Oligocene Age Shahejie sands on the Block's northern portion. The C-4 also found multiple high-quality Cretaceous and Jurassic sands, not encountered in previous drilling, present and productive, indicating that such sands may be present and prospective elsewhere. Significantly, the Shahejie, Cretaceous and Jurassic sands contained higher gravity oil (28 to 38 degree API) and more gas, indicating higher reservoir energy than previously encountered. All zones tested exhibited natural flow.

Exploration Potential
---------------------

      Reconnaissance seismic surveys on the Block have led the Company's independent petroleum engineers to identify, in addition to the C-D Field and the C-4 discovery, twenty-six prospective areas with exploratory potential. Seismic data over these prospective areas have been analyzed and the potential reserves are being evaluated.

Future Drilling Plans
---------------------

      The Company, Apache, and CNODC have approved a five-well drilling program for 1998, which will include an appraisal well to appraise the C-4 discovery and four exploratory wells, at least two of which will be in the "C" and "D" segments.

The Contract
------------
       The Company acquired the rights to the exploration, development and production of the Block by executing a Production Sharing Agreement with CNODC, a Chinese state enterprise, effective May 1, 1993 (the "Contract"). The Contract includes the following terms:

      The Foreign Contractor (the Company and Apache as a group, working through a participation agreement) must pay for all exploration costs. If a commercial discovery is made and if CNODC exercises its option to participate, development and operating costs and allocable remainder oil and gas production are shared up to 51% by CNODC and the remainder by the Foreign Contractor.

       The work under the Contract is divided into three categories, Exploration, Development and Production. Exploration, Development and Production operations can occur concurrently on different areas of the Block. The Contract is not to continue beyond 30 consecutive years. All exploration work must be completed during the Exploration Period (which expires April 30, 2000). The Production Period for each oil field covered by the Contract is 15 years, starting with the date of first production for that field.

     Exploration Period
     ------------------

      Work  performed  and  expenses incurred  during  this  period, consisting of three phases totaling seven contract years and beginning as of May 1, 1993, are the exclusive responsibility of the Foreign Contractor. The Contract mandates certain minimal requirements for drilling, seismic and expenditures during each phase of the Exploration Period. The Foreign Contractor has elected to enter the third exploration phase (expiring April 30,
2000).   The  Foreign  Contractor is required to  drill  exploratory
wells  prior  to  the  expiration of the  Exploration  Period.   The
minimum work requirements for seismic and the minimum expenditures for the balance of the Contract have been met.

     Development Period
     ------------------

      The Development Period for any field discovered during the Exploration Period commences on the date the requisite Chinese governmental authority approves the development plan for an oil and/or gas field. The C-D Field is now in the Development Period.

     Production Period
    ------------------

      The Production Period for any oil and/or gas field covered by the Contract (the "Contract Area") will be 15 consecutive years (each of 12 months), commencing for each such field on the date of commencement of commercial production (as determined under the terms of the Contract). However, prior to the Production Period, and during the Development Period, oil and/or gas may be produced and sold during a long-term testing period.

     Relinquishment
     --------------

      The Company expects that no relinquishment will be required until Exploration Phase 3 has been concluded. After April 30, 2000, the portions of the Contract area, not including areas in which development and/or production activities have been undertaken, must be relinquished.

     Termination of the Contract
     ---------------------------

      The Contract may be terminated by the Foreign Contractor at the end of each phase of the Exploration Period, without further obligation. The parties have elected to go into the third phase of the Exploration Period.

     Post-Production Operating and Exploration Costs
     -----------------------------------------------

      After commercial production has begun, the operating costs incurred in any given calendar year for an oil field shall be recovered in kind from 60% of that year's oil production. After recovery of operating costs, the 60% is applied to exploration costs. Unrecovered operating costs shall be carried forward.

      After recovery of operating and exploration costs for any field, development costs shall be recovered by the Foreign Contractor and CNODC from 60% of the remaining oil production, plus deemed interest at 9%.

      Natural gas shall be allocated according to the same general principles, but in order to ensure reasonable benefit for the Foreign Contractor the allocation percentages shall be adjusted in the light of actual economic conditions.

      Annual  gross  production ("AGP") of each oil  and  gas  field
shall   be  allocated  in  kind  in  the  following  sequences   and
percentages:

     (1) 5 percent of AGP shall be allocated to pay Chinese taxes.

      (2) The Chinese government shall receive a sliding scale royalty, determined on a field by field basis, calculated as follows (as amended by the Ministry and State Taxation Bureau, effective January 1, 1995):

          METRIC TONS OF ANNUAL
          CRUDE OIL PRODUCTION               ROYALTY RATE
          (One metric ton is roughly equivalent to seven barrels of crude oil)

          Up to and including 1,000,000 ..................  Zero
          1,000,000 to 1,500,000 .........................    4%
          1,500,000 to 2,000,000 .........................    6%
          2,000,000 to 3,000,000 .........................    8%
          3,000,000 to 4,000,000 .........................   10%
          Over 4,000,000.................................. 12.5%

      (3) 60% of AGP shall be deemed "cost recovery oil" and used for cost recovery, first of operating costs, and second for exploration and development costs (including deemed interest). Cost recovery oil shall not be reduced by any royalty due the Chinese government.

       (4) After recovery of operating, exploration, and development costs (including deemed interest), the remainder of AGP shall be considered "remainder oil," which shall then be further divided into "allocable remainder oil" and "Chinese share oil." Allocable remainder oil shall be calculated for each field, based upon a sliding scale formula applied to each such field's annual production, and shall be shared by the parties in proportion to their respective interests under the Contract. All oil remaining after the above allocations shall be designated Chinese share oil and allocated to CNODC or other Chinese government designee.

Administration of the Contract; Arbitration
-------------------------------------------

      The Contract is administered by the JMC, consisting of an equal number of representatives designated by CNODC and by the Foreign Contractor. Disputes must be resolved, first through negotiation, and then arbitration (though CNODC may have the right to seek resolution in Chinese courts). CNODC has not waived sovereign immunity in any proceedings commenced in China.

      If accepted by the parties, arbitration will be conducted by the China International Economic and Trade Commission under its provisional rules. If that is not accepted by the parties, disputes may be arbitrated by a panel of three arbitrators, each party to appoint one and the third appointed by the two thus chosen or, failing such appointment, by the Arbitration Institute of the Stockholm (Sweden) Chamber of Commerce. Arbitration shall be conducted under the rules of the UN Commission on International Trade Law of 1976 (subject however to such rules as expressly provided in the Contract). Awards shall be final and binding on the parties. The Contract is governed by Chinese law.

Apache Farmout
--------------

       In March 1994, by means of a participation agreement ("Participation Agreement"), the Company farmed out a one-third interest in the Foreign Contractor's interest in the Block to
Apache in exchange for certain cash payments and Apache's agreement to assume its pro rata share of expenditures and liabilities with respect to exploration and development. As required by the Participation Agreement, in June 1994, Apache and the Company entered into a Joint Operating Agreement (the "Operating Agreement'). To further reduce the Company's exploration capital requirements and accelerate the development of the Block, the Company and Apache entered into an agreement on May 10, 1995 (the "Second Participation Agreement") pursuant to which Apache increased its interest in the Contract to 50% of the Foreign Contractor's interest and assumed operatorship, obligating  itself  to  pay  100%  of  the  costs  of  drilling  and
testing  four  exploratory  wells  (the  "Carried  Wells")  on   the
Block. The drilling and testing of the C-3, D-1, D-2 and F-1 wells will satisfy the obligations regarding the four Carried Wells. All of these wells have been drilled and tested with the exception of the F-1 Well, drilling operations on which have been abandoned. The Company does not believe that such operations on the F-1 Well to date satisfy Apache's obligations to deliver a fourth Carried Well. The amounts advanced by Apache for the Company's share of the Carried Wells are recoverable from a portion of the Company's share of cost recovery revenues from the Block. In addition, Apache obligated itself to pay the Company 16.667% of the value of the recoverable proved reserves attributable to the portion of the Block delineated by the drilling of the C-1 and C-2 and C-3 wells, the combined area designated in the agreement as the "C Field," all as agreed to by the Company and Apache in the Second Participation Agreement. Payment for this purchase will be computed in accordance with evaluation methodology as set forth in the Second Participation Agreement and made to the Company from time to time as each segment of the field is placed on production.

      In consideration of the above described payments, Apache assumed operatorship of the Block and increased its interest from 33.33% to 50% of the Foreign Contractor's share. All future exploration expenditures in excess of the Carried Wells will be borne 50% each by the Company and Apache. Under the Operating Agreement, approval of a successor operator requires the vote of not less than 55% of the Foreign Contractor's interest; if the operator reduces its participating interest to less than 25%, a committee established under the Operating Agreement comprised of Apache and XCL (the "Operating Committee") shall vote on whether a successor operator should be named. The appointment of a successor or replacement operator requires government approval. CNODC has the right to become operator of production operations in certain circumstances described in the Contract.

      All work under the Contract must be pursuant to a work program and budget approved by the JMC. Each year, the Operating Committee must submit a proposed work program and budget to the JMC. Operating Committee approval of this work program and budget requires the vote of not less than 55% of the Foreign Contractor's interest. If 55% of the Foreign Contractor's interest does not vote in favor of a proposed work program and budget, the operator must submit the minimum work program and budget necessary to meet the contractual obligations of the Foreign Contractor under the Contract.

       Under the Participation Agreement and the Operating Agreement, Apache and the Company each has a right of first refusal with respect to any sale or transfer of interest in the Foreign Contractor's share of the Contract. In addition, under the Participation Agreement Apache and the Company each has a right of first refusal with respect to the sale of 50% or more of outstanding voting capital stock of their respective subsidiaries party to the Contract and the Participation Agreement. In addition, each party has the option to purchase the other party's interest in the Contract upon the occurrence of certain "option events." Option events include the failure more than twice in one year to pay sums due under the Operating Agreement, after receiving written notice of default and failing to cure within any applicable cure period provided by the Operating Agreement
(if nonpayment is the subject of dispute and arbitration under the Operating Agreement, it does not constitute a "failure to pay" until an arbitral decision is rendered against the nonpayor), the inability of a party to pay its debts as they fall due or a final unappealable order by a court of competent jurisdiction liquidating the party or appointing a receiver to take possession of all of the party's assets, the transfer of more than 49% of the voting shares of the Apache subsidiary holding Apache's interest in the Block or XCL-China, Ltd. ("XCL-China"), the XCL subsidiary holding XCL's interest in the Block, by their respective parents, or certain other defaults under the Operating Agreement or the Contract. The consideration to be paid on the exercise of the option to purchase is the fair market value of the interest assigned. If the parties cannot agree on the fair market value of the interest, it is to be determined by arbitration. This option runs only to the benefit of Apache and XCL-China and may not be transferred by either of them to any third party.

United/XCL Lube Oil Joint Venture
---------------------------------

      On July 17, 1995, the Company signed a contract with CNPC United Lube Oil Corporation to form a joint venture company to engage in the manufacturing, distribution and marketing of lubricating oil in China and southeast Asian markets. The joint venture has a 30-year life unless extended. The registered capital of the joint venture is $4.9 million, with the Company to contribute $2.4 million for its 49% interest, the last installment of which was paid in late 1997. As its investment for 51% of the stock, the Chinese contributed an existing lubricating oil blending plant in Langfang, China, with a Chinese government appraised value of $2.5 million. The registration of the  joint  venture  was  approved by Chinese  authorities  and  the effective date of the joint venture is January 1, 1998. In a letter of intent executed contemporaneously with the contract, the parties have agreed to consider the feasibility of (i) contributing to the joint venture a second existing plant in southwest China and (ii) other projects, including constructing oil terminals on the north and south coasts of China and engaging in upgrading certain existing refineries within China.

      The Langfang plant is located 50 km. southeast of Beijing. The facility is built on a 10-acre site and has been evaluated on the basis of U.S. Gulf Coast costs at a replacement value of $7.0 million, without taking into account the land value. The plant currently produces and markets approximately 5,000 metric tons of lube oil per year. Approximately $1.5 million of the Company's investment has been allocated to the physical upgrading of the facility, including the installation of automated filling lines and packaging systems. Upon completion of the upgrading, the plant's production capacity will be approximately 20,000 metric tons per year, assuming one eight hour shift, five days per week. Additional capacity will be available by adding shifts and expanding the work week. Further capital improvements estimated to cost $15 million could increase capacity to approximately 100,000 metric tons per year.

      It is the Company's opinion that an essential element to the success of the lube oil business in China will be the ability to distribute the product. In order to assure adequate distribution of the joint venture's products, the Company has entered into a memorandum of understanding with the Coal Ministry in China which is expected to be reduced to a formal distribution contract. The Coal Ministry operates 125 major integrated distribution centers throughout China and the Company expects to market the joint venture's products through this system.

Coalbed Methane Project
-----------------------

      On March 31, 1995, the Company signed an agreement with the CNACG, pursuant to which the parties will commence cooperation for the exploration and development of coalbed methane in two areas in China. During the study period contemplated by the agreement, the Company will evaluate the properties, after which the parties are expected to enter into a comprehensive agreement as to the specifically designated areas, which may provide the basis for coalbed methane development in other areas of China. On December 14, 1995, the Company signed a Memo of Understanding with CNACG to develop a contract for exploration, development and utilization of coalbed methane in the two areas. The March 31, 1995 agreement expired by its terms on December 31, 1996; however, the Company has been informally advised that CNACG will extend the term of the agreement.

Domestic Properties
-------------------

      U.S. Exploration and Production Activities. The Company has sold substantially all of its U.S. producing properties except for an interest in the Berry R. Cox Field (the "Cox Field") in South Texas and is seeking to sell or joint venture its interest. The Company holds a 60% to 100% working interest in 1,265 acres in this field on which there are currently four producing wells (3.45 net wells). The Company's 1997, 1996 and 1995 annual net sales of natural gas from the Company's interest in the Cox Field was 72,200, 467,000 and 1,474,000 Mcf, respectively on a sale basis. The December 1997, 1996 and 1995 gas price for the Company's remaining domestic properties was $2.28, $1.84 and $1.33 per Mcf, respectively. During 1996, litigation was instituted against the Company in connection with the Cox Field which has effectively impeded the Company's ability to consummate a sale of such property. Upon resolution of the litigation, the Company will continue its efforts to divest itself of these properties. See "-- Litigation" below.

      Lutcher  Moore Tract.  The Company holds, in partnership  with one of its subsidiaries, a fee interest in a 62,500 acre undeveloped tract of Louisiana fee property located in Ascension, St. James and St. John the Baptist Parishes, Louisiana (the "Lutcher Moore Tract"). Expressions of interest to purchase the property have been received from several parties and the Company is presently evaluating such proposals with the intent to sell the property. The Company is also evaluating the possibility of developing the property into a source of wetland mitigation credits. In connection with the acquisition of the Lutcher Moore Tract, the Company's indirect ownership of such tract is subject to a first mortgage, with a current principal balance of approximately $2.0 million, and a number of sellers' notes, with an aggregate current principal balance of approximately $0.5 million (collectively, the "Lutcher Moore Debt"). Recourse by the holder of the first mortgage and the holders of the sellers' notes is limited to the Lutcher Moore Tract, with neither the Company nor its wholly-owned subsidiaries, XCL-Land Ltd. and The Exploration Company of Louisiana, Inc., liable for the debt.

Oil and Gas Reserves
--------------------

       Based   on   the   wells  drilled  to  date,  the   Company's
independent engineering firm, H.J. Gruy and Associates, Inc. ("Gruy"), has projected gross proved undeveloped reserves for the segments of the C-D Field drilled to date of 46.26 million barrels of recoverable oil. CNODC has exercised its option to pay 51% of all development costs and receive 51% of oil production. Consequently, the Company's net interest in such proved undeveloped reserves is estimated to be approximately
11.76 million barrels of oil with a PV-10 of $62.5 million as of January 1, 1998. The Company believes that the C-D Field and the remainder of the Block hold the potential for additional significant increases in oil reserves. See "Risk Factors -- Reliance on Estimates of Proved Reserves and Future Net Revenues" and Appendix A attached hereto.

      Gruy has been preparing reserve estimates for the Company's oil and gas reserves since August 1996. Gruy was selected by the Company for this task based upon its reputation, experience and expertise in this area. Gruy is an international petroleum consulting firm with offices in Houston and Dallas, Texas. Their staff includes petroleum engineers and geologic consultants. Services they provide include reserve estimates, fair value appraisals, geologic studies, expert witness testimony and arbitration. In 1997 the Company paid Gruy approximately $68,400 in fees for reserve report valuations and other services. No instructions were given and no limitations were imposed by the Company on the scope of or methodology to be used in preparing the reserve estimates.

Offices
-------

      On March 31, 1997, the Company sold its office building located at 110 Rue Jean Lafitte, Lafayette, Louisiana for $900,000. On the same day, the Company entered into a lease with the purchaser for one floor (approximately 9,500 square feet) of the two-story building for a term of 22 months with an option to extend for an additional eight-month period, at a monthly rental of $7,500 for the first 21 months and $6,039 for the last month
(which is offset against mortgage payments due from the new owner of the building). The outstanding balance of the underlying mortgage was repaid in full upon the sale of the building. In
March  1998,  the  Company  entered into a lease  for  approximately
3,400 square feet of office space located at 5487 San Felipe, Suite 2110 in Houston, Texas. The lease expires December 31, 2000 and has a monthly rental of $4,932.

Litigation
----------

      During December 1993, the Company and two of its wholly-owned subsidiaries, XCL-Texas, Inc. and XCL Acquisitions, Inc., were sued in separate lawsuits entitled Ralph Slaughter, Secretary of the Department of Revenue and Taxation, State of Louisiana versus The Exploration Company of Louisiana, Inc. (15th Judicial District, Parish of Lafayette, Louisiana, Docket No. 93-
5449); Ralph Slaughter, Secretary of the Department of Revenue and Taxation, State of Louisiana versus XCL-Texas, Incorporated (15th Judicial District, Parish of Lafayette, Louisiana, Docket No. 93-5450); and Ralph Slaughter, Secretary, Department of Revenue and Taxation vs. XCL Acquisitions, Inc. (15th Judicial District, Parish of Lafayette, Louisiana, Docket No. 93-5337) by the Louisiana Department of Revenue for Louisiana State corporate franchise and income taxes for the 1987 through 1991 fiscal years in an aggregate amount (including penalties and interest through September 1, 1993) of approximately $2.2 million. Statutory interest at the rate of 15% per annum on the principal will continue to accrue from September 1, 1993 until paid. The Louisiana Department of Revenue has also assessed additional Louisiana State franchise tax against the Company and/or XCL
Acquisitions, Inc. for the tax years 1991 through 1996 and additional income tax against XCL Acquisitions, Inc. for the tax years 1991 and 1995 on the same basis as those set forth in the lawsuits. The Company protested the assessments and small adjustments were made by the Department of Revenue. The additional income tax assessment for the 1991 and 1995 tax years is $89,688 and the additional franchise tax assessment for the tax years 1991 through 1996 totals $1.6 million plus statutory interest of 15% per annum from the due date until paid and penalties not to exceed 25% of the total tax due. The Company believes that these assessments have been adequately provided for in the consolidated financial statements. The Company has filed answers to each of these suits and intends to defend them vigorously. The Company intends to continue to protest the assessments. The Company believes that it has meritorious defenses and has instructed its counsel to contest these claims.

      On July 26, 1996, three lawsuits were filed against XCL-Texas, Inc., a wholly-owned subsidiary of the Company, entitled Stroman Ranch Company Ltd., el al. v. XCL-Texas, Inc. (229th Judicial District, Jim Hogg County, Texas, Cause No. 4550), Frank Armstrong, et al. v. XCL-Texas, Inc. (229th Judicial District,
Jim Hogg County, Texas, Cause No. 4551), and Stroman Ranch Company Ltd., et al. v. XCL-Texas, Inc. (229th Judicial District, Jim Hogg County, Texas, Cause No. 4552). The lawsuits allege various claims, including a claim that one of the oil and gas leases in the Berry R. Cox Field should be terminated. The Company believes the claims made in the lawsuits are without merit and intends to vigorously defend itself. The lawsuits have prevented the Company from selling its interest in the Cox Field.

      In July 1997, China Investment and Development Corporation ("CIDC"), holders of the Company's Series B Preferred Stock sued the Company and each of its directors in an action entitled China Investment and Development Corporation vs. XCL Ltd.; Marsden W. Miller, Jr.; John T. Chandler; David A. Melman; Fred Hofheinz; Arthur W. Hummel, Jr.; Michael Palliser; and Francis J. Reinhardt, Jr. (Court of Chancery of the State of Delaware in and for New Castle County, Civil Action No. 15783-NC). The suit alleged breach of (i) contract, (ii) corporate charter, (iii) good faith and fair dealing and (iv) fiduciary duty with respect to the alleged failure of the Company to redeem CIDC's Series B Preferred shares for a claimed aggregate redemption price of approximately $5.0 million. Effective December 31, 1997, the Company and CIDC entered into an interim settlement agreement pursuant to which the Company paid CIDC $1 million as a deposit in anticipation of a final settlement and dismissal of the lawsuit. On March 3, 1998, the final settlement took place and, shortly thereafter, the deposit was returned to XCL. On March 9, 1998, the lawsuit was dismissed with prejudice.

      Other than as disclosed above, as of the date hereof, there are no material pending legal proceedings to which either the Company or any of its subsidiaries is a party or to which any of their properties are subject which would have a material adverse effect on the business or properties of the Company, taken as a whole.

                              MANAGEMENT

      Officers of the Company and its wholly owned subsidiaries serve at the pleasure of the Board of Directors and are appointed annually at the meeting of the Board of Directors immediately following the annual meeting of shareholders. The following individuals were officers and directors of the Company and its subsidiaries as of December 31, 1997:

                                                                                     Officer  Director
         Name                            Position                              Age    Since    Since
         ----                            --------                              ---    -----    -----
Marsden W. Miller, Jr.      Chairman of the Board and Chief
                            Executive Officer of the Company (1)                56     1981     1981
John T. Chandler            Vice Chairman of the Board of the
                            Company and Chairman and Chief
                            Executive Officer of XCL-China Ltd. (1)(4)          65     1982     1983
Danny M. Dobbs              President and Chief Operating Officer of
                            the Company and President of XCL-China Ltd. (4)     52     1991      --
Benjamin B. Blanchet        Executive Vice President and
                            Director of the Company (1)                         45     1997     1997
Steven B.Toon               Chief Financial Officer of the Company
                                                                                49     1997      --
Richard K. Kennedy          Vice President of Engineering of the
                            Company                                             44     1989      --
R. Carter Cline             Vice President-Land of the Company
                                                                                49     1990      --
Herbert F. Hamilton         Executive Vice President Operations,
                            XCL-China Ltd.(4)                                   61     1995      --
John H. Haslam              Treasurer of the Company                            56     1996      --
Lisha C. Falk               Secretary of the Company                            36     1997      --
Fred Hofheinz               Director of the Company, Attorney at
                            Law (2)(3)                                          59     --       1991
Arthur W. Hummel, Jr.       Director of the Company,
                            Independent Consultant (2)(3)                       77     --       1994
Sir Michael Palliser        Director of the Company,
                            Independent Consultant (2)(3)                       75     --       1994
Francis J. Reinhardt, Jr.   Director of the Company,
                            Partner in Carl H. Pforzheimer & Co.(2)(3)          68     --       1992
R. Thomas Fetters, Jr..     Director of the Company,
                            Independent Consultant (2)(3)                       58     --       1997

_______________

(1)      Member  of  the  Executive Committee.   The  Committee  met
     once during 1997 and, subject to certain statutory limitations on its authority, has all of the powers of the Board of Directors while the Board is not in session, except the power to declare dividends, make and alter Bylaws, fill vacancies on the Board or the Executive Committee, or change the membership of the Executive Committee.

(2) Member of the Compensation Committee. The Committee met once in 1997. It is charged with the responsibility of administering and interpreting the Company's stock option
     plans;          it          also         recommends          to
     the Board the compensation of employee-directors, approves the compensation of other executives and recommends policies dealing with compensation and personnel engagements.

(3) Member of the Audit Committee. The Committee met once in 1997. It reviews with the independent auditors the general scope of audit coverage. Such review includes consideration of the Company's accounting practices, procedures and system of internal accounting controls. The Committee also recommends to the Board the appointment of the Company's independent auditors, and at least annually the Committee reviews the services performed and the fees charged by the independent auditors engaged by the Company.

 (4) XCL-China Ltd. is an International Business Company incorporated under the laws of the British Virgin Islands, wholly owned by the Company, which manages the Company's oil and gas operations in China.

      Under the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company, the Board Directors is divided into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of shareholders and to hold office until the end of their term and until their successors have been elected and qualified. The current Class I directors, whose terms of office expire at the 2000 annual meeting of shareholders, are Messrs. Arthur W. Hummel, Jr., Michael Palliser
and Benjamin B. Blanchet; the current Class II directors, whose terms of office expire at the 1998 annual meeting of shareholders, are Messrs. Marsden W. Miller, Jr., R. Thomas Fetters, Jr. and Francis J. Reinhardt, Jr.; and the current Class III directors, whose terms of office expire at the 1999 annual meeting of shareholders, are Messrs. John T. Chandler and Fred Hofheinz. On April 7, 1998, Mr. Peter F. Ross was appointed as a Class II director.

       The Board held five meetings in 1997. The average attendance by directors at these meetings was 100%, and all directors attended 100% of the Board and Committee meetings they were scheduled to attend.

      Under Delaware law and the Bylaws, incumbent directors have the power to fill any vacancies on the Board of Directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise. Any director elected by the Board to fill a vacancy would hold office for the unexpired term of the director whose place has been filled except that a director elected to fill a newly-created directorship resulting from an increase in the number of directors, whether elected by the Board or shareholders, would hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his successor is elected and qualified. If the size of the Board is increased, the additional directors would be apportioned among
the   three  classes  to  make  all  classes  as  nearly  equal   as
possible.

      The holders of the Amended Series A Preferred Stock are entitled to cast the same number of votes (voting together with the Common Stock as a single class) as the number of shares of Common Stock issuable upon conversion of the Amended Series A Preferred Stock.

      The holders of the Amended Series B Preferred Stock are entitled to cast 50 votes per share (voting together with the Common Stock as a single class).

       There are no arrangements or understandings with any directors pursuant to which they have been elected a director nor are there any family relationships among any directors or executive officers.

Biographical Information
------------------------

      MARSDEN W. MILLER, JR., Chairman, has been Chief Executive Officer and a director since the Company's incorporation in 1981. He has engaged in the independent domestic and international oil business since 1964 on an individual basis, as a stockholder and officer in several companies and as a practicing attorney. In addition to the U.S. and China, he has been involved in various aspects of the oil business in Southeast Asia, Africa, Europe, South America, several former Soviet Republics and Canada. Mr. Miller graduated from Louisiana State University in 1964.

      JOHN T. CHANDLER is Vice Chairman of the Board and Chairman and Chief Executive Officer of XCL-China. He joined the Company in June 1982, becoming a director in May 1983. From 1976 until he joined the Company he was the Managing Partner of the Oil and Gas Group of GSA Equity, Inc., New York and director of Executive Monetary Management, Inc., the parent company of GSA Equity, Inc. From 1972 to 1976, he was director and Vice President of Exploration and Production of Westrans Petroleum, Inc. and a director of a number of its subsidiaries. During 1971 and 1972, he was a petroleum consultant and manager of the oil department of Den norske Creditbank in Oslo, Norway. Mr. Chandler was Vice President and Manager of the Petroleum Department of the Deposit Guaranty National Bank in Jackson, Mississippi from 1969 to
August 1971 and, from 1967 to February 1969, was a petroleum engineer first for First National City Bank (now known as
Citibank, N.A.) and then The Bank of New York. From March 1963 to July 1967, he was employed by Ashland Oil and Refining Company as a petroleum engineer. From 1959 to 1963, he held the same position with United Producing Company, Inc., which was acquired by Ashland Oil.

      Mr. Chandler graduated from the Colorado School of Mines with a Professional degree in petroleum engineering and is a Registered Professional Engineer in the States of Colorado and Texas, a member of the Society of Petroleum Evaluation Engineers and a member of AIME.

      DANNY M. DOBBS is the President and Chief Operating Officer of the Company effective December 17, 1997. Mr. Dobbs previously served as Executive Vice President and Chief Operating Officer of the Company and prior to that as Vice President-Exploration of XCL Exploration & Production, Inc., a wholly-owned subsidiary of the Company, having joined the Company in 1985 as Senior Exploration Geologist. From 1981 to 1985 Mr. Dobbs was a consulting geologist. From 1976 to 1981, he held the position of Exploration Geologist in the South Louisiana District for Edwin
L. Cox in Lafayette, Louisiana. He served in various geologic positions with Texaco, Inc. from 1971 to 1976, his experience encompassing management, structural and stratigraphic mapping, coordination of seismic programs and budget evaluation and preparation. Mr. Dobbs holds B.S. and M.S. degrees in geology from the University of Alabama, Tuscaloosa, Alabama.

       BENJAMIN B. BLANCHET is Executive Vice President and director of the Company. Prior to joining the Company in August 1997, and since 1983, he was a partner in the law firm of Gordon, Arata, McCollam & Duplantis, L.L.P. in its Lafayette, Louisiana office. During that time, he practiced in the areas of commercial  litigation,  corporate  mergers  and  acquisitions,  oil and gas transactions, secured financings, securities, tax and international law matters. Since 1985, he has provided substantial  legal  services  to  the  Company,  and  has  been  the
Company's   lead  attorney  in  China.   During  that  period,   Mr.
Blanchet's  activities  in  the  Company's  China  operations   have
become more oriented to management responsibilities than legal ones. He served on the Management Committee of Gordon, Arata, McCollam & Duplantis, L.L.P. from 1991 to 1997 and as the
Managing Partner of the firm for four years from 1992 through 1995. He practiced law with the firm of Monroe & Lemann in New Orleans from 1978 through 1983. He is a member of the Louisiana Bar and admitted to practice before the United States Tax Court. Mr. Blanchet holds a B.A. degree, with highest distinction, from the University of Southwestern Louisiana and a J.D., cum laude, from Harvard Law School.

      STEVEN B. TOON has been Chief Financial Officer of the Company since October 6, 1997. Prior to joining the Company, Mr. Toon provided consulting services to the Company, beginning in
June 1997. Since 1995 he has engaged in private consulting/CPA practice with various clients in the energy and services sectors in Houston. During the last six months of 1994, he served as
Chief Financial Officer of Xavier Mines, Ltd. He was Chief Financial Officer of Lend Lease Trucks, Inc. prior to the sale of its assets to Ryder System Inc. in mid-1994. From 1977 until 1992, Mr. Toon served as Vice President Finance and Treasurer of United Energy Resources, Inc. and United Gas Pipe Line Company. From 1971 to 1977, he was a Vice President in Bank of America's
World Banking Division. Mr. Toon holds a B.B.A. degree from the University of Houston, an M.B.A. degree from California State University, Fullerton and is a certified public accountant.

      RICHARD K. KENNEDY is Vice President of Engineering and responsible for certain engineering aspects of the Company's oil and gas operations. From 1987, until he joined the Company in 1989, he was an operations engineer for Wintershall Corporation. From 1981 to 1986 he was with Borden Energy, originally as a petroleum engineer and later as regional operations manager. From 1979 to 1981, Mr. Kennedy was employed with Marathon Oil Company as a reservoir engineer, then as a drilling engineer. He was employed with Shell Oil Company as a petroleum engineer and reservoir engineer from 1977 to 1979. Mr. Kennedy graduated from Louisiana Tech University with a B.S. degree in petroleum engineering. He is a registered professional engineer in the State of Louisiana and a member of the Society of Petroleum Engineers.

      R. CARTER CLINE is Vice President-Land, having joined the Company in October 1990. He has over 20 years of exploration and management experience. From 1982, until joining the Company, he was employed by Pacific Enterprises Oil Company (USA), successor by merger to Sabine Corporation, as East Gulf Coast Regional Land Manager in Houston, Texas. From 1979 to 1982, he served as Vice President-Land for Dynamic Exploration, Inc. in Lafayette, Louisiana. From 1974 to 1979, he served as Region Landman in
Dallas and Division Land Manager in Houston, Texas, for Sabine Corporation, and from 1971 to 1974 was employed by Getty Oil Company in Houston, Texas and New Orleans, Louisiana. Mr. Cline holds a B.B.A. degree in Petroleum Land Management from the
University  of  Texas  at  Austin  and  is  a  Certified   Petroleum
Landman.

      HERBERT F. HAMILTON is Vice President Operations of XCL-China, having joined the Company in 1995. Mr. Hamilton has more than 30 years of experience in the fields of engineering, construction, construction management and consulting on heavy civil works, offshore platforms, submarine pipelines and construction equipment in over 35 countries. From 1990 to 1993, Mr. Hamilton served as Senior Project Manager for Earl and Wright in Houston, Texas. From 1993 to 1994, he served as President and a consultant to Planterra, Inc. in Houston, Texas and from 1994 until joining the Company he was an independent consultant. Mr. Hamilton is a Registered Professional Engineer
and holds a B.S. in Architectural Engineering from the University of Texas at Austin.

      JOHN H. HASLAM is Treasurer, having joined the Company in 1990. From 1988 until joining the Company, he was employed by
United Gas Pipeline as Credit Manager. From 1986 to 1988, he served as Director of Internal Audit for TransAmerican Natural Gas Corporation. From 1981 to 1986 he was the Audit Manager for ENSTAR Corporation. He was with Getty Oil from 1963 until 1981, as Audit Manager of Joint Venture Operations and various other accounting positions. Mr. Haslam holds a B.B.A. degree in Marketing from Baylor University.

      LISHA FALK is Corporate Secretary, having joined the Company in 1981. Since joining the Company Ms. Falk has served in various administrative positions, most recently as Assistant Secretary.

       R. THOMAS FETTERS, JR. is an independent oil and gas consultant. He has over 25 years of exploration, production and management experience, both domestic and foreign. From 1995 to 1997 Mr. Fetters was Senior Vice President of Exploration of National Energy Group, Inc., Dallas, Texas, and from February 1990, until September 1995, he was Vice President of Exploration of XCL Ltd., and President of XCL-China Ltd. During 1989, until joining the Company, he served as Chairman and Chief Executive
Officer of Independent Energy Corporation. From 1984 to 1989, he served as President and Chief Executive Officer of CNG Producing Company in New Orleans, Louisiana, and from 1983 to 1984 as
General   Manager  of  the  Planning  and  Technology  Division   of
Consolidated Natural Gas Service Co. in Pittsburgh, Pennsylvania. From 1966 to 1983, he served in various positions, from Geologist to Exploration Manager, with several divisions of Exxon, primarily in the Gulf Coast region of the U.S. and internationally, in Malaysia and Australia. Mr. Fetters holds B.S. and M.S. degrees in geology from the University of Tennessee.

      FRED HOFHEINZ is an attorney at law in Houston, Texas. From 1984 to 1987, he served as President of Energy Assets International Corporation, a fund management company, now a subsidiary of Torch Energy Advisors, serving as a consultant to Torch Energy Advisors until 1989. Mr. Hofheinz also served as the
Mayor of Houston, Texas from 1974 to 1978. He, along with his family, developed the Astrodome in Houston, and owned the Houston Astros baseball team until 1974. He is founder and director of United Kiev Resources, Inc., an oil and gas production company operating in the Republic of the Ukraine in the name of its wholly-owned subsidiary, Carpatsky Petroleum Company. Mr. Hofheinz earned a Ph.D. degree in Economics from the University of Texas and his law degree from the University of Houston. He was appointed as a director by the Board at a meeting held March 21, 1991.

      ARTHUR W. HUMMEL, JR., a director since April 1994, is the former U.S. Ambassador to the People's Republic of China during the period 1981 to 1985. Since his 1985 retirement from the State Department, after 35 years of service, he has been active in consulting with firms doing business in East Asia, and participating in academic and scholarly conferences in the U.S. and in the East Asia region. He is a member and trustee of many academic, business, and philanthropic organizations involved in international affairs.

      Mr. Hummel was born in China. After education in the U.S. he returned to China prior to Pearl Harbor. Interned by the Japanese, he escaped and fought with Chinese guerrillas behind the Japanese lines in north China until the end of the war.

      He obtained an M.A. (Phi Beta Kappa) in Chinese studies from the University of Chicago in 1949, and joined the State Department in 1950. His early foreign assignments include Hong Kong, Japan and Burma. He was Deputy Director of the Voice of America in 1961-1963; Deputy Chief of Mission of the American
Embassy in Taiwan, 1965-1968; Ambassador to Burma, 1968-1970; Ambassador to Ethiopia, 1975-1976; Ambassador to Pakistan, 1977-1981; and Ambassador to the Peoples Republic of China, 1981-1985. He was Assistant Secretary of State for East Asia 1976-1977. He has received numerous professional awards from within and outside the Government.

      SIR MICHAEL PALLISER, a director since April 1994, was from 1984 to 1993 Chairman of Samuel Montagu & Co. Limited, the London merchant bank which was owned by Midland Bank, of which he was Deputy Chairman from 1987 to 1991, and which is now part of the Hong Kong & Shanghai Banking Corporation. He was Vice Chairman of Samuel Montagu from 1993 to 1996. He is a former Director of BAT Industries, Bookers, Eagle Star, Shell and United Biscuits.

      In 1947, he joined the British Diplomatic Service and served in a variety of overseas and Foreign Office posts before becoming head of the Planning Staff in 1964-1966, Private Secretary to the Prime Minister, 1966-1969, Minister in the British Embassy in Paris, 1969-1971, and the British Ambassador and Permanent Representative to the European Communities in Brussels from 1971-1975. He was, from 1975 until his retirement in 1982, Permanent Under-Secretary of State in the Foreign and Commonwealth Office, and Head of the Diplomatic Service. From April to July 1982, he was a special adviser to the Prime Minister in the Cabinet Office during the Falklands War. He was appointed a Member of the Privy Council in 1983. Effective December 31, 1995, Mr. Palliser
resigned  as  President  of  the China-Britain  Trade  Group  and  a
director of the UK-Japan 2000 Group, and effective February 29, 1996, he resigned as Deputy Chairman of British Invisibles. Mr. Palliser is a former member of the Trilateral Commission, a director of the Royal National Theatre. He is currently Chairman of the Major Projects Association, designed to assist in and for the handling of major industrial projects. Mr. Palliser also serves as Vice-Chairman of the Salzburg Seminar, a center for intellectual exchange based in Middlebury, Vermont, with its conference center in Salzburg, Austria.

      Sir Michael Palliser was educated at Wellington College and Merton College, Oxford. He saw wartime service in the British Army with the Coldstream Guards.

      FRANCIS  J.  REINHARDT,  JR., is a partner  in  the  New  York
investment  banking  firm  of  Carl  H.  Pforzheimer  &   Co.    Mr.
Reinhardt  has  been a partner in the firm for  over  30  years  and has held various positions, specializing in independent oil and gas securities, mergers and acquisitions, placements participation and institutional sales since 1956. Mr. Reinhardt holds a B.S. degree from Seton Hall University and received his M.B.A. from New York University. Mr. Reinhardt is a member of the New York Society of Security Analysts, a member of and has previously served as president of the Oil Analysts Group of New York, a member and past president of the National Association of Petroleum Investment Analysts and a member of the Petroleum Exploration Society of New York. Mr. Reinhardt also serves as a director of Mallon Resources Corporation, a Nasdaq traded petroleum and mining company, as well as several privately held companies. Mr. Reinhardt was appointed as a director of the Company at a Board meeting held December 11, 1992.

      PETER F. ROSS, fifty-nine years old, was appointed Chairman of Dawnay Day Capital Markets in March 1998. Dawnay Day & Co. is a London based private investment banking firm. Mr. Ross retired as Chairman of Henderson Crosthwaite Institutional Brokers on December 31, 1996, after holding that position since 1987. Under Mr. Ross' term as Chairman, Henderson Crosthwaite became one of the leading firms in London in the area of oil and gas
placements.    From   1977  to  1986  he  was  head   of   Henderson
Crosthwaite's institutional sales department, with special responsibility for the oil and gas division, until its acquisition by Guinness Mahon Bank in 1986.

      Mr. Ross was commissioned into the British Army serving with the 5th Royal Inniskilling Dragoon Guards, his last posting being to Libya where he retired and set up an industrial services business. Following the Islamic Revolution in 1971, he returned to the United Kingdom and joined London stockbrokers Northcote & Co. In 1974, he joined George Henderson & Co., becoming a partner in 1975, upon the merger with Fenn and Crosthwaite. Mr. Ross was appointed as a director of the Company at a meeting of the Board held April 7, 1998.

Executive Compensation
----------------------

      The following table sets forth information regarding the total compensation of the Chief Executive Officer and each of the four most highly compensated executive officers of the Company at the end of 1997, as well as the total compensation paid to each such individual for the Company's two previous fiscal years.
Each of the named individuals has held his respective office throughout the entire fiscal year.

                            Summary Compensation Table

                                                                           Long Term Compensation
                                                                  -------------------------------------
                                         Annual Compensation             Awards             Payouts
                                        ------------------------  -------------------  ----------------
                                                            (1)       (2)       (3)
                                                           Other  Restricted
   Name and                                               Annual     Stock   Options/  LTIP   All Other
   Principal                            Salary    Bonus   Compen-    Awards    SARs   Payout  Compen-
   Position                    Year       ($)      ($)    sation (4)   (#)      (#)     ($)   sation ($)
   --------                    ----     ------    -----   -------- --------   ------- ------  ----------
Marsden W. Miller, Jr.         1997     150,000     -         -   1,000,000     -        -        -
Chairman and                                                  -     110,000
  Chief Executive Officer      1996     150,000     -         -        -        -        -        -
                               1995     150,000     -         -        -        -        -        -

John T. Chandler (4)           1997     150,000     -         -     333,333  133,333     -        -
Vice Chairman; Chairman                                              20,000    5,000
  and Chief Executive          1996     150,000     -         -        -        -        -        -
  Officer of XCL-China, Ltd.   1995     150,000     -         -        -       8,000     -        -

Danny M. Dobbs                 1997     136,875     -         -        -     400,000     -        -
President and Chief                                                           25,000
Operating Officer              1996     135,000     -         -        -       6,466     -        -
                               1995     116,250     -         -        -        -        -        -

Richard K. Kennedy             1997     112,500     -         -        -     266,666     -        -
Vice President                                                                 5,000
                               1996      75,000     -         -        -        -        -        -
                               1995      75,000     -         -        -        -        -        -

Herbert F. Hamilton            1997     144,000     -         -        -        -        -        -
Executive Vice President       1996     144,000     -         -        -        -        -        -
  Operations, XCL-China        1995      98,800     -         -        -      13,333     -        -

_______________

 (1) Excludes the cost to the Company of other compensation that, with respect to any above named individual, does not exceed the lesser of $50,000 or 10% of such individual's salary and bonus.

(2) Represents grants of restricted stock awards under the Long-Term Stock Incentive Plan as amended and restated in 1997 (adjusted as to Common Stock to give effect to the Reverse Stock Split). The first line under 1997 reflects restricted stock awards for shares of Common Stock and the second line reflects restricted stock awards for shares of Amended Series A Preferred Stock. See "Awards to Management."

(3) Represents awards of stock options granted under the Company's Long-Term Stock Incentive Plan as amended and restated in 1997 (adjusted as to Common Stock to give effect to the Reverse Stock Split). The first line under 1997 reflects non-qualified stock options for shares of Common Stock and the second line reflects non-qualified stock options for shares of Amended Series A Preferred Stock. See "Awards to Management."

(4)       XCL-China  Ltd.   is  a  wholly-owned  subsidiary  of  the
     Company which manages the Company's operations in China.

(5)      Mr.   Hamilton  commenced employment with  the  Company  on
     April 24, 1995. As part of his employment package he was awarded options to purchase 13,333 shares of Common Stock (adjusted to give effect to the Reverse Stock Split).

Stock Options
-------------

      The Company currently maintains one stock option plan which was adopted by shareholders in 1992 and was amended and restated in 1997. The plan is administered by the Compensation Committee and provides for the granting of options to purchase shares of Common Stock to key employees and directors of the Company, and certain other persons who are not employees of the Company but who from time to time provide substantial advice or other assistance or services to the Company.

      On June 2, 1992, shareholders approved the Long-Term Stock Incentive Plan ("1992 LTSIP"). The 1992 LTSIP was adopted with the view of conforming the Company's prior plans to certain regulatory changes adopted by the Commission and affording holders of previously granted options the opportunity to exchange their options for equivalent options under the 1992 LTSIP. By action of the Board of Directors, effective June 1, 1997, the 1992 LTSIP was amended and restated, and certain awards were granted thereunder, all subject to approval by shareholders which was secured at the Company's Special Meeting in Lieu of Annual Meeting of Shareholders held on December 17, 1997.

     1997 LTSIP Restatement
     ----------------------

       Nature  of  Awards.      The  1997  LTSIP  Restatement  makes
available to the Compensation Committee the power to grant certain awards ("Awards") to acquire shares of the Company's Preferred Stock as well as shares of Common Stock. In common with the 1992 LTSIP, the 1997 LTSIP Restatement makes available to the Compensation Committee a number of incentive devices in addition to Incentive Stock Options ("ISOs") (which are not available with respect to Preferred Stock) and Nonqualified Stock Options ("NSOs"), including reload options ("ROs") (which are not available with respect to Preferred Stock), restricted stock awards ("RSAs"), and performance units ("PUs") or appreciation options ("AOs") (which were not authorized under the 1992 LTSIP), each of which is described below and in the 1997 LTSIP Restatement. NSOs to acquire Preferred Stock, a new feature, may include an accrued dividend feature. The Board believes that these award alternatives will enable the Committee to tailor the type of compensation to be granted to key personnel to meet both the Company's and such employee's requirements in the most efficient manner possible.

      Number of Awards. For Common Stock Awards, the 1997 LTSIP Restatement authorizes an aggregate of 4 million shares (as adjusted for the Reverse Stock Split) of Common Stock for issuance pursuant to awards granted thereunder, including grants to non-employee directors. For Preferred Stock Awards, the 1997 LTSIP Restatement authorizes an aggregate of 200,000 shares of the Company's Amended Series A Preferred Stock, or any other series of Preferred Stock of the Company as designated by the Committee with respect to an Award.

      Description of Awards. As set forth above, and like the 1992 LTSIP, the 1997 LTSIP Restatement authorizes the
Compensation Committee to grant NSOs, ISOs, ROs (i.e., the granting of additional options, where an employee exercises an option with previously owned stock, covering the number of shares tendered as part of the exercise price), RSAs (i.e., stock awarded to an employee, subject to forfeiture in the event of a premature termination of employment, failure of the Company to meet certain performance objectives or other conditions), PUs (i.e., share-denominated units credited to the employee's account for delivery or cash-out at some future date based upon performance criteria to be determined by the Compensation Committee), and "tax-withholding" (i.e., where the employee has the option of having the Company withhold shares on exercise of an award to satisfy tax withholding requirements). AOs (i.e., awards in which payments are based upon appreciation in shares or other criteria determined by the Compensation Committee) are a new feature added to the 1992 LTSIP by the 1997 LTSIP Restatement.

      Outside Director Awards. The 1997 LTSIP Restatement also authorizes the Board to grant Awards to non-employee directors and to set the terms and conditions of such Awards, without the restrictions previously set forth in the 1992 LTSIP which were required by certain federal securities law rules since abolished.

      Administration  of Plan.  In keeping with  the  provisions  of the 1992 LTSIP, the Compensation Committee will develop administration guidelines from time to time which will define specific eligibility criteria, the types of awards to be employed, whether such awards relate to Common Stock or Preferred Stock, and the value of such awards. Specific terms of each Award will be provided in individual Award agreements granted each Award recipient. Key employees and other individuals who in the judgment of the Committee may provide a valuable contribution to the success of the Company and its affiliates will be eligible. The Committee may establish different general Award eligibility criteria for Awards involving Preferred Stock which may require a higher level of management responsibility and authority.

      Change in Control Provisions. The 1997 LTSIP Restatement contains change-in-control provisions which provide that the threshold for determining if a "change in control of XCL" has occurred as a result of a person or entity acquiring Company stock has been lowered from 30% to 20% (disregarding the acquisition of such stock by certain shareholders of the Company). The 1997 LTSIP Restatement retains the 1992 LTSIP's provisions pursuant to which a "change in control of XCL" will be deemed to occur as a result of certain contested Board of Director elections. If a "change in control of XCL" occurs pursuant to the provisions described above, ISOs and NSOs then outstanding will become exercisable in full, the forfeiture restrictions on any RSAs to the extent then applicable will lapse and amounts payable with respect to PUs and AOs then outstanding will become payable in full. Also, under certain Awards made under the 1997 LTSIP Restatement (see discussion below) the occurrence of a "change in control of XCL" could obligate the Company with respect to making payments with respect to Awards in cash rather than in kind, or in obligating the Company to repurchase individuals' shares of Common Stock or Preferred Stock received under certain 1997 LTSIP Restatement Awards. Under certain circumstances which are unforeseen at this time, the existence of the change in control protections for individuals receiving Awards under the 1997 LTSIP Restatement and resulting obligations to the Company may impede the consummation of a change in control of the Company.

      Option Exercise Price. Under the 1997 LTSIP Restatement, the Compensation Committee shall determine the option price of all NSOs and ISOs; provided, however, in the case of ISOs, the option price shall not be less than the fair market value of the Common Stock on the date of grant. Such "fair market value" is the average of the high and low prices of a share of Common or Preferred Stock traded on the relevant date, as reported on the Exchange, or other national securities exchange, or an automated quotation system, or pursuant to a good faith determination by the Board of Directors, if not so traded in a public market.

      The 1997 LTSIP Restatement does not extend the term of the 1992 LTSIP and, therefore, the 1997 LTSIP Restatement will terminate (and no further awards thereunder will be granted after) June 2, 2002. In view of the fact that there is no public market for the Amended Series A Preferred Stock, the fair market value of the Amended Series A Preferred Stock on November 10, 1997, determined in good faith by the Board of Directors based upon the last bid price of the Amended Series A Preferred Stock in the PORTAL Market, as reported to the Company by Jefferies, was $80.00 per share.

Awards to Management
--------------------

      On  June  5,  1997, the Board made certain  Awards  under  the
1997 LTSIP Restatement. These Awards were approved by the shareholders of the Company in connection with the approval of the 1997 LTSIP Restatement voted on at the Special Meeting of Shareholders.

      Effective June 1, 1997, M. W. Miller, Jr. was granted an Appreciation Option with respect to appreciation in the Company's total market capitalization (as defined) from and after June 1, 1997. See "Appreciation Option for M.W. Miller, Jr." below for a more detailed discussion of such grant.

      The  closing price of the Company's Common Stock on  the  AMEX
on   a  recent  date  is  set  forth  on  the  cover  page  of  this
Prospectus.

      The following tables set forth, for those persons named in the "Summary Compensation Table," information on stock options granted during 1997 and all stock options outstanding as of December 31, 1997, adjusted to reflect the Reverse Stock Split. The closing price on the AMEX on June 2, 1997 for the Common Stock was $0.21875 (which price is not adjusted to reflect the
Reverse Stock Split), and the fair market value of the Amended Series A Preferred Stock, based upon last sales price information in the Private Offering, Resales and Trading through Automated Linkage ("PORTAL") Market of the National Association of Securities Dealers, Inc. as supplied by Jefferies, was $85.00 on June 2, 1997. Mr. Miller's Appreciation Option (described below) is not included because of the indeterminate nature of the Award.

                        Option/SAR Grants in Last Fiscal Year

                                                                                   Potential Realizable Value
                                                                                    at Assumed Annual Rates
                                                                                  of Stock Price Appreciation
                                              Individual Grants                           for Option Term
                      ----------------------------------------------------------  ----------------------------
        (a)               (b)           (c)              (d)             (e)         (f)     (g)         (h)
                                     % of Total
                                      Options/
                                        SARs
                                     Granted to
                       Options/     Employees in     Exercise or
                         SARs           Fiscal        Base Price     Expiration
       Name           Granted (#)        Year         ($/Share)         Date      0% ($)     5% ($)     10% ($)
       ----           -----------   ------------     ------------    -----------  -------    ------     -------

M.W. Miller, Jr. (1)     110,000 *       64.7           85.00       June 1, 2007     -     5,880,165     33,601,492

J.T. Chandler (2)        133,333 +        6.7            3.75       June 1, 2007     -       212,641      1,634,758
                           5,000 *        2.9           85.00       June 1, 2007     -       267,280      1,527,341

D.M. Dobbs (3)           400,000 +       20.0            3.75       June 1, 2007     -       637,924      4,904,287
                          25,000 *       14.7           85.00       June 1, 2007     -     1,336,401      7,636,703

R.K. Kennedy (4)         266,666 +       13.3            3.75       June 1, 2007     -       425,282      3,269,516
                           5,000 *        2.9           85.00       June 1, 2007     -       267,280      1,527,341

H.F. Hamilton                  -           -              -                -         -           -             -

* Amended Series A Preferred Stock.
+ Common Stock.
_______________

      (1) Effective June 1, 1997, M. W. Miller, Jr. was granted an NSO to purchase 110,000 shares of Amended Series A Preferred Stock for an option exercise price of $85.00 per share (aggregate purchase price of $9,350,000). Such NSO is exercisable as follows: as to 27,500 shares on June 1, 2000; as to 66,000 shares on June 1, 2001, and as to 16,500 shares on June 1, 2002. Mr. Miller's NSO will expire on June 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason.

      (2) Effective June 1, 1997, John T. Chandler was granted an NSO to purchase 133,333 shares of Common Stock (adjusted for the Reverse Stock Split) for an option exercise price (adjusted for the Reverse Stock Split) of $3.75 per share (aggregate purchase price of approximately $500,000) and an NSO to purchase 5,000 shares of Amended Series A Preferred Stock for an option exercise price of $85.00 per share (aggregate purchase price of $425,000). Such Common Stock NSO is exercisable as follows: as to 44,445 shares on June 1, 1999; as to 44,444 shares on June 1, 2000, and as to 44,444 shares on June 1, 2001. Such Amended Series A Preferred Stock NSO is exercisable as follows: as to 1,250 shares on June 1, 2000; as to 1,750 shares on June 1, 2001; and as to 2,000 shares on June 1, 2002. Mr. Chandler's Common Stock NSO and his Amended Series A Preferred Stock NSO will each expire on June 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason.

      (3) Effective June 1, 1997, Danny M. Dobbs was granted an NSO to purchase 400,000 shares of Common Stock (adjusted for the Reverse Stock Split) for an option exercise price (adjusted for the Reverse Stock Split) of $3.75 per share (aggregate purchase price of $1,500,000) and an NSO to purchase 25,000 shares of Amended Series A Preferred Stock for an option exercise price of $85.00 per share (aggregate purchase price of $2,125,000). Such Common Stock NSO is exercisable as follows: as to 133,334 shares on June 1, 1999; as to 133,333 shares on June 1, 2000; and as to 133,333 shares on June 1, 2001. Such Amended Series A Preferred Stock NSO is exercisable as follows: as to 6,250 shares on June 1, 2000; as to 8,750 shares on June 1, 2001; and as to 10,000 shares on June 1, 2002. Mr. Dobbs' Common
Stock NSO and his Amended Series A Preferred Stock NSO will each expire on June 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason.

      (4) Effective June 1, 1997, Mr. Richard Kennedy was granted an NSO to purchase 266,666 shares of Common Stock (adjusted for the Reverse Stock Split) at an exercise price (adjusted for the Reverse Stock Split) of $3.75 per share
(aggregate purchase price of approximately $1,000,000), and an NSO to purchase 5,000 shares of Amended Series A Preferred Stock at an exercise price of $85.00 per share (aggregate purchase price of $425,000). Such Common Stock NSO is exercisable as follows: as to 88,890 shares on June 1, 1999; as to 88,888 shares on June 1, 2000; and as to 88,888 shares on June 1, 2001. Mr. Kennedy's Common Stock NSO will expire on June 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason. Such Amended Series A Preferred Stock NSO is exercisable as follows: as to 1,250 shares on June 1, 2000; as to 1,750 shares on June 1, 2001; and as to 3,000 shares on June 1, 2002. Mr. Kennedy's Amended Series A Preferred Stock NSO will expire on August 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason.

            Aggregated Option/SAR Exercises in Last Fiscal Year
                    and Fiscal Year-End Option/SAR Values

        (a)               (b)         (c)                 (d)                      (e)
                        Shares                   Number of Securities       Value of Unexercised
                       Acquired                 Underlying Unexercised        in-the-Money
                          on         Value          Options/SARs at          Options/SARs at
                       Exercise     Realized       Fiscal Year-End (#)     Fiscal Year-End ($)(3)
       Name              (#)           ($)    Exercisable   Unexercisable  Exercisable   Unexercisable
       ----            --------     --------  -----------   -------------  -----------   -------------
Marsden W. Miller, Jr.     -            -     334,994 (1)          -             -            -
                           -            -           - (2)      110,000 (2)       -            -
                                              160,000 (3)          -             -            -

John T. Chandler           -            -      75,330 (1)      133,333 (1)       -         558,332
                           -            -           - (2)        5,000 (2)       -            -
                                               74,999 (3)          -             -            -

Richard K. Kennedy         -            -      16,629 (1)      266,666 (1)       -        1,116,664
                           -            -           - (2)        5,000 (2)       -            -

Danny M. Dobbs             -            -      22,653 (1)      402,155 (1)       -        1,675,000
                           -            -           - (2)       25,000 (2)       -            -
                                               38,799 (3)          -             -            -

Herbert F. Hamilton        -            -      13,332 (1)          -             -            -

______________

(1) Represents options to purchase shares of Common Stock exercisable under the Company's stock option plans at December 31, 1997 (as adjusted to reflect the Reverse Stock Split).

(2) Represents options to purchase shares of Amended Series A Preferred Stock exercisable under the Company's 1997 LTSIP Restatement at December 31, 1997.

(3) Represents the aggregate number of five-year stock purchase warrants, received (a) upon surrender of an employment agreement with the Company, determined based upon a formula whereby each of the individuals was to be offered a warrant, based upon the length of time of employment with the Company, for a maximum of two shares of Common Stock for each dollar of compensation remaining to be paid to such individual under his agreement (based upon the product of his highest monthly base salary and the number of months remaining under his contract), at an exercise price of $18.75 per share, and (b) for each dollar of salary reduction for the 15-month period commencing January 1, 1993 through March 31, 1994, as based on the same formula and at the same exercise price used in the granting of warrants upon surrender of employment agreements. See "Employment Agreements; Termination of Employment and Change-in-Control Arrangements" below.

(4) At December 31, 1997, the Company's Common Stock price was lower than the option and/or warrant exercise prices (as adjusted to reflect the Reverse Stock Split) with the exception of options granted effective June 1, 1997.

(5)      At  December  31,  1997,  the Company's  Amended  Series  A
     Preferred  Stock  price  was  equal  to  the  option   exercise
     price.

           These options were all awarded under the Company's stock option plans or the exchange of stock purchase warrants for the surrender of employment agreements, all of which are described above.

     Appreciation Option for M.W. Miller, Jr.
     ----------------------------------------

      Pursuant to the 1997 LTSIP Restatement, the Board approved an Appreciation Option for M. W. Miller, Jr., which was approved by shareholders at the December 17, 1997 Special Meeting of the Shareholders. The Board determined that the Appreciation Option to M. W. Miller, Jr. was in the best interests of the Company and its shareholders, and is required in order to retain the services of Mr. Miller, who has been instrumental in developing the
Company's China activities and in successfully concluding the Company's Offerings. The Appreciation Option would also provide Mr. Miller with additional incentive to increase the value of the Company based upon its market capitalization, thereby directly benefiting the shareholders of the Company by increasing the value of their investments in the Company.

                    Long-Term Incentive Plans
                   Awards in Last Fiscal Year

                                                             Estimated Future Payouts
                                                          Under Non-Stock Price Based Plans
                                                          ----------------------------------
         (a)             (b)              (c)               (d)           (e)         (f)
                                     Performance or
                     Number of         Other Period
                   Shares, Units     Until Maturation     Threshold     Target     Maximum
         Name     or Other Rights        or Payout         ($ or #)     ($ or #)   ($ or #)
         ----     ---------------    ----------------      --------     --------   --------

Marsden W. Miller, Jr.     (1)              (1)               (1)           (1)        (1)

____________

(1) The Appreciation Option Agreement provides Mr. Miller with the right, upon his payment of the Exercise Price (as defined below), to additional compensation (payable in cash or in shares of Common Stock or Preferred Stock or a combination thereof, as elected by the Company) based upon 5% of the difference between the market capitalization of the Company as of
June 1, 1997 and the market capitalization of the Company as of the date that Mr. Miller exercises the Appreciation Option. For purposes of the Appreciation Option, the Company's market capitalization is the total fair market value of the Company's outstanding shares of Common Stock, Preferred Stock and outstanding options and warrants. In general, fair market value is determined based on the trading price of marketable securities and by the Board of Directors as to the fair market value for securities for which there is no ready market. Fair market value as of the date of exercise of the Option is based on the average fair market value of the 30-day period immediately preceding the date  of  the  Appreciation Option exercise.  On June  1,  1997  and
December 31, 1997, the aggregate market capitalization of the Company was $161,547,223 and $177,572,416, respectively. Upon exercise of his Option, in the event the Company elects to settle the Option with shares of Stock, Mr. Miller must pay the Company twenty percent (20%) of the amount he is entitled to receive upon exercise of the Appreciation Option (before any reduction as hereinafter set forth), or any increment thereof, up to an aggregate maximum of $5 million (the "Exercise Price") in cash. In the event the Company elects to settle the Option in cash, the amount of cash Mr. Miller will receive will be reduced by the amount of the Exercise Price. Because Mr. Miller's Appreciation Option contemplates compensation determined with reference to increases in the Company's market capitalization without restriction, there is no effective limit on the amount of compensation which may become payable thereunder. Mr. Miller may exercise his Appreciation Option as of any June 1 or December 1 commencing June 1, 2002, upon 45 days written notice, in whole or in 10% increments. In the event that Mr. Miller exercises his Appreciation Option for less than the total amount available thereunder, the percentage increment as to which it is exercised will cease to be available to create additional compensation opportunity for Mr. Miller based upon subsequent appreciation in the Company's market capitalization. Mr. Miller's Appreciation Option expires on June 1, 2007 and will remain exercisable at any time prior to such expiration notwithstanding his termination of employment with the Company unless such employment is terminated by the Company for "cause" or is terminated by Mr. Miller without "good reason." In keeping with the provisions of the 1997 LTSIP Restatement discussed in "1997 LTSIP Restatement - Change of Control Provisions," in the event of a "change in control of XCL" the Appreciation Option will become immediately exercisable and the Company will be obligated to pay Mr. Miller, in cash, upon any exercise of his Appreciation Option, at least 40% of the net amount payable. This obligation may impede the consummation of a change of control of the Company.

Certain Federal Income Tax Effects
----------------------------------

      The  following  is a general summary of the principal  federal income tax effects to the Company under current law of the various awards which may be granted under the 1997 LTSIP Restatement. These descriptions do not purport to cover all potential tax consequences.

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits deductibility of certain compensation for the Company's Chief Executive Officer and the additional four executive officers of the Company who are highest paid and employed at year end to $1 million per year unless certain conditions are met which result in compensation being characterized as "performance-based." Awards under the Plan will not satisfy the conditions necessary to cause the compensation earned under them to qualify as "performance-based" compensation, which is not subject to the deductibility limit of Section 162(m) of the Code. It is the position of the Board of Directors that the approach necessary for the design of incentive compensation that will satisfy the criteria under Section 162(m) of the Code would compromise the best interests of the Company and its shareholders.

      Certain provisions in the 1997 LTSIP Restatement may afford the recipient of an Award under the 1997 LTSIP Restatement with special protections or payments which are contingent upon a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company's assets. To the extent that they are triggered by the occurrence of any such event, these special protections or payments may constitute "parachute payments" which, when aggregated with other "parachute
payments"   received  by  the  recipient,  could   result   in   the
recipient receiving "excess parachute payments." The Company would not be allowed a deduction for any such "excess parachute payments" and the recipient of such "excess parachute payments" would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed with respect to such payments.

Section 401(k) Plan
-------------------

      In  1989,  the Company adopted an employee benefit plan  under
Section 401(k) of the Internal Revenue Code for the benefit of employees meeting certain eligibility requirements. The Company has obtained a favorable determination from the Internal Revenue Service regarding the tax-favored status of this plan. Employees can contribute up to 10% of their compensation. The Company, at its discretion and subject to certain limitations, may contribute up to 75% of the contributions of each participant. The Company did not make any contributions to the 401(k) Plan in 1997.

Compensation of Directors and Other Arrangements
------------------------------------------------

      The Company reimburses its directors for travel and lodging expenses incurred in attending meetings of the Board of Directors. Effective January 1, 1990, directors (other than Messrs. Hummel and Palliser and those directors who are officers of the Company) were paid an annual retainer of $18,000 plus a fee of $1,000 for each Board meeting attended. In addition, such directors were paid a fee of $1,000 for each committee meeting attended.

      In April 1994, the Company entered into separate consulting agreements with Messrs. Hummel and Palliser, upon their becoming directors. Each of the agreements is terminable by either of the parties thereto upon written notice and provides that the individuals will render consulting services to the Company in their respective areas of expertise. Pursuant to the terms of the agreements, each of those directors receives compensation at the rate of $50,000 per annum, which includes the compensation they would otherwise be entitled to receive as directors and for attending meetings of the Board. In addition, pursuant to the terms of the 1992 LTSIP, Messrs. Hummel, Palliser, Reinhardt and Hofheinz, each a non-employee director, were each granted stock options for 6,666 shares of Common Stock exercisable at prices ranging from $18.75 to $31.59 per share (adjusted for the Reverse Stock Split).

       In June 1997, the Company entered into a consulting agreement with Mr. Fetters, a director of the Company. The agreement is for a one-year term ending July 31, 1998, to continue thereafter on a month to month basis. The agreement may be terminated by either party on thirty days written notice. Pursuant to the terms of the agreement, Mr. Fetters is to consult with the Company on all aspects of the Company's exploration, development and production projects. For his services Mr. Fetters is to receive $30,000 per annum, which is in addition to the compensation he receives as a director for attending meetings of the Board. In addition to the above compensation, Mr. Fetters is entitled to receive a finder's fee on certain specifically identified projects.

      Effective June 1, 1997, Messrs. Hummel, Palliser, Reinhardt, Hofheinz and Fetters were each granted nonqualified stock options to purchase 66,666 shares of Common Stock (adjusted for the Reverse Stock Split) exercisable at $3.75 (adjusted for the
Reverse Stock Split) per share under the 1997 LTSIP Restatement. See "Stock Options - 1997 LTSIP Restatement - Awards to Management" herein.

      Benjamin B. Blanchet, in his capacity as Executive Vice President, is entitled to a salary of $80,000 per year for up to 80 hours per month of services.

       Effective August 1, 1997, the Company entered into a Services Agreement with Mr. Blanchet. The Agreement is terminable by either party at any time without cause. Under the
Agreement, Mr. Blanchet is engaged to act as counsel to the Company to perform from time to time such services as the Company may request of him in that capacity. In general, compensation for services under the Services Agreement will be at the rate of $175 per hour for up to 80 hours per month. Also, under the
Services Agreement, the Company has agreed to provide Mr. Blanchet with office space, supplies, secretarial assistance, a library allowance, professional liability insurance, reimbursement for continuing legal education expenses and bar dues. Under the Services Agreement, Mr. Blanchet may, except as prohibited by law or the Louisiana Rules of Professional
Responsibility, represent other clients and engage in business for his own account.

       In connection with his employment by the Company, Mr. Blanchet received from the Company a $100,000 loan to replace benefits that he forfeited when he withdrew as a partner of Gordon, Arata, McCollam & Duplantis, L.L.P. to become Executive Vice President of the Company. The loan is to be repaid over eight years from annual bonus payments equal to interest, at the rate of 6.5% per annum, plus one-eighth of the original principal balance to be paid by the Company to Mr. Blanchet each year and shall be forgiven in its entirety if (i) the Company shall fail to pay timely any such bonus payment, shall breach the Services Agreement or shall terminate his employment without "cause" or
(ii) Mr. Blanchet terminates his employment with "good reason," in either case as such terms are defined in the note evidencing such loan.

      Effective August 1, 1997, Benjamin B. Blanchet was granted an NSO to purchase 400,000 shares of Common Stock for an option exercise price of $3.75 per share (aggregate purchase price of $1,500,000.00). Such Common Stock NSO is exercisable as to 133,334 shares on August 1, 1999; as to 133,333 shares on August 1, 2000 and as to 133,333 shares on August 1, 2001. On that same date Mr. Blanchet was granted an NSO to purchase 25,000 shares of Amended Series A Preferred Stock for an option exercise price of $85.00 per share (aggregate purchase price of $2,125,000). Such Amended Series A Preferred Stock NSO is exercisable as to 6,250 shares on August 1, 2000; as to 8,750 shares on August 1, 2001 and as to 10,000 shares on August 1, 2002. Mr. Blanchet's NSOs will expire on August 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason.

       During 1997 all regular employees were provided health insurance, a portion of the premium for which is paid by the Company, and life and disability insurance based upon a factor of the employee's base salary.

Employment Agreements; Termination of Employment and Change-in-
Control Arrangements
---------------------------------------------------------------

      Effective April 1, 1994, Messrs. M.W. Miller, Jr., J.T. Chandler, D.M. Dobbs, and R.C. Cline, in their capacities as executive and administrative officers of the Company and its various subsidiaries, agreed to surrender their employment agreements in consideration of the issuance of five-year warrants to purchase Common Stock at an exercise price of $18.75 per share (adjusted for the Reverse Stock Split), subject to customary anti-dilution adjustments. The number of warrants issued to such individuals was determined based upon a formula whereby each of the individuals was offered a warrant to purchase, based upon the length of time of employment with the Company, a maximum of two shares of Common Stock for each dollar of compensation remaining to be paid to such individual under his agreement (based upon the product of his highest monthly base salary and the number of months remaining under his agreement). Accordingly, Mr. Miller received warrants to purchase 125,000 shares; Mr. Chandler, 68,333 shares; Mr. Dobbs, 38,333 shares; and Mr. Cline, 16,666 shares, all adjusted for the Reverse Stock Split.

      Effective January 1, 1989, the Company adopted a policy addressing severance upon separation from the Company. Under this policy benefits due upon a change-in-control as therein defined range from three months salary for employees with less than one year of service to 24 months salary for employees with more than 10 years of service.

Report on Repricing of Options/SARs
-----------------------------------

      During the fiscal year ended December 31, 1997, there were no repricings of stock options awarded to any of the named executive officers.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

       For the year ended December 31, 1997, the following nonexecutive directors of the Company, served as members of the Compensation Committee of the Board of Directors: Messrs. M. Palliser, A.W. Hummel, Jr., F. Hofheinz (Chairman) and F.J. Reinhardt, Jr. None of the members of the Compensation Committee were formerly, nor are any members currently, officers or employees of the Company or any of its subsidiaries.

       Compensation Committee Report on Executive Compensation
       -------------------------------------------------------

       The Compensation Committee of the Board of Directors ("Committee") establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and certain other managers, and administers the Stock Option Plans and Long Term Stock Incentive Plan. The Committee currently consists of four independent, nonemployee directors: Messrs. F. Hofheinz, who serves as Chairman, M. Palliser, Arthur W. Hummel, Jr. and Francis J. Reinhardt, Jr.

Compensation Policies and Philosophy
------------------------------------

      The Committee has determined that the compensation program of the Company should not only be adequate to attract, motivate and retain executives, key employees and other individuals who the Company believes may make significant contributions to the Company's results, but should also be linked to the value delivered to shareholders as reflected in the price of the Company's Common Stock.

       The Committee believes that the cash compensation of executive officers, as well as other key employees, should be competitive with other similarly situated companies while, within the Company, being fair and discriminating on the basis of personal performance. In general, in establishing total cash compensation for its executives, the Committee has taken into account the median cash compensation of executives employed by competitors including some of the companies reflected in the peer group identified in the Performance Graph set forth below, which the Committee believes represent the Company's most direct competition for executive talent. The Committee receives recommendations from management as to executive compensation and, in light of the Company's performance and the economic conditions facing the Company, determines appropriate compensation levels for recommendation to the Board of Directors. The Committee does not assign relative weights to individual factors and criteria used in determining executive compensation and does not use
quantifiable  targets in determining compensation.   For  1997,  the
Company did not retain the services of a compensation consulting firm.

       Awards of stock options are intended both to retain executives, key employees and other individuals who the Company believes may make significant contributions to the Company's results and to motivate them to improve long-term stock market performance. Options are granted at or above the prevailing market price and will have value only if the price of the Company's Common Stock increases.

      Effective January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Code") generally denies a tax deduction to any publicly held corporation for compensation that exceeds $1 million paid to certain senior executives in a taxable year, subject to an exception for "performance-based compensation" as defined in the Code and subject to certain transition provisions. Gains on the exercise of nonqualified stock options granted through December 31, 1994, will be tax deductible under the transition rules. Restricted stock awards by definition granted after February 17, 1993, are not deductible. At present the Committee does not intend to recommend amendment to the Stock Option Plans to meet the restrictive requirements of the Code.

      The Committee believes that annual incentive awards should be commensurate with performance. It further believes that in order to meet this objective it needs to have the ability to exercise its judgment or discretion to evaluate performance against qualitative criteria. It is the Committee's opinion that the benefits to the Company of the use of a qualitative approach to the compensation of senior executives such as the Chairman outweigh the nonmaterial loss of a portion of the deductions associated with that compensation.

      In recognition of the efforts and sacrifices of management that had enabled the Company in mid-1997 to be on track to meet its 1997 goals, the need to retain existing management and the need to attract qualified and competent personnel, in June 1997, the Board of Directors reassessed the need for adjusting management's compensation to provide for additional incentives to management. As a result of this reassessment, the Board of Directors approved amendments to and a restatement of the Company's 1992 LTSIP subject to shareholders approval, which was obtained on December 17, 1997. These amendments generally made available to the Committee the authority to grant Awards to executives employed by the Company entitling such executives to acquire shares of the Company's Preferred Stock and Common Stock. They also made available to the Committee the authority to grant appreciation awards. As described in greater detail in "Awards to Management," the Board of Directors made, subject to the approval of the shareholders of the Company, which was obtained on December 17, 1997, certain Awards under the 1997 LTSIP Restatement effective as of June 1, 1997 (except for awards to the CFO and an Executive Vice President which were effective
October 6 and August 1, 1997, respectively). The Committee believes that the 1997 LTSIP Restatement and the Awards granted thereunder effectively encourage retention and continuity of management, appropriately reward management for its past performance and align the interests of management with those of the Company's shareholders by providing management with the opportunity to share in the creation of the Company's value.

      On December 17, 1997, the Committee reviewed the Company's 1997 financial results and 1997 nonfinancial goals and determined that, in light of (i) the Company's continued successful drilling results in the Zhao Dong Block in the Bohai Bay in China, (ii)
the fact that top officials in China's oil industry have indicated that the Company will be offered additional exploration and development rights in China and (iii) the Company's successful placement in May 1997 of $100 million of Preferred Stock and Notes, the proceeds of which allowed the Company to commence achieving its objectives in China, the Company's financial and operating goals for 1997 had been met and exceeded.

Company Performance and Chief Executive Officer Compensation
------------------------------------------------------------

       The Committee, in connection with determining the appropriate compensation for Marsden W. Miller, Jr. as Chief Executive Officer ("CEO"), took into account the financial condition of the Company, including its liquidity requirements. It determined that the CEO had been successful in disposing of assets and raising capital throughout the year. Taking into consideration the performance of the CEO, as well as the
Company's  current  cash  position and near term  requirements,  the adoption of the 1997 LTSIP Restatement and the NSO and Appreciation Option awarded to the CEO under the 1997 LTSIP Restatement, the Committee decided that the 1997 awards should serve in lieu of a cash salary increase or bonus to the CEO for the present time.

Compensation of Other Executive Officers
----------------------------------------

      The  Committee,  in  consultation with the  CEO,  applied  the information and other factors outlined above in reviewing and approving the compensation of the Company's other executive officers.

December 17, 1997                  COMPENSATION COMMITTEE

                                   Fred Hofheinz, Chairman
                                   Arthur W. Hummel
                                   Michael Palliser
                                   Francis J. Reinhardt, Jr.

Shareholder Return Performance Presentation
-------------------------------------------

      Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the
Company's  Common  Stock  against the AMEX Market  Value  Index  for the years 1993 through 1997, with a peer group selected by the Company for the past five fiscal years. The peer group consists of the same independent oil and gas exploration and production companies used in last year's comparison, namely: Alta Energy Corporation; Amerac Energy Corporation (formerly Wolverine Exploration Company); Bellwether Exploration Company; Brock Exploration Corporation; Tom Brown, Inc.; Caspen Oil, Inc.; Chemfirst Inc. (formerly First Mississippi Corporation); Cobb Resources Corporation; Coda Energy, Inc.; Comstock Resources, Inc.; Crystal Oil Company; DeKalb Energy Company; Edisto Resources Company; Energen Corporation; Forest Oil Corporation; Geodyne Resources, Inc.; Global Natural Resources, Inc.; Goodrich Petroleum Corporation (formerly Patrick Petroleum Company); Hallador Pete Company; Hondo Oil & Gas Company; Kelley Oil & Gas Partners; Louis Dreyfus Natural Gas (formerly American Exploration Company); Magellan Petroleum Corporation; Maynard Oil Company; Monterey Resources, Inc. (formerly McFarland Energy, Inc.); MSR Exploration Limited; Numac Energy, Inc.; Pacific Enterprises; Penn Virginia Corporation; Plains Resources, Inc.; Presidio Oil; Wainoco Oil Corporation; Wichita River Oil; and Wiser Oil Company. The relevant information with respect to the peer group was furnished by Standard & Poors Compustat Service.
The graph assumes that the value of the investment in the Company's Common Stock and the peer group stocks were $100 on January 1, 1992 and that all dividends were reinvested.

             [SHAREHOLDER RETURN PERFORMANCE GRAPH]

                 1993       1994       1995      1996       1997
               Return     Return     Return     Return     Return
               ------     ------     ------     ------     ------
XCL             49.96      72.18      27.73      16.62      24.82
Peer Group     121.87     121.48     153.45     183.12     217.52
AMEX           119.52     108.63     137.32     146.10     171.48

                       SECURITY OWNERSHIP
           OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

     The following table sets forth as of March 31, 1998, the individuals or entities known to the Company to own more than 5 percent of the Company's outstanding shares of voting securities. As of that date there were 22,926,333 shares of Common Stock, excluding 69,471 shares held as treasury stock; 1,129,453 shares of Amended Series A Preferred Stock; and 47,085 shares of Amended Series B Preferred Stock issued and outstanding. Except as otherwise indicated, all shares are owned both of record and beneficially.

                                                       Amended Series A        Amended Series B
                                  Common Stock (1)     Preferred Stock(2)     Preferred Stock (3)
                               ---------------------   ---------------------  ----------------------
Name and Address               Number of     Percent   Number of     Percent  Number of     Percent
of Beneficial Owner             Shares      of Class    Shares      of Class   Shares       of Class
-------------------            --------     --------   ---------    --------  --------      --------
Cumberland Associates
1114 Avenue of the Americas
New York, New York  10036      2,900,228 (4)    11.28     214,909       19.03      --           --

KAIM Non-Traditional, L.P.
1800 Avenue of the Stars,
2nd Floor
Los Angeles, California 90026  4,858,366 (4)(5) 18.08     311,908 (6)    27.62   47,085         100

Mitch Leigh
29 West 57th Street
New York, New York  10019      1,487,341 (4)(7)  8.33         --           --      --            --

Marsden W. Miller, Jr.
110 Rue Jean Lafitte, 2nd Floor
Lafayette, Louisiana 70508     1,665,713 (4)(8)  7.11         --           --      --            --

______________
(1) This table includes shares of Common Stock issuable upon conversion of the shares of Amended Series A Preferred Stock. Each share of Amended Series A Preferred Stock is convertible into approximately 11 shares of Common Stock.

(2) The holders of Amended Series A Preferred Stock are entitled to cast the same number of votes as the shares of Common Stock then issuable upon conversion thereof (currently 11 votes) on any matter subject to the vote of Common Stockholders.

(3) Each share of Amended Series B Preferred Stock is convertible into approximately 26.3 shares of Common Stock, if the Common Stock issuable on conversion has not been registered and 21 shares of Common Stock, if the Common Stock issuable on conversion has been registered, subject to adjustment, on or after August 31, 1998. Each share of Amended Series B Preferred Stock is entitled to 50 votes per share.

 (4)       Includes   shares  issuable  upon  the   exercise   of
     outstanding stock purchase warrants exercisable within the next 60 days.

 (5) Includes 16,874 shares owned by Richard A. Kayne, a director, CEO and President of Kayne Anderson Investment Management, Inc., the general partner of KAIM Non-
     Traditional, L.P. ("KAIM LP"). The shares over which Mr. Kayne has sole voting and dispositive power are held by him directly or by accounts for which he serves as trustee or custodian. The shares over which Mr. Kayne and KAIM LP have shared voting and dispositive power are held by accounts for which KAIM LP serves as investment adviser (and, in some cases as general partner). KAIM LP disclaims beneficial ownership of these shares, except to the extent that they are held by it or attributable to it by virtue of its general partner interests in certain limited partnerships holding such shares. Mr. Kayne disclaims beneficial ownership of the shares reported, except those shares attributable to him by virtue of his limited and general partner interests in such limited partnerships and by virtue of his indirect interest in the interest of KAIM LP in such limited partnerships.

(6) Includes 2,610 shares owned by Richard Kayne, a director, CEO and President of Kayne Anderson Investment Management, Inc., the general partner of KAIM Non-Traditional, L.P. ("KAIM LP") The shares over which Mr. Kayne has sole voting and dispositive power are held by him directly or by accounts for which he serves as trustee or custodian. The shares over which Mr. Kayne and KAIM LP have shared voting and dispositive power are held by accounts for which KAIM LP serves as investment adviser (and, in some cases as general partner). KAIM LP disclaims beneficial ownership of these shares, except to the extent that they are held by it or attributable to it by virtue of its general partner interests in certain limited partnerships holding such shares. Mr. Kayne disclaims beneficial ownership of the shares reported, except those shares attributable to him by virtue of his limited and general partner interests in such limited partnerships and by virtue of his indirect interest in the interest of KAIM LP in such limited partnerships.

(7) Includes 104,132 shares owned by Mr. Leigh's wife. Does not include shares and warrants held in custodial and trust accounts for Mr. Leigh's minor children, which Mr. Leigh does not control. Mr. Leigh disclaims beneficial ownership of all shares held by his wife and minor children.

(8)      Includes  shares  issuable upon the  exercise  of  stock
     options  exercisable within the next 60 days; and  1,000,000 shares of restricted stock subject to certain forfeiture provisions.

Security Ownership of Management
---------------------------------

      The following table sets forth information concerning the shares of the Company's Common Stock owned beneficially by each director of the Company, and all directors and executive officers as a group as of March 15, 1998. As of that date there were 22,926,333 shares of Common Stock issued and outstanding, excluding 69,741 shares of Common Stock held as treasury stock, and 1,129,453 shares of Amended Series A Preferred Stock issued and outstanding. The mailing address for all such individuals is XCL Ltd., 110 Rue Jean Lafitte, 2nd Floor, Lafayette, Louisiana 70508.

                                      Common Stock         Amended Series A Preferred Stock
                            _____________________________     __________________________
                               Number            Percent       Number        Percent
 Name of Beneficial Owner     of Shares         of Class      of Shares     of Class
 ------------------------     ---------         --------      ---------     --------

Marsden W. Miller, Jr.       1,665,713 (1)(2)(3)(4)  7.11         --            --
John T. Chandler               554,940 (1)(2)(3)(4)  2.40       20,000 (2)     0.02
Benjamin B. Blanchet               200 (5)            --          --            --
Fred Hofheinz                    6,666 (3)           0.03         --            --
Arthur W. Hummel, Jr.            6,666 (3)           0.03         --            --
Sir Michael Palliser             6,666 (3)           0.03         --            --
Francis J. Reinhardt, Jr.       40,798 (3)(6)        0.18         --            --
R. Thomas Fetters, Jr.          62,699 (4)           0.27         --            --
All directors and officers
of the Company as a group
 (15 persons)                2,484,064 (3)(4)       10.83       20,000 (2)     0.02

____________

(1) Includes 13,333 shares which are subject to an option granted under agreement dated October 1, 1985 in favor of John T. Chandler. Such shares are also included in Mr. Chandler's holding inasmuch as the option is presently exercisable. For purposes of the total holdings of the group, the shares are included solely in Mr. Miller's share holdings.
(2) Includes shares of restricted stock awarded to Messrs. Miller and Chandler which are subject to certain forfeiture provisions.
(3) Includes shares of Common Stock which may be acquired pursuant to options which are exercisable within 60 days.
(4) Includes shares of Common Stock which may be acquired pursuant to stock purchase warrants exercisable within 60 days.
(5) Represents shares of Common Stock owned by Mr. Blanchet's children. Mr. Blanchet disclaims beneficial ownership of these shares.
(6) Includes 6,666 shares of Common Stock owned by Carl H. Pforzheimer & Co. of which Mr. Reinhardt is a general partner and 13,333 shares owned by Petroleum and Trading Corporation of which Mr. Reinhardt is an officer and director. Mr. Reinhardt disclaims beneficial ownership of the shares owned by Petroleum and Trading Corporation.


                    DESCRIPTION OF EXISTING DEBT

General
-------

      The Company's only outstanding long-term indebtedness is represented by the Notes issued in connection with the Note Offering concluded on May 20, 1997. The Notes are limited in aggregate principal amount to $75 million. The Notes represent senior obligations of the Company and rank pari passu in right of payment with all indebtedness of the Company and senior to any
indebtedness  that is expressly subordinated to the  Notes.   The
Notes are secured by (i) a pledge of all the capital stock of XCL-China and any other future restricted subsidiary and (ii) the subsidiary guarantees of XCL-China and any other Subsidiary Guarantor. The Notes will mature on May 1, 2004. The Notes bear interest at the rate of 13.50% per annum, payable semiannually on May 1 and November 1 of each year, commencing November 1, 1997.

     The Notes were issued pursuant to the terms of the Indenture with Fleet National Bank as the original Trustee. The Trustee is now State Street Bank and Trust Company of Connecticut N.A. The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The Indenture contains customary representations and warranties by the Company as well as certain affirmative and negative covenants briefly described elsewhere in this Prospectus. See "Risk Factors -- Restrictions Imposed by Terms of the Company's Indebtedness."

      The Company also had $2.5 million in limited recourse debt outstanding as of December 31, 1997, which was collateralized by the Lutcher Moore Tract. Expressions of interest to purchase the property have been received from several parties and the Company is presently evaluating such proposals with the intent to sell the property. The Company is also evaluating the possibility of developing the property into a source of wetland mitigation credits. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Domestic Properties."

                  DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of XCL consists of 500,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 2,400,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), 70,000 of which have been designated Amended Series B, Cumulative Convertible Preferred Stock, and 2,085,000 of which have been designated Amended Series A, Cumulative Convertible Preferred Stock.

     Common Stock
     ------------

General
-------

     As of March 31, 1998, there were 22,926,333 shares of Common Stock outstanding, excluding 69,471 shares held in treasury, held by approximately 3,600 stockholders of record. Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Common Stock have no preemptive right to maintain their percentage of ownership in future offerings or sales of stock of XCL. Holders of shares of Common Stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of XCL. The holders of Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the Board of Directors of XCL out of funds legally available therefor (subject to restrictions in the Indenture and any credit agreement). Upon liquidation, dissolution, or winding up of the affairs of XCL, the holders of Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of XCL available for distribution to holders of Common Stock. The shares of Common Stock currently outstanding are, and the shares of Common Stock underlying the Warrants offered hereby when issued will be, fully paid and nonassessable.

     Effective December 17, 1997, the Company effected a one-for-fifteen reverse stock split of its outstanding shares of Common
Stock.

      The United States registrar and transfer agent for the Common Stock is ChaseMellon Shareholder Services, L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660, (Telephone No. 1-800-851-9677). The transfer agent for the Common Stock in the United Kingdom is IRG plc, Balfour House, 390/398 High Road, Ilford, Essex IG1 1NQ, England (Telephone No. 0181-478-8241).

Special Charter and By-Law Provisions
-------------------------------------

      General Effect. The Board of Directors of the Company believes that certain provisions in its Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation") and the Amended and Restated By-Laws of XCL (the "By-Laws") will effectively reduce the possibility that a third party could effect a sudden or surprise change of majority control of the Company's Board of Directors or successfully complete a takeover of XCL without the support of the incumbent Board of Directors.

      Certain provisions in the Certificate of Incorporation and By-Laws of XCL may have significant effects on the ability of the stockholders of XCL to change the composition of the incumbent Board of Directors and to benefit from certain transactions that are opposed by the incumbent Board of Directors.

     XCL has adopted a number of provisions in its Certificate of Incorporation and By-Laws that might discourage certain types of transactions that involve an actual or threatened change of control of XCL. The provisions may make it more difficult and time consuming to change majority control of the Board of Directors, and thus reduce the vulnerability of XCL to an unsolicited offer to acquire XCL, particularly an offer that does not contemplate the acquisition of all of XCL's outstanding shares. As more fully described below, the Board believes that, as a general rule, such unsolicited offers are not in the best interests of XCL and its stockholders at this time.

      The Board of Directors of XCL believes that the threat of removal of XCL's management, in the case of a takeover bid, severely curtails its ability to negotiate effectively with a potential purchaser of XCL or its subsidiaries. In such a situation, management is deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals, and to help ensure that the best transaction involving XCL is ultimately undertaken. The Board believes a takeover of XCL without prior negotiation with XCL's management would be detrimental to XCL and its stockholders. Consequently, the Board thinks that the benefits of protecting its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure XCL outweigh the disadvantages of discouraging such proposals. The Certificate of Incorporation makes it more difficult for a holder of a substantial block of Common Stock to acquire control of, or to remove, the incumbent Board and could thus have the effect of entrenching incumbent management. At the same time, the anti-takeover provisions help ensure that the Board, if confronted by a surprise proposal from a third party who has recently acquired a block of Common Stock, will have sufficient time to review the proposal and alternatives to it and to seek better proposals for its stockholders, employees, suppliers, customers, and others.

      The anti-takeover provisions are intended to encourage persons seeking to acquire control of XCL to initiate such an acquisition through arm's-length negotiations with XCL's management and Board of Directors. The Certificate of Incorporation could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of XCL, even though such an attempt might be beneficial to XCL and its stockholders.

      Fair Price Provision. The purchaser in corporate takeovers often pays cash to acquire a controlling equity interest in a corporation and then arranges a transaction to acquire the balance of the shares for a lower price or less desirable consideration (frequently securities of the purchaser that do not have an established trading market at the time of issue) or both. This practice is known as "two-tier pricing" and tends (and may be designed) to cause stockholders to accept the initial offer for fear of becoming minority stockholders in a controlled corporation or being forced to accept a lower price or less favorable consideration for their shares. To alleviate this problem, XCL has included in its Certificate of Incorporation a provision (the "Fair Price Provision") designed to assure that all stockholders of XCL will receive substantially the same price for their shares in transactions in which XCL is acquired in two or more steps.

      The Fair Price Provision discourages two-step acquisitions of XCL by requiring that mergers and certain other business combinations involving XCL and any Interested Stockholder (as hereinafter defined) either (1) meet certain minimum price and procedural requirements, (2) be approved by a majority of the members of XCL's Board of Directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became a 20% stockholder, (3) be approved by the favorable vote of at least 67% of the voting power of the Voting Stock and a majority of the outstanding shares of Voting Stock (as hereinafter defined) held by persons who are neither Interested Stockholders nor affiliates of Interested Stockholders, or (4) be approved by the holders of at least 80% of the outstanding shares of Voting Stock.

      The Fair Price Provision is designed to prevent a purchaser from utilizing two-tier pricing and similar tactics in an attempted takeover of XCL. It has the overall effect of making it more difficult to acquire and exercise control of XCL and may provide officers and directors with enhanced ability to retain their position in the event of a takeover bid. It is not designed to prevent or discourage all tender offers for control of XCL. The Fair Price Provision does not preclude an offeror from making a tender offer for some of the shares of XCL's stock without proposing a Business Combination (as defined below) in which the remaining shares of stock are purchased. Except for the restrictions on Business Combinations, the Fair Price Provision will not prevent a holder of a controlling interest of the XCL Common Stock from exercising control over XCL or increasing its interest in XCL. The Board will support or oppose any future takeover proposal, whether or not the proposal satisfies the fair price requirements for the Fair Price Provision, if the Board determines that its support or opposition is in the best interests of XCL's stockholders.

      The Fair Price Provision will not limit the ability of a third party to effect a Business Combination, as long as such third party owns (or can obtain the affirmative votes of) at least 80% of the outstanding shares of all classes of capital stock entitled to vote generally in the election of directors (the "Voting Stock").

      Certain Definitions Used in the Fair Price Provision. An "Interested Stockholder" is defined in the Fair Price Provision as anyone who is the beneficial owner of 20% or more of the Voting Stock, and includes any person who, in a transaction not involving a public offering, is an assignee of or has succeeded to any shares of Voting Stock of XCL that were at any time within the prior two-year period beneficially owned by an Interested Stockholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the stock. The Board of Directors of XCL considers that a 20% holding, which is four times the minimum ownership requirement imposed in connection with various reporting requirements under the Exchange Act for stockholders of public companies, is appropriate to define an Interested Stockholder.

        A "Business Combination" includes the following transactions: (1) a merger or consolidation of XCL or any subsidiary with an Interested Stockholder or with any other company or entity that is, or after such merger or consolidation would be, an affiliate of an Interested Stockholder; (2) the sale or other disposition by XCL or a subsidiary of assets having an aggregate fair market value equal to 10% or more of the net assets of XCL or more if an Interested Stockholder (or an affiliate thereof) is a party to the transaction; (3) the issuance or transfer of stock or other securities of XCL or of a subsidiary to a person or entity that, immediately before such issuance, is an Interested Stockholder (or an affiliate thereof) in exchange for cash or property (including stock or other securities) having an aggregate fair market value equal to 10% or more of the net assets of XCL; (4) the adoption of any plan or proposal for the liquidation or dissolution of XCL proposed by or on behalf of an Interested Stockholder (or an affiliate thereof); or (5) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding stock (or securities convertible into stock) of any class of XCL or any of its subsidiaries owned by an Interested Stockholder or affiliate.

      A "Disinterested Director" is a member of the Board of Directors of XCL who is not affiliated with or a nominee of an Interested Stockholder and was a director of XCL immediately before the time the Interested Stockholder became an Interested Stockholder, and any successor to such Disinterested Director who is not affiliated with or a nominee of an Interested Stockholder and was recommended for nomination or election to the Board by a majority of the Disinterested Directors then on the Board.

      Requirements for Certain Business Combinations Without the Fair Price Provision. If XCL's Certificate of Incorporation did not include the Fair Price Provision, mergers, consolidations, the sale of substantially all of the assets of XCL, the adoption of a plan of dissolution of XCL and reclassification of securities and recapitalizations of XCL involving amendments to the Certificate of Incorporation would require approval by the holders of a majority of the voting power of the Voting Stock. Certain other transactions, such as sales of less than substantially all of the assets of XCL, certain mergers involving a wholly owned subsidiary of XCL and recapitalizations and reclassifications not involving amendments to the Certificate of Incorporation would not require stockholder approval.

      Requirements for Certain Business Combinations Under the Fair Price Provision. Under the Fair Price Provision, it will be a condition to a Business Combination with an Interested Stockholder that the transaction either (1) meet certain price criteria and procedural requirements (discussed below), or (2) be approved by a majority of the Disinterested Directors, or (3) be approved by the favorable vote of at least 67% of the voting power of the Voting Stock and a majority of the outstanding shares of Voting Stock held by persons who are neither Interested Stockholders or affiliates of Interested Stockholders, or (4) be approved by the favorable vote of at least 80% of the voting power of the Voting Stock. If the minimum price criteria and procedural requirements are met or the requisite approval of the Disinterested Directors is obtained with respect to a particular Business Combination, then the normal requirements of Delaware law will apply, and only a majority vote of the outstanding Voting Stock will be required or, for certain transactions as noted above, no stockholder vote will be necessary. If the minimum price criteria and procedural requirements are not met or the requisite approval of the Disinterested Directors is not obtained, or the requisite vote of shareholders not affiliated with the Interested Stockholder is not obtained, then a Business Combination with an Interested Stockholder will require an 80% stockholder vote. One consequence of the Fair Price Provision, therefore, is that additional time and expense would be required to effect certain Business Combinations due to the need to hold a special stockholders' meeting.

      Exceptions to Higher Vote Requirements under the Fair Price Provision. The 80% affirmative stockholder vote contemplated by the Fair Price Provision will be required only if (1) the minimum price criteria and procedural requirements described under (a) and (b) below are not satisfied or (2) the transaction is not approved by a majority of the Disinterested Directors or (3) the requisite vote of shareholders not affiliated with the Interested Stockholder is not obtained.

      (a) Minimum Price Criteria. In a Business Combination involving cash or other consideration paid to XCL's stockholders, the consideration must be either cash or the same type of consideration used by the Interested Stockholder in acquiring the largest portion of its Voting Stock before the first public announcement of the terms of the proposed Business Combination (the "Announcement Date"). In addition, the fair market value (calculated in accordance with the Fair Price Provision) of the consideration to be paid on the date the Business Combination was consummated (the "Consummation Date") must meet certain minimum price criteria described herein.

      In the case of payments to holders of Common Stock and Preferred Stock, the fair market value per share of such payments must be at least equal in value to the higher of (1) the highest price per share (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder in acquiring any shares of such class or series of stock during the two years before the Announcement Date (even if the
Interested Stockholder was not an Interested Stockholder at the time of any such acquisitions) or in the transaction in which it became an Interested Stockholder (whichever is higher), or (2) the fair market value per share of such class or series of stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; provided, however, the holders of Preferred Stock shall be entitled to receive an amount at least equal to the highest preferential amount payable upon dissolution, liquidation or winding up of XCL applicable thereto if the Interested Stockholder has not previously purchased shares of Preferred Stock or such price paid for Preferred Stock is lower than such preferential amount. If the Interested Stockholder purchased any shares of Common Stock during the two-year period before the Announcement Date, the minimum price might be fixed based on a purchase occurring as long as two years before the Announcement Date. If the Determination Date was more than two years before the Announcement Date, then the minimum price could be set as of such earlier date. If the Interested Stockholder did not purchase any shares of Common Stock during the two-year period before the Announcement Date or in the transaction on the Determination Date in which it became an
Interested Stockholder (e.g., if it became an Interested Stockholder through the acquisition of shares of another class of Voting Stock), the minimum price would be as determined under (2) above.

     For example, if the acquisition by an Interested Stockholder of its Common Stock interest was by cash purchases in open market transactions and the highest price paid per share of Common Stock during the previous two years (including in the transaction in which it became an Interested Stockholder) was $5.00, and assuming that the fair market values per share of Common Stock on the Determination Date and on the Announcement Date were $4.00 and $4.50, respectively, the amount required to be paid to the holders of Common Stock would be the amount per share in cash equal to the higher of (1) $5.00 (the highest price paid), and
(2) $4.50 (fair market value on the Announcement Date). Accordingly, in order to comply with the Fair Price Provision's minimum price criteria, the Interested Stockholder would be required to pay at least $5.00 per share in cash to holders of Common Stock in the Business Combination. If the Interested Stockholder did not purchase any shares of Common Stock during the two-year period before becoming an Interested Stockholder (e.g., if it became an Interested Stockholder through the acquisition of shares of another class of Voting Stock), the minimum price payable under the Fair Price Provision for shares of Common Stock would be the fair market value on the Announcement Date or on the Determination Date, whichever is higher, resulting in a price, in the foregoing example, of $4.50 per share in cash. All such prices shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, subdivision, combination of shares or similar event.

     In the case of payments to holders of any class or series of XCL's Voting Stock other than Common Stock, the fair market value per share of such payments must be at least equal to the higher of (a) the highest price per share determined with respect to such class or series of stock in the same manner as described in clauses (1) and (2) of the preceding paragraphs, or (b) the highest preferential amount per share to which the holders of such class or series of Voting Stock are entitled in the event of a voluntary or involuntary liquidation of XCL.

      Under the minimum price requirements, the fair market value of non-cash consideration to be received by holders of shares of any class of Voting Stock in a Business Combination is to be determined in good faith by the Board of Directors of XCL.

      Under the Fair Price Provision, the Interested Stockholder is required to meet the minimum price with respect to each class of stock before proposing the Business Combination. If the minimum price criteria and the procedural requirements (discussed below) are not met with respect to each class of Voting Stock, then an 80% vote of stockholders will be required to approve the Business Combination unless the transaction is approved by the favorable vote of at least 67% of the voting power of the Voting Stock and a majority of the outstanding shares of Voting Stock held by persons who are neither Interested Stockholders nor affiliates of Interested Stockholders, or by a majority of the Disinterested Directors.

      If the proposed Business Combination does not involve receipt by the other stockholders of XCL of cash or other property, such as a sale of assets or an issuance of XCL's securities to an Interested Stockholder, then the price criteria discussed above will not apply and an 80% vote of stockholders will be required unless the transaction is approved by the favorable vote of at least 67% of the voting power of the Voting Stock and a majority of the outstanding shares of Voting Stock held by persons who are neither Interested Stockholders nor affiliates of Interested Stockholders, or by a majority of the Disinterested Directors.

      (b) Procedural Requirements. Under the Fair Price Provision, unless the Business Combination is approved by a majority of the Disinterested Directors, the Business Combination will be subject to the 80% stockholder vote requirement, even if it satisfies the minimum price criteria, in each of the following situations:

          (1) If XCL, after the Interested Stockholder became an Interested Stockholder, (i) reduced the rate of dividends paid on the Common Stock (unless such reduction was necessary to reflect any subdivision of the Common Stock), or (ii) failed to increase the rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless such reduction was approved by a majority of the Disinterested Directors. This provision is designed to prevent an Interested Stockholder from attempting to depress the market price of the Common Stock before proposing a Business Combination by reducing dividends on the Common Stock, and thereby reducing the consideration required to be paid pursuant to the minimum price provisions of the Fair Price Provision.

           (2) If the Interested Stockholder acquired any additional shares of Voting Stock except in the transaction pursuant to which it became an Interested Stockholder. This provision is intended to prevent an Interested Stockholder from purchasing additional shares of Voting Stock without compliance with the provisions of the Fair Price Provision.

           (3) If the Interested Stockholder, at any time after it became an Interested Stockholder, whether in connection with the proposed Business Combination or otherwise, received the benefits of any loss or other financial assistance or tax advantage provided by XCL (other than proportionately as a stockholder). This provision is intended to deter an Interested Stockholder from self-dealing or otherwise taking advantage of its equity position in XCL by using XCL's resources to finance the proposed Business Combination or otherwise for its own purposes in a manner not proportionately available to all stockholders.

       Under the Fair Price Provision, unless the Business Combination is approved by a majority of the Disinterested Directors, to avoid the 80% stockholder vote requirement even if the other conditions described above are met, a proxy or information statement disclosing the terms and conditions of the proposed Business Combination and complying with the requirements of the proxy rules promulgated under the Exchange Act will have to be mailed to all stockholders of XCL at least 30 days before the consummation of a Business Combination. This provision is intended to ensure that XCL's stockholders will be fully informed of the terms and conditions of the proposed Business Combination even if the Interested Stockholder is not otherwise legally required to disclose such information to stockholders.

      NONE OF THE MINIMUM PRICE OR PROCEDURAL REQUIREMENTS DESCRIBED ABOVE WILL APPLY IN THE CASE OF A BUSINESS COMBINATION APPROVED BY A MAJORITY OF THE DISINTERESTED DIRECTORS OR THE FAVORABLE VOTE OF 67% OF THE OUTSTANDING SHARES AND A MAJORITY OF THE SHARES HELD BY PERSONS WHO ARE NEITHER THE INTERESTED STOCKHOLDER NOR AFFILIATES OF THE INTERESTED STOCKHOLDER, AND, IN THE ABSENCE OF SUCH APPROVAL, ALL OF SUCH REQUIREMENTS WILL HAVE TO BE SATISFIED TO AVOID THE 80% STOCKHOLDER VOTE REQUIREMENT.

      Classified Board. XCL's Board of Directors is divided into three classes of directors serving staggered three-year terms, with one class of directors to be elected at each annual meeting of shareholders to hold office until the end of their term or until their successors have been elected and qualified. Directors may not be removed without cause except upon the affirmative vote of the holders of 67% of the outstanding shares of Voting Stock. This provision makes it more difficult to effect an involuntary change in incumbent management.

       No Cumulative Voting. Neither the Certificate of Incorporation nor the By-Laws permit cumulative voting. Thus, a purchaser of a block of Common Stock representing less than a majority of the outstanding shares will have no assurance of proportional representation on the Board of Directors.

      No Action by Stockholder Consent. Delaware law provides that, unless a corporation's certificate of incorporation denies the right, stockholders may act by a written consent executed by the holders of a majority of the outstanding shares of voting stock without holding a special or annual meeting of stockholders. The Certificate of Incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of stockholders of XCL from being taken by the written consent of stockholders without a meeting unless authorized by a majority of the Disinterested Directors. The intent of this provision is to provide an open forum at a stockholders' meeting for all stockholders to have a chance to attend and be heard. This provision could have an anti-takeover effect and tend to entrench management by forcing the holder or holders of a majority of the outstanding stock to exercise their prerogatives of majority ownership only by voting at a stockholders' meeting rather than by written consent.

      Supermajority Voting. The Fair Price Provision may be altered, amended, or repealed only if the holders of 80% or more of the outstanding shares of Voting Stock entitled to vote thereon or 67% or more of the outstanding shares voting together with a majority of the outstanding shares held by persons other than the Interested Stockholder and its affiliates, vote in favor of such action. The other anti-takeover provisions and certain other provisions in the Certificate of Incorporation may be altered, changed, amended, or repealed only if the holders of 67% or more of the outstanding shares of voting stock of XCL entitled to vote thereon vote in favor of such action. Without this supermajority voting, the beneficial effects of the provisions requiring such greater percentage of vote could be nullified by subsequent amendments approved by a vote of the holders of only a majority of Common Stock.

     Preferred Stock
     ---------------

General
-------

      Under the Certificate of Incorporation, the Board of Directors of XCL may direct the issuance of up to 2,400,000 shares of Preferred Stock, in one or more series and with rights, preferences, privileges, and restrictions, including, without limitation, dividend rights, voting rights, conversion rights, terms of redemption, and liquidation preferences, that may be fixed or designated by the Board of Directors without any further vote or action by XCL's stockholders. The following description of Preferred Stock sets forth certain general terms and provisions of the four series of Preferred Stock which are currently issued and outstanding. As discussed elsewhere in this Prospectus, effective November 10, 1997, the Company amended, recapitalized and combined the outstanding shares of Series A Preferred Stock and Series E Preferred Stock into shares of Amended Series A Preferred Stock which, together with the Amended Series A Preferred Stock issued in the Equity Offering, constituted a single class of approximately $93 million (in aggregate liquidation preference) of Amended Series A Preferred
Stock at that time. The shares of Amended Series A Preferred Stock currently outstanding have an aggregate liquidation preference of approximately $101 million. Effective January 16, 1997, the Series F Preferred Stock was mandatorily converted into 633,893 shares of Common Stock. On March 3, 1998, the Series B Preferred Stock was sold by the holder thereof, and the purchasers exchanged the shares of Series B Preferred Stock for an aggregate 44,465 shares of Amended Series B Preferred Stock. In addition, such purchasers were issued an additional 2,620 shares (in the aggregate) of Amended Series B Preferred Stock in payment of accrued and unpaid dividends on the Series B Preferred Stock. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Certificate of Incorporation and the certificate of designation relating to that series.

     The rights, preferences, privileges, and restrictions of the Preferred Stock of each series shall be as stated in the Certificate of Incorporation and, to the extent not stated therein, may be fixed by the certificate of designation relating to such series, which shall specify the terms of the Preferred Stock as follows:

           (a) the maximum number of shares to constitute the series and the distinctive designations thereof;

           (b) the annual dividend rate, if any, on shares of the series and the date or dates from which dividends shall commence to accrue or accumulate, and whether dividends shall be cumulative;

           (c) the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed, the premium, if any, over and above the par value thereof, and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund;

           (d) the liquidation preference, if any, over and above the par value thereof, and any accumulated dividends thereon, that the holders of shares of the series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of XCL;

           (e) whether or not the shares of the series shall be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relative to the operations of such retirement or sinking fund;

           (f) the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of XCL or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, provided that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of XCL upon voluntary or involuntary dissolution or winding up of the affairs of XCL;

          (g) the voting rights, if any, on the shares of the series; and

               (h)     any or all other preferences and relative,
     participating,  optional,  or  other  special   rights,   or
     qualifications, limitations, or restrictions thereof.

Amended Series A Preferred Stock
--------------------------------

      On May 20, 1997, the Company issued 294,118 shares of Amended Series A Preferred Stock in connection with the Equity
Offering. In subsequent transactions, the Company has issued 868,997 shares of Amended Series A Preferred Stock including shares issuable in payment of the May 1, 1998 dividend on the Amended Series A Preferred Stock.

     Dividend Rights
     ---------------

     Holders of the Amended Series A Preferred Stock are entitled to receive when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, an annual dividend of $8.075 per share, payable semi-annually on May 1 and November 1 in each year, commencing November 1, 1997. Dividends are payable in additional shares of Amended Series A Preferred Stock (valued at $85.00 per share) through November 1, 2000, and thereafter in cash, or at the Company's election, in shares of Amended Series A Preferred Stock (valued at $85.00 per share). Dividends on the Amended Series A Preferred Stock are cumulative from May 20, 1997, and will be payable, when, as and if declared, to holders of record on the applicable record date as shall be fixed by the Board of Directors. Dividends in arrears may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors. Accrued but unpaid dividends will not bear interest. Dividends payable for any partial semi-annual period will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      If dividends are not paid in full on all outstanding shares of the Amended Series A Preferred Stock and any other capital stock of the Company ranking on a parity with the Amended Series A Preferred Stock as to dividends, all dividends declared on the Amended Series A Preferred Stock and such other parity stock may only be declared and paid pro rata so that in all cases the amount of dividends declared per share on the Amended Series A Preferred Stock and such other parity stock will bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Amended Series A Preferred Stock and such other parity stock bear to each other. So long as they are outstanding, the Company's existing shares of Series B Preferred Stock shall rank on a parity with the Amended Series A Preferred Stock as to dividends or upon liquidation, dissolution and winding up. Unless full cumulative dividends on all outstanding shares of the Amended Series A Preferred Stock have been paid, no dividends (other than in Common Stock or other stock ranking junior to the Amended Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may be paid, declared or set aside for payment, or any other distributions made on the Common Stock or on any other stock of the Company ranking junior to the Amended Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor may any Common Stock or any other stock of the Company ranking junior to or on a parity with the Amended Series A Preferred Stock be redeemed, purchased or otherwise acquired for any consideration by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Amended Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

      Under Delaware law, the Company may declare and pay dividends or make other distributions on its capital stock only out of surplus, as defined in the Delaware General Corporation Law (the "DGCL"). On December 31, 1997, the Company had available surplus of approximately $51 million. The payment of dividends and any future operating losses will reduce such surplus of the Company, which may adversely affect the ability of the Company to continue to pay dividends on the Amended Series A Preferred Stock. In addition, no dividends or distributions may be declared, paid or made if the Company is or would be rendered insolvent by virtue of such dividend or distribution, and the Indenture limits the Company's ability to pay cash dividends. See "Dividend Policy."

     Conversion Rights
     -----------------

     The holder of any shares of Amended Series A Preferred Stock will have the right, at the holder's option, to convert any or all of such shares into Common Stock at any time after the Initial Conversion Date at a conversion price ("Conversion Price") of, initially, $0.50 per share (subject to adjustment as described below), or an initial effective conversion rate ("Conversion Rate") of 170 shares of Common Stock for each share of Amended Series A Preferred Stock (subject to adjustment as described below), except that if the Amended Series A Preferred Stock is called for redemption, the conversion right will terminate as to the shares called for redemption at 5:00 p.m., New York City time, on the business day prior to the date fixed for such redemption. Except as provided in the next paragraph, no payments or adjustments in respect of dividends on shares of Amended Series A Preferred Stock surrendered for conversion, whether paid or unpaid and whether or not in arrears, or on account of any dividend on the Conversion Stock issued upon conversion, shall be made by the Company upon the conversion of any shares of Amended Series A Preferred Stock, at the option of the holder, including any conversion described under "-- Special Conversion Rights" below. The holder of record of shares of Amended Series A Preferred Stock on a dividend record date who surrenders such shares for conversion during the period between such dividend record date and the corresponding dividend payment date will be entitled to receive the dividend on such dividend payment date notwithstanding the conversion of such shares; provided, however, that, unless such shares, prior to such surrender, had been called for redemption on a redemption date during the period between such dividend record date and such dividend payment date, such shares must be accompanied, upon surrender for conversion, by payment from the holder to the Company of an amount equal to the dividend payable on such shares on that dividend payment date. No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash based on the Market Price (as defined below) for the shares of Common Stock on the day of such conversion. No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price; provided, however, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

      If the Company, by dividend or otherwise, declares or makes a distribution on its Common Stock referred to in clause (d) or
(e) of the next paragraph, the holders of Amended Series A Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, will be entitled to receive for each share of Common Stock into which Amended Series A Preferred Stock is so converted the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that the Company may, with respect to all holders so converting, in lieu of distributing any portion of such distribution not consisting of cash or securities of the Company, pay such holder cash equal to the fair market value thereof (as determined by the Board of Directors).

     The Conversion Price and the Conversion Rate will be subject to adjustment in certain events including, without duplication,
(a) dividends (and other distributions) payable in Common Stock to all holders of Common Stock; (b) the issuance to all holders of Common Stock of rights or warrants, entitling holders of such rights or warrants to subscribe for or purchase Common Stock at less than the current Market Price; (c) subdivisions and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash); and (e) distributions to all holders of Common Stock consisting of cash, but excluding (i) cash that is part of a distribution referred to in (d) above and (ii) any quarterly cash dividend to the extent it does not exceed the amount per share of Common Stock of the next preceding quarterly cash dividend (as adjusted to reflect any of the events referred to in clauses (a) through (d) of this sentence), or all of any such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15% of the current Market Price of the Common Stock on the trading day next preceding the date of declaration of such dividend. As a result of the Reverse Stock Split, effective December 17, 1997 the initial Conversion Price and the initial Conversion Rate were adjusted to $7.50 and 11 shares, respectively.

      The Company from time to time may voluntarily reduce the Conversion Price (or increase the Conversion Rate) by any amount for any period of at least 20 days, in which case the Company will give at least 15 days' notice of such reduction (or increase), if the Board of Directors of the Company has made a determination that such reduction (or increase) would be in the best interests of the Company, which determination will be conclusive.

     If the Company is party to any transaction pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, including by way of recapitalization or reclassification (other than changes in par value, subdivisions or combinations of outstanding shares), consolidation, merger or sale of all or substantially all of its assets to, any person, then upon consummation of such transaction the Amended Series A Preferred Stock shall be convertible for the kind and amount of shares of stock and other securities and property that the holder of the Amended Series A Preferred Stock would have owned immediately after any such transaction if the holder had converted his shares immediately prior to the effective date thereof (which shares of stock and other securities and property may not necessarily be of equal value to the Common Stock).

      The term "Market Price" of the Common Stock for any day means the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case reported on the AMEX Consolidated Transaction Tape, or, if the Common Stock is not listed or admitted to trading on the AMEX on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the National Market Tier of The NASDAQ Stock Market ("NASDAQ NSM") or, if not listed or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any AMEX member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.

     Mandatory Conversion Rights
     ---------------------------

      The Amended Series A Preferred Stock may be converted, in whole and not in part, at the election of the Company, at the then prevailing Conversion Price at any time after November 20, 1997, provided that the Company is current in the payment of dividends to the conversion date, that the Common Stock shall have been traded on the AMEX or other national securities exchange on which the Common Stock is then listed or on the Nasdaq NSM for 20 trading days during any 30 consecutive trading day period at a Current Market Price (as defined below) equal to or greater than 150% of the prevailing Conversion Price, subject to adjustment in the same manner and for the same events as the Conversion Price. The term "Current Market Price" of the Common Stock for any day means the reported closing bid price, regular way, on such day, as reported on the AMEX, or, if the Common Stock is not listed or admitted to trading on the AMEX on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the NASDAQ NSM or, if the Common Stock is not quoted or admitted to trading on such quotations system, on the principal quotation system in which the Common Stock may be listed or admitted to trading or quoted or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any AMEX member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company, which determination shall be conclusive.

     Special Conversion Rights
     -------------------------

       The Amended Series A Preferred Stock has a special conversion right that becomes effective upon the occurrence of certain types of significant transactions affecting ownership or control of the Company or the market for the Common Stock. The purpose of the special conversion right is to provide (subject to certain exceptions) loss protection upon the occurrence of a Change in Control (as defined below) or a Fundamental Change (as defined below) at a time when the Market Value (as defined below) of the Common Stock is less than the then prevailing Conversion Price. In such situations, the special conversion right would, for a limited period, reduce the then prevailing Conversion Price to the Market Value of the Common Stock.

      The special conversion right is intended to provide loss protection to investors in certain circumstances while not giving holders a veto power over significant transactions affecting ownership or control of the Company. Although the special conversion right may render more costly or otherwise inhibit certain proposed transactions, its primary purpose is not to inhibit or discourage takeovers or other business combinations. Each holder of Amended Series A Preferred Stock will be entitled to a special conversion right if a Change of Control or Fundamental Change occurs. A Change of Control will occur if a person or group acquires more than 50% of the Common Stock. A Fundamental Change is, generally, a sale of all or substantially all of the Company's assets or a transaction in which at least 66% of the Common Stock is transferred for, or is converted into, any other assets. However, if the majority of the value of the consideration received in a transaction by holders of Common Stock is Marketable Stock or if the holders of Common Stock hold a majority of the voting stock of the Company's successor, the transaction will not be a Fundamental Change, and holders of the Amended Series A Preferred Stock will not have special conversion rights as a result of such transaction. In addition, the special conversion right arising upon a Change of Control shall only be applicable with respect to the first Change of Control that occurs after the first date of issuance of any shares of Amended Series A Preferred Stock. The full definitions of the terms "Change of Control" and "Fundamental Change" appear below.

      A special conversion right will permit a holder of Amended Series A Preferred Stock, at the holder's option during the 30-day period described below, to convert all, but not less than all, of the holders' Amended Series A Preferred Stock at a Conversion Price equal to the Market Value of the Common Stock. A holder exercising a special conversion right will receive Common Stock if a Change of Control occurs and, if a Fundamental Change occurs, will receive the same consideration received for the number of shares of Common Stock into which the holder's Amended Series A Preferred Stock would have been convertible at the Market Value of the Common Stock. In either case, however, the Company or its successor may, at its option, elect to provide the holder with cash equal to the Market Value of the number of shares of Common Stock into which the holder's Amended Series A Preferred Stock is convertible.

      The Company will mail to each registered holder of Amended Series A Preferred Stock a notice setting forth details of any special conversion right occasioned by a Change of Control or Fundamental Change within 30 days after the event occurs. A special conversion right may be exercised only within the 30-day period after the notice is mailed and will expire at the end of that period. Exercise of a special conversion right is irrevocable, and all Amended Series A Preferred Stock tendered for conversion will be converted at the end of the 30-day period mentioned in the preceding sentence.

      Amended Series A Preferred Stock that is not converted pursuant to a special conversion right will continue to be convertible pursuant to the general conversion rights described above.

      The special conversion right is not intended to, and does not, protect holders of Amended Series A Preferred Stock in all circumstances that might affect ownership or control of the Company or the market for the Common Stock, or otherwise adversely affect the value of an investment in the Amended Series A Preferred Stock. The ability to control the Company may be obtained by a person even if that person does not, as is required to constitute a Change of Control, acquire a majority of the Company's voting stock. The Company and the market for the Common Stock may be affected by various transactions that do not constitute a Fundamental Change. In particular, transactions involving transfer or conversion of less than 66% of the Common Stock may have a significant effect on the Company and the market for the Common Stock, as could transactions in which holders of Common Stock receive primarily Marketable Stock or continue to own a majority of the voting securities of the successor to the Company. In addition, if the special conversion right arises as the result of a Fundamental Change, the special conversion right will allow a holder exercising a special conversion right to receive the same type of consideration received by the holders of Common Stock and, thus, the degree of protection afforded by the special conversion right may be affected by the type of consideration received.

      As used herein, a "Change of Control" with respect to the Company shall be deemed to have occurred at the first time after the first issuance of any Amended Series A Preferred Stock that any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) including a group (within the meaning of Rule 13d-5 under the Exchange Act), together with any of its Affiliates or Associates (as defined below), files or becomes obligated to file a report (or any amendment or supplement thereto) on Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing that such person has become the beneficial owner of either (a) 50% or more of the shares of Common Stock then outstanding or (b) securities representing 50% or more of the combined voting power of the Voting Stock (as defined below) of the Company then outstanding, provided that a Change of Control shall not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change. An "Affiliate" of a specified person is a person that directly or indirectly controls or is controlled by or is under common control with, the person specified. An "Associate" of a person means (i) any corporation or organization other than the Company or any subsidiary of the Company, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of the person or any relative of the spouse, who has the same home as the person or who is a director or officer or the person or any of its parents or subsidiaries.

      As used herein, a "Fundamental Change" with respect to the Company means (a) the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification or otherwise) or (b) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of the Company's property, business or assets; provided, however that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events: (i) any transaction or event in which more than 50% (by value as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of Marketable Stock (as defined below) or (ii) any consolidation or merger of the Company in which the holders of Common Stock immediately prior to such transaction own, directly or indirectly, (1) 50% or more of the common stock of the sole surviving corporation (or of the ultimate parent of such sole surviving corporation) outstanding at the time immediately after such consolidation or merger and
(2) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (or the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time. The phrase "all or substantially all" as used in this definition in reference to the Common Stock means 66% or more of the aggregate outstanding amount. Depending upon the circumstances, there may be some uncertainty under Delaware law as to whether a specific transaction constitutes a sale of "all or substantially all" of the property, business or assets of a company. This uncertainty may make it difficult for a holder to determine whether or not a "Fundamental Change" has occurred, and thus whether such holder is entitled to a special conversion right in respect of the shares of Amended Series A Preferred Stock held by such holder.

      As used herein, "Voting Stock" means, with respect to any person, capital stock of such person having general power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such persons (irrespective of whether or not at the time capital stock or any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      As used herein , "Market Value" of the Common Stock or any other Marketable Stock is the average of the last reported sales prices of the Common Stock or such other Marketable Stock, as the case may be, for the five business days ending on the last business day preceding the date of the Fundamental Change or Change of Control; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock is the average of the last reported sales prices per share of such Marketable Stock during the first five business days commencing on the day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock Exchange ("NYSE"), the AMEX, the NASDAQ NSM or any similar system of automated dissemination of quotations of securities prices in the United States.

      As used herein, "Marketable Stock" means Common Stock or common stock of any corporation that is the successor (or the ultimate parent of such successor) to all or substantially all of the business or assets of the Company as a result of a Fundamental Change, which is (or will, upon distribution thereof, be) listed or quoted on the NYSE, the AMEX, the NASDAQ NSM or any similar system of automated dissemination of quotations or securities prices in the United States.

     Liquidation Rights
     ------------------

      In the event of any liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Amended Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Company available for distribution to stockholders, liquidating distributions in the amount of $85.00 per share, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) to the date fixed for distribution, before any distribution is made to holders of the Common Stock or any other class of stock of the Company ranking junior to the Amended Series A Preferred Stock. After receiving payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Amended Series A Preferred Stock will not be entitled to any further participation in any remaining assets of the Company. If upon liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Amended Series A Preferred Stock and any other capital stock ranking as to such distribution on a parity with the Amended Series A
Preferred Stock with respect to such distributions ("Parity Stock") are not paid in full, the holders of the Amended Series A Preferred Stock and of such other Parity Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. Currently, the Series B Preferred Stock constitutes Parity Stock. See "-- Description of Existing Capital Stock -- Preferred Stock." Neither the consolidation or merger of the Company with another corporation nor a sale, conveyance, lease, transfer or exchange of all or substantially all of the Company's assets will be considered a liquidation, dissolution or winding up of the Company for these purposes.

     Optional Redemption
     -------------------

      The Amended Series A Preferred Stock will not be redeemable prior to May 1, 2002. On or after such date, the Amended Series A Preferred Stock may be redeemed for cash, in whole or in part, at the option of the Company at any time or from time to time, on not less than 30 nor more than 60 days' notice, at the following prices per share during the 12-month period beginning on May 1 of the year indicated:

                Year                     Redemption
                ----                        Price
                                         ----------
                2002                        $90.00
                2003                         88.75
                2004                         87.50
                2005                         86.25
                2006 and thereafter          85.00

together,  in  each case, with an amount equal to  all  dividends
(whether or not declared) accrued and unpaid to the date of redemption.

      If fewer than all the outstanding shares of Preferred Stock are to be redeemed, the Company will select those to be redeemed ratably or by lot in a manner determined by the Board of Directors. All dividends upon the shares of Preferred Stock called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Company (except the right to receive the redemption price, including any accrued and unpaid dividends to the date of redemption, without interest upon the presentation of certificates representing the redeemed shares) shall terminate on the date of redemption.

     Mandatory Redemption
     --------------------

      The Amended Series A Preferred Stock will be mandatorily redeemed, in whole, on May 1, 2007, upon not less than 30 nor more than 60 days' notice, at a redemption price of $85.00 per share, plus accrued and unpaid dividends (whether or not declared) to the redemption date, payable in cash or, at the election of the Company, in shares of Common Stock, valued at the average of the Market Price over the 20 trading days preceding the date of notice of redemption.

     Voting Rights
     -------------

      In addition to any special voting rights granted by law and the class voting rights described in the following two paragraphs, the holders of Amended Series A Preferred Stock will be entitled to vote with the holders of Common Stock on all matters on which the holders of Common Stock are entitled to vote. Further, each share of the Amended Series A Preferred Stock will entitle the holder thereof to cast the same number of votes as the full shares of Common Stock then issuable upon conversion thereof.

      Whenever dividends on the Amended Series A Preferred Stock are in arrears in an amount equal to or exceeding three semi-annual dividends (whether or not consecutive and whether payable in cash or shares of Amended Series A Preferred Stock), the number of directors of the Company will automatically be increased by two and the holders of the Amended Series A Preferred Stock (voting separately as a class) will be entitled to elect the additional two directors until all dividends that were accrued and unpaid have been paid or declared and funds or shares, as the case may be, set aside to provide for payment in full. Upon any termination of such rights to vote for directors, the term of office of all directors so elected shall terminate.

     Without the affirmative vote or consent of the holders of at least two-thirds of the number of shares of Amended Series A Preferred Stock then outstanding, the Company may not (a) create or issue or increase the authorized number of shares of any class or classes or series of stock ranking senior to the Amended Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or (b) alter, change or repeal any of the powers, rights or preferences of the holders of the Amended Series A Preferred Stock so as to affect adversely such powers, preferences or rights of the Amended Series A Preferred Stock. Accordingly, the voting rights of the holders of Amended Series A Preferred Stock could, under certain circumstances, operate to restrict the flexibility the Company would otherwise have in connection with any future issuances of equity securities or changes to its capital structure.

     Miscellaneous
     -------------

      The Preferred Stock, when designated, issued and paid for, will be fully paid and nonassessable. The Preferred Stock has no preemptive rights and is not subject to any sinking fund.

Amended Series B Preferred Stock
--------------------------------

      On March 4, 1998, in connnection with settlement of litigation instituted by the holder of the Company's Series B Preferred Stock, the holder thereof sold its 44,465 shares of Series B Preferred Stock and associated warrants. The purchasers, in a simultaneous transaction exchanged the shares of Series B Preferred Stock for Amended Series B Preferred Stock and warrants to purchase 250,000 shares of Common Stock, subject to adjustment. The Amended Series B Preferred Stock is entitled to 50 votes per share on all matters on which Common Stockholders are entitled to vote and separately as a class on certain matters; has a liquidation preference of $100 per share plus accumulated dividends and ranks senior to the Common Stock and pari passu with the Amended Series A Preferred Stock with respect to the payment of dividends and distributions on liquidation; is convertible by the holders thereof at any time after the earlier of the effective date of the registration under the Securities Act of the conversion stock or August 31, 1998, at $4.75 if the conversion stock has been registered or at $3.80 if the conversion stock is unregistered; is redeemable at the option of the holder at any time after December 20, 2001 at $100.00 per share plus accrued and unpaid dividends, payable at the Company's election in shares of Common Stock; and bears a fixed cumulative dividend at an annual rate of $9.50 per share, payable semi-annually in either cash, shares of Common Stock, or additional shares of Amended Series B Preferred Stock, at the Company's option.

Shares Eligible for Future Sale
-------------------------------

      As  of March 31, 1998, there were reserved an aggregate  of
(i) 2,679,601 shares of Common Stock subject to outstanding options; (ii) 12,800,467 shares issuable upon conversion of the Company's outstanding Amended Series A Preferred Stock; (iii) 17,361,286 shares issuable upon exercise of the Company's outstanding warrants; (iv) 1,239,078 shares issuable upon redemption of the Company's outstanding Amended Series B Preferred Stock; (v) 104,375 shares reserved for sale to fund working capital for the Company's China projects; (vi) 60,690 reserved for sale to fund general working capital requirements of the Company; and (vii) 36,373 shares issuable in connection with contractual obligations. The Company would receive a total of approximately $86 million if all options and warrants were exercised and all stock reserved for sale was sold at $5.06 per share.

      Additionally, the Company will have approximately 439 million shares of Common Stock available for issuance at such times and upon such terms as may be approved by the Company's Board of Directors. No prediction can be made as to the effect, if any, that future sales or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock of the Company in the public market could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise capital through sales of its equity securities.

      Approximately 6.5 million shares of Common Stock (including shares issuable upon exercise of outstanding options and warrants and conversion of convertible securities, the "Restricted Shares") are held by executive officers and directors of the Company and affiliates of the Company and may be sold pursuant to an effective registration statement covering such shares or pursuant to Rule 144 of the Securities Act, subject to the restrictions described below.

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned Restricted Shares for a least one year, is entitled to sell within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's Common Stock or (ii) an amount equal to the average weekly reported volume of trading in such shares during the four calendar weeks preceding the date on which notice of such sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Restricted Shares properly sold in reliance on Rule 144 are thereafter freely tradable without restrictions or registration under the Securities Act, unless thereafter held by an affiliate of the Company. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of Common Stock which are not Restricted Shares. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such issuer. If two years have elapsed since the later of the date of any acquisition of Restricted Shares from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market pursuant to Rule 144(k) without regard to volume limitations, manner of sale restrictions, or public information or notice requirements.

       CERTAIN UNITED STATES INCOME TAX CONSIDERATIONS

      The following discussion is a summary of material federal income tax considerations relevant to the purchase, ownership and disposition of the Amended Series A Preferred Stock and the Common Stock, but does not purport to be a complete analysis of all the potential tax effects thereof. The discussion is based upon the Internal Revenue Code of 1986 (the "Code"), Treasury regulations, and Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. No information is provided herein with respect to state and local taxes or estate and gift tax considerations. This information is directed to the original investors who hold the Amended Series A Preferred Stock and the Common Stock as "capital assets" within the meaning of Section 1221 of the Code. In addition, this discussion does not address the tax consequences to certain holders as to whom special rules apply (including life insurance companies, tax exempt organizations, banks and dealers in securities). The Company has not sought, nor does it intend to seek, a ruling from the IRS that the tax consequences described in the following discussion will be accepted by the IRS. This discussion does not purport to address all federal income tax aspects that may be relevant to holders in light of their particular circumstances. Each prospective investor should consult and should rely on his own tax advisor concerning the tax consequences to him of the purchase, ownership and disposition of the Amended Series A Preferred Stock and the Common Stock.

Taxation of the Amended Series A Preferred Stock and Common Stock
-----------------------------------------------------------------

      Dividends on Amended Series A Preferred Stock or Common Stock
      -------------------------------------------------------------

      Dividends paid on the Amended Series A Preferred Stock or Common Stock will be taxable under Section 301 of the Code as ordinary income to the extent of the Company's current and accumulated "earnings and profits" (as defined in the Code). Dividends received by corporate holders of the Amended Series A Preferred Stock or Common Stock out of such earnings and profits generally will qualify, subject to the limitations under Sections 246(c) and 246A of the Code, for the 70% dividends received deduction allowable to corporations under Section 243 of the Code (although the benefits of such deduction may be reduced or eliminated by the corporate alternative minimum tax). Under
Section 246(c) of the Code, to be eligible for the dividends received deduction, a corporate holder must hold its shares of Amended Series A Preferred Stock or Common Stock for at least 46 days during the 90-day period beginning 45 days before the date on which the shares became ex-dividend (91 days during the 180-day period beginning 90 days before the shares became ex-dividend in the case of a preferred dividend attributable to a period or periods aggregating more than 366 days). A taxpayer's holding period for these purposes is suspended during any period in which the taxpayer has an option to sell, is under a contractual obligation to sell, has made (and not closed) a short sale of, or has granted an option to buy, substantially identical stock or securities, or holds one or more other positions with respect to substantially similar or related property that diminish the risk of loss from holding such stock. Under Section 246A of the Code, the dividends received deduction may be reduced or eliminated if a holder's shares of Amended Series A Preferred Stock or Common Stock are debt financed.

     Section 1059 of the Code requires a corporate stockholder to reduce its basis (but not below zero) in the Amended Series A Preferred Stock or Common Stock by the nontaxed portion (generally the portion eligible for the dividends received deduction described above) of any "extraordinary dividend" if the Amended Series A Preferred Stock or Common Stock has not been held for more than two years before the date of announcement or agreement with respect to such dividend. In addition, a corporate holder of Amended Series A Preferred Stock or Common Stock would recognize additional gain on the disposition of such stock equal to any nontaxed portions of any extraordinary dividend that would have reduced such holder's basis but for the limitation on reducing basis below zero. An "extraordinary dividend" generally is a dividend that (a) equals or exceeds 5% in the case of preferred stock, or 10% in the case of common stock, of the holder's adjusted basis in such stock, treating all dividends having ex-dividend dates within a period of 85 consecutive days as one dividend or (b) exceeds 20 percent of the holder's basis in such stock, treating all dividends having ex-dividend dates within a period of 365 consecutive days as one dividend, provided that in either case fair market value of the stock on the day before the ex-dividend date, if it can be established by the holder, may be substituted for the stock basis. In addition, an amount treated as a dividend in the case of a redemption of the Amended Series A Preferred Stock that is either non-pro rata as to all stockholders or in partial liquidation would also constitute an "extraordinary dividend" without regard to the length of time the Amended Series A Preferred Stock has been held. Special rules apply with respect to a "qualified preferred dividend," which would include any fixed dividend payable with respect to the Amended Series A Preferred Stock, provided it is not in arrears as to dividends when acquired and the actual rate of return on the Amended Series A Preferred Stock does not exceed 15% calculated by reference to the lower of the holder's basis in the Amended Series A Preferred Stock or its liquidation preference. The extraordinary dividend rules will not apply to a qualified preferred dividend if the holder has held the Amended Series A Preferred Stock for more than five years. If the holder disposes of the Amended Series A Preferred Stock before it has been held for more than five years, the aggregate reduction in basis will not exceed the excess of the qualified preferred dividends paid during the period the Amended Series A Preferred Stock was held by the holder over the qualified preferred dividends which would have been paid during such period on the basis of the Amended Series A Preferred Stock's stated rate of return calculated by reference to the lower of the holder's basis in the Amended Series A Preferred Stock or its liquidation preference.

      To  the  extent  that a distribution on  Amended  Series  A
Preferred Stock or Common Stock exceeds the current and accumulated earnings and profits of the Company, such distribution will be treated as a nontaxable return of capital which reduces the holder's basis in its Amended Series A Preferred Stock or Common Stock. Any such distribution in excess of a holder's basis will be treated as short-term or long-term capital gain, depending on whether the Amended Series A Preferred Stock or Common Stock has been held for more than one year.

     At the present time, the Company has no accumulated earnings and profits for federal income tax purposes, and it is uncertain whether and to what extent the Company will have current or accumulated earnings and profits in the future. Accordingly, there can be no assurance that distributions to corporate holders of the Amended Series A Preferred Stock or Common Stock will qualify for the dividends received deduction.

     Redemption Premium on Amended Series A Preferred Stock
     ------------------------------------------------------

      Under Section 305 of the Code and applicable Treasury regulations, if the redemption price of redeemable preferred stock exceeds its issue price and part (or all) of such excess is considered an unreasonable redemption premium, the entire amount of such excess is treated as distributed over the period during which the preferred stock cannot be redeemed. The amount treated as distributed each year would be determined on a constant yield to maturity basis that would result in the allocation of a lesser amount of distributions to the early years and a greater amount to the later years of such period. Any such constructive distribution would be classified as a dividend, a non-taxable recovery of basis or an amount received in exchange for the Amended Series A Preferred Stock pursuant to the rules summed up under " -- Dividends on Amended Series A Preferred Stock or Common Stock." Any such constructive distribution would be taken into account for proposes of applying the extraordinary dividend rules discussed above.

      Under recently issued Treasury Regulations, a redemption premium that would be paid in the event of an issuer call is considered unreasonable only if, based on all the facts and circumstances as of the issue date, redemption pursuant to the call is more likely than not to occur. Even if a redemption is considered more likely than not to occur, the redemption premium is not subject to the current inclusion rule if it is solely in the nature of a penalty for premature redemption. A redemption premium is considered a penalty for premature redemption only if it is paid as a result of changes in economic or market conditions over which neither the issuer nor the holder has legal or practical control.

      Under a safe harbor, a redemption is not treated as more likely than not to occur if (i) the issuer and holder are not "related," (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock (other than a mandatory redemption right exercisable by the holder), and (iii) exercise of the call right would not reduce the yield of the stock, as determined under principles similar to the principles of section 1272(a) of the Code and the Treasury Regulations under sections 1271 through 1275. The Company anticipates that any call of the Amended Series A Preferred Stock will fall within this safe harbor, although no assurance can be given that it will fall within the safe harbor.

      Assuming that the redemption does not fall within the safe harbor discussed above, the Company believes, based upon the facts and circumstances existing at the time of issuance, that it is not more likely than not that the redemption will occur. The Company further believes that, even if the IRS were to treat the redemption as more likely than not to occur, the redemption premium should be considered a penalty paid for premature redemption of the Amended Series A Preferred Stock.

     Redemption or Sale of Amended Series A Preferred Stock
     ------------------------------------------------------

      A redemption of Amended Series A Preferred Stock for cash will be treated, under Section 302 of the Code, as (i) a distribution treated as a taxable dividend, (ii) a nontaxable recovery of basis, or (iii) an amount received in exchange for the Amended Series A Preferred Stock pursuant to the rules described under " -- Dividends on Amended Series A Preferred Stock or Common Stock," unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code; (b) is "substantially disproportionate" with respect to the stockholder under Section 302(b)(2) of the Code; or (c) is "not essentially equivalent to a dividend" under Section 302(b)(1) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules in Sections 302(c) and 318(a) of the Code, as well as shares actually owned, must be taken into account. If any of these tests are met, the redemption of the Amended Series A Preferred Stock for cash would be treated as a sale or exchange for tax purposes.

      A  redemption  will  be "not essentially  equivalent  to  a dividend" as to a particular stockholder if it results in a meaningful reduction in that stockholder's interest in the Company. If, as a result of the redemption of the Amended Series A Preferred Stock, a stockholder of the Company, whose relative interest in the Company is minimal and who exercises no control over corporate affairs, suffers a reduction in his proportionate interest in the Company (taking into account shares constructively owned by the stockholder and, in certain events, dispositions of the stock that occur contemporaneously with the redemption), that stockholder should be regarded as having suffered a meaningful reduction in his interest in the Company.

      If, under the foregoing rules, a redemption of Amended Series A Preferred Stock is treated as a sale or exchange, rather than as a distribution, or if the Amended Series A Preferred Stock is sold, the holder would recognize taxable gain or loss equal to the difference between the amount realized and the holder's tax basis in the Amended Series A Preferred Stock. For these purposes, the amount realized will generally be measured by the amount of cash and the fair market value of any other property received. The holder's initial cost basis in the Amended Series A Preferred Stock will be that portion of the initial Equity Unit price that is allocated to the Amended Series A Preferred Stock based upon the relative fair market values of the Amended Series A Preferred Stock and the Warrants. Each holder should consult his tax adviser regarding the determination of the initial cost basis of the Securities comprising the Units.

      If a redemption of Amended Series A Preferred Stock is treated as a distribution, the amount of the distribution will generally be measured by the amount of cash and the fair market value of any other property received. The stockholder's basis in the redeemed Amended Series A Preferred Stock will be transferred to any remaining stockholdings in the Company.

      A distribution to a corporate stockholder in redemption of Amended Series A Preferred Stock that is treated as a dividend may also be considered an "extraordinary dividend" under Section 1059 of the Code. See " -- Dividends on Amended Series A Preferred Stock or Common Stock." A redemption that is treated as a dividend that is not pro rata as to all stockholders may be treated as an extraordinary dividend without regard to the period during which the stockholder held the Amended Series A Preferred Stock.

      Conversion of Amended Series A Preferred Stock Into Common
      Stock
      -----------------------------------------------------------

      In general, no gain or loss will be recognized for federal income tax purposes on conversion of Amended Series A Preferred Stock solely into shares of Common Stock, except with respect to any cash received in lieu of fractional shares of Common Stock. If dividends on the Amended Series A Preferred Stock are in arrears at the time of conversion, however, a portion of the Common Stock received in exchange for Amended Series A Preferred Stock could be viewed under Section 305(c) of the Code as a distribution with respect to the Amended Series A Preferred Stock, taxable as a dividend. The tax basis for Common Stock received on conversion will be equal to the tax basis of the Amended Series A Preferred Stock converted, reduced by the portion of basis allocable to any fractional share exchanged for cash. The holding period of the shares of Common Stock will include the holding period of such Amended Series A Preferred Stock.

     Adjustment of Conversion Price
     ------------------------------

      Section 305 of the Code treats holders of convertible securities as having received a constructive distribution (taxable as a dividend to the extent of the issuing corporation's current or accumulated earnings and profits) when certain adjustments are made to the conversion price and conversion ratio of such securities. For example, a constructive distribution results when the conversion price is adjusted to reflect certain taxable distributions with respect to the stock into which preferred stock is convertible. Adjustment of the Conversion Price and the Conversion Ratio at which the Amended Series A Preferred Stock can be converted (which may occur under certain circumstances) could cause the holders thereof to be viewed under
Section 305 of the Code as having received a deemed distribution taxable as a dividend whether or not such holders exercise their conversion rights.

Foreign Holders
---------------

      The following discussion is a summary of certain United States federal income tax consequences to a Foreign Person that holds a Security. The term "Foreign Person" means a nonresident alien individual or foreign corporation, but only if the income or gain on the Security is not "effectively connected with the conduct of a trade or business within the United States." If the income or gain on the Security is "effectively connected with the conduct of a trade or business within the United States," then the nonresident alien individual or foreign corporation will be subject to tax on such income or gain in essentially the same manner as a United States citizen or resident or a domestic corporation, as discussed herein, and in the case of a foreign corporation, may also be subject to the branch profits tax.

      In general, gain (to the extent it is not "effectively connected with the conduct of a trade or business within the United States") recognized by a Foreign Person upon the redemption, sale, exchange or other taxable disposition of a share of Amended Series A Preferred Stock or of shares of Common Stock will not be subject to United States federal income tax unless such Foreign Person is an individual present in the United States for 183 days or more during the taxable year in which the disposition occurs and certain other requirements are met, or unless the Company was a United States real property holding corporation  at  any  time during the five  years  preceding  the disposition while the Foreign Person held an interest in the Company. Although the Company has previously been treated as a United States real property holding corporation for United States federal income tax purposes because of its ownership of substantial real estate assets in the United States, the Company believes that it is not presently a United States real property holding corporation because the fair market value of its United States real property interests now constitutes less than 50% of the total fair market value of its real estate assets, including its Chinese assets. If the Company were again to become a United States real property holding corporation in the future, either because of a change in the fair market values of its current properties or through acquisitions of real property interests, a Foreign Person who holds Amended Series A Preferred Stock or Common Stock would generally be subject to United States federal income tax on any gain recognized from sale or other disposition of Amended Series A Preferred Stock or Common Stock, unless the Common Stock is traded on an established securities market and a Foreign Person does not directly or constructively own Amended Series A Preferred Stock or Common Stock with a fair market value on the date of acquisition of more than 5% of the fair market value of the outstanding Common Stock on such date. If subject to United States federal income tax, the gain would be treated as effectively connected with the conduct of a trade or business within the United States and the sale or other disposition generally would be subject to withholding tax equal to 10% of the amount realized therefrom.

      Distributions paid on the Amended Series A Preferred Stock or Common Stock to a Foreign Person (other than distributions that constitute income effectively connected with a United States trade or business) will be subject to United States federal income tax withholding at a rate of 30% of the amount of the distribution (unless the rate is reduced by an applicable tax treaty). If the Company derives at least 80% of its gross income from the active conduct of a trade or business outside the United States for a period of three years prior to the taxable year of the distribution (or for the taxable year of the distribution if the Company has no gross income for such three-year period), then distributions to Foreign Holders of Amended Series A Preferred Stock or Common Stock will not be subject to withholding.

     Any Foreign Person that recognizes gain upon the redemption, sale, exchange or other taxable disposition of a share of Amended Series A Preferred Stock or of shares of Common Stock or receives a dividend on the Common Stock that is "effectively connected with the conduct of a trade or business with the United States" will be subject to tax in essentially the same manner as a U.S. person, as discussed above. A Foreign Person that is a foreign corporation engaged in a U.S. trade or business also may be subject to the branch profits tax with respect to such gain or dividend.

Backup Withholding
------------------

       A noncorporate holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to payments received with respect to the Amended Series A Preferred Stock and the Common Stock. This withholding generally applies only if the holder (i) fails to furnish his, her or its social security or other taxpayer identification number ("TIN"),
(ii)  furnishes an incorrect TIN, (iii) is notified  by  the  IRS that he, she or it has failed to report properly payments of interest and dividends and the IRS has notified the Company that he, she or it is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his, her or its correct number and that he, she or it is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and foreign individuals who comply with certain certification requirements) are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                    SELLING SECURITY HOLDERS

      An aggregate of up to 1,163,115 shares of Amended Series A Preferred Stock may be offered by certain Selling Security Holders. As of May [o], 1998, the Selling Security Holders, none of whom has a material relationship with the Company or any of its predecessors or affiliates except as set forth herein, were as follows:

                                                                                      Shares of Amended Series
                                 Shares of Amended Series A        Maximum Number        A Preferred Stock
                                Preferred Stock Beneficially      of Shares to be     Beneficially Owned After
Name of Selling Security Holder  Owned Prior to the Offering   Sold in the Offering         The Offering
-------------------------------  ---------------------------   --------------------   ------------------------
                                 Number              Percent                           Number          Percent
                                 ------              -------                           ------          -------

Arbco Associates, L.P.
Opportunity Associates, L.P.
Offense Group Associates, L.P.
Kayne Anderson Non-Traditional
  Investments, L.P.
Evanston Insurance Company
Foremost Insurance Company
Nobel Insurance Company
Topa Insurance Company
Cumberland Partners, L.P.
Less than 1% holders
                         Total                                        1,163,115


      An aggregate of up to 32,950,698 of Common Stock may be offered by certain Selling Security Holders. As of May [o],1998, the Selling Security Holders, none of whom has a material relationship with the Company or any of its predecessors or affiliates except as set forth herein, were as follows:


                                  Shares of Common Stock       Maximum Number    Shares of Common Stock
                                    Beneficially Owned        of Shares to be     Beneficially Owned
Name of Selling Security Holder    Prior to the Offering    Sold in the Offering  After the Offering
------------------------------     ---------------------    --------------------  --------------------
                                    Number     Percent                            Number     Percent
                                    ------     -------                            ------     -------
Arbco Associates, L.P.
Opportunity Associates, L.P.
Offense Group Associates, L.P.
Kayne Anderson Non-Traditional
  Investments, L.P. and
  affiliates as listed below
Evanston Insurance Company
Foremost Insurance Company
Nobel Insurance Company
Topa Insurance Company
Cumberland Partners, L.P.
Providence Capital Ltd.
William Wang
Mitch Leigh
Abby Leigh
Arthur Rosenbloom
Longhorn Partners
Target Trust
Rebecca Leigh Trust
David Leigh Trust
Steven Gottlieb
Tushar Ramani
Ron Savarese
Rauscher Pierce & Clark
Terrenex Acquisitions Corp.
Donald & Joanne Westerberg
Jerald T. Hanchey
Dornbush Family Limited Partnership
Guinness Mahon Investments
Foundation of J. Edgar Monroe/ Boland Manufacturing
Con-Spec, Inc.
Patrick B. Collins
                          Total                                        32,950,698


      The Securities may be sold from time to time by the Selling Security Holders, or by pledges, donees, transferrees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Securities may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

      In connection with distributions of the Securities or otherwise, the Selling Security Holders may enter into hedging transaction with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with Selling Security Holders. The Selling Security Holders may also sell shares short and redeliver the shares to close out such short positions. The Selling Security Holders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Securities registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Security Holders may also loan or pledge the Securities registered hereunder to a broker-dealer and the broker-dealer may sell the Securities so loaned or upon a default the broker-dealer may effect sales of the pledged Securities pursuant to this Prospectus.

      Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Security Holders in amounts to be negotiated in connection with the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such
commission,   discount  or  concession  may  be  deemed   to   be
underwriting discounts or commissions under the Securities Act. In addition, any Securities covered by this Prospectus which qualify for sale pursuant to Rules 144, 144A or 904 may be sold under such Rules rather than pursuant to this Prospectus.

      All costs, expenses and fees in connection with the registration of the Securities will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Securities will be borne by the Selling Security Holders. The Selling Security Holders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act. The Company and certain of the Security Holders have agreed to indemnify certain persons including broker-dealers or agents against certain liabilities in connection with the offering of the Securities, including liabilities arising under the Securities Act.

      On May 20, 1997, the Company entered into two Registration Rights Agreements (collectively, the "Registration Agreements") with Jefferies as the initial purchaser in the Offerings. Pursuant to the Registration Agreements, the initial purchaser and all subsequent holders of Amended Series A Preferred Stock and Equity Warrants issued in the Offerings were granted certain registration rights with respect to the Amended Series A Preferred Stock and the Common Stock issuable upon conversion of the Amended Series A Preferred Stock.

      In addition, the Company is registering certain outstanding shares of Common Stock previously issued in certain private placements, as well as Common Stock issuable on exercise of certain outstanding warrants, pursuant to certain "piggy back" registration covenants and other contractual agreements to which the Company is subject.

       Pursuant   to  such  Registration  Agreements  and   other
contractual arrangements, the Company has agreed to indemnify the Selling Security Holders against certain liabilities, including liabilities under the Securities Act.

      The Company is registering the Securities at its expense including paying all filing, printing, legal and accounting fees in connection therewith; provided, however, the Selling Security Holders will pay all applicable stock transfer taxes, brokerage commissions or other transaction charges and expenses.

      Jefferies has performed and may in the future perform various investment banking services for the Company.

                            LEGAL MATTERS

      Certain legal matters with respect to the Securities   will
be  passed  upon  for the Company by Satterlee Stephens  Burke  &
Burke LLP, New York, NY.

                             EXPERTS

     The consolidated financial statements of the Company and XCL-China Ltd. as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997 included in this Prospectus have been included herein in reliance on the reports, both of which include an explanatory paragraph regarding the Company's ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given the authority of that firm as experts in accounting and auditing.


                            ENGINEERS

      The estimate of the oil and gas reserves as of January 1, 1998, for the Company's interests in the Zhao Dong Block as prepared by H.J. Gruy and Associates, Inc. included in this Prospectus has been included herein in reliance upon the authority of such firm as experts with respect to the matters contained in such firm's report attached hereto as Appendix A.


                        GLOSSARY OF TERMS

      Unless otherwise indicated in this Prospectus, natural gas volumes are stated at the legal pressure base of the State or area in which the reserves are located at 60 degrees Fahrenheit. Natural gas equivalents are determined using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or NGLs.

     The following definitions shall apply to the technical terms used in this Prospectus.

          "Bbl" means barrel or barrels.

          "Bcf" means billion cubic feet.

          "BOE" means barrel of crude oil equivalent.

          "BOPD" means barrel per day.

          "DD&A" means depletion, depreciation and amortization.

           "Developed acreage" means acreage which consists of acres spaced or assignable to productive wells.

          "Developed well" means a well drilled within the proved area of a crude oil or natural gas reservoir to the depth of stratigraphic horizon (rock layer or formation) known to be productive for the purpose of extraction of proved crude oil or natural gas reserves.

           "Dry hole" means an exploratory or development well found to be incapable of producing either crude oil or gas in sufficient quantities to justify completion as a crude oil or natural gas well.

           "EBITDA" means earnings from continuing operations before income taxes, interest expense, DD&A and other non-cash charges.

           "Exploratory well" means a well drilled to find and produce crude oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be producing crude oil or natural gas in another reservoir, or to extend a known reservoir.

           "Farmout" means a leasehold held by the owner thereof under an agreement between operators, whereby a lease owner not desirous of drilling at the time agrees to assign the lease, or some portion of it (in common or in severalty) to another operator who is desirous of drilling the tract.

           "Finding cost", expressed in dollars per BOE, is calculated by dividing the amount of total exploration and development capital expenditures (excluding any amortization with respect to deferred financing fees) by the amount of proved reserves added during the same period (including the effect on proved reserves of reserve revisions).

          "G&A" means general and administrative.

           "Gross" natural gas and crude oil wells or "gross" wells or acres is the number of wells or acres in which the Company has an interest.

           "LOE" means lease operating expenses and production taxes.

          "MBbl" means thousand barrels.

          "MBOE" means thousand barrels of crude oil equivalent.

          "Mcf" means thousand cubic feet.

          "Mcfpd" means thousand cubic feet per day.

          "MMBbls" means million barrels of crude oil.

          "MMBOE" means million barrels of crude oil equivalent.

          "MMBTU" means million British Thermal Units.

          "MMcf" means million cubic feet.

          "MMcfpd" means million cubic feet per day.

           "Net" natural gas and crude oil wells or "net" acres are determined by multiplying "gross" wells or acres by the Company's working interest in such wells or acres.

          "NGL" means natural gas liquid.

           "PV-10" means estimated future net revenue, discounted at a rate of 10% per annum, before income taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the Commission.

           "Production costs" means lease operating expenses and taxes on natural gas and crude oil production.

           "Productive wells" means producing wells and wells capable of production.

           "Proved developed reserves" includes only those proved reserves expected to be recovered from existing completion intervals in existing wells and those reserves that exist behind the casing of existing wells when the cost of making such reserves available for production is relatively small compared to the cost of a new well.

           "Proved reserves" or "reserves" means natural gas and crude oil, condensate and NGLs on a net revenue interest basis, found to be commercially recoverable.

           "Service well" is a well used for water injection in secondary recovery projects or for the disposal of produced water.

          "Undeveloped acreage" means leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of crude oil and natural gas, regardless whether or not such acreage contains proved reserves.

                      INDEX TO FINANCIAL STATEMENTS

                                                                     Page

XCL Ltd.
--------

     Report of Independent Accountants............................     F-2

     Consolidated  Balance  Sheet as of December  31,  1997  and
      December 31, 1996...........................................     F-3

     Consolidated Statement of Operations for each of the  three
       years in the period ended December 31, 1997................     F-4

     Consolidated Statement of Shareholders' Equity for each  of
       the three years in the period ended December 31, 1997......     F-5

     Consolidated Statement of Cash Flows for each of the  three
      years in the period ended December 31, 1997.................     F-6

     Notes to Consolidated Financial Statements...................     F-7

     Supplemental Information.....................................     F-23

     Schedule II - Valuation and Qualifying Accounts..............     F-28

XCL-China Ltd.
--------------

     Report of Independent Accountants............................     F-29

     Balance Sheet as of December 31, 1997 and December 31, 1996..     F-30

     Statement of Operations for each of the three years in  the
      period ended December 31, 1997..............................     F-31

     Statement  of Shareholders' Deficit for each of  the  three
      years in the period ended December 31, 1997.................     F-32

     Statement of Cash Flows for each of the three years in  the
      period ended December 31, 1997..............................     F-33

     Notes to Financial Statements................................     F-34

     Supplemental Information.....................................     F-38


                   REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of  XCL Ltd.:

We have audited the consolidated financial statements and the financial statement schedule of XCL Ltd. and Subsidiaries listed in the Index on page F-1. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of XCL Ltd. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is generating minimal revenues and although the Company has cash (including its restricted cash) in the amount of approximately $32 million as of December 31, 1997, and a positive working capital position, it must generate additional cash flows to satisfy its development and exploratory obligations with respect to its China properties. There is no assurance that the Company will be able to generate the necessary funds to satisfy these contractual obligations and to ultimately achieve profitable operations, which creates doubt about its ability to continue as a going concern. Managements' plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   COOPERS & LYBRAND L.L.P.



Miami, Florida
April 10, 1998

                    XCL Ltd. and Subsidiaries
                   CONSOLIDATED BALANCE SHEET
                     (Thousands of Dollars)

                                                   December 31
                                              ------------------
                      A S S E T S                1997      1996
                      -----------                ----      ----
Current assets:
      Cash and cash equivalents             $  21,952     $  113
      Cash held in escrow (restricted)         10,263         --
      Accounts receivable, net                    101         23
      Refundable deposits                       1,200         --
      Other                                       451        212
                                               ------       ----
            Total current assets               33,967        348
                                               ------       ----
Property and equipment:
      Oil and gas (full cost method):
           Proved properties under development
           not being amortized                 21,172     13,571
           Unevaluated properties              33,132     21,238
                                               ------     ------
                                               54,304     34,809
      Land, at cost                                --        135
      Other                                     1,163      2,492
                                               ------     ------
                                               55,467     37,436
      Accumulated depreciation, depletion
        and amortization                      (1,000)     (1,491)
                                              ------      ------
                                              54,467      35,945
                                              ------      ------
Investments                                    4,173       2,383
Assets held for sale                          21,155      21,058
Debt issue costs, less amortization            4,268         950
Other assets                                   1,059         180
                                             -------     -------
                       Total assets      $   119,089    $ 60,864
                                             =======     =======

L I A B I L I T I E S  A N D  S H A R E H O L D E R S'  E Q U I T Y
--------------------------------------------------------------------

Current liabilities:
      Accounts payable and accrued costs  $   2,727     $  3,901
      Due to joint venture partner            4,504        4,202
      Dividends payable                       1,813          928
      Current maturities of long term debt    2,524       38,022
                                            -------       ------
           Total current liabilities         11,568       47,053
                                            -------       ------
Long-term debt, net of current maturities    61,310           --

Other non-current liabilities                 5,386        2,770
Commitments and contingencies (Notes 2 and 11)
Shareholders' equity:
       Preferred stock-$1.00 par value;
         authorized 2.4 million
         shares at December 31, 1997
         and 1996; issued shares of
         1,196,236 at December 31,
         1997 and 669,411 at
         December 31, 1996 - liquidation
         preference of  $103 million at
         December 31, 1997                    1,196          669
      Common stock-$.01 par value;
         authorized 500 million shares
         at December 31, 1997 and 1996;
         issued shares of 21,710,257 at
         December 31, 1997 and 285,754,151
         at December 31,1996                    217        2,858
      Common stock held in treasury -
         $.01 par value; 69,470
         shares at December 31, 1997
         and 1,042,065 shares at
         December 31, 1996                       (1)         (10)
      Unearned compensation                 (12,021)          --
      Additional paid-in capital            298,588      226,956
      Accumulated deficit                  (247,154)    (219,432)
                                            -------      -------
           Total shareholders' equity        40,825       11,041
                                            -------      -------
               Total liabilities and
                 shareholders' equity   $   119,089    $  60,864
                                           ========       ======

 The accompanying notes are an integral part of these financial statements.


                    XCL Ltd. and Subsidiaries

              CONSOLIDATED STATEMENT OF OPERATIONS
            (In Thousands, Except Per Share Amounts)

                                                             Year Ended December 31
                                                           -------------------------
                                                            1997      1996      1995
                                                            ----      ----      ----
Oil and gas revenues from properties held for sale       $    236   $  1,136   $  2,480
                                                          -------    -------    -------
Costs and operating expenses:

Operating                                                     210        342        985
      Depreciation, depletion and amortization                126        579      2,266
      Provision for impairment of oil and gas properties       --      3,850     75,300
      Writedown of other assets and investments                --      2,444      4,461
      General and administrative costs                      4,910      3,487      4,551
Other                                                       3,048        227        590
                                                          -------     ------    -------
                                                            8,294     10,929     88,153
                                                          -------     ------    -------
Operating loss                                             (8,058)    (9,793)   (85,673)
                                                          -------     ------    -------

Other income (expense):
      Interest expense, net of amounts capitalized         (8,450)    (2,415)    (2,998)
Gain (loss) on sale of investments/assets                      --       (661)       613
      Interest income                                       2,212          8        133
      Other, net                                              853        787         88
                                                          -------     ------    -------
                                                           (5,385)    (2,281)    (2,164)
                                                          -------     ------    -------

Loss before extraordinary item                            (13,443)   (12,074)   (87,837)
Extraordinary charge for early extinguishment of debt        (551)        --         --
                                                           ------    -------     ------

Net loss                                                  (13,994)   (12,074)   (87,837)
Preferred stock dividends                                 (13,728)    (5,356)    (4,821)
                                                           ------     ------     ------
Net loss attributable to common stock                    $(27,722)  $(17,430)  $(92,658)
                                                           ======     ======     ======
Loss per share (basic):
    Net loss before extraordinary item                   $  (1.33)  $   (.98)  $  (5.77)
    Extraordinary item                                       (.03)        --         --
                                                          -------     ------    -------
    Net loss per share                                   $  (1.36)  $   (.98)  $  (5.77)
                                                          =======    =======    =======
Loss per share (diluted):
    Net loss before extraordinary item                   $  (1.33)  $   (.98)  $  (5.77)
    Extraordinary item                                       (.03)        --         --
                                                          -------     ------     -------
    Net loss per share                                   $  (1.36)  $   (.98)  $  (5.77)
                                                          =======     ======     ======
Average number of shares used in per share computations:

Basic                                                      20,451     17,705     16,047
Diluted                                                    20,451     17,705     16,047


 The accompanying notes are an integral part of these financial statements.


                    XCL Ltd. and Subsidiaries

         CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     (Thousands of Dollars)


                                                                                      Total
                              Preferred    Common  Treasury  Paid-In  Accumulated   Unearned   Shareholders'
                                Stock       Stock   Stock    Capital     Deficit  Compensation   Equity
                              ---------    ------  --------  -------  ----------- ------------  -----------
Balance, December 31, 1994         649      2,372     (35)   206,241   (114,027)       --         95,200
    Net loss                        --         --      --         --    (87,837)       --        (87,837)
    Dividends                       --         --      --         --     (4,821)       --         (4,821)
    Preferred shares issued         32         --      --      5,092         --        --          5,124
    Preferred shares subscribed      4         --      --         --         --        --              4
    Common shares issued            --        189      --      7,936         --        --          8,125
    Treasury shares purchased       --         --     (25)    (1,232)        --        --         (1,257)
    Treasury shares issued          --         --      35      2,327         --        --          2,362
                                 -----     ------    -----   -------    -------     ------       -------
Balance, December 31, 1995         685      2,561     (25)   220,364   (206,685)       --         16,900
    Net loss                        --         --      --         --    (12,074)       --        (12,074)
    Dividends                       --         --      --         --       (673)       --           (673)
    Preferred shares issued         10         --      --        128         --        --            138
    Preferred shares subscribed     (4)        --      --         --         --        --             (4)
    Preferred shares converted
       to common shares            (22)         5      --         17         --        --             --
    Common shares issued            --        292      --      6,339         --        --          6,631
    Treasury shares purchased       --         --      (3)      (138)        --        --           (141)
    Treasury shares issued          --         --      18        246         --        --            264
                                 -----     ------    ----   --------    -------    ------        -------
Balance, December 31, 1996         669      2,858     (10)   226,956   (219,432)       --         11,041
    Net loss                        --         --      --         --    (13,994)       --        (13,994)
    Dividends                       --         --      --         --    (13,728)       --        (13,728)
    Preferred shares issued        507         --      --     36,521         --        --         37,028
    Common shares issued            --        198      --      4,395         --        --          4,593
    Issuance of stock purchase
      warrants                      --         --      --     15,032         --        --         15,032
    Unearned compensation           20         13      --     12,841         --   (12,021)           853
    Reverse stock split 1 for 15    --     (2,852)      9      2,843         --        --             --
                                 -----     ------   -----    -------    -------    ------        -------
Balance, December 31, 1997      $1,196    $   217  $   (1)   298,588  $(247,154) $(12,021)      $ 40,825
                                 =====     ======   =====    =======    =======    ======        =======

 The accompanying notes are an integral part of these financial statements.


                    XCL Ltd. and Subsidiaries
              CONSOLIDATED STATEMENT OF CASH FLOWS
                     (Thousands of Dollars)

                                                                       Year Ended December 31
                                                                ------------------------------------
                                                                  1997          1996            1995
                                                                  ----          ----            ----
Cash flows from operating activities:
    Net loss                                                 $  (13,994)     $  (12,074)     $  (87,837)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
        Depreciation, depletion and amortization                    126             579           2,266
        Provision for impairment of oil and gas properties           --           3,850          75,300
        Extraordinary charge for early extinguishment of debt       551              --              --
        (Gain) loss on sale of investments/assets                    --             661            (613)
        Amortization of discount on senior secured notes          1,342              --              --
        Writedown of other assets and investments                    --           2,444           4,461
        Stock compensation programs                                 853              --              --

Other                                                               796              --              --
        Change in assets and liabilities:
             Accounts receivable                                    (78)            799             875
             Refundable deposits                                 (1,200)             --              --
             Accounts payable and accrued costs                    (132)            575            (765)
             Non-current liabilities and other                    2,655              12             803
                                                                -------          ------         -------
                  Total adjustments                               4,913           8,920          82,327
                                                                -------          ------         -------
                  Net cash used in operating activities          (9,081)         (3,154)         (5,510)
                                                                -------          ------         -------

Cash flows from investing activities:
    Capital expenditures                                        (16,097)         (1,489)         (8,458)
    Investments                                                  (1,790)           (491)         (1,624)
    Proceeds from sales of assets and investments                   797           9,210           2,655
    Other                                                            --               4              64
                                                                 ------          ------           -----
                  Net cash (used in) provided by investing
                    activities                                  (17,090)          7,234          (7,363)
                                                                 ------           -----          ------
Cash flows from financing activities:
    Proceeds from sales of common stock                             652           1,766           3,553
    Proceeds from issuance of preferred stock                    25,000             144           3,068
    Proceeds from sale of treasury stock                             --             264           2,487
    Proceeds from Senior Secured Notes                           75,000              --              --
    Loan proceeds                                                 6,100             315                  -
    Payment of long-term debt                                   (35,503)         (8,344)           (522)
    Payment of notes payable                                     (6,100)             --              --
    Proceeds from exercise of options and warrants                1,590             691              874
    Payment of preferred stock dividends                             --              --             (250)
    Payment for treasury stock                                       --            (141)          (1,257)
    Stock/note issuance costs and other                          (8,466)           (272)            (221)
                                                                -------           -----            -----
                  Net cash provided by (used in) financing
                    activities                                   58,273          (5,577)           7,732
                                                                -------          ------            -----
Net increase (decrease) in cash and cash equivalents             32,102          (1,497)          (5,141)
Cash and cash equivalents at beginning of year                      113           1,610            6,751
                                                                -------          ------           ------
Cash and cash equivalents at end of year                     $   32,215     $       113      $     1,610
                                                                =======          ======           ======
Supplemental information:
    Cash paid for interest, net of amounts capitalized       $    7,441     $     1,591      $     2,602
                                                                =======          ======           ======

 The accompanying notes are an integral part of these financial statements.


                    XCL Ltd. and Subsidiaries

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)     Summary of Significant Accounting Policies:

  Principles of Consolidation:

      The consolidated financial statements include the accounts of XCL Ltd. and its wholly owned subsidiaries ("XCL" or the "Company") after the elimination of all significant intercompany accounts and transactions. Certain reclassifications have been made to prior year financial statements to conform to current year presentation. These reclassifications had no effect on net loss, cash flows or shareholders' equity.

Use of Estimates in the Preparation of Financial Statements:

      The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

  Cash and Cash Equivalents:

      The Company considers deposits which can be redeemed on demand and investments which have original maturities of less than three months, when purchased, to be cash equivalents. As of December 31, 1997, the Company's cash and cash equivalents were deposited primarily in three financial institutions.

  Concentration of Credit Risk:

     The Company operates exclusively in the oil and gas industry and receivables are due from other producers who may be affected by economic conditions in the industry. The Company has not experienced any material credit losses.

      The  Company's  financial instruments that are  exposed  to
concentrations   of  credit  risk  consist  primarily   of   cash
equivalents/short-term investments and trade receivables.

      The Company believes that no single short-term investment exposes the Company to significant credit risk. Additionally, creditworthiness of its counterparties, which are major financial institutions, are monitored. As of December 31, 1997, the Company had cash in financial institutions in excess of the insured amounts.

  Fair Value of Financial Instruments:

      For the purposes of disclosure requirements pursuant to Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Market Value of Financial Instruments," fair value of current assets and liabilities approximate carrying value, due to the short-term nature of these items. The Company believes the fair value of long-term debt approximates carrying value. Fair value of such financial instruments is not necessarily representative of the amount that could be realized or settled.

  Oil and Gas Properties:

      The Company accounts for its oil and gas exploration and production activities using the full cost method of accounting. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including appropriate related costs, are capitalized. The Company capitalizes internal
costs                 that                 can                 be
directly identified with its acquisition, exploration and development activities and does not capitalize any costs related to production, general corporate overhead or similar activities.

      The capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method based on estimates of proved oil and gas reserves. The Company's domestic oil and gas reserves were estimated by Company engineers in 1997 and 1996, and foreign reserves in 1997 and 1996 by independent petroleum engineers. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that properties are impaired, the amount of the impairment is added to the capitalized costs to be depleted. The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized for the period that activities are in progress to bring these projects to their intended use.

      During the fourth quarter of 1995, the Company decided to concentrate on the development of its China investments, and decided to dispose of its domestic properties. Accordingly, the recorded value of the Company's domestic properties was reduced to their estimated fair market value and the resulting balances were transferred to assets held for sale.

      The Company reviews the carrying value of its oil and gas properties each quarter on a country-by-country basis, and limits capitalized costs of oil and gas properties to the present value of estimated future net revenues from proved reserves, discounted at 10 percent, plus the lower of cost or fair value of unproved properties as adjusted for related tax effects and deferred tax reserves. If capitalized costs exceed this limit, the excess is charged to depreciation, depletion and amortization expense ("DD&A") in the period in which it occurs.

     Proceeds from the sale of proved and unproved properties are accounted for as reductions to capitalized costs with no gain or loss recognized unless such sales would significantly alter the relationship between capitalized costs and proved reserves of oil and gas. Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

     The Company accounts for site restoration, dismantlement and abandonment costs in its estimated future costs of proved reserves. Accordingly, such costs are amortized on a unit of production basis and reflected with accumulated depreciation, depletion and amortization. The Company identifies and estimates such costs based upon its assessment of applicable regulatory requirements, its operating experience and oil and gas industry practice in the areas within which its properties are located. To date the Company has not been required to expend any material amounts to satisfy such obligations. The Company does not expect that future costs will have a material adverse effect on the Company's operations, financial condition or cash flows. The standardized measure of discounted future net cash flows includes a deduction for any such costs.

    Other Property and Equipment:

     Other property and equipment primarily consists of furniture and fixtures, equipment and software. Major renewals and betterments are capitalized while the costs of repairs and maintenance are charged to expense as incurred. The costs of assets retired or otherwise disposed of and the applicable accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in operations. Other property and equipment costs are depreciated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 15 years.

     Capitalized Interest and Amortized Debt Costs:

      During fiscal 1997, 1996 and 1995, interest and associated costs of approximately $5.8 million, $2.8 million and $3.1 million, respectively were capitalized on significant investments in oil and gas properties that are not being currently depreciated, depleted, or amortized and on which exploration or development activities are in progress. Deferred debt issue costs and discount on senior secured notes are amortized on the
straight-line                                               basis
over the term of the related debt agreement. The discount on senior secured notes is the amount attributable to the detachable Common Stock purchase warrants.

  Income Taxes:

      The Company accounts for income taxes in compliance with Statement of Financial Accounting Standards No. 109 (SFAS No.
109) "Accounting for Income Taxes." Requirements by this standard include recognition of future tax benefits, measured by enacted tax rates, attributable to: deductible temporary differences between financial statement and income tax bases of assets and liabilities; and, net operating loss carryforwards. Recognition of such tax assets are limited to the extent that realization of such benefits is able to be reasonably anticipated.

  Revenue Recognition:

     Oil and gas revenues are recognized using the accrual method at the price realized as production and delivery occurs. Amounts which are contingently receivable are not recognized until realized.

      Foreign Operations

      The Company's future operations and earnings will depend upon the results of the Company's operations in China. There can be no assurance that the Company will be able to successfully conduct such operations, and a failure to do so would have a material adverse effect on the Company's financial position, results of operations and cash flows. Also, the success of the Company's operations will be subject to numerous contingencies, some of which are beyond management's control. These contingencies include general and regional economic conditions, prices for crude oil and natural gas, competition and changes in regulation. Since the Company is dependent on international operations, specifically those in China, the Company will be subject to various additional political, economic and other uncertainties. Among other risks, the Company's operations will be subject to the risks of restrictions on transfer of funds; export duties, quotas and embargoes; domestic and international customs and tariffs; and changing taxation policies, foreign exchange restrictions, political conditions and governmental regulations.

  Stock Based Compensation:

       Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," ("SFAS No. 123") encourages, but does not require companies to record compensation costs for stock-based compensation plans at fair value. The Company has chosen to continue to account for stock-based employee compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options, awards and warrants is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

  Earnings Per Share:

      During 1997, the Company adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS No. 128") and has restated all years presented in accordance therewith. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share ("EPS") on the face of the statement of operations. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in earnings.

     Environmental Expenditures

      Environmental expenditures relating to current operations are expensed or capitalized, as appropriate, depending on whether such expenditures provide future economic benefits. Liabilities are recognized when the expenditures are considered probable and can be reasonably estimated. Measurement of liabilities is based on currently enacted laws and regulations, existing technology and undiscounted site-specific costs. Generally, such recognition coincides with the Company's commitment to a formal plan of action.

     Common Stock Reverse Split

      Effective December 17, 1997, the Company amended and restated its Certificate of Incorporation to effect a one-for-fifteen reverse split of the Company's Common Stock. All share amounts presented herein have been adjusted to reflect the reverse split.

     Recent Accounting Pronouncements

      In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which is effective for the Company's year ending December 31, 1998. SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. The Company will be analyzing SFAS No. 130 during 1998 to determine what, if any, additional disclosures will be required.

      In June 1997, the FASB Issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective the Company's year ended December 31, 1998. This statement establishes standards for reporting of information about operating segments. The Company will be analyzing SFAS No. 131 during 1998 to determine what, if any, additional disclosures will be required.

(2)     Liquidity and Management's Plan

     The Company, in connection with its 1995 decision to dispose of its domestic properties, is generating minimal annual revenues and is devoting all of its efforts toward the development of its China properties. Although the Company has cash available in the amount of approximately $32 million as of December 31, 1997 (including restricted cash of approximately $10 million) and a positive working capital position, management anticipates that additional funds will be needed to meet all of its development and exploratory obligations until sufficient cash flows are generated from anticipated production to sustain its operations and to fund future development and exploration obligations.

      Management plans to generate the additional cash needed through the sale or financing of its domestic assets held for sale and the completion of additional equity, debt or joint venture transactions. There is no assurance, however, that the Company will be able to sell or finance its assets held for sale or to complete other transactions in the future at commercially reasonable terms, if at all, or that it will be able to meet its future contractual obligations. If production from the China properties commences in late 1998 or the first half of 1999, as anticipated, the Company's proportionate share of the related cash flow will be available to help satisfy cash requirements. However, there is likewise no assurance that such development will be successful and production will commence, and that such cash flow will be available.

(3)     Supplemental Cash Flow Information

     There were no income taxes paid for the years ended December
31, 1997, 1996 and 1995.

      The Company completed the following noncash transactions in 1997 and prior years in order to conserve cash for use in its core activities and to meet other obligations while honoring restrictions on cash use imposed by its bank agreement. Such transactions not reported elsewhere herein are as follows:

      1997
      ----

      On January 9, 1997, the Company accepted subscriptions for an aggregate of 21,057 shares of Series F Preferred Stock, issued in February to three individuals for 18,448 shares; 1,731 shares and 878 shares, respectively, at $65.00/share, in exchange for $225,000 in cash, cancellation of a consulting agreement, surrender of Common Stock and Warrants issued in connection with a consulting agreement, surrender of rights to acquire units of registered Common Stock and Warrants, surrender of certain registration rights covering 3,000,000 shares; and surrender of certain shares of Common Stock and Warrants issued in connection with compensation for past fundraising activities, surrender of rights to acquire units of registered Common Stock and Warrants and certain registration rights covering 75,000 shares.

     On May 20, 1997, the Company issued 11,816 shares of Amended Series A Preferred Stock and 133,914 warrants to acquire shares of Common Stock, in respect of approximately $1.0 million of accrued  interest  payable  to  those  institutional  holders  of
Secured Subordinated Debt who purchased $8 million of Amended Series A Preferred Stock. The shares of Amended Series A Preferred Stock were valued at $85.00 per share. The warrants issued are first exercisable on May 20, 1998, at an exercise price of $3.0945 per share, and expire on November 1, 2000.

     In October, 1997, the Company issued 30,000 shares of Common
Stock and granted .003215% in aggregate Net Revenue Interest on the Zhao Dong Block to, a former employee of the Company, and her attorneys in settlement of litigation against the Company.

     In October  1997, pursuant to an agreement effective October
1, 1997, the Company issued an aggregate of 53,333 shares of Common Stock as compensation to a resident of Taiwan who has performed services for the Company.

      On  November 11, 1997, the Company issued 26,667 shares  of
Common Stock and stock purchase warrants to acquire 13,333 shares of Common Stock to a consultant, as compensation pursuant to an agreement dated effective as of February 20, 1997.

      1996
      ----

      In March and April 1996, the Company sold units of Common Stock and Warrants through a placement agent in a Regulation S unit offering. As compensation for such unit offering the Company granted warrants to acquire an aggregate of 25,600 shares of Common Stock.

      As compensation for services performed resulting in Apache Corp. purchasing an additional interest in the Zhao Dong Block, during the first quarter the Company issued 3,333 shares of Common Stock to a finder and amended the finder's existing warrants to acquire 33,333 shares of Common Stock as to exercise price, expiration date and forced conversion feature, to conform the terms of such warrants to the terms of warrants granted in the Regulation S unit offering noted above.

      As compensation for identifying the placement agent for the Regulation S unit offering, the finder earned a four percent stock fee of the gross proceeds of the offering. In payment of this fee, the Company during the first quarter, issued 17,817 shares of Common Stock in connection with the initial closing and during the second quarter issued an aggregate 8,192 shares of Common Stock as compensation for the subsequent closings.

      Effective March 1, 1996, the terms of warrants issued to a financial advisor were amended as partial consideration for introducing to the Company the purchaser of the Gonzalez Gas Unit, comprising a portion of the Berry R. Cox Field. The warrant exercise price was reduced from $15.00 to $7.50 and the term of the warrant was extended for three years to March 1, 1999.

      During August 1996, the Company issued to a finder 18,666 warrants to purchase 18,666 shares of Common Stock, as compensation for the placement with their clients of 186,666 units, comprised of shares of Common Stock and warrants to purchase Common Stock.

     During October 1996, the Company issued approximately 93,333 shares of Common Stock plus warrants to acquire 166,666 shares of Common Stock, as compensation to an individual in consideration for a consulting arrangement, whereby the consultant would introduce persons interested in investing in China through the
Company. During February 1997, the consultant canceled the consultant agreement and returned to the Company the shares and warrants issued in connection therewith.

      During October 1996, the Company issued 100,000 warrants to acquire 100,000 shares of Common Stock, as compensation to an individual for past fund raising services.

      1995
      ----

      During the first quarter of 1995, the Company issued  1,247 shares of Common Stock in payment of interest on funds escrowed in advance of purchase of Series D Preferred Stock.

      During September 1995, the Company issued 3,333 units, each unit comprised of one share of Common Stock and a five-year warrant to purchase one share of Common Stock, plus an additional five-year warrant on the same terms as the unit warrant to purchase 3,333 shares of Common Stock as compensation to an individual who assisted the Company with a private placement of approximately 200,000 units.

 (4)     Receivables

      The Company's trade accounts receivable at December 31, 1997, arise primarily from business transactions with entities in the oil and gas industry, mostly located in Texas. An oil and gas purchaser with which the Company has contractual arrangements accounted for approximately 76 percent of oil and gas revenue receivables in 1997, 76 percent in 1996 and 67 percent in 1995.

 (5)     Assets Held for Sale and Investments

     Assets Held for Sale
     --------------------

     Domestic Oil and Gas Properties
     -------------------------------

     During 1996, the Company was engaged in attempts to sell its remaining domestic oil and gas properties and had a contract in place for the sale of the property. Prior to the sale being consummated, the Company received service of three lawsuits filed by lessors of the most productive remaining leases, effectively thwarting the Company's ability to consummate the sale by casting doubt as to the Company's rights to certain interests in the leases and demanding damages. While the Company believes that the charges are without merit, it is of the opinion that the property cannot be sold until such time as the litigation is concluded or settled. In response to a request by the lessors' counsel, the Company has granted the lessors an extension of time to respond to discovery demands made by the Company and to allow sufficient time to pursue settlement of this litigation (see Note
11). As a result of these lawsuits the Company took an additional writedown of these properties aggregating $3.85 million during 1996.

      Lutcher Moore Tract
      -------------------

      During 1993, the Company completed the acquisition of a group of corporations which together owned 100 percent of an unevaluated 62,500-acre tract in southeastern Louisiana (the "Lutcher Moore Tract"). This property is pledged as collateral for the Lutcher Moore limited recourse debt (see Note 6). This property is being held for sale.

Investments
-----------

      Lube Oil Investment
      -------------------

      On July 17, 1995, the Company signed a contract with CNPC United Lube Oil Corporation to form a joint venture company to engage in the manufacturing, distribution and marketing of lubricating oil in China and southeast Asian markets. As of December 31, 1997, the Company has invested approximately $3.3 million in the project.

     Coalbed Methane Project
     -----------------------

      During 1995, the Company signed an agreement with the China National Administration of Coal Geology, pursuant to which the parties have commenced cooperation for the exploration and development of coalbed methane in two areas in China. As of December 31, 1997, the Company has invested approximately $0.6 million in the project.

 (6)     Debt

     Long-term debt consists of the following (000's):

                                                                 December 31
                                                             -----------------
                                                              1997       1996
                                                              ----       ----
     Senior secured notes, net of unamortized discount     $ 61,310   $     --
     Collateralized credit facility                              --     17,279
     Subordinated debt                                           --     15,000
     Office building mortgage loan                               --        652
                                                            -------    -------
                                                             61,310     32,931
     Lutcher Moore Group Limited Recourse Debt                2,524      5,091
                                                            -------    -------
                                                             63,834     38,022
     Less current maturities:
         Lutcher Moore Group Limited Recourse Debt           (2,524)    (5,091)
         Collateralized credit facility                          --    (17,279)
         Subordinated Debt                                       --    (15,000)
         Other current maturities                                --       (652)
                                                            -------    -------
                                                           $ 61,310   $     --
                                                            =======    =======


      Substantially  all  of the Company's  assets  collateralize
these  borrowings.   Accounts payable and accrued  costs  include
accrued interest at December 31, 1997 and 1996 of $1.8 million and $1.5 million, respectively.

     Senior Secured Notes
     --------------------

      On  May  20,  1997,  the Company sold  in  an  unregistered offering to qualified institutional buyers and accredited institutional investors (the "Note Offering") 75,000 Note Units, each consisting of $1,000 principal amount of 13.5% Senior Secured Notes due May 1, 2004 (collectively, the "Notes") and one Common Stock Purchase Warrant (collectively the "Note Warrants") to purchase 85 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at an exercise price of
$3.09 per share, first exercisable after May 20, 1998. Total funds received of $75 million were allocated, $15 million to the Note Warrants and $60 million to the Notes. The value allocated to the Note Warrants is being amortized to interest expense over the term of the Notes. At December 31, 1997, the unamortized discount on the Notes is approximately $13.7 million.

      Interest on the Notes is payable semi-annually on May 1 and November 1, commencing November 1, 1997. The Notes will mature on May 1, 2004. The Notes are not redeemable at the option of the Company prior to May 1, 2002, except that the Company may redeem, at its option prior to May 1, 2002, up to 35% of the original aggregate principal amount of the Notes, at a redemption price of 113.5% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of any equity offering completed within 90 days prior to such redemption; provided that at least $48.75 million in aggregate principal amount of the Notes remain outstanding. On or after May 1, 2002, the Notes are redeemable at the option of the Company, in whole or in part, at an initial redemption price of 106.75% of the aggregate principal amount of the Notes until May 1, 2003, and at par thereafter, plus accrued and unpaid interest, if any, to the date of redemption. Upon the occurrence of a change of control, as defined, the Company will be obligated to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Total interest expense incurred on the Notes was approximately $6.2 million for the year ended December 31, 1997.

      The Senior Secured Notes restrict, among other things, the Company's ability to incur additional debt, incur liens, pay dividends, or make certain other restricted payments. It also limits the Company's ability to consummate certain asset sales, enter into certain transactions with affiliates, enter into mergers or consolidations, or dispose of substantially all the Company's assets. The Company's ability to comply with such covenants may be affected by events beyond its control. The breach of any of these covenants could result in a default. A default could allow holders of the Notes to declare all amounts outstanding and accrued interest immediately due and payable. Absent such payment, the holders could proceed against any collateral granted to them to secure such indebtedness, which includes all of the stock of the Company's principal operating subsidiary, XCL-China, which has guaranteed such indebtedness. A foreclosure on the stock of XCL China could trigger Apache's right of first refusal under the Participation Agreement to purchase such stock or its option to purchase the Company's interest in the Contract. There can be no assurance that the assets of the Company and XCL-China (a "Subsidiary Guarantor"), or any other Subsidiary Guarantors would be sufficient to fully repay the Notes and the Company's other indebtedness.

(7)     Shareholders' Equity

  Preferred Stock
  ---------------

      As of December 31, 1997 and 1996, the Company had the following shares of Preferred Stock issued and outstanding:


                                        Preference in          1997 Dividends
                          Shares        Liquidation at         (In Thousands)
                      1997     1996    December 31, 1997   Declared  Accrued    Total
                      ----     ----    -----------------   --------  -------    -----
Series A                 --   577,803    $         --     $  9,678  $    --   $  9,678
Series B             44,465    44,954       4,446,500          262      186        448
Series E                 --    46,654              --          750       --        750
Series F             22,318        --       2,231,800          127      133        260
Amended Series A  1,129,453        --      96,003,505        1,098    1,494      2,592
                                          -----------       ------    -----     ------
                                         $102,681,805     $ 11,915  $ 1,813   $ 13,728
                                          ===========       ======    =====     ======

     Amended Series A Preferred Stock
     --------------------------------

      On  May  20,  1997,  the Company sold, in  an  unregistered offering to qualified institutional buyers and accredited institutional investors (the "Equity Offering") 294,118 Equity Units, each consisting of one share of Amended Series A, Cumulative Convertible Preferred Stock, par value $1.00 per share ("Amended Series A Preferred Stock"), and one Common Stock Purchase Warrant (collectively, the "Equity Warrants") to purchase approximately 22 shares of the Company's Common Stock, at an initial exercise price of $3.09 per share, first exercisable on May 20, 1998.

      Each share of Amended Series A Preferred Stock has a liquidation value of $85.00, plus accrued and unpaid dividends. Dividends on the Amended Series A Preferred Stock are cumulative from May 20, 1997 and are payable semi-annually, commencing November 1, 1997, at an annual rate of $8.075 per share. Dividends are payable in additional shares of Amended Series A Preferred Stock (valued at $85.00 per share) through November 1, 2000, and thereafter in cash, or at the election of the Company, in additional shares of Amended Series A Preferred Stock. The Amended Series A Preferred Stock is convertible into Common Stock, at any time after the first anniversary of the issue date, at the option of the holders thereof, unless previously redeemed, at an initial conversion price of $7.50 per share of Common Stock (equivalent to a rate of 11 shares of Common Stock for each share of Amended Series A Preferred Stock), subject to adjustment under certain conditions. The Company is entitled to require conversion of all the outstanding shares of Amended Series A Preferred Stock, at any time after November 20, 1997 if the Common Stock shall have traded for 20 trading days during any 30 consecutive trading day period at a market value equal to or greater than 150% of the prevailing conversion rate.

      The Amended Series A Preferred Stock is redeemable at any time on or after May 1, 2002, in whole or in part, at the option of the Company initially at a redemption price of $90.00 per share and thereafter at redemption prices which decrease ratably annually to $85.00 per share on and after May 1, 2006, plus accrued and unpaid dividends to the redemption date. The Amended Series A Preferred Stock is mandatorily redeemable, in whole, on May 1, 2007, at a redemption price of $85.00 per share, plus accrued and unpaid dividends to the redemption date, payable in cash, or at the election of the Company, in Common Stock.

      Upon the occurrence of a change in control or certain other fundamental changes, the conversion price of the Amended Series A Preferred Stock will be reduced, for a limited period, in certain circumstances in order to provide holders with loss protection at a time when the market value of the Common Stock is less than the then prevailing conversion price.

     The Amended Series A Preferred Stock will entitle the holder thereof to cast the same number of votes as the shares of Common Stock then issuable upon conversion thereof on any matter subject to the vote of the holders of the Common Stock. Further, the holders of the Amended Series A Preferred Stock will be entitled to vote as a separate class (i) to elect two directors if the Company is in arrears in payment of three semi-annual dividends, and (ii) the approval of two-thirds of the then outstanding Amended Series A Preferred Stock will be required for the issuance of any class or series of stock ranking prior to the Amended Series A Preferred Stock, as to dividends, liquidation rights and for certain amendments to the Company's Certificate of Incorporation that adversely affect the rights of holders of the Amended Series A Preferred Stock.

      Effective November 10, 1997, by consent of in excess of 88 percent of the outstanding shares of Series A Preferred Stock such series of preferred stock was amended, reclassified and converted to Amended Series A Preferred Stock. As a consequence of such consent all dividend arrearages, and accrued and unpaid dividends were paid in additional shares of Amended Series A Preferred Stock. This amendment resulted in approximately 726,907 shares of Amended Series A Preferred Stock being issued in respect of such reclassification and payment of dividends.

      Effective November 10, 1997, by consent of in excess of 67 percent of the outstanding Series E Preferred Stock such series of preferred stock was amended, reclassified and converted to Amended Series A Preferred Stock. As a consequence of such consent all accrued and unpaid dividends were paid in additional shares of Amended Series A Preferred Stock. This amendment resulted in approximately 63,706 shares of Amended Series A Preferred Stock being issued in respect of such reclassification and payment of dividends.

     Series B Preferred Stock
     ------------------------

      The Series B, Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock") bears a cumulative fixed dividend at an annual rate of $10 per share, payable semiannually, and is entitled to 50 votes per share on all matters on which Common Stockholders are entitled to vote and separately as a class on certain matters; ranks senior to the Common Stock and pari passu with the Amended Series A and Series F Preferred Stocks of the Company with respect to the payment of dividends and distributions on liquidation; and has a liquidation preference of $100 per share plus accumulated dividends.

     On May 16, 1995, the Company received notice from the Series B Preferred holder exercising its redemption rights. The Company elected to redeem in shares of Common Stock and the holder exercised its option to have the Company sell its shares of Common Stock. The aggregate redemption price was $5 million, plus accrued dividends from January 1, 1995 to the date of redemption. Approximately 5,535 shares had been redeemed at December 31, 1997, from the sale of approximately 353,333 shares of Common Stock. In July 1997, the holder of the Series B Preferred Stock sued the Company and each of its directors with respect to the alleged failure of the Company to redeem the Series B Preferred Stock in accordance with the terms of the Purchase Agreement and Certificate of Designation. In settlement of that lawsuit in March 1998, the holder of the Series B Preferred Stock revoked and withdrew its redemption notice and sold its shares of Series B Preferred Stock and accompanying warrants. The purchasers exchanged the stock and warrants for 44,465 shares of Amended Series B Preferred Stock and warrants to purchase 250,000 shares of Common Stock at an exercise price of $5.50 per share, subject to adjustment, expiring March 2, 2002, and received 2,620 shares of Amended Series B Preferred Stock in payment of all accrued and unpaid dividends on the Series B Preferred Stock.

      Each share of Amended Series B Preferred Stock has a liquidation value of $100, plus accrued and unpaid dividends. Dividends on the Amended Series B Preferred Stock are cumulative from March 3, 1998 and are payable semi-annually on June 30 and December 31 of each year, at an annual rate of $9.50 per share if paid in cash. In lieu of payment in cash, the Company may, at its option, elect to pay any dividend in kind in shares of either Common Stock or Amended Series B Preferred Stock at the option of the holder. If such dividend is paid in shares of Amended Series B Preferred Stock, the dividend will be 0.0475 shares of dividend stock per share of Amended Series B Preferred Stock held. If the dividend is paid in shares of Common Stock, the dividend shall equal the number of shares of Common Stock equal to the quotient obtained by dividing $4.75 by the lowest average closing price per share of Common Stock as calculated for the last 5, 10 and 30 trading days preceding the dividend payment date. Fractional shares will be paid in cash or aggregated and sold on behalf of the holders. The Amended Series B Preferred Stock is convertible into Common Stock, at any time after the earlier of the effective date of the registration of such Common Stock or August 31, 1998.

     Series F Preferred Stock
     ------------------------

     In January 1998, the holders of the Series F Preferred Stock approved an amendment to the "forced conversion" terms of the Series F Preferred Stock. Effective January 16, 1998, the Company forced conversion of the Series F Preferred Stock and an aggregate of 633,893 shares of Common Stock were issued upon conversion and in payment of accrued and unpaid dividends. In consideration for such amendment the holders of the Series F Preferred Stock were issued warrants to acquire an aggregate of 153,332 shares of Common Stock at an exercise price of $0.15 per share.

     Dividends
     ---------

     Prior to November 1997, dividends with respect to the Series A Preferred Stock were in arrearage. Effective November 10, 1997, the Series A Preferred Stock was amended, reclassified and converted to Amended Series A Preferred Stock. As a consequence of such consent all dividend arrearages, and accrued and unpaid dividends were paid in additional shares of Amended Series A Preferred Stock.

      Dividends during 1997 and 1996 on the Series B Preferred Stock were paid from proceeds of sales of redemption stock, which were applied first to accrued dividend then the redemption of shares of Series B Preferred Stock. On March 3, 1998, all accrued and unpaid dividends on the Series B Preferred Stock were paid in shares of Amended Series B Preferred Stock.

      During 1996, the Company issued 2,218 shares of Series E Preferred Stock in payment of the June 1996 dividends payable on the Series E Preferred Stock. During 1997, the Company issued 5,261 shares of Series E Preferred Stock in payment of the December 31, 1996 and June 30, 1997 dividends on the Series E
Preferred Stock. Effective November 10, 1997, the Series E Preferred Stock was amended, reclassified and converted to Amended Series A Preferred Stock. As a consequence of such consent all dividend arrearages, and accrued and unpaid dividends were paid in additional shares of Amended Series A Preferred Stock.

      During  1997, the Company issued 1,261 shares of  Series  F
Preferred Stock in payment of the June 30, 1997 dividends payable on the Series F Preferred Stock.

      On November 3, 1997, 12,906 shares of Amended Series A Preferred Stock were issued in respect of the dividend payable November 1, 1997, in the amount of $1.1 million. Upon conversion of the Series A and Series E Preferred Stocks into Amended Series A Preferred Stock, approximately $9.23 in accrued and unpaid dividends on Series A Preferred Stock and approximately $0.2 in accrued and unpaid dividends on the Series E Preferred Stock were paid through the issuance of 790,613 additional shares of Amended Series A Preferred Stock.

  Common Stock
  ------------

      The  Company  issued  1,322,034,  1,888,461  and  1,264,854 shares of Common Stock during 1997, 1996 and 1995, respectively. The Company had 20,307,454, 18,980,805 and 16,909,532 shares of
Common Stock outstanding at December 31, 1997, 1996 and 1995, respectively.

      Common Stock Warrants
      ---------------------

      As of December 31, 1997, outstanding warrants to purchase the Company's Common Stock are as follows:

                                   Common Stock
                                   Issuable Upon   Warrant Exercise     Proceeds if
                                     Exercise           Price            Exercised
                                   -------------   ----------------      ---------
Total Warrants Expiring in 1998           6,667        $11.25          $     75,000
Total Warrants Expiring after 1998   17,820,088     $0.15 to $22.50      69,000,193
                                     ----------                          ----------
        Total Warrants               17,826,755                        $ 69,075,193
                                     ==========                          ==========

      During November 1996, the Company offered a holder of 136,000 warrants exercisable at $5.25 per share a reduction in the exercise price of such warrants to $1.875 per share in exchange for the immediate exercise of such warrants and the issuance of a like number of new warrants. In January 1997, 136,000 shares of Common Stock were issued upon the exercise of the warrants and 136,000 new warrants were issued, exercisable at $1.875 per share. The Company received $255,000 upon exercise of these warrants.

      During February 1997, the Company offered to reduce the exercise price on a total of 368,000 warrants issued in connection with Regulation S offerings in December 1995 and March 1996, in exchange for their immediate exercise. The offer was made to reduce the warrant price from $3.75 to $3.30 per share. One holder of 176,000 warrants accepted the offer and exercised all 176,000 warrants for which the Company received net proceeds of $555,400. The Placement Agent agreed to accept $0.15 per share rather than 8% of the exercise price as required under the Placement Agent Agreement.

      During April 1997, the Company issued an aggregate of 200,000 shares of Common Stock upon the exercise of warrants at $1.875 per share and received an aggregate of $375,000 upon exercise of such warrants.

       During  August  and October 1997, the  Company  issued  an aggregate of 100,000 shares of Common Stock upon the exercise  of warrants  at $2.8125 per share and received proceeds of  $281,250 upon exercise of such warrants.

      During  October 1997, the Company issued 24,000  shares  of
Common Stock upon the exercise of warrants at $1.875 per share and received $45,000 in proceeds from such exercise.

     Loss Per Share
     --------------

      The following table sets forth the computation of basic and diluted loss per share.

                                                For the Years Ended December 31,
                                                 ______________________________
                                                    1997       1996       1995
                                                    ----       ----       ----
Number of shares on which basic loss
  per share is calculated:                         20,541     17,705     16,047

Number of shares on which diluted
 loss per share is calculated:                     20,541     17,705     16,047

    Net loss applicable to common shareholders   $(27,722)  $(17,430)  $(92,658)

    Basic loss per share                         $  (1.36)  $  (0.98)  $  (5.77)
    Diluted loss per share                       $  (1.36)  $  (0.98)  $  (5.77)

      The effect of 33,902,036, 5,103,082 and 4,398,380 shares of potential common stock were anti-dilutive in 1997, 1996 and 1995, respectively, due to the losses in all three years.

(8)     Income Taxes

      The Company has significant loss carryforwards which have been recorded as deferred tax assets. Due to realization of such amounts being deemed uncertain with respect to the provisions of SFAS No. 109, a valuation allowance has been recorded for the entire amount.

      The  significant components of the net deferred tax expense
(benefit) for 1997 and 1996, were as follows (000's):

                                                        1997         1996
                                                        ----         ----
Current year domestic net operating loss            $  (4,758)   $  (4,387)
Current year Chinese deferred costs                      (356)        (829)
Prior year under accrual of Chinese deferred costs       (537)          --
Tax/book depreciation, depletion and amortization
  difference                                            3,149        3,046
Oil and gas property expenditures treated as expense
  for income tax purposes                                  --           41
Other accruals                                             13       (1,348)
Reserve for investments                                    --         (855)
Increase (decrease) in valuation allowance              2,489        4,332
                                                       ------       ------
                                                    $      --    $      --
                                                       ======       ======

      The components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1996, were as follows (in
000's):

                                                         1997        1996
                                                         ----        ----
     Deferred tax assets:
         Domestic net operating loss carryforwards    $ 63,730   $  58,972
         Chinese deferred costs                          4,439       3,546
         Other liabilities and reserves                  2,802       2,815
         Property and equipment, net                    12,593      15,742
         Valuation allowance                           (83,564)    (81,075)
                                                        ------      ------
     Total deferred tax assets                        $     --   $      --
                                                       =======      ======

      At December 31, 1997, the Company had net operating loss carryforwards for tax purposes in the approximate amount of $174 million which are scheduled to expire by the year 2012. Additionally, the Company has available acquired net operating loss carryforwards, in the approximate amount of $9 million, which are scheduled to expire by the year 2000, and which are available to offset taxable income of an acquired subsidiary. Use of the net operating loss carryforwards is subject to limitations under Section 382 of the Internal Revenue Code.

      At December 31, 1997, the Company had alternative minimum tax net operating loss carryforwards in the approximate amount of $114 million which are scheduled to expire by the year 2012. Additionally, the Company has acquired alternative minimum tax net operating loss carryforwards in the approximate amount of $12 million which are scheduled to expire by the year 2000, and which are available for use by an acquired subsidiary. The Company also has $1.0 million of general business credit carryforwards which are available until the year 2000 to offset future tax liabilities of an acquired subsidiary. The Company also has deferred costs associated with its Chinese operations of approximately $13 million. The costs will be amortized and deducted for Chinese tax purposes when the Company generates revenue from its Chinese operations.

(9)     Stock Option Plans

      The Company's stock option plans, administered by the compensation committee, provide for the issuance of incentive and nonqualified stock options. Under these plans the Company is authorized to grant options to selected employees, directors and consultants to purchase shares of the Company's Common Stock at an exercise price (for the Company's incentive stock options) of not less than the market value at the time such options are granted and are accounted for in accordance with Accounting Principles Board Opinion No. 25. In June 1992, the shareholders of the Company approved the adoption of the Company's Long-Term Stock Incentive Plan ("LTSIP") under which the Company is authorized to issue an aggregate of 16.5 million shares of Common Stock pursuant to future awards granted thereunder.

      In December 1997, the shareholders of the Company approved the amendment and restatement of the Company's LTSIP, effective as of June 1, 1997, (i) increasing the number of shares issuable under the LTSIP by 4 million (post-split) shares of Common Stock,
(ii) authorizing 200,000 shares of preferred stock for issuance under the LTSIP, and (iii) ratifying certain grants of non-qualified stock options and restricted stock awards to certain officers and directors of the Company. The LTSIP, as amended and restated, also allows for the grant of appreciation option awards. A grant of an appreciation option award to Mr. Miller was ratified at that same meeting.

      The restricted stock awards generally rests only upon attainment of certain increases in the market price of the Company's Common Stock within four years from date of grant. All of the restricted stock awards entitle the participants to full dividend and voting rights. Unvested shares are restricted as to disposition and subject to forfeiture under certain conditions. Upon issuance of restricted shares, unearned compensation is charged to shareholders' equity for the cost of restricted stock and recognized as amortization expense ratably over the vesting period, as applicable. The amount recognized for 1997 was not material because the measurement date was December 17, 1997.

     The appreciation option awarded to the Chairman provides him with the right upon his payment of the exercise price (20% of amount entitled to receive) to additional compensation payable in cash or in shares of Common Stock based upon 5% of the difference between the market capitalization (as defined) of the Company as of June 1, 1997, and the date the option is exercised (no earlier than June 1, 2002). Because the option contemplates compensation determined with reference to increases in the market capitalization without restriction, there is no effective limit on the amount of compensation which may become payable thereunder. Deferred compensation of $3.2 million was recorded in connection with the appreciation option and is being amortized over the service period. The appreciation option expires on June 1, 2007. Compensation expense recognized in 1997 was approximately $373,000.

      Non-qualified options granted on June 1, 1997 for an option price  of  $3.75 per share resulted in compensation  expense  for
1997  of  $481,000.   The  measurement date  was  established  on
December 17, 1997, the date of shareholder approval.

      A summary of the stock option plans activity for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                                                                   Weighted Average
                                                  Shares   Option Price Per Share   Exercise Price
                                                  ------   ----------------------   --------------

Outstanding at December 31, 1994                   831,012     $12.50-$22.50          $18.83
Granted                                             45,333         $18.75             $18.75
Forfeited                                         (104,167)    $12.50-$22.50          $18.23
                                                 ---------      ------------           -----
Outstanding at December 31, 1995                   772,178     $12.50-$22.50          $18.91
Granted                                             16,133         $18.75             $18.75
Forfeited                                         (101,467)    $18.75 - $22.50        $20.14
                                                 ---------      --------------         -----
Outstanding at December 31, 1996                   686,844     $12.50 - $22.50        $18.72
Granted                                          2,000,000          $3.75             $3.75
Forfeited                                           (7,238)    $18.75 - $22.50        $19.12
                                                 ---------      --------------         -----
Outstanding at December 31, 1997                 2,679,606     $3.75 - $22.50         $7.55
                                                 =========      =============          ====

Options exercisable at December 31, 1997           676,451
                                                   =======
Options exercisable at December 31, 1998           676,089
                                                   =======
Options exercisable at December 31, 1999           683,888
                                                   =======

      The following table summarizes information about stock options outstanding at December 31, 1997:

                      Options Outstanding                                           Options Exercisable
_______________________________________________________________________     __________________________________
                                    Weighted Average
    Range of        Outstanding at   remaining life    Weighted Average       Exercisable     Weighted Average
Exercise Prices   December 31, 1997      years         Exercise Price      December 31, 1997    Exercise Price
---------------   -----------------      -----         --------------      -----------------    --------------
     $3.75            2,000,000           9.5                $3.75               --                  --
$18.75-$22.50           679,606           3.4               $18.72             676,451             $18.72
                      ---------                                                -------              -----
                      2,679,606                                                676,451             $18.72
                      =========                                                =======              =====

The  weighted average fair value of options granted  during  1997 was $5.50.

      If compensation expense for the stock options had been determined and recorded based on the fair value on the grant date using the Black-Scholes option pricing model to estimate the theoretical future value of those options, the Company's net loss per share amounts would have been reduced to the pro forma amounts indicated below (000's, except per share data):

                                          1997          1996         1995
                                          ----          ----         ----
     Net loss as reported            $  (27,722)   $  (17,430)   $  (92,658)
     Compensation expense                 1,012           126           537
                                         ------        ------       -------
     Pro forma loss                  $  (28,734)   $  (17,556)   $  (93,195)
                                         ======        ======        ======

     Pro forma loss per share:
        Basic                        $    (1.40)   $    (0.99)   $    (5.81)
                                           ====          ====          ====
        Diluted                      $    (1.40)   $    (0.99)   $    (5.81)
                                           ====          ====          ====

     Weighted average shares             20,451        17,705        16,047
                                         ======        ======        ======

Due to uncertainties in these estimates, such as market prices, exercise possibilities and the possibility of future awards and cancellations, these pro forma disclosures are not likely to be representative of the effects on reported income for future years.

For pro forma purposes, the fair value of each option grant is estimated on the date of grant with the following weighted average assumptions:

                             1997        1996         1995
                             ----        ----         ----
Expected life (years)          10          10           10
Interest rate               5.87%       6.68%        6.78%
Volatility                135.00%     100.00%      100.00%
Dividend yield                --          --           --


(10)     Employee Benefit and Incentive Compensation Plans

      In 1989, the Company adopted an employee benefit plan under
Section 401(k) of the Internal Revenue Code, for the benefit of employees meeting certain eligibility requirements. The Company has received a favorable determination letter from the Internal Revenue Service regarding the tax favored status of the 401(k) plan. Employees can contribute up to 10 percent of their compensation. The Company, at its discretion and subject to certain limitations, may contribute up to 75 percent of the amount contributed by each participant. There were no Company contributions in 1997, 1996 or 1995.

 (11)     Commitments and Contingencies

     Other commitments and contingencies include:

     o The Company acquired the rights to the exploration, development and production of the Zhao Dong Block by executing a Production Sharing Agreement with CNODC in February 1993. Under the terms of the Production Sharing Agreement, the Company and its partner are responsible for all exploration costs. If a commercial discovery is made, and if CNODC exercises its option to participate in the development of the field, all development and operating costs and related oil and gas production will be shared up to 51 percent by CNODC and the remainder by the Company and its partner.

          The Production Sharing Agreement includes the following additional principal terms:

          The Production Sharing Agreement is basically divided into three periods: the Exploration period, the Development period and the Production period. Work to be performed and expenditures to be incurred during the Exploration period, which consists of three phases totaling seven years from May 1, 1993, are the exclusive responsibility of the Contractor (the Company and its partner as a group). The Contractor's obligations in the three exploration phases are as follows:

          1. During the first three years, the Contractor is required to drill three wildcat wells, perform seismic data acquisition and processing and expend a minimum of $6 million. These obligations have been met.

          2. During the next two years, the Contractor is required to drill two wildcat wells, perform seismic data acquisition and processing and expend a minimum of $4 million (The Contractor has elected to proceed with the second phase of the Contract. The seismic data acquisition requirement for the second phase has been satisfied.)

          3. During the last two years, the Contractor is required to drill two wildcat wells and expend a minimum of $4 million.

          4. The Production Period for any oil and/or gas field covered by the Contract (the "Contract Area") will be 15 consecutive years (each of 12 months), commencing for each such field on the date of commencement of commercial production (as determined under the terms of the Contract). However, prior to the Production Period, and during the Development Period, oil and/or gas may be produced and sold during a long-term testing period.

          The Production Sharing Agreement may be terminated by the Contractor at the end of each phase of the Exploration period, without further obligation.

     o The Company is in dispute over a 1992 tax assessment by the Louisiana Department of Revenue and Taxation for the years 1987 through 1991 in the approximate amount of $2.5 million. The Company has also received a proposed assessment from the Louisiana Department of Revenue and Taxation for income tax years 1991 and 1992, and franchise tax years 1992 through 1996 in the approximate amount of $3.0 million. The Company has filed written protests as to these proposed assessments, and will vigorously contest the asserted deficiencies through the administrative appeals process and, if necessary, litigation. The Company believes that adequate provision has been made in the financial statements for any liability.

     o On July 26, 1996, an individual filed three lawsuits against a wholly owned subsidiary with respect to oil and gas properties held for sale. One suit alleges actual damage of $580,000 plus additional amounts that could result from an accounting of a pooled interest. Another seeks legal and related expenses of $56,473 from an allegation the plaintiff was not adequately represented before the Texas Railroad Commission. The third suit seeks a declaratory judgement that a pooling of a 1938 lease and another in 1985 should be declared terminated and further plaintiffs seek damages in excess of $1 million to effect environmental restoration. The Company believes these claims are without merit and intends to vigorously defend itself.

     o The Company is subject to other legal proceedings which arise in the ordinary course of its business. In the opinion of Management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company or results of operations of the Company.

(12)     Supplemental Financial Information

           Quarterly Results of Operations (Unaudited)

                                            Quarter
                          ________________________________________
                           First     Second       Third     Fourth       Year
                           -----     ------       -----     ------       ----
                             (Thousands of Dollars, Except Per Share Amounts)
1997
----
Oil and gas revenues   $      85    $     53    $    52    $     46    $    236
Loss from operations        (816)       (774)      (976)     (5,492)     (8,058)
Net loss                  (1,211)     (1,215)      (417)    (11,151)    (13,994)
Net loss per share
    Basic                  (0.15)      (0.16)     (0.11)      (0.94)      (1.36)
    Diluted                (0.15)      (0.16)     (0.11)      (0.94)      (1.36)

1996
----
Oil and gas revenues   $     576    $    361    $    94    $    105    $  1,136
Loss from operations      (1,057)     (1,970)    (1,606)     (5,160)     (9,793)
Net loss                  (1,641)     (3,062)    (1,733)     (5,638)    (12,074)
Net loss per share
   Basic                   (0.17)      (0.20)     (0.17)      (0.38)      (0.98)
   Diluted                 (0.17)      (0.20)     (0.17)      (0.38)      (0.98)


              Supplemental Oil and Gas Information

      The following supplementary information is presented in accordance with the requirements of Statement of Financial
Accounting  Standards  No. 69 - "Disclosures About  Oil  and  Gas
Producing Activities."

        Results of Operations from U.S. Oil and Gas Producing
                           Activities

      The results of operations from oil and gas producing activities for the three years ended December 31, 1997 are as follows (000's):

                                                             Year Ended December 31
                                                       -------------------------------
                                                        1997       1996          1995
                                                        ----       ----          ----
Revenues from oil and gas producing activities:
      Sales to unaffiliated parties                  $   236    $   1,136     $  2,480
                                                       -----      -------       ------
Production (lifting) costs:
      Operating costs (including marketing)              210          342          985
      State production taxes and other                    13           28           51
                                                       -----      -------       ------
             Production costs                            223          370        1,036
Depletion and amortization                                77          437        1,989
Provision for impairment of oil and gas properties        --        3,850       75,300
                                                       -----      -------       ------
              Total expenses                             300        4,657       78,325
                                                       -----      -------       ------
Pretax loss from producing activities                    (64)      (3,521)     (75,845)
Income tax expense                                        --           --           --
                                                       -----      -------       ------
Results of oil and gas producing activities (excluding
  corporate overhead and interest costs)              $  (64)    $ (3,521)    $(75,845)
                                                       =====       ======       ======

      The  depreciation, depletion and amortization  (DD&A)  rate averaged $0.81, $0.96 and $1.23 per equivalent Mcf in 1997,  1996 and 1995, respectively.

  Capitalized Costs
  -----------------

      Capitalized costs relating to the Company's proved and unevaluated oil and gas properties, are as follows (000's):

                                                         December 31
                                                      -----------------
                                                        1997      1996
                                                        ----      ----
   Foreign proved and unevaluated properties under
     development                                    $  54,304   $  34,305
                                                       ======      ======

      The capitalized costs for the foreign properties represent cumulative expenditures related to the Zhao Dong Block Production
Sharing Agreement and will not be depreciated, depleted or amortized until production is achieved.

      The Company's investment in oil and gas properties as of December 31, 1997, includes proved and unevaluated properties which have been excluded from amortization. Such costs will be evaluated in future periods based on management's assessment of exploration activities, expiration dates of licenses, permits and concessions, changes in economic conditions and other factors. As these properties become evaluated or developed, their cost and related estimated future revenue will be included in the calculation of the DD&A rate. Such costs were incurred as follows:

      Costs for foreign proved and unevaluated properties under development were incurred as follows (000's):

                                                      Year Ended December 31
                                           ---------------------------------------------
                                  Total     1997        1996      1995    1994 and Prior
                                  -----     ----        ----      ----    --------------
  Property acquisition costs    $ 40,616  $ 14,208   $  4,223   $  7,023     $ 15,162
  Capitalized interest costs      13,688     5,791      2,767      2,596        2,534
                                  ------    ------      -----      -----       ------
      Total foreign proved and
         unevaluated properties
         under development      $ 54,304  $ 19,999   $  6,990   $  9,619     $ 17,696
                                  ======    ======      =====      =====       ======

  Capitalized Costs Incurred
  --------------------------

     Total capitalized costs incurred by the Company with respect to its oil and gas producing activities including those held for sale were as follows (000's):

                                                            Year Ended December 31
                                                            ----------------------
                                                           1997      1996     1995
                                                           ----      ----     ----
     Costs incurred:
         Unproved properties acquired                    $    --   $    --  $ 7,209
         Capitalized internal costs                        2,466       822      135
         Capitalized interest and amortized debt costs     5,791     2,767    3,075
         Exploration                                       6,833     3,401       --
         Development                                       4,909         4    1,590
                                                          ------    ------   ------
                       Total costs incurred              $19,999   $ 6,994  $12,009
                                                          ======    ======   ======

             Proved Oil and Gas Reserves (Unaudited)
             ---------------------------------------

      The following table sets forth estimates of the Company's net interests in proved and proved developed reserves of oil and gas and changes in estimates of proved reserves. The Company's net interests in 1997 and 1996 are located in China and in 1995 were located in the United States.

                                                        Crude Oil (MBbls)
                                                    ------------------------
                                                     1997     1996     1995
                                                     ----     ----     ----
Proved reserves -
   Beginning of year                               10,579        --       294
     Discoveries                                    1,183    10,579        --
     Revisions of previous estimates                   --        --        24
     Production                                        --        --       (19)
     Purchases (sales) of minerals in place            --        --      (241)
     Transfer of property to assets held for sale      --        --       (58)
                                                   ------    ------     -----
  End of year                                      11,762    10,579        --
                                                   ======    ======     =====
Proved developed reserves -
   Beginning of year                                   --        --       126
                                                   ======    ======     =====
   End of year                                         --        --        --
                                                   ======    ======     =====

                                                        Natural Gas (MMcf)
                                                    -------------------------
                                                    1997       1996      1995
                                                    ----       ----      ----
Proved reserves -
   Beginning of year                                   --        --    74,208
     Discoveries                                       --        --    (9,003)
     Revisions of previous estimates                   --        --        --
     Production                                        --        --    (1,474)
     Purchases (sales) of minerals in place            --        --    (6,274)
     Transfer of property to assets held for sale      --        --   (57,457)
                                                   ------     -----    ------
  End of year                                          --        --        --
                                                   ======     =====    ======
Proved developed reserves -
   Beginning of year                                   --        --    34,792
                                                   ======     =====    ======
   End of year                                         --        --        --
                                                   ======     =====    ======


      The Company's estimated quantities of oil and gas as of December 31, 1997 were prepared by H.J. Gruy and Associates,
Inc., independent engineers.

      The revisions in the Company's estimated quantities of gas and oil are attributable to revised estimates by Company engineers in 1995. For fiscal 1995 significant downward revisions were attributed to the Company's interest in the Cox Field in Texas due largely to performance of producing wells.

              Supplementary Information (Unaudited)
              -------------------------------------

      The supplementary information set forth below presents estimates of discounted future net cash flows from proved oil and gas reserves and changes in such estimates. This information has been prepared in accordance with requirements prescribed by the Financial Accounting Standards Board (FASB). Inherent in the underlying calculations of such data are many variables and assumptions, the most significant of which are briefly described below:

      Future cash flows from proved oil and gas reserves were computed on the basis of (a) contractual prices for oil and gas - including escalations for gas - in effect at year-end, or (b) in the case of properties being commercially developed but not covered by contracts, the estimated market price for gas and the posted price for oil in effect at year-end. Probable and possible reserves - a portion of which, experience has indicated, generally become proved once further development work has been conducted - are not considered. Additionally, estimated future cash flows are dependent upon the assumed quantities of oil and gas delivered and purchased from the Company. Such deliverability estimates are highly complex and are not only based on the physical characteristics of a property but also include assumptions relative to purchaser demand. Future prices actually received may differ from the estimates in the standardized measure.

      Future  net  cash  flows have been  reduced  by  applicable
estimated   operating   costs,  production   taxes   and   future
development costs, all of which are based on current costs.

      Future net cash flows are further reduced by future income taxes which are calculated by applying the statutory federal income tax rate to pretax future net cash flows after utilization of available tax carryforwards.

      To reflect the estimated timing of future net cash flows, such amounts have been discounted by the Securities and Exchange
Commission prescribed annual rate of 10 percent.

      In view of the uncertainties inherent in developing this supplementary information, it is emphasized that the information represents approximate amounts which may be imprecise and extreme caution should accompany its use and interpretation.

Standardized Measure of Discounted Future Net Cash Flows Related
----------------------------------------------------------------
                 to Proved Oil and Gas Reserves
                 ------------------------------

     The standardized measure of discounted future net cash flows from proved oil and gas reserves, determined in accordance with rules prescribed by the FASB, is summarized as follows:

                                                           Year Ended December 31
                                                   -----------------------------------
                                                    1997 (a)     1996 (a)       1995 (a)
                                                    --------     --------       --------
                                                          (Thousands of Dollars)
Future cash inflows                               $ 205,358     $ 222,797     $ 103,048
Future costs:
    Production, including taxes                     (45,624)      (39,033)      (20,937)
    Development                                     (41,093)      (40,904)      (35,276)
                                                    -------       -------        ------
Future net inflows before income taxes              118,641       142,860        46,835
Future income taxes (b)                                  --            --            --
                                                    -------       -------        ------
Future net cash flows                               118,641       142,860        46,835
10% discount factor                                 (56,194)      (63,798)      (20,795)
Transfer of properties to assets held for sale           --            --       (26,040)
                                                    -------       -------       -------
Standardized measure of discounted net cash flows  $ 62,447     $  79,062     $      --
                                                    =======       =======       =======

_____________
(a)      1997  and  1996 represent China properties  only.   1995
represents U.S. properties only.
(b) No taxes have been reflected because of utilization of net operating loss carryforwards.

  Changes in Standardized Measure of Discounted Future Net Cash
               Flow From Proven Reserve Quantities

                                                           Year Ended December 31
                                                       ------------------------------
                                                       1997 (a)     1996 (a)     1995 (a)
                                                       --------     --------     --------
                                                             (Thousands of Dollars)
Standardized measure-beginning of year                $ 79,062    $     --   $ 60,248
Increases (decreases):
    Sales and transfers, net of production costs            --          --     (1,347)
    Net change in sales and transfer prices, net of
       production costs                                (16,396)         --    (15,095)
    Extensions, discoveries and improved recovery,
       net of future costs                                  --      79,062         --
    Changes in estimated future development costs         (189)         --     (2,886)
    Development costs incurred during the period that
       reduced future development costs                     --          --      1,117
    Revisions of quantity estimates                         --          --     (8,003)
    Accretion of discount                                   --          --      6,024
    Purchase (sales) of reserves in place                   --          --     (4,654)
    Changes in production rates (timing) and other          --          --     (9,364)
     Reclassification of reserves to assets held for
       sale                                                 --          --    (26,040)
                                                       -------     -------    -------
Standardized measure-end of year                      $ 62,477    $ 79,062   $     --
                                                       =======     =======    =======

__________
(a)      1997  and  1996 represent China properties  only.   1995
represents U.S. properties only.

                    XCL Ltd. and Subsidiaries

          Schedule II-Valuation and Qualifying Accounts

      For the Years Ended December 31, 1997, 1996 and 1995
                     (thousands of dollars)

                                          Additions
                              Balance at     Charged     Charges                 Balance at
                             Beginning of    to costs    to other                  End of
Description                      Year      and expenses  accounts     Deduction    Year
-----------                  ------------  ------------  --------     ---------   -------
1997:
Allowance for doubtful trade
 accounts receivable          $      101    $     --     $   --     $    36     $     65
                                ========      ======      =====       =====       ======
Deferred tax valuation
  allowance                   $   81,075    $  2,489     $   --     $    --     $ 83,564
                                ========      ======       =====      =====       ======
1996:
Allowance for doubtful trade
 accounts receivable          $      103    $     --     $   --     $     2     $    101
                                ========      ======       ====       =====       ======
Deferred tax valuation
  allowance                   $   76,743    $  4,332     $   --     $    --     $ 81,075
                                ========      ======       =====      =====       ======
1995:
Allowance for doubtful trade
 accounts receivable          $      113    $     --     $   --     $    10     $    103
                                ========      ======       =====      =====       ======
Deferred tax valuation
  allowance                   $   44,464    $ 32,279     $   --     $    --     $ 76,743
                                ========      ======       =====      =====       ======



                REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of  XCL-China Ltd.

We have audited the financial statements of XCL-China Ltd. listed in the Index on page F-1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XCL-China Ltd. as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated production revenues, is dependent on its parent to meet its cash flow requirements and must, in conjunction with its parent company, generate additional cash flows to satisfy its development and exploratory obligations with respect to its oil and gas properties. There is no assurance that the Company or its parent will be able to generate the necessary funds to satisfy these contractual obligations and to ultimately achieve profitable operations, which creates doubt about their ability to continue as a going concern. Managements' plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   COOPERS & LYBRAND L.L.P.



Miami, Florida
April 10, 1998
                         XCL-China, Ltd.
                          BALANCE SHEET
                     (Thousands of Dollars)
                                                       December 31
                                                       -----------
                          A S S E T S                1997        1996
                          -----------                ----        ----
Current assets:
      Accounts receivable, net                    $   101     $    122
      Other                                             2           45
                                                   ------      -------
                       Total current assets           103          167
                                                   ------      -------
Property and equipment:
      Oil and gas (full cost method):
           Proved properties under development
            not being amortized                    21,172       13,571
           Unevaluated properties                  33,132       21,238
                                                   ------       ------
                                                   54,304       34,809
                                                   ------       ------
      Other                                           167          138
                                                   54,471       34,947
                                                   ------       ------
      Accumulated depreciation                         (1)          --
                                                   ------       ------
                                                   54,470       34,947
                                                   ------       ------
Other assets                                          668           --
                                                   ------       ------
                       Total assets             $  55,241     $ 35,114
                                                   ======       ======

L I A B I L I T I E S  A N D  S H A R E H O L D E R S'  E Q U I T Y
-------------------------------------------------------------------

Current liabilities:
      Accounts payable and accrued costs        $     284     $    556
      Due to joint venture partner                  4,504        4,202
                                                   ------       ------
           Total current liabilities                4,788        4,758
                                                   ------       ------
Due to parent                                      52,383       31,573
Commitments and contingencies (Notes 2 and 5)
Shareholders' equity:
      Common stock-$.01 par value; authorized
        5 million shares at December 31, 1997
        and 1996; issued shares of 1,000 shares
        at December 31, 1997 and 1996                 --            --
      Retained deficit                            (1,930)       (1,217)
                                                  ------        ------
           Total shareholders' deficit            (1,930)       (1,217)
                                                  ------        ------
                       Total liabilities and
                        shareholders'deficit    $ 55,241      $ 35,114
                                                  ======        ======

 The accompanying notes are an integral part of these financial statements.

                         XCL-China, Ltd.

                     STATEMENT OF OPERATIONS
                         (In Thousands)

                                                     Year Ended December 31
                                                 -----------------------------
                                                    1997     1996        1995
                                                    ----     ----        ----
Revenues                                         $     --  $    --    $    --

Costs and operating expenses:

Depreciation                                            1       --         --
      General and administrative costs                578      702        536
                                                   ------   ------      -----
                                                      579      702        536
                                                   ------   ------      -----
Operating loss                                       (579)    (702)      (536)
                                                   ------   ------      -----
Other income (expense):
      Interest expense, net of amounts capitalized   (134)      --         --
      Interest income                                  --       --         49
                                                   ------    -----     ------
                                                     (134)      --         49
                                                   ------    -----     ------
Net loss                                         $   (713)  $ (702)   $  (487)
                                                  =======    =====      =====

 The accompanying notes are an integral part of these financial statements.


                            XCL-China

               STATEMENT OF SHAREHOLDERS' DEFICIT
                     (Thousands of Dollars)


              Balance, December 31, 1994           $    (28)
                   Net loss                            (487)
                                                    -------
              Balance, December 31, 1995               (515)
                   Net loss                            (702)
                                                    -------
              Balance, December 31, 1996             (1,217)
                   Net loss                            (713)
                                                    -------
              Balance, December 31, 1997           $ (1,930)
                                                    =======

 The accompanying notes are an integral part of these financial statements.


                         XCL-China, Ltd.

                     STATEMENT OF CASH FLOWS
                     (Thousands of Dollars)

                                                                 Year Ended December 31
                                                             ----------------------------
                                                               1997      1996       1995
                                                               ----      ----       ----
Cash flows from operating activities:
    Net loss                                               $   (713)   $   (702)  $  (487)
                                                             ------      ------     -----
    Adjustments to reconcile net loss to net cash used in
       operating activities:
        Depreciation                                              1          --        --
        Change in assets and liabilities:
             Accounts receivable                                 21         (58)      624
             Accounts payable and accrued costs                  30       2,825       801
             Other, net                                        (625)         83        81
                                                             ------       -----     -----
                  Total adjustments                            (573)      2,850     1,506
                                                             ------       -----     -----
                  Net cash (used in) provided by operating
                     activities                              (1,286)      2,148     1,019
                                                             ------       -----     -----
Cash flows from investing activities:
    Capital expenditures                                    (15,889)     (4,237)   (7,284)
    Other                                                        --         249      (179)
                                                             ------       -----     -----
                  Net cash used in investing activities     (15,889)     (3,988)   (7,463)
                                                             ------       -----     -----
Cash flows from financing activities:
    Loan proceeds                                             6,100          --        --
    Payment of long-term debt                                (6,100)         --        --
    Due to parent                                            17,175       1,840     4,468
                                                             ------       -----     -----
                  Net cash provided by financing activities  17,175       1,840     4,468
                                                             ------       -----     -----
Net increase (decrease) in cash and cash equivalents             --          --    (1,976)
Cash and cash equivalents at beginning of year                   --          --     1,976
                                                             ------       -----    ------
Cash and cash equivalents at end of year                    $    --      $   --   $    --
                                                             ======       =====    ======

 The accompanying notes are an integral part of these financial statements.


                         XCL-China, Ltd.

                  NOTES TO FINANCIAL STATEMENTS


(1)     Summary of Significant Accounting Policies:

  Basis of Presentation:
  ---------------------

      The  financial statements include the accounts of XCL-China
Ltd.  (the "Company"), a wholly owned subsidiary of XCL Ltd. (the
"parent").

     Use of Estimates in the Preparation of Financial Statements:

      The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

  Oil and Gas Properties:
  ----------------------

      The Company accounts for its oil and gas exploration and production activities using the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including appropriate related costs, are capitalized. The Company capitalizes internal costs that can be directly identified with its acquisition, exploration and development activities and does not capitalize any costs related to production, general corporate overhead or similar activities.

      The capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method based on estimates of proved oil and gas reserves. The reserves in 1997 and 1996 were estimated by independent petroleum engineers. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that properties are impaired, the amount of the impairment is added to the capitalized costs to be depleted. The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized for the period that activities are in progress to bring these projects to their intended use.

      The Company reviews the carrying value of its oil and gas properties each quarter on a country-by-country basis, and limits capitalized costs of oil and gas properties to the present value of estimated future net revenues from proved reserves, discounted at 10 percent, plus the lower of cost or fair value of unproved properties as adjusted for related tax effects and deferred tax reserves. If capitalized costs exceed this limit, the excess is charged to depreciation and depletion expense.

     Proceeds from the sale of proved and unproved properties are accounted for as reductions to capitalized costs with no gain or loss recognized unless such sales would significantly alter the relationship between capitalized costs and proved reserves of oil and gas. Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

     The Company accounts for site restoration, dismantlement and abandonment costs in its estimated future costs of proved reserves. Accordingly, such costs are amortized on a unit of production basis and reflected with accumulated depreciation, depletion and amortization. The Company identifies and estimates such costs based upon its assessment of applicable regulatory requirements, its operating experience and oil and gas industry practice in the areas within which its properties are located. To date the Company has not been required to expend any material amounts to satisfy such obligations. The Company does not expect that future costs will have a material adverse effect on the Company's operations, financial condition or cash flows. The standardized measure of discounted future net cash flows includes a deduction for any such costs.

Capitalized Interest:
--------------------

      During fiscal 1997, 1996 and 1995, interest and associated costs of approximately $5.8 million, $2.8 million and $3.1 million, respectively were capitalized on significant investments in oil and gas properties that are not being currently depreciated, depleted, or amortized and on which exploration or development activities are in progress.

 Revenue Recognition:
 -------------------

      Oil and gas revenues will be recognized using the accrual method at the price realized as production and delivery occurs.

     Foreign Operations
     ------------------

      The Company's future operations and earnings will depend upon the results of the Company's operations in China. There can be no assurance that the Company will be able to successfully conduct such operations, and a failure to do so would have a material adverse effect on the Company's financial position, results of operations and cash flows. Also, the success of the Company's operations will be subject to numerous contingencies, some of which are beyond management's control. These contingencies include general and regional economic conditions, prices for crude oil and natural gas, competition and changes in regulation. Since the Company is dependent on international operations, specifically those in China, the Company will be subject to various additional political, economic and other uncertainties. Among other risks, the Company's operations will be subject to the risks of restrictions on transfer of funds; export duties, quotas and embargoes; domestic and international customs and tariffs; and changing taxation policies, foreign exchange restrictions, political conditions and governmental regulations.

(2)     Liquidity and Management's Plan

      The Company's parent, in connection with its 1995 decision to dispose of its domestic properties, is devoting all of its efforts toward the development of the Company's properties. The Company has historically relied on its parent to meet its cash flow requirements. Although the parent has cash available in the amount of approximately $32 million as of December 31, 1997 (including restricted cash of approximately $10 million) and a positive working capital position, management anticipates that the Company and its parent will need additional funds to meet all of the development and exploratory obligations until sufficient cash flows are generated from anticipated production to sustain operations and to fund future development and exploration obligations.

      The parent plans to generate the additional cash needed through the sale or financing of its domestic assets held for sale and the completion of additional equity, debt or joint venture transactions. There is no assurance, however, that the parent will be able to sell or finance its assets held for sale or to complete other transactions in the future at commercially reasonable terms, if at all, or that the Company will be able to meet its future contractual obligations. If production from the Company's properties commences in late 1998 or the first half of 1999, as anticipated, the Company's proportionate share of the related cash flow will be available to help satisfy cash requirements. However, there is likewise no assurance that such development will be successful and production will commence, and that such cash flow will be available.

(3)     Supplemental Cash Flow Information

     There were no income taxes paid for the years ended December
31, 1997, 1996 and 1995.

 (4)     Income Taxes

      Foreign income taxes are accounted for under the tax structure in that country, principally China. As of December 31, 1997, the Company does not have undistributed earnings available to its parent because of accumulated losses. Further, such losses have provided no tax benefit to the parent company and accordingly, there has been no tax impact. When necessary the Company will enter into an appropriate tax sharing arrangement with its parent.

(5)     Other Commitments and Contingencies

     Other commitments and contingencies include:

     o The Company acquired the rights to the exploration, development and production of the Zhao Dong Block by executing a Production Sharing Agreement with CNODC in February 1993. Under the terms of the Production Sharing Agreement, the Company and its partner are responsible for all exploration costs. If a commercial discovery is made, and if CNODC exercises its option to participate in the development of the field, all development and operating costs and related oil and gas production will be shared up to 51 percent by CNODC and the remainder by the Company and its partner.

          The Production Sharing Agreement includes the following additional principal terms:

          The Production Sharing Agreement is basically divided into three periods: the Exploration period, the Development period and the Production period. Work to be performed and expenditures to be incurred during the Exploration period, which consists of three phases totaling seven years from May 1, 1993, are the exclusive responsibility of the Contractor (the Company and its partner as a group). The Contractor's obligations in the three exploration phases are as follows:

          1. During the first three years, the Contractor is required to drill three wildcat wells, perform seismic data acquisition and processing and expend a minimum of $6 million. These obligations have been met;

          2. During the next two years, the Contractor is required to drill two wildcat wells, perform seismic data acquisition and processing and expend a minimum of $4 million (The Contractor has elected to proceed with the second phase of the Contract. The seismic data acquisition requirement for the second phase has been satisfied.);

          3. During the last two years, the Contractor is required to drill two wildcat wells and expend a minimum of $4 million.

          4. The Production Period for any oil and/or gas field covered by the Contract (the "Contract Area") will be 15 consecutive years (each of 12 months), commencing for each such field on the date of commencement of commercial production (as determined under the terms of the Contract). However, prior to the Production Period, and during the Development Period, oil and/or gas may be produced and sold during a long-term testing period.

          The Production Sharing Agreement may be terminated by the Contractor at the end of each phase of the Exploration period, without further obligation.

(6)     Related Party Transactions

      The Company has consistently borrowed money from its parent for the acquisition and development of its oil and gas properties. The amount due the parent as of December 31, 1997 is
approximately         $52        million.          All         of
the Common Stock of the Company has been pledged as collateral for parent company debt and the Company is a guarantor on certain Senior Secured Notes described below.

     Senior Secured Notes of Parent Company
     --------------------------------------

      On May 20, 1997, the parent company sold in an unregistered offering to qualified institutional buyers and accredited institutional investors 75,000 Note Units, each consisting of $1,000 principal amount of 13.5% Senior Secured Notes due May 1, 2004 and one Common Stock Purchase Warrant to purchase 85 shares of the parent's common stock, par value $0.01 per share (the "Common Stock"), at an exercise price of $3.09 per share, first exercisable after May 20, 1998.

      Interest on the Notes is payable semi-annually on May 1 and November 1, commencing November 1, 1997. The Notes will mature on May 1, 2004. The Notes are not redeemable at the option of the parent prior to May 1, 2002, except that the parent may redeem, at its option prior to May 1, 2002, up to 35% of the original aggregate principal amount of the Notes, at a redemption price of 113.5% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of any equity offering completed within 90 days prior to such redemption; provided that at least $48.75 million in aggregate principal amount of the Notes remain outstanding. On or after May 1, 2002, the Notes are redeemable at the option of the parent, in whole or in part, at an initial redemption price of 106.75% of the aggregate principal amount of the Notes until May 1, 2003, and at par thereafter, plus accrued and unpaid interest, if any, to the date of redemption.

      The Senior Secured Notes restrict, among other things, the parent's and its subsidiaries ability to incur additional debt, incur liens, pay dividends, or make certain other restricted payments. It also limits the parent's ability to consummate certain asset sales, enter into certain transactions with affiliates, enter into mergers or consolidations, or dispose of substantially all the parent's assets. The parent's ability to comply with such covenants may be affected by events beyond its control. The breach of any of these covenants could result in a default. A default could allow holders of the Notes to declare all amounts outstanding and accrued interest immediately due and payable. A foreclosure on the stock of the Company could trigger Apache's right of first refusal under the Participation Agreement to purchase such stock or its option to purchase the parent's interest in the Contract. There can be no assurance that the assets of the parent and the Company, or any other Subsidiary Guarantors would be sufficient to fully repay the Notes and the parent's other indebtedness.

              Supplemental Oil and Gas Information
              ------------------------------------

      The following supplementary information is presented in accordance with the requirements of Statement of Financial
Accounting  Standards  No. 69 - "Disclosures About  Oil  and  Gas
Producing Activities."

  Capitalized Costs
  -----------------

      Capitalized costs relating to the Company's proved and unevaluated oil and gas properties, are as follows (000's):

                                                        December 31
                                                     ------------------
                                                       1997       1996
                                                       ----       ----
   Proved and unevaluated properties under
     development                                   $  54,304     $  34,305
                                                      ======        ======

      The  capitalized  costs  for the  oil  and  gas  properties represent cumulative expenditures related to the Zhao Dong  Block
Production   Sharing  Agreement  and  will  not  be  depreciated,
depleted or amortized until production is achieved.

      The Company's investment in oil and gas properties as of December 31, 1997, includes proved and unevaluated properties which have been excluded from amortization. Such costs will be evaluated in future periods based on management's assessment of exploration activities, expiration dates of licenses, permits and concessions, changes in economic conditions and other factors. As these properties become evaluated or developed, their cost and related estimated future revenue will be included in the calculation of the DD&A rate. Such costs were incurred as follows:

       Costs   for   proved  and  unevaluated  properties   under
development were incurred as follows (000's):

                                                       Year Ended December 31
                                           --------------------------------------------
                                   Total      1997       1996     1995   1994 and Prior
                                   -----      ----       ----     ----   --------------
  Property acquisition costs   $  40,616   $ 14,208   $  4,223  $  7,023   $  15,162
  Capitalized interest costs      13,688      5,791      2,767     2,596       2,534
                                --------     ------    -------    ------     -------
      Total proved and
       unevaluated  properties
       under development       $  54,304   $ 19,999   $  6,990  $  9,619   $  17,696
                                ========     ======     ======    ======      ======

  Capitalized Costs Incurred
  --------------------------

     Total capitalized costs incurred by the Company with respect to its oil and gas producing activities were as follows (000's):

                                                   Year Ended December 31
                                                 --------------------------
                                                  1997      1996       1995
                                                  ----      ----       ----
     Costs incurred:
         Unproved properties acquired           $    --   $    --    $  5,298
         Capitalized internal costs               2,466       822         135
         Capitalized interest and amortized debt
          costs                                   5,791     2,767       2,596
     Exploration                                  6,833     3,401          --
     Development                                  4,909        --       1,590
                                                -------    ------      ------
                       Total costs incurred    $ 19,999   $ 6,990     $ 9,619
                                                =======    ======      ======


             Proved Oil and Gas Reserves (Unaudited)
             ---------------------------------------

      The following table sets forth estimates of the Company's net interests in proved and proved developed reserves of oil and gas and changes in estimates of proved reserves.

                                                       Crude Oil (MBbls)
                                                    ---------------------
                                                     1997           1996
                                                     ----           ----
Proved reserves -
   Beginning of year                                10,579             --
     Discoveries                                     1,183         10,579
     Revisions of previous estimates                    --             --
     Production                                         --             --
     Purchases (sales) of minerals in place             --             --
     Transfer of property to assets held for sale       --             --
                                                    ------         ------
  End of year                                       11,762         10,579
                                                    ======         ======
Proved developed reserves -
   Beginning of year                                    --             --
                                                     =====         ======
   End of year                                          --             --
                                                     =====         ======


      The Company's estimated quantities of oil and gas as of December 31, 1997 were prepared by H.J. Gruy and Associates,
Inc., independent engineers.

              Supplementary Information (Unaudited)
              -------------------------------------

      The supplementary information set forth below presents estimates of discounted future net cash flows from proved oil and gas reserves and changes in such estimates. This information has been prepared in accordance with requirements prescribed by the Financial Accounting Standards Board (FASB). Inherent in the underlying calculations of such data are many variables and assumptions, the most significant of which are briefly described below:

      Future cash flows from proved oil and gas reserves were computed on the basis of (a) contractual prices for oil and gas - including escalations for gas - in effect at year-end, or (b) in the case of properties being commercially developed but not covered by contracts, the estimated market price for gas and the posted price for oil in effect at year-end. Probable and possible reserves - a portion of which, experience has indicated, generally become proved once further development work has been conducted - are not considered. Additionally, estimated future cash flows are dependent upon the assumed quantities of oil and gas delivered and purchased from the Company. Such deliverability estimates are highly complex and are not only based on the physical characteristics of a property but also include assumptions relative to purchaser demand. Future prices actually received may differ from the estimates in the standardized measure.

      Future  net  cash  flows have been  reduced  by  applicable
estimated   operating   costs,  production   taxes   and   future
development costs, all of which are based on current costs.

      Future net cash flows are further reduced by future income taxes which are calculated by applying the statutory federal income tax rate to pretax future net cash flows after utilization of available tax carryforwards.

      To reflect the estimated timing of future net cash flows, such amounts have been discounted by the FASB prescribed annual rate of 10 percent.

      In view of the uncertainties inherent in developing this supplementary information, it is emphasized that the information represents approximate amounts which may be imprecise and extreme caution should accompany its use and interpretation.
Standardized Measure of Discounted Future Net Cash Flows Related
                 to Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows from proved oil and gas reserves, determined in accordance with rules prescribed by the FASB, is summarized as follows:

                                                    Year Ended December 31
                                                    ----------------------
                                                       1997         1996
                                                       ----         ----
                                                     (Thousands of Dollars)
Future cash inflows                                 $ 205,358     $ 222,797
Future costs:
    Production, including taxes                       (45,624)      (39,033)
    Development                                       (41,093)      (40,904)
                                                      -------       -------
Future net inflows before income taxes                118,641       142,860
Future income taxes                                        --            --
                                                      -------       -------
Future net cash flows                                 118,641       142,860
10% discount factor                                   (56,194)      (63,798)
Transfer of properties to assets held for sale             --            --
                                                      -------       -------
Standardized measure of discounted net cash flows   $  62,447     $  79,062
                                                      =======       =======

  Changes in Standardized Measure of Discounted Future Net Cash
               Flow From Proven Reserve Quantities

                                                     Year Ended December 31
                                                     ----------------------
                                                         1997        1996
                                                         ----        ----
                                                      (Thousands of Dollars)
Standardized measure-beginning of year              $  79,062     $      --
Increases (decreases):
    Sales and transfers, net of production costs           --            --
    Net change in sales and transfer prices, net of
       production costs                               (16,396)           --
    Extensions, discoveries and improved recovery,
       net of future costs                                 --        79,062
    Changes in estimated future development costs        (189)           --
    Development costs incurred during the period that
       reduced future development costs                    --            --
    Revisions of quantity estimates                        --            --
    Accretion of discount                                  --            --
    Purchase (sales) of reserves in place                  --            --
    Changes in production rates (timing) and other         --            --
    Reclassification of reserves to assets held for sale   --            --
                                                       -------       ------
Standardized measure-end of year                     $ 62,477      $ 79,062
                                                       =======       ======


Item  9.       Changes  in and Disagreements  on  Accounting  and
Financial Disclosure.

     There have been no changes in and there are no disagreements with the Company's accountants on accounting and financial disclosure.


                    [BACK COVER PAGE]

                     [Left Column]


      No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with the offer contained herein other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Initial Purchaser. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than those to which it relates nor does it constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

     ------------------------

     TABLE OF CONTENTS                                  Page

Available Information
Disclosure Regarding Forward-Looking Statements
Prospectus Summary
Risk Factors
Financial Restructuring
Use of Proceeds
Capitalization
Price Range of Common Stock
Dividend Policy
Selected Consolidated Financial Data
Summary of Oil and Gas Reserve Data
Management's Discussion and Analysis of Financial
  Condition and Results of Operations
Significant Events Affecting the Company
  Since March 31, 1998
Business
Management
Security Ownership of Certain Beneficial
   Owners and Management
Description of Existing Debt
Description of Capital Stock
Certain United States Income Tax Consequences
Selling Security Holders
Legal Matters
Independent Accountants
Engineers
Glossary of Terms
Index to Financial Statements                            F-1
Summary Report of H.J
     Gruy Reserve Report                                 A-1


                                [Right Column]


     [LOGO]




     XCL Ltd.




     1,163,115 Shares 9.50%
     Amended Series A, Cumulative
     Convertible Preferred Stock

     32,950,698 Shares Common Stock


     _____________________________
               Prospectus
     _____________________________









     ___________, 1998



                                  PART II

               Information Not Required in the Prospectus

Item 13.     Other Expenses of Issuance and Distribution

            Expenses   in   connection  with  the  issuance   and
distribution of the securities being registered are set forth in the following table. All amounts except the registration fee are estimated.

                                                              Expenses
                                                              --------
Registration Fee - Securities and Exchange Commission       $
AMEX Filing Fee
Transfer Agent Fees and Expenses
Accounting Fees and Expenses
Legal Fees and Expenses
Blue Sky Fees and Expenses
Miscellaneous
                                                             -----------
               TOTAL
                                                             ===========

           The Company will bear all of the expenses of the registration of the Securities being offered.

Item 14.     Indemnification of Directors and Officers

           The  Company's  Amended  and Restated  Certificate  of
Incorporation (the "Certificate") provides that:

           (A) No director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

           (B) Each person who was or is made a party or is threatened to be made a party to or involved in any action suit or proceeding whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, including excise taxes with respect to an employee benefit plan, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as described in (C) below, the Company will indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company. The right to indemnification described in this paragraph B includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, will be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified under the Certificate or otherwise.

           (C) If a claim described in paragraph (B) above is not paid in full by the Company within thirty (30) after written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (D) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in the Certificate will not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate, the Amended and Restated Bylaws of the Company (the "Bylaws"), agreement, vote of stockholders or disinterested directors or otherwise.

           (E) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            (F) Upon resolution passed by the board of directors, the Company may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of certain of its obligations arising under the indemnification provisions contained in the Certificate.

           (G) If any part of the indemnification provisions contained in the Certificate will be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director or employee to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances will not be affected, except as otherwise required by applicable law.

          The Bylaws provide that:

                (i) the Company will indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or any predecessor of the Company, or served any other enterprise as a director or officer at the request of the Company or any predecessor of the Company.

                (ii) the rights of indemnification described in paragraph (i) above will be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while such provision is in effect, and any repeal or modification thereof will not affect any rights or obligations then existing or any action, suit or proceeding theretofore brought based in whole or in part upon any such state of facts;

                (iii) the rights of indemnification described in paragraphs (i) and (ii) above will not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of
          Article VIII of the Bylaws (governing indemnification);
          and

                (iv) the board of directors in its discretion will have power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the Company.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.     Recent Sales of Unregistered Securities

Common Stock and Common Stock Purchase Warrants/Debt Securities
---------------------------------------------------------------

The following issuances which occurred prior to December 17, 1997 have not been adjusted to reflect the Company`s one-for-fifteen reverse stock split effected on December 17, 1997.

o On March 11, 1998, the Company sold an aggregate of 128,887 (post split) shares of Common Stock, through the exercise of stock purchase warrants to four partnerships of KAIM Non-Traditional, L.P. The warrants were exercisable at $1.875 per share and the Company received $241,663 in payment of the exercise price. The securities issued in this transaction were not registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided by Section 4(2) thereof.

o On March 11, 1998, the Company sold an aggregate of 455,809 (post split) shares of Common Stock, through the exercise of stock purchase warrants to five partnerships of KAIM Non-Traditional, L.P. The warrants were exercisable at $0.15 per share and the Company received $68,371 in payment of the exercise
  price.   The  securities issued in this  transaction  were  not
  registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On January 23, 1998, the Company sold 11,333 (post split) shares of Common Stock, through the exercise of stock purchase warrants to Mr. Hans Ulrich Nadig. The warrants were exercisable at $1.875 per share and the Company received $21,250 in payment of the exercise price. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On January 19, 1998, the Company issued 55,625 (post split) shares of Common Stock, to William Wang, a resident of Taiwan, in respect of $222,500 payable in shares of Common Stock, pursuant to the terms of a compensation agreement between the Company and Mr. Wang dated October 1, 1997. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o In December 1997, the Company issued 86,190 (post split) shares of Common Stock to certain holders of the Secured Subordinated Notes in respect of $233,082.73 interest payable April 1, 1997, including penalty interest thereon. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) with respect to 21,547 shares and Regulation S with respect to 64,643 shares.

o In December 1997, the Company issued 133,385 (post split) shares of Common Stock to the holders of the Secured Subordinated Notes in respect of $506,634.66 interest payable October 1, 1997, including penalty interest thereon. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) with respect to 90,510 shares and Regulation S with respect to 42,875 shares.

o On November 3, 1997, the Company issued an aggregate of 12,906 shares of Amended Series A Preferred Stock in respect of dividends payable thereon in additional shares of Amended Series A Preferred Stock due November 1, 1997. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o In November 1997, the Company issued 400,000 shares of Common Stock and 200,000 Stock Purchase Warrants at an exercise price of $0.25 per share on or before February 20, 2002 to Patrick B. Collins as compensation under a Consulting Agreement dated February 20, 1997. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On October 28 and 29, 1997, pursuant to an agreement effective October 1, 1997, the Company issued to designees of William Wang, who were all non-U.S. persons, an aggregate of 800,000 shares of Common Stock as compensation and to settle certain instruments relating to prior compensation arrangements between the Company and William Wang, a resident of Taiwan who has performed services for the Company since 1991. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o On October 21, 1997, the Company sold 1,000,000 shares of Common Stock, and on October 30, 1997, the Company sold 500,000 shares of Common Stock, both transactions through the exercise of stock purchase warrants, to Providence Capital Limited of the Cayman Islands. The warrants were exercisable at $0.1875 per share and the Company received $281,250 in payment of the exercise price. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o On October 3, 1997, the Company sold 360,000 shares of Common Stock, through the exercise of stock purchase warrants, to Bank Hofmann AG of Zurich, Switzerland. The warrants were exercisable at $0.125 per share and the Company received $45,000 in payment of the exercise price. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o     On  October  3,  1997, the Company issued an  aggregate  of
  450,000 shares of Common Stock in settlement of litigation initiated by Ms. Kathy McIlhenny, a former employee of the
  Company.   Ms.  McIlhenny  received  300,000  shares  and   her
  attorneys, Jacques F. Bezou and Robert H. Matthews, received 90,000 and 60,000 shares respectively. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On July 1, 1997, the Company issued 3 million stock purchase warrants to Providence Capital Ltd. as compensation pursuant to a Consulting Agreement entered into effective July 1, 1997, whereby providence Capital Ltd. will assist the Company in locating sources of financing in capital markets in Canada. The warrants are exercisable at $0.1875 per share and expire August 13, 2001. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o On August 19, 1997, the Company sold in a series of private placements in compliance with Regulation S under the Securities Act, an aggregate of 638,000 shares of Common Stock through the exercise of warrants previously granted to Providence Capital Ltd. The warrants were exercisable at $0.125 per share and the Company received $79,750 in payment of the exercise price. The warrants were exercised outside the U.S. by persons or entities who certified that they were non-U.S. persons as defined in Regulation S and the shares were all delivered against payment outside the U.S. in accordance with such Regulation.

o As set forth below, the Company sold in a series of private placement in compliance with Regulation S under the Securities Act, an aggregate of 870,000 shares of Common Stock through the exercise of warrants previously granted to Sreedeswar Holdings, Inc. These warrants were initially issued on December 22, 1995, in connection with a series of Unit offerings conducted through Rauscher Pierce & Clark, Inc., and its wholly-owned subsidiary, Rauscher Pierce & Clark Ltd., as the Placement Agent, in compliance with Regulation S of the Securities Act. The Company agreed to reduce the exercise price of such warrants provided the warrants were immediately exercised. Pursuant to such agreement the initial warrant exercise prices of $0.25 per share were reduced to $0.21 per share, net, with the Placement Agent accepting $0.01 per share rather than 8% of the exercise price as set forth in the Placement Agreement.

    Exercise        Warrants
     Date           Exercised     Shares Issued    Net Consideration
   ---------        ---------     -------------    -----------------

   May 22, 1997      870,000        870,000               $182,700

  In all instances the warrants were exercised outside the U.S. by persons or entities who certified that they were non-U.S. person as defined in Regulation S and the shares were all delivered against payment outside the U.S. in accordance with such Regulation.

o On May 20, 1997, the Company consummated (i) a private offering of 75,000 units (the "Debt Units"), each consisting of $1,000 principal amount of 13.50% Senior Secured Notes due May 1, 2004 and one Common Stock Purchase Warrant to purchase 1,280 shares of the Common Stock and (ii) a private offering of 294,118 units (the "Equity Units," and together with the Debt Units, the "Units"), each consisting of one share of Amended Series A Preferred Stock and one Warrant to purchase 327 shares of the Company's common stock. The Units were sold to the Initial Purchaser in transactions not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act and thereupon offered and sold by the Initial Purchaser only to certain qualified institutional buyers and institutional accredited investors. The aggregate offering price of the Debt Units was $75,000,000 and the aggregate offering price of the Equity Units was $25,000,030. The aggregate discount to the Initial Purchaser with respect to the Debt Units was $3,000,000 and with respect to the Equity Units was $1,500,000.

o On April 8, 1997, the Company sold an aggregate of 276,000 shares of Common Stock to Je Hyun Lee, a non-U.S. person, for which it received consideration of $51,750. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o As set forth below, the Company sold in a private placement in compliance with Regulation S under the Securities Act, an aggregate of 3,000,000 shares of Common Stock through the exercise of warrants previously granted to Providence Capital Ltd. These warrants were initially issued on December 31, 1996 as incentive to exercise 4,168,000 warrants acquired in connection with series of Unit offerings conducted through Rauscher Pierce & Clark, Inc., and its wholly-owned subsidiary, Rauscher Pierce & Clark Ltd., as the Placement Agent, in compliance with Regulation S of the Securities Act.

  Further, on April 22, 1997, the Company sold in a private placement in compliance with Regulation S under the Securities Act, 66,900 shares of Common Stock through the exercise of warrants previously granted to Sreedeswar Holdings, Inc. These warrants were initially issued on December 22, 1995, in connection with a series of Unit offerings conducted through Rauscher Pierce & Clark, Inc., and its wholly-owned subsidiary, Rauscher Pierce & Clark Ltd., as the Placement Agent, in compliance with Regulation S of the Securities Act. The Company agreed to reduce the exercise price of such warrants provided the warrants were immediately exercised. Pursuant to such agreement the initial warrant exercise prices of $0.25 per share were reduced to $0.21 per share, net, with the Placement Agent accepting $0.01 per share rather than 8% of the exercise price as set forth in the Placement Agreement.

                        Warrants       Shares
   Exercise  Date      Exercised       Issued     Net Consideration
   --------------      ---------     --------     ------------------

   April 18, 1997       440,289       440,289         $  55,036
   April 22, 1997        66,900        66,900         $  14,049
   April 30, 1997     2,559,711     2,559,711         $ 319,964

  In all instances the warrants were exercised outside the U.S. by persons or entities who certified that they were non-U.S. persons as defined in Regulation S and the shares were all delivered against payment outside the U.S. in accordance with such Regulation.

o On April 10, 1997, in connection with obtaining a loan for XCL-China Ltd. of $3.1 million, the Company granted an aggregate of 10,092,980 warrants to a group of four limited partnerships managed by Kayne Anderson Investment Management, Inc. ("KAIM") (6,837,180); J. Edgar Monroe Foundation (325,580); Estate of J. Edgar Monroe (976,740); Boland Machine & Mfg. Co., Inc. (325,580); and Construction Specialists, Inc. d/b/a Con-Spec, Inc. (1,627,900), entitling such lenders the right to acquire 10,092,980 shares of Common Stock at $0.01 per share, exercisable on or before April 9, 2002. All proceeds of this financing were applied to reduce the Company's indebtedness to Apache incurred in connection with Zhao Dong Block operations. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o Stock Purchase Warrants dated April 10, 1997, were issued to ING (U.S.) Capital Corporation, as consideration for entering into a Forbearance Agreement with the Company. Each warrant is exercisable at $0.01 per share on or before April 9, 2002, entitling ING to purchase up to 7,000,000 shares of Common Stock. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On March 26, 1997, the Company sold 3,200,000 shares of Common Stock to Je Hyun Lee, a non-U.S. person, for consideration of $600,000. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o As set forth below, the Company sold in a series of private placements in compliance with Regulation S under the Securities Act, an aggregate of 73,000 shares of Common Stock through the exercise of warrants previously granted to Sreedeswar Holdings, Inc. These warrants were initially issued on December 22, 1995, in connection with a series of Unit offerings conducted through Rauscher Pierce & Clark, Inc., and its wholly-owned subsidiary, Rauscher Pierce & Clark Ltd., as the Placement Agent, in compliance with Regulation S of the Securities Act. The Company agreed to reduce the exercise price of such warrants provided the warrants were immediately exercised. Pursuant to such agreement the initial warrant exercise prices of $0.25 per share were reduced to $0.21 per share, net, with the Placement Agent accepting $0.01 per share rather than 8% of the exercise price as set forth in the Placement Agreement.
                           Warrants     Shares
      Exercise Date       Exercised     Issued     Net Consideration
      -------------       ---------     ------     -----------------

      March 21, 1997       73,000       73,000         $ 15,330

  In all instances the warrants were exercised outside the U.S. by persons or entities who certified that they were non-U.S. persons as defined in Regulation S and the shares were all delivered against payment outside the U.S. in accordance with such Regulation.

o During February 1997, the Company sold its remaining interest (41.089%) in the Seller Notes securing the Lutcher Moore Tract ($217,961 in principal) to accredited investors for $193,916 net after discount. In connection with the sale, the Company issued stock purchase warrants to Donald A. and Joanne R. Westerberg and T. Jerald Hanchey pursuant to which the purchasers can acquire 1,874,467 shares of Common Stock at an exercise price
  of  $0.25  per  share,  expiring on  December  31,  1999.   The
  securities issued by the Company in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o As set forth below, the Company sold in a series of private placements in compliance with Regulation S under the Securities Act, an aggregate of 1,630,100 shares of Common Stock through the exercise of warrants previously granted to Sreedeswar Holdings, Inc. These warrants were initially issued on December 22, 1995, in connection with a series of Unit offerings conducted through Rauscher Pierce & Clark, Inc., and its wholly-owned subsidiary, Rauscher Pierce & Clark Ltd., as the Placement Agent, in compliance with Regulation S of the Securities Act. The Company agreed to reduce the exercise price of such warrants provided the warrants were immediately exercised. Pursuant to such agreement the initial warrant exercise prices of $0.25 per share were reduced to $0.21 per share, net, with the Placement Agent accepting $0.01 per share rather than 8% of the exercise price as set forth in the Placement Agreement.

                        Warrants       Shares
Exercise Date          Exercised       Issued        Net Consideration
-------------          ---------       -------       -----------------

February 4, 1997        1,000,000      1,000,000         $ 210,000
February 11, 1997         340,200        340,200         $  71,442
February 20, 1997         184,800        184,800         $  38,808
February 24, 1997         105,100        105,100         $  22,071

   In all instances the warrants were exercised outside the U.S. by persons or entities who certified that they were non-U.S. persons as defined in Regulation S and the shares were all delivered against payment outside the U.S. in accordance with such Regulation.

o As set forth below, the Company sold in a series of private placements in compliance with Regulation S under the Securities Act, an aggregate of 4,168,000 shares of Common Stock through the exercise of warrants previously granted to Janz Financial Corp. Ltd., now known as Providence Capital Ltd., or a designee thereof, who certified that it was not a U.S. person as defined in Regulation S. These warrants were initially issued on March 8, 1996, and August 14, 1996, in connection with a series of Unit offerings conducted through Rauscher Pierce & Clark, Inc., and its wholly-owned subsidiary, Rauscher Pierce & Clark Ltd., as the Placement Agent, in compliance with Regulation S of the
  Securities  Act.   By agreement dated November  19,  1996,  the
  Company agreed to reduce the exercise prices of such warrants provided the warrants were immediately exercised. Pursuant to such agreement the initial warrant exercise prices of $0.35 and $0.25 per share were reduced to $0.125 per share.

                      Warrants        Shares
Exercise Date         Exercised       Issued     Net Consideration
-------------         ---------       ------     -----------------

December 27, 1996        664,000         664,000       $ 83,000
December 31, 1996        664,000         664,000       $ 83,000
December 31, 1996        800,000         800,000       $100,000
January 8, 1997          530,000         530,000       $ 66,250
January 9, 1997        1,510,000       1,510,000       $188,750

  In all instances the warrants were exercised outside the U.S. by persons or entities who certified that they were non-U.S. persons as defined in Regulation S and the shares were all delivered against payment outside the U.S. in accordance with such Regulation.

o In December 1996 and January 1997, the Company issued Stock Purchase Warrants dated December 31, 1996 (2,128,000 warrants) and January 8, 1997 (2,040,000 warrants) to purchase up to an aggregate of 4,168,000 shares of Common Stock at $0.125 per share on or before August 13, 2001 to Providence Capital Ltd. as additional consideration for the immediate exercise of 4,168,000 warrants described above at the reduced exercise price. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o     In  November 1996, the Company issued 6,271,288  shares  of
  Common Stock to holders of its Secured Subordinated Notes in respect of $1,064,415.08 of interest payable October 1, 1996, including penalty interest thereon. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) with respect to 5,330,594 shares and Regulation S with respect to 940,694 shares.

o In November 1996, the Company issued Stock Purchase Warrants dated November 26, 1996, in connection with a sale of a 58.911% interest in a 50% interest in certain promissory notes ($314,500 in principal) securing the Lutcher Moore Tract held by one of the Company's wholly-owned subsidiaries for $250,000 in cash, net after discount, entitling the following holders thereto to purchase up to 2,666,666 shares of Common Stock at $0.125 per share on or before December 31, 1999:

         Warrant Holder                                    Warrants
         --------------                                    --------
         Opportunity Associates, L.P.                        133,333
         Kayne Anderson Non-Traditional Investments, L.P.    666,666
         Arbco Associates, L.P.                              800,000
         Offense Group Associates, L.P.                      333,333
         Foremost Insurance Company                          266,667
         Nobel Insurance Company                             133,333
         Evanston Insurance Company                          133,333
         Topa Insurance Company                              200,000

     The   securities  issued  in  this  transaction   were   not
     registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On October 30, 1996, the Company issued 33,125 shares of Common Stock and warrants to purchase an additional 33,125 shares of Common Stock to Mr. A. Rosenbloom issued in lieu of $14,326 cash compensation. The shares of Common Stock and the warrants were subsequently returned to the Company by the recipient for personal business reasons. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On October 30, 1996, the Company issued 1,325,000 shares of Common Stock and warrants to purchase an additional 2,466,875
  shares  of  Common  Stock  to  Mr.  Mitch  Leigh  in  lieu   of
  approximately $580,000 in cash compensation under a consulting agreement dated July 10, 1996. In February 1997, effective October 1996, Mr. Leigh cancelled the consulting agreement and returned the above-referenced shares of Common Stock and warrants to the Company. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o In August 1996, the Company sold 1,500,000 shares of Common Stock in a private placement transaction to Provincial Securities Ltd. for net consideration of $200,000. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o In August 1996, the Company issued Common Stock Purchase Warrants to Terrenex Acquisitions Corp. dated August 16, 1996, entitling the holder thereof to purchase up to 300,000 shares of Common Stock at $0.25 per share on or before December 31, 1998 as compensation for locating a purchaser for 1,500,000 shares of Common Stock sold to Provincial Securities Ltd. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o In August 1996, the Company issued 2,800,000 shares of Common Stock and 2,800,000 Common Stock Purchase Warrants to Janz Financial Corp. Ltd. ("Janz"), who placed the units with their clients. Each unit was comprised of one share of Common Stock and one five-year warrant to purchase one share of Common Stock. The Company received $402,000 in proceeds from the placement. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o In August 1996, the Company issued to Janz, as compensation for the placement of the 2,800,000 units described above, 280,000 Common Stock Purchase Warrants at an exercise price of $0.25 per share until August 13, 2001. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o In July 1996, the Company issued 1,500,000 Common Stock Purchase Warrants exercisable at $.25 per share expiring five years after the date of issuance, to Arthur Rosenbloom as consideration for past fundraising services. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o     In  July  1996, the Company issued 50,000 shares of  Common
  Stock   held  as  treasury  stock  to  an  accredited  non-U.S.
  institutional investor, The Securities Management Trust Limited A/C K, in a brokered transaction, for net proceeds after fees and discounts of $12,875. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o     In  June 1996, the Company issued 920,000 shares of  Common
  Stock   held  as  treasury  stock  to  an  accredited  non-U.S.
  institutional investor, The Securities Management Trust Limited A/C K, in a series of brokered transactions, for net proceeds after fees and discounts of $133,900. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o In May 1996, the Company issued an aggregate of 4,442,689 shares of Common Stock to the holders of its Secured Subordinated Notes in consideration for $1,060,261.27 in interest payable April 1, 1996, including penalty interest thereon. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) with respect to 3,776,285 shares and Regulation S with respect to 666,404 shares.

o On May 16, 1996, the Company issued 72,880 shares of Common Stock to EnCap Investments, L.C. as consideration for a finders fee of 4% ($22,775) earned in connection with the Regulation S unit offering in Europe conducted by Rauscher Pierce & Clark, as placement agent. The fee was based on the offering price of $0.3125 per share. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On the following dates, the Company issued the following numbers of Common Stock Purchase Warrants to Rauscher Pierce &
  Clark in consideration for acting as placement agent for Regulation S Units offerings conducted in Europe:

         Closing Date                 Warrants
         ------------                 --------
         December 22, 1995             696,000
         March 8, 1996                 204,000
         April 23, 1996                180,000

     The   securities  issued  in  this  transaction   were   not
     registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o On the following dates the Company issued units, each unit consisting of one share of Common Stock and Stock Purchase Warrants to acquire one share of Common Stock, in connection with a Regulation S unit offering conducted through Rauscher Pierce & Clark, as placement agent, as follows:

Closing Date         Consideration     Common Stock     Warrants
------------         -------------     ------------     --------
December 22, 1995     $ 1,800,000       6,960,000       6,960,000
March 8, 1996         $   400,000       2,040,000       2,040,000
April 23, 1996        $   349,000       1,800,000       1,800,000


     The   securities  issued  in  this  transaction   were   not
     registered under the Securities Act in reliance upon the exemption provided by Regulation S thereof.

o On February 9, 1996, the Company sold from treasury stock 416,667 units, each unit consisting of one share of Common Stock and one warrant to purchase Common Stock, to Longhorn Partners, at a unit price of $0.30 per unit. The warrants are exercisable on or before December 28, 2000 at an exercise price of $0.50 per share. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On February 9, 1996, the Company issued to EnCap Investments L.C. 50,000 shares of Common Stock held as treasury stock as compensation for assisting the Company in transactions related to the Zhao Dong Block. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On February 9, 1996, the Company issued 317,264 shares of Common Stock to EnCap Investments, L.C. as consideration for a finders fee of 4% ($99,145) in connection with the Regulation S unit offering in Europe conducted by Rauscher Pierce & Clark, as placement agent. The fee was based on the offering price of $0.3125 per share. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o In January 1996, the Company issued 2,063,686 shares of Common Stock to the holders of the Company's Secured Subordinated Notes in respect of $1,091,184.11 of interest payable October 1, 1995, including penalty interest thereon. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) with respect to 1,754,133 shares and Regulation S with respect to 309,553 shares.

o In January 1996, the Company issued to Target Benefit Pension Trust (66,667) and Butler Partners (416,667) Common Stock Purchase Warrants exercisable at $.50 per share and expiring December 28, 2000 in consideration for their agreement to not sell shares of Common Stock acquired by them from certain institutional investors for a 90-day period following the acquisition. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o In January 1996, the Company issued to the Trust of Mitch Leigh FBO David Leigh (216,663) and FBO Rebecca Leigh (216,667) Common Stock Purchase Warrants exercisable at $.50 per share expiring January 2, 2001 in connection with a January 1996, in consideration for their agreement not to sell shares of common Stock acquired by them from certain institutional investors for a 90-day period following the acquisition. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On December 6, 1995, the Company sold to John Chandler, from shares of Common Stock reserved for payment to William Wang, 186,896 shares of Common Stock at $0.35 per share. The proceeds of $65,414 were applied to reduction of Mr. Wang's receivable with the Company. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o     In  December  1995, the Company issued  to  Messrs.  Steven
  Gottlieb (333,334); Ron Savarese (83,334) and Tushar Ramani (333,334) Common Stock Purchase Warrants exercisable at $.50 per share in consideration for their agreement to not sell shares of Common Stock acquired by them from certain institutional
  investors  for a 90-day period following the acquisition.   The
  securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by
  Section 4(2) thereof.

o On September 21, 1995, the Company sold 75,000 units, each unit comprised of one share of Common Stock and warrant to purchase Common Stock to Arthur Rosenbloom for a purchase price of $32,438 at $0.4325 per unit. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On September 21, 1995, the Company sold 3,000,000 units, each unit comprised of one share of Common Stock and warrants to purchase Common Stock to Mitch Leigh for a purchase price of $1,297,500 at $0.4325 per unit. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o On September 21, 1995, the Company issued 50,000 shares of Common Stock and 100,000 warrants to purchase Common Stock to Arthur Rosenbloom in lieu of $22,125 of cash compensation for placing 3,000,000 units (described below). In February 1997, Mr. Rosenbloom returned these securities with the value of such securities applied to Mr. Rosenbloom's subscription for Series F Preferred Stock issued in February 1997. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof.

o In August 1995, the Company issued an aggregate of 4,266,861 shares of Common Stock to its certain holders of Series A Preferred Stock in respect of $1.2 million in dividends payable December 31, 1994 and $1.3 million in dividends payable June 30, 1995. The securities issued in this transaction were not registered under the Securities Act in reliance upon the exemptions provided by Section 4(2) and Regulation S thereof.

o In June 1995, the Company issued 1,640,602 shares of Common Stock to the holders of the Secured Subordinated Notes in respect of $1,074,664.07 interest payable April 1, 1995, including
  penalty  interest  thereon.  The  securities  issued  in   this
  transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) with respect to 1,394,511 shares and Regulation S with respect to 246,091 shares.

          Series A Preferred Stock
          ------------------------

          During 1990, the Company completed a rights offering of
600,000 units of 50 pounds sterling (U.K.) per "unit," each unit consisting of 1 share of Series A, Cumulative Convertible Preferred Stock, par value $1.00 per share ("Series A Preferred Stock") and
10 warrants to purchase Common Stock which expired unexercised pursuant to their terms.  Until November 10, 1997 the Series A
Preferred Stock  was listed on the London Stock Exchange, and:
ranked senior to Common Stock and pari passu with the Company's
Series B, Series E and Series F Preferred Stock with respect to payment of dividends and distributions on liquidation; had a liquidation preference of 50 pounds sterling (U.K.) per share plus accrued and unpaid dividends; was not redeemable in certain limited circumstances; was nonvoting as a class, except in certain circumstances, including the right to cast 21 votes for each share of Series A Preferred Stock held on all resolutions proposed at a meeting of shareholders if, at the date of notice convening a meeting of shareholders, the dividend on the Series A Preferred Stock was six months or more in
arrears.   The Series A Preferred Stock was convertible,  at  the
holder's  option, on the basis of 21 shares of Common  Stock  for
every  one  share  of  Series  A  Preferred  Stock,  subject   to
adjustment and bore a cumulative dividend fixed at an annual rate of 4.50 pounds sterling (U.K.) per share, payable semiannually in cash, or, at the Company's election, in additional shares of Series A Preferred Stock.

           During the second quarter of 1996, the Company issued 450,261 shares of Common Stock upon conversion of 21,441 shares of Series A Preferred Stock, pursuant to the terms thereof. During March 1997 an additional 39 shares of Series A Preferred Stock were converted into 819 shares of Common Stock.

          During February 1997, the Company sold 13,458 shares of Series A Preferred Stock to accredited investors for $157,240. The proceeds were used to pay the withholding taxes and fractional interests with respect to the December 31, 1995 dividend payment. The securities issued by the Company in this transaction were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof. In March 1997, the Company issued an additional 50,137 shares of Series A Preferred Stock to holders of Series A Preferred Stock in payment of this dividend, therefore fulfilling its obligation for such dividend period. Effective November 10, 1997, the Company recapitalized and combined the Series A Preferred Stock into an aggregate of 726,907 shares of Amended Series A Preferred Stock (including approximately $900,000 in unpaid dividends declared for June 30, 1995 and accrued and unpaid dividends from June 30, 1996 through November 9, 1997).

      Series  B  Preferred Stock/Amended Series B  Preferred Stock
      ------------------------------------------------------------

           The Series B, Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock") bears a cumulative fixed dividend at an annual rate of $10 per share, payable semiannually, and is entitled to 50 votes per share on all matters on which Common Stockholders are entitled to vote and separately as a class on certain matters; ranks senior to the Common Stock and pari passu with the Series A and Series E Preferred Stocks of the Company with respect to the payment of dividends and distributions on liquidation; and has a liquidation preference of $100 per share plus accumulated dividends.

          The Company had the option through May 1994, to pay the dividend in shares of Common Stock, in which case the annual dividend rate was $12 per share, with the holder being entitled to require the Company to use its best efforts to sell such shares on their behalf and to reimburse such holder for the difference, if any, between such net proceeds and $11 per share per annum. The Company is currently entitled to pay the redemption price of the Series B Preferred Stock in shares of Common Stock.

           Effective June 30, 1994, the terms of the Series B Preferred Stock were amended to permit the Company to issue shares of Common Stock in lieu of cash dividends for so long as the Series B Preferred Stock remains outstanding. In consideration for this amendment, the Series B Preferred Stock was further amended: (i) to reduce the exercise price of the remaining 2.5 million warrants outstanding from $2.00 to $1.50 per share and to increase the number of shares of Common Stock covered by such warrants to 3.325 million shares and (ii) to extend the option of the holders to redeem their shares of Series B Preferred Stock, which were only redeemable on the third, fourth and fifth anniversaries of the dates of their issuance and automatically upon exercise of the remaining warrants, upon ninety days notice to the Company, at any time and from time to time, after August 31, 1994, with the Company retaining the right to pay the redemption price in Common Stock.

          In May 1995, the holder of the Series B Preferred Stock exercised its redemption rights. In July 1997, the holder commenced a lawsuit against the Company and its then-directors regarding the redemption of the shares. Effective December 31, 1997, the Company and the holder of the Series B Preferred Stock entered into an interim settlement with respect to the action, conditioned upon the closing of the final settlement on or before February 27, 1998 which was later extended to March 6, 1998. The closing of the final settlement took place on March 3, 1998, and on that date the holder of the Series B Preferred Stock sold the stock and accompanying warrants to Arbco Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P., Offense Group Associates, L.P. and Opportunity Associates, L.P., each a California limited partnership whose general partner is KAIM Non-Traditional, L.P. The purchasers exchanged the Series B Preferred Stock and accompanying warrants for an aggregate of 44,465 shares of Amended Series B Preferred Stock and warrants to purchase 250,000 shares of Common Stock, subject to adjustment, and received 2,620 shares of Amended Series B Preferred Stock in payment of all accrued and unpaid dividends on the shares of Series B Preferred Stock exchanged by them.

          Series E Preferred Stock
          ------------------------

           During the third quarter of 1995 and first quarter of 1996, the Company completed a private placement of up to an aggregate of 50,000 shares of a new series of Preferred Stock designated the Series E, Cumulative Convertible Preferred Stock, $1.00 par value per share ("Series E Preferred Stock"). The Company placed 44,129 shares of Series E Preferred Stock for which it received approximately $1.9 million in cash and 2.8 million shares of its unregistered Common stock valued at $1.4 million in consideration. During 1996, the Company issued 2,525 shares of Series E Preferred Stock in payment of the December 31, 1995 and June 30, 1996 dividends. During 1997, the Company issued 5,261 shares of Series E Preferred Stock in payment of the December 31, 1996 and June 30, 1997 dividends. Effective
November 10, 1997, the Company recapitalized and combined the Series E Preferred Stock into an aggregate of 63,706 shares of Amended Series A Preferred Stock (including accrued and unpaid dividends paid in kind).

          Series F Preferred Stock
          ------------------------

           In December 1996, XCL authorized the issuance of up to 50,000 shares of a new series of Preferred Stock designated the Series F, Cumulative Convertible Preferred Stock, $1.00 par value per share ("Series F Preferred Stock") to two existing stockholders of XCL. During February 1997, the Company issued a total of 21,057 shares of Series F Preferred Stock to Mitch Leigh, Abby Leigh and Arthur Rosenbloom in consideration of $225,000, assignment of 1,408,125 shares of Common Stock and 2,500,000 warrants to purchase Common Stock and the release by the purchasers of certain claims against the Company arising from the Company's inability to perform under the terms of existing agreements. Each share of Series F Preferred Stock is convertible into 400 shares of Common Stock. In July 1997, the Company issued 1,261 shares of Series F Preferred Stock in payment of the June 30, 1997 dividends. In January 1998, the forced conversion feature of the Series F Preferred Stock was amended and effective January 16, 1998, the Company exercised its right to force conversion of the Series F Preferred Stock into 633,893 (post split) shares of Common Stock including accrued and unpaid dividends thereon.

       All of the aforementioned securities were issued in transactions intended to qualify for an exemption from registration under the Securities Act afforded by Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder.

Item 16.     Exhibits and Financial Schedules

      The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

Exhibit No.                                    Exhibit

3.1     Amended and Restated Certificate of Incorporation of the
     Company.  (S)(i)

3.2     Amended and Restated By-Laws of the Company.  (A)(i)

4.1     Forms of Common Stock Certificates.  (R)(i)

4.2     Form of Warrant dated January 31, 1994 to purchase
     2,500,000 shares of Common Stock at an exercise price of $1.00 per share, subject to adjustment, issued to INCC.
     (D)(i)

4.3 Form of Registrar and Stock Transfer Agency Agreement, effective March 18, 1991, entered into between the Company and Manufacturers Hanover Trust Company (predecessor to Chemical Bank), whereby Chemical Bank (now known as ChaseMellon Shareholder Services) serves as the Company's Registrar and U.S. Transfer Agent. (E)

4.4 Copy of Warrant Agreement and Stock Purchase Warrant dated March 1, 1994 to purchase 500,000 shares of Common Stock at an exercise price of $1.00 per share, subject to adjustment, issued to EnCap Investments, L.C. (D)(ii)

4.5 Copy of Warrant Agreement and form of Stock Purchase Warrant dated March 1, 1994 to purchase an aggregate 600,000 shares of Common Stock at an exercise price of $1.00 per share, subject to adjustment, issued to principals of San Jacinto Securities, Inc. in connection with its financial consulting agreement with the Company. (D)(iii)

4.6 Form of Warrant Agreement and Stock Purchase Warrant dated April 1, 1994, to purchase an aggregate 6,440,000 shares of Common Stock at an exercise price of $1.25 per share, subject to adjustment, issued to executives of the Company surrendering all of their rights under their employment contracts with the Company. (C)(i)

4.7 Form of Warrant Agreement and Stock Purchase Warrant dated April 1, 1994, to purchase an aggregate 878,900 shares of Common Stock at an exercise price of $1.25 per share, subject to adjustment, issued to executives of the Company in consideration for salary reductions sustained under their employment contracts with the Company. (C)(ii)

4.8     Form of Warrant Agreement and Stock Purchase Warrant
     dated April 1, 1994, to purchase 200,000 shares of Common
     Stock at an exercise price of $1.25 per share, subject to
     adjustment, issued to Thomas H. Hudson.   (C)(iii)

4.9 Form of Warrant Agreement and Stock Purchase Warrant dated May 25, 1994, to purchase an aggregate 100,000 shares of Common Stock at an exercise price of $1.25 per share, subject to adjustment, issued to the holders of Purchase
     Notes B, in consideration of amendment to   payment terms of
     such Notes. (C)(iv)

4.10 Form of Warrant Agreement and Stock Purchase Warrant dated May 25, 1994, to purchase an aggregate 100,000 shares of Common Stock at an exercise price of $1.25 per share, subject to adjustment, issued to the holders of Purchase Notes B, in consideration for the granting of an option to
     further extend payment terms of such Notes.   (C)(v)

4.11 Form of Purchase Agreement between the Company and each of the Purchasers of Units in the Regulation S Unit Offering conducted by Rauscher Pierce & Clark with closings as follows:

          December 22, 1995                    116 Units
          March 8, 1996                         34 Units
          April 23, 1996                        30 Units  (J)(i)

4.12 Form of Warrant Agreement between the Company and each of the Purchasers of Units in the Regulation S Unit Offering conducted by Rauscher Pierce & Clark, as follows:

      Closing Date           Warrants     Exercise Price
      ------------           --------     ---------------
      December 22, 1995      6,960,000        $.50
      March 8, 1996          2,040,000        $.35
      April 23, 1996         1,800,000        $.35     (J)(ii)

4.13     Form of Warrant Agreement between the Company and
     Rauscher Pierce & Clark in consideration for acting as placement agent in the Regulation S Units Offering, as follows:

        Closing Date             Warrants    Exercise Price
        ------------             --------    ---------------
        December 22, 1995         696,000         $.50
        March 8, 1996             204,000         $.35
        April 23, 1996            180,000         $.35     (J)(iii)

4.14 Form of a series of Stock Purchase Warrants issued to Janz Financial Corp. Ltd. dated August 14, 1996, entitling the holders thereof to purchase up to 3,080,000 shares of Common Stock at $0.25 per share on or before August 13, 2001. (M)(i)

4.15     Stock Purchase Agreement between the Company and
     Provincial Securities Ltd. dated August 16, 1996, whereby
     Provincial purchased 1,500,000 shares of Common Stock in a Regulation S transaction. (M)(ii)

4.16     Stock Purchase Warrant issued to Terrenex Acquisitions
     Corp. dated August 16, 1996, entitling the holder thereof to purchase up to 3,000,000 shares of Common Stock at $0.25 per share on or before December 31, 1998. (M)(iii)

4.17     Form of a series of Stock Purchase Warrants dated
     November 26, 1996, entitling the following holders thereto to purchase up to 2,666,666 shares of Common Stock at $0.125 per share on or before December 31, 1999:

     Warrant Holder                                    Warrants
     --------------                                    --------
     Opportunity Associates, L.P.                         133,333
     Kayne Anderson Non-Traditional Investments, L.P.     666,666
     Arbco Associates, L.P.                               800,000
     Offense Group Associates, L.P.                       333,333
     Foremost Insurance Company                           266,667
     Nobel Insurance Company                              133,333
     Evanston Insurance Company                           133,333
     Topa Insurance Company                               200,000 (N)(i)

4.18 Form of a series of Stock Purchase Warrants dated December 31, 1996 (2,128,000 warrants) and January 8, 1997 (2,040,000 warrants) to purchase up to an aggregate of 4,168,000 shares of Common Stock at $0.125 per share on or before August 13, 2001. (N)(ii)

4.19 Form of Stock Purchase Warrants dated February 6, 1997, entitling the following holders to purchase an aggregate of 1,874,467 shares of Common Stock at $0.25 per share on or before December 31, 1999:

     Warrant Holder                                   Warrants
     --------------                                   --------
     Donald A. and Joanne R. Westerberg               241,660
     T. Jerald Hanchey                              1,632,807 (N)(iii)

4.20 Form of a series of Stock Purchase Warrants dated April 10, 1997, issued as a part of a unit offered with Unsecured Notes of XCL-China Ltd., exercisable at $0.01 per share on or before April 9, 2002, entitling the following holders to purchase up to an aggregate of 10,092,980 shares of Common
     Stock:

     Warrant Holder                                   Warrants
     --------------                                   --------
     Kayne Anderson Offshore L.P.                           651,160
     Offense Group Associates, L.P.                       1,627,900
     Kayne Anderson Non-Traditional Investments, L.P.     1,627,900
     Opportunity Associates, L.P.                         1,302,320
     Arbco Associates, L.P.                               1,627,900
     J. Edgar Monroe Foundation                             325,580
     Estate of J. Edgar Monroe                              976,740
     Boland Machine & Mfg. Co., Inc.                        325,580
     Construction Specialists, Inc. d/b/a Con-Spec, Inc.  1,627,900  (N)(iv)

4.21 Form of Purchase Agreement dated May 13, 1997, between the Company and Jefferies & Company, Inc. (the "Initial Purchaser") with respect to 75,000 Units each consisting of $1,000 principal amount of 13.5% Senior Secured Notes due May 1, 2004, Series A and one warrant to purchase 1,280 shares of the Company's Common Stock with an exercise price of $0.2063 per share ("Note Warrants"). (O)(i)

4.22 Form of Purchase Agreement dated May 13, 1997, between the Company and Jefferies & Company, Inc. (the "Initial Purchaser") with respect to 294,118 Units each consisting of one share of Amended Series A, Cumulative Convertible Preferred Stock ("Amended Series A Preferred Stock") and one warrant to purchase 327 shares of the Company's Common Stock with an exercise price of $0.2063 per share ("Equity Warrants"). (O)(ii)

4.23      Form of Warrant Agreement and Warrant Certificate dated
     May  20,  1997, between the Company and Jefferies & Company,
     Inc.,  as  the Initial Purchaser, with respect to  the  Note
     Warrants. (O)(iii)

4.24      Form of Warrant Agreement and Warrant Certificate dated
     May  20,  1997, between the Company and Jefferies & Company,
     Inc.,  as the Initial Purchaser, with respect to the  Equity
     Warrants. (O)(iv)

4.25 Form of Designation of Amended Series A Preferred Stock dated May 19, 1997. (O)(v)

4.26      Form  of  Amended Series A Preferred Stock certificate.
     (O)(vi)

4.27 Form of Global Unit Certificate for 75,000 Units consisting of 13.5% Senior Secured Notes due May 1, 2004 and
     Warrants to Purchase Shares of Common Stock. (O)(vii)

4.28 Form of Global Unit Certificate for 293,765 Units consisting of Amended Series A Preferred Stock and Warrants to Purchase Shares of Common Stock. (O)(viii)

4.29      Form  of Warrant Certificate dated May 20, 1997, issued
     to  Jefferies  &  Company,  Inc.,  with  respect  to  12,755 warrants to purchase shares of Common Stock of the Company at an exercise price of $0.2063 per share. (O)(ix)

4.30 Form of Stock Purchase Agreement dated effective as of October 1, 1997, between the Company and William Wang, whereby the Company issued 800,000 shares of Common Stock to Mr. Wang, as partial compensation pursuant to a Consulting Agreement. (Q)(i)

4.31 Form of Stock Purchase Warrants dated effective as of February 20, 1997, issued to Mr. Patrick B. Collins with respect to 200,000 warrants to purchase shares of Common Stock of the Company at an exercise price of $0.25 per share, issued as partial compensation pursuant to a Consulting Agreement. (Q)(ii)

4.32 Certificate of Amendment to the Certificate of Designation of Series F, Cumulative Convertible Preferred
     Stock dated January 6, 1998. (R)(ii)

4.33 Form of Stock Purchase Warrants dated January 16, 1998, issued to Arthur Rosenbloom (6,389), Abby Leigh (12,600) and Mitch Leigh (134,343) to purchase shares of Common Stock of the Company at an exercise price of $0.15 per share, on or before December 31, 2001. (R)(iii)

4.34     Certificate of Designation of Amended Series B,
     Cumulative Convertible  Preferred Stock dated March 4, 1998.
     (R)(iv)

4.35     Correction to Certificate of Designation of Amended
     Series B, Cumulative Convertible  Preferred Stock dated
     March 5, 1998. (R)(v)

4.36     Second Correction to Certificate of Designation of
     Amended Series B Preferred Stock dated March 19, 1998.
     (R)(vi)

4.37     Form of Stock certificate representing shares of Amended
     Series B Preferred Stock. (S)(ii)

4.38 Form of Agreement dated March 3, 1998 between the Company and Arbco Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P., Offense Group Associates, L.P. and Opportunity Associates, L.P. for the exchange of Series B Preferred Stock and associated warrants into Amended Series B Preferred Stock and warrants. (S)(iii)

4.39 Form of Stock Purchase Warrants dated March 3, 1998 between the Company and the following entities:

     Holder                                              Warrants
     ------                                              --------
     Arbco Associates, L.P.                                85,107
      Kayne Anderson Non-Traditional Investments, L.P.     79,787
      Offense Group Associates, L.P.                       61,170
     Opportunity Associates, L.P.                          23,936 (S)(iv)

5.1 Opinion of Satterlee Stephens Burke & Burke LLP (to be filed by Amendment).

10.1     Contract for Petroleum Exploration, Development and
     Production on Zhao Dong Block in Bohai Bay Shallow Water Sea
     Area of The People's Republic of China between China
     National Oil and Gas Exploration and Development Corporation and XCL - China, Ltd., dated February 10, 1993. (B)

10.2     Form of Net Revenue Interest Assignment dated February
     23, 1994, between the Company and the purchasers of the Company's Series D, Cumulative Convertible Preferred Stock.
     (D)(iv)

10.3     Modification Agreement for Petroleum Contract on Zhao
     Dong Block in Bohai Bay Shallow Water Sea Area of The
     People's Republic of China dated March 11, 1994, between the
     Company, China National Oil and Gas Exploration and
     Development corporation and Apache China Corporation LDC.
     (D)(v)

10.4     Consulting agreement between the Company and Sir Michael
     Palliser dated April 1, 1994. (F)(i)

10.5     Consulting agreement between the Company and Mr. Arthur
     W. Hummel, Jr. dated April 1, 1994. (F)(ii)

10.6     Letter of Intent between the Company and CNPC United
     Lube Oil Corporation for a joint venture for the manufacture and sale of lubricating oil dated January 14, 1995. (G)(i)

10.7 Farmout Agreement dated May 10, 1995, between XCL China Ltd., a wholly owned subsidiary of the Company and Apache Corporation whereby Apache will acquire an additional interest in the Zhao Dong Block, Offshore People's Republic of China. (G)(ii)

10.8     Modification  Agreement of Non-Negotiable  Promissory
     Note  and  Waiver  Agreement  between  Lutcher  &  Moore
     Cypress Lumber Company and L.M. Holding Associates, L.P.
     dated June 15, 1995. (H)(i)

10.9 Third Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The
     Opal  Gray  Trust,  Harold  H.  Stream  III,   The
     Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates, L.P. dated June 15, 1995. (H)(ii)

10.10      Second   Amendment  to  Appointment  of  Agent   for
     Collection and Agreement to Application of Funds between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, L.M. Holding Associates, L.P. and The First National Bank of Lake Charles, dated June 15, 1995. (H)(iii)

10.11     Contract of Chinese Foreign Joint Venture dated  July
     17,  1995, between United Lube Oil Corporation  and  XCL
     China   Ltd.  for  the  manufacturing  and  selling   of
     lubricating oil and related products. (H)(iv)

10.12     Letter  of  Intent dated July 17, 1995  between  CNPC
     United Lube Oil Corporation and XCL Ltd. for discussion of further projects. (H)(v)

10.13 Copy of Letter Agreement dated March 31, 1995, between the Company and China National Administration of Coal Geology for the exploration and development of coal bed methane in Liao Ling Tiefa and Shanxi Hanchang Mining Areas. (I)(i)

10.14 Memorandum of Understanding dated December 14, 1995, between XCL Ltd. and China National Administration of Coal
     Geology. (J)(iv)

10.15 Form of Fourth Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The Opal Gray Trust, Harold H. Stream III, The Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates, L.P. dated January 16, 1996. (J)(v)

10.16 Form of Third Amendment to Appointment of Agent for Collection and Agreement to application of Funds between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, L.M. Holding Associates, L.P. and The First National Bank of Lake Charles, dated January 16, 1996. (J)(vi)

10.17     Copy of Purchase and Sale Agreement dated March 8,
     1996, between XCL-Texas, Inc. and Tesoro  E&P  Company, L.P.
     for  the sale of the Gonzales Gas Unit located in south
     Texas. (J)(vii)

10.18     Copy  of  Limited  Waiver  between  the Company  and
     Internationale Nederlanden (U.S.) Capital Corporation dated April 3, 1996. (J)(viii)

10.19     Copy  of Purchase and Sale Agreement dated  April 22,
     1996, between XCL-Texas, Inc. and Dan A. Hughes Company for the sale of the Lopez Gas Units located in south Texas.
     (K)

10.20 Form of Sale of Mineral Servitude dated June 18, 1996, whereby the Company sold its 75 percent mineral interest in the Phoenix Lake Tract to the Stream Family Limited Partners and Virginia Martin Carmouche Gayle. (L)(i)

10.21 Form of Fifth Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The Opal Gray Trust, Harold H. Stream III, The Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates, L.P. dated August 8, 1996. (N)(v)

10.22     Form of Assignment and Sale between XCL Acquisitions,
     Inc. and purchasers of an interest in certain promissory notes held by XCL Acquisitions, Inc. as follows:

     Date                  Purchaser                         Principal Amount  Purchase Price
     ----                  ---------                         ----------------  --------------

     November 19, 1996     Opportunity Associates, L.P.          $15,627.39     $ 12,499.98
     November 19, 1996     Kayne Anderson Non-Traditional
                            Investments, L.P.                    $78,126.36     $ 62,499.98
     November 19, 1996     Offense Group Associates, L.P.        $39,063.18     $ 31,249.99
     November 19, 1996     Arbco Associates, L.P.                $93,743.14     $ 75,000.04
     November 19, 1996     Nobel Insurance Company               $15,627.39     $ 12,499.98
     November 19, 1996     Evanston Insurance  Company           $15,627.39     $ 12,499.98
     November 19, 1996     Topa Insurance Company                $23,435.79     $ 18,750.01
     November 19, 1996     Foremost Insurance Company            $31,249.48     $ 25,000.04
     February 10,  1997     Donald A. and Joanne R. Westerberg   $25,000.00     $ 28,100.00
     February 10, 1997     T. Jerald Hanchey                    $168,915.74     $189,861.29
     (N)(vi)

10.23 Form of Sixth Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, The Estate of Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The Opal Gray Trust, Harold H. Stream III, The Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates,
     L.P. dated January 28, 1997. (N)(vii)

10.24     Form of Act of Sale between the Company and The
     Schumacher Group of Louisiana, Inc. dated March 31, 1997, where in the Company sold its office building. (N)(viii)

10.25     Amendment No. 1 to the May 1, 1995 Agreement with
     Apache Corp. dated April 3, 1997, effective December 13,
     1996. (N)(ix)

10.26     Form of Guaranty dated April 9, 1997 by XCL-China Ltd.
     in favor of ING (U.S.) Capital Corporation executed in connection with the sale of certain Unsecured Notes issued by XCL-China Ltd. (N)(x)

10.27     Form of First Amendment to Stock Pledge Agreement dated
     April 9, 1997, between the Company and ING (U.S.) Capital
     Corporation adding XCL Land Ltd. to the Stock Pledge
     Agreement dated as of January 31, 1994. (N)(xi)

10.28 Form of Agreement dated April 9, 1997, between ING (U.S.) Capital Corporation, XCL-China and holders of the Senior Unsecured Notes, subordinating the Guaranty granted by XCL-China in favor of ING to the Unsecured Notes.
     (N)(xii)

10.29 Form of Forbearance Agreement dated April 9, 1997 between the Company and ING (U.S.) Capital Corporation.
     (N)(xiii)

10.30     Form of a series of Unsecured Notes dated April 10,
     1997, between the Company and the following entities:

     Note Holder                                        Principal Amount
     -----------                                        ----------------

     Kayne Anderson Offshore, L.P.                           $200,000
     Offense Group Associates, L.P.                          $500,000
     Kayne Anderson Non-Traditional Investments, L.P.        $500,000
     Opportunity Associates, L.P.                            $400,000
     Arbco Associates, L.P.                                  $500,000
     J. Edgar Monroe Foundation                              $100,000
     Estate of J. Edgar Monroe                               $300,000
     Boland Machine & Mfg. Co., Inc.                         $100,000
     Construction Specialists, Inc. d/b/a Con-Spec, Inc.     $500,000 (N)(xiv)

10.31 Form of Subscription Agreement dated April 10, 1997, by and between XCL-China, Ltd., the Company and the subscribers of Units, each unit comprised of $100,000 in Unsecured Notes and 325,580 warrants. (N)(xv)

10.32 Form of Intercompany Subordination Agreement dated April 10, 1997, between the Company, XCL-Texas, Ltd., XCL Land Ltd., The Exploration Company of Louisiana, Inc., XCL-Acquisitions, Inc., XCL-China Coal Methane Ltd., XCL-China LubeOil Ltd., XCL-China Ltd., and holders of the Unsecured Notes. (N)(xvi)

10.33 Form of Indenture dated as of May 20, 1997, between the Company, as Issuer and Fleet National Bank, as Trustee
     ("Indenture"). (O)(x)

10.34      Form  of  13.5% Senior Secured Note due May  1,  2004,
     Series A issued May 20, 1997 to Jefferies & Company, Inc. as the Initial Purchaser (Exhibit A to the Indenture). (O)(xi)

10.35 Form of Pledge Agreement dated as of May 20, 1997, between the Company and Fleet National Bank, as Trustee
     (Exhibit C to the Indenture). (O)(xii)

10.36 Form of Cash Collateral and Disbursement Agreement dated as of May 20, 1997, between the Company and Fleet National Bank, as Trustee and Disbursement Agent, and Herman
     J. Schellstede & Associates, Inc., as Representative (Exhibit F to the Indenture). (O)(xiii)

10.37 Form of Intercreditor Agreement dated as of May 20, 1997, between the Company, ING (U.S.) Capital Corporation, the holders of the Secured Subordinated Notes due April 5, 2000 and Fleet National Bank, as trustee for the holders of the 13.5% Senior Secured Notes due May 1, 2004 (Exhibit G to the Indenture). (O)(xiv)

10.38 Registration Rights Agreement dated as of May 20, 1997, by and between the Company and Jefferies & Company, Inc. with respect to the 13.5% Senior Secured Notes due May 1, 2004 and 75,000 Common Stock Purchase Warrants (Exhibit H to the Indenture). (O)(xv)

10.39      Form  of  Security  Agreement,  Pledge  and  Financing
     Statement  and Perfection Certificate dated as  of  May  20,
     1997, by the Company in favor of Fleet National Bank, as Trustee (Exhibit I to the Indenture). (O)(xvi)

10.40 Registration Rights Agreement dated as of May 20, 1997, by and between the Company and Jefferies & Company, Inc.
     with respect to the 9.5% Amended Series A Preferred Stock and Common Stock Purchase Warrants. (O)(xvii)

10.41 Form of Restated Forbearance Agreement dated effective as of May 20, 1997, between the Company, XCL-Texas, Inc. and
     ING (U.S.) Capital Corporation. (O)(xviii)

10.42 Form of Seventh Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, The Estate of Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The Opal Gray Trust, Harold H. Stream III, The Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates,
     L.P. dated May 8, 1997.  (P)(i)

10.43 Form of Eighth Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, The Estate of Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The Opal Gray Trust, Harold H. Stream III, The Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates,
     L.P. dated July 29, 1997. (P)(ii)

10.44 Form of Consulting Agreement dated February 20, 1997, between the Company and Mr. Patrick B. Collins, whereby Mr.
     Collins performs certain accounting advisory services.
     (Q)(ii)

10.45     Form of Consulting Agreement dated effective as of June
     1, 1997, between the Company and Mr. R. Thomas Fetters, Jr., a director of the Company, whereby Mr. Fetters performs certain geological consulting services. (Q)(iii)

10.46     Form of Agreement dated October 1, 1997, between the
     Company and Mr. William Wang, whereby Mr. Wang performs certain consulting services with respect to its investments in China. (Q)(iv)

10.47 Form of Services Agreement dated August 1, 1997, between the Company and Mr. Benjamin B. Blanchet, an officer of the Company. (Q)(v)

10.48 Form of Promissory Note dated August 1, 1997, in a principal amount of $100,000, made by Mr. Benjamin B.
     Blanchet in favor of the Company. (Q)(vi)

21.1     Subsidiaries of the Company

     XCL-China Ltd.
     XCL-China LubeOil Ltd.
     XCL-China Coal Methane Ltd.
     XCL-Texas, Inc.
     XCL-Acquisitions, Inc.
     The Exploration Company of Louisiana, Inc.
     XCL Land Ltd.

23.1     Consent of Coopers & Lybrand L.L.P.*

23.2     Consent of H.J. Gruy and Associates, Inc.*

23.3     Consent of Satterlee Stephens Burke & Burke LLP
(included in Exhibit 5.1)

24.1 Power of Attorney (included on the signature page of this Registration Statement)

99.1     Form of Letter of Transmittal
_________________________
*Filed herewith.


(A) Incorporated by reference to the Registration Statement on Form 8-B filed on July 28, 1988, where it appears as Exhibits 3(c).

(B) Incorporated by reference to a Registration Statement on Form S-3 (File No. 33-68552) where it appears as Exhibit
     10.1.

(C)     Incorporated by reference to Post-Effective Amendment No.
     2 to Registration Statement on Form S-3 (File No. 33-68552) where it appears as: (i) Exhibit 4.29; (ii) Exhibit 4.30;
     and (iii) through (v) Exhibits 4.34 through 4.36, respectively.

(D) Incorporated by reference to Amendment No. 1 to Annual Report on Form 10-K filed April 15, 1994, where it appears as: (i) Exhibit 4.32; (ii) Exhibit 4.36; (iii) Exhibit 4.37; (iv) through (v) Exhibit 10.41 through Exhibit 10.47, respectively; and (v) Exhibit 10.49.

(E) Incorporated by reference to an Annual Report on Form 10K for the fiscal year ended December 31, 1990, filed April 1, 1991, where it appears as Exhibit 10.27.

(F)     Incorporated by reference to Amendment No. 1 to an Annual
     Report on Form 10-K/A No. 1 for the fiscal year ended
     December 31, 1994, filed April 17, 1995, where it appears as: (i) through (ii) Exhibits 10.22 through 10.23, respectively.

(G)     Incorporated by reference to Quarterly Report on  Form
     10-Q  for the quarter ended March  31,  1995, filed  May
     15, 1995, where it appears as: (i)  Exhibit  10.26; and (ii)
     Exhibit 10.28.

(H)     Incorporated  by reference to Quarterly  Report  on Form
     10-Q for the quarter ended June 30, 1995,  filed August 14,
     1995, where it appears as: (i) through (v) Exhibits 10.29 through 10.33, respectively.

(I)     Incorporated by reference to Quarterly  Report on  Form
     10-Q for the quarter ended September 30, 1995, filed
     November  13, 1995, where it  appears  as Exhibit 10.35.

(J) Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 1995, filed April 15, 1996, where it appears as: (i) through (iii) Exhibits 4.28 through 4.30, respectively; and (iv) Exhibit 10.31 and
     (v) through (vii) Exhibits 10.33 through 10.36, respectively.

(K)     Incorporated by reference to Quarterly Report on Form 10-
     Q for the quarter ended March 31, 1996, filed May 15, 1996, where it appears as Exhibit 10.37.

(L) Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14,
     1996, where it appears as Exhibit 10.38.

(M)     Incorporated by reference to Quarterly Report on Form 10-
     Q for the quarter ended September 30, 1996, filed November
     14, 1996, where it appears as (i) through (iii) Exhibits
     4.32 through 4.34.

(N) Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 1996, filed April 15, 1997, where it appears as (i) through (iii) Exhibits 4.35 through 4.38; (iv) Exhibit 4.40; and (v) through (xvi) Exhibits
     10.39 through 10.50.

(O) Incorporated by reference to Current Report on Form 8-K dated May 20, 1997, filed June 3, 1997, where it appears as
     (i) through (ix) Exhibits 4.1 through 4.9 and (x) through
     (xviii) Exhibits 10.51 through 10.59.

(P)     Incorporated by reference to Quarterly Report on Form 10-
     Q for the quarter ended June 30, 1997, filed August 14,
     1997, where it appears as (i) and (ii) Exhibits 10.60 and 10.61.

(Q)     Incorporated by reference to Quarterly Report on Form 10-
     Q for the quarter ended September 30, 1997, filed November
     14, 1997, where it appears as (i) Exhibit 4.52; and (ii) through (vi) Exhibits 10.61 through 10.66.

(R) Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 1997, filed April 15, 1998, where it appears as (i) Exhibit 4.1; (ii) through (vi)
     Exhibits 4.32 through 4.36, respectively.

(S)     Incorporated by reference to Amendment No. 1 to Annual
     Report on Form 10-K for the year ended December 31, 1997, filed April 22, 1998, where it appears as (i) Exhibit 3.1;
     and (ii) through (iv) Exhibits 4.37 through 4.39, respectively.

Item 17.     Undertakings

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i)  To  include  any prospectus required  by  Section
10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prior represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the provisions described under Item 14 above, or otherwise, the undersigned registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana on the 5th day of May, 1998.

                                        XCL LTD.

                                      /s/   Marsden W. Miller, Jr.
                                   By:___________________________
                                        Marsden W. Miller, Jr.
                                        Chairman of the Board and
                                        Chief Executive Officer



                        POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marsden W. Miller, Jr. and Benjamin B. Blanchet, and each of them (with full power to each of them to act alone), his true and lawful attorney-
in-fact   and   agent,  with  full  power  of  substitution   and
resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in
connection   therewith,   with  the   Securities   and   Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                  Title                     Date

/s/ Marsden W. Miller, Jr.
--------------------------
Marsden W. Miller, Jr.     Chairman of the Board and Chief
                           Executive Officer
                           (principal executive officer)     May 5, 1998
/s/ John T. Chandler
-------------------------
John T. Chandler           Vice Chairman of the Board        May 5, 1998

/s/ Benjamin B. Blanchet
-------------------------
Benjamin B. Blanchet       Executive Vice President and
                           Director                          May 5, 1998

/s/ Steven B. Toon
-------------------------
Steven B. Toon             Chief Financial Officer
                           (chief accounting officer)        May 5, 1998

/s/ R. Thomas Fetters, Jr.
________________________
R. Thomas Fetters, Jr.     Director                          May 5, 1998

/s/ Fred Hofheinz
-------------------------
Fred Hofheinz              Director                          May 5, 1998

/s/ Francis J. Reinhardt, Jr.
-----------------------------
Francis J. Reinhardt, Jr.   Director                         May 5, 1998

/s/ Arthur W. Hummel, Jr.
--------------------------
Arthur W. Hummel, Jr.       Director                         May 5, 1998

/s/ Michael Palliser
--------------------------
Sir Michael Palliser        Director                         May 5, 1998


--------------------------
Peter F. Ross               Director                         ______, 1998


                                                       APPENDIX A


H.J. GRUY AND ASSOCIATES, INC.
1200 Smith Street, Suite 3040, Houston, Texas  77002 o FAX
(713) 739-6112 o (713) 739-1000



                         April 9, 1998
XCL, Ltd.
110 Rue Jean Lafitte
Lafayette, Louisiana 70508


                              Proved Reserves
                              Zhao Dong Block, China
                              98-202-104



Gentlemen:

At your request, we estimated the proved reserves and future net cash flow as of January 1, 1998, attributable to interests owned by XCL, Ltd. in the Zhao Dong Block, Bohai
Bay, China.

The estimated reserves, future net cash flow and discounted future net cash flow are summarized by reserve category as follows:



                       Estimated                      Estimated
                     Net Reserves                 Future Net Cash Flow
                     -------------           ---------------------------


Discounted                Oil
at 10%                 (Barrels)            Nondiscounted    Per Year
                       ---------            -------------    -----------

Proved  Undeveloped    11,762,000           $ 129,105,000   $  55,031,000

     Apache  Payment      -0-               $   8,974,000   $   7,416,000
                      -----------            ------------      ----------

Total Proved           11,762,000           $ 138,079,000   $  62,447,000
                       ==========            ============     ===========

The   Apache  Payment  reflects  an  agreement  by  Apache
China Corporation LDC to pay XCL - China Ltd. sixteen and two-thirds percent (16 2/3%) of the value of the Foreign Contractor's share of the recoverable proved reserves in the Producing Unit(s) located in the C field through the Minghuazhen.

The discounted future net cash flows summarized in the above table are computed using a discount rate of 10 percent per annum.
Proved reserves are estimated in accordance with the definitions contained in Securities and Exchange Commission
Regulation  S-X, Rule  4-10  (a).   The  definitions  are
included  in  part          as
Attachment I.

Future net cash flow as presented herein is defined as the
future cash  inflow attributable to the evaluated interest
in accordance with  the  production sharing agreement with
the Chinese National Oil  and  Gas  Exploration and
Development  Corporation  (CNODC). Future  costs  of
abandoning the facilities and  wells,  and  the restoration
of  producing properties to  satisfy   environmental
standards are not deducted from the cash flow.

Estimates of future net cash flow and discounted future net cash flow are not to be interpreted to represent the fair market value for the estimated reserves. The estimated reserves included in this report have not been adjusted for risk.

For  the  economic forecasts presented in this  report,  the oil prices  are held constant at the initial value.  Direct
operating costs  and  future  capital expenditures are  not
escalated  and therefore  remain  constant  for  the
projected  life  of   each property.

In conducting this evaluation, we relied on data supplied by
XCL, Ltd.   The extent and character of ownership, oil
prices,  direct operating   costs,   future  capital
expenditures,   accounting, geological,  and  engineering
data were accepted as represented. The development schedule for currently undeveloped properties was supplied by XCL,
Ltd.   No independent  well  tests,  property inspections,
or audits of operating expenses were conducted by our staff in conjunction with this evaluation. We did not verify or determine the extent, character, status, or liability, if any, of any current or possible future detrimental environmental conditions.

Reserve  estimates for these undeveloped reserves  are
based on volumetric calculations and analogy with the performance of comparable wells. Reserves estimates from volumetric methods and from analogy comparisons are often less certain than reserve estimates based on well performance obtained over a period during which a
substantial portion of the reserve was  produced.     The
reserves reported herein are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flows, and reserves of all categories may be subject to revision as more performance data become available.

In order to estimate the reserves, costs, and future cash flows shown in this report, we have relied in part on geological, engineering, and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or the cash flows projected will be realized. The reserve and cash flow projections presented in this report may require revision as additional data become available.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person, with the approval of our client, is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                      Yours very truly,

                      H.J. GRUY AND ASSOCIATES, INC.

                          /s/ James H. Hartsock

                         James H. Hartsock, Ph.D., P.E.
                         Executive Vice President


                         /s/ Tommy Elkins

                        Tommy Elkins
                        Petroleum Consultant


JHH:akr
Attachment

     ATTACHMENT I

     DEFINITIONS OF PROVED OIL AND GAS RESERVES (1)


Proved Oil and Gas Reserves
----------------------------

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes
in   existing  prices  provided  only  by   contractual
arrangements,   but   not  on  escalations  based   upon
future conditions.

Reservoirs  are  considered proved if economic
producibility  is supported  by  either  actual production
or conclusive  formation test.   The  area of a reservoir
considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological
and engineering  data.   In  the  absence  of  information
on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates  of proved reserves do not include the following:
(A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; c crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved Developed Oil and Gas Reserves
-------------------------------------

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Reserves
---------------------------

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably
certain of production when drilled.   Proved reserves  for
other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.
Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

(1)   Contained in Securities and Exchange Commission Regulation
      S-X, Rule 4-10 (a)

XCL CHINA, LTD.
SUMMARY OF PROJECTED CASH FLOWS - VARIOUS PRELIMINARY
CASES ZHAO DONG CONCESSION

C-4 WELL: SEC CASE
------------------
                            1996        1997       1998      1999
                            ----        ----       ----      ----
NET FLOW RATE (MBBLS)         -            -          -        48
TOTAL OIL REVENUES (M$)       -            -          -       817
EXPLORATION EXPENSE (M$)      -            -          -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE (M$)             -            -          -
(714)
OPERATING EXPENSE (M$)        -            -          -
(99)
                          -----         ----       ----     -----
NET CASH FLOW (M$)            -            -          -         3
                          =====         ====       ====     =====

                                  2000     2001     2002     2003
                                  ----     ----     ----     ----
NET FLOW RATE (MBBLS)               77       30        7        -
TOTAL OIL REVENUES (M$)          1,323      509      125        -
EXPLORATION EXPENSE (M$)             -        -        -        -
SUBSEQUENT DEVELOPMENT
  EXPENSE (M$)                       -        -        -        -
OPERATING EXPENSE (M$)            (207)    (138)     (31)       -
                                 -----     ----     ----     ----
NET CASH FLOW (M$)               1,117      371       94        -
                                 =====     ====     ====     ====

                                 2004     2005      2006     2007
                                 ----     ----      ----     ----
NET FLOW RATE (MBBLS)               -        -         -        -
TOTAL OIL REVENUES (M$)             -        -         -        -
EXPLORATION EXPENSE (M$)            -        -         -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE (M$)                   -        -         -        -
OPERATING EXPENSE (M$)              -        -         -        -
                                 ----     ----      ----     ----
NET CASH FLOW (M$)                  -        -         -        -
                                 ====     ====      ====     ====

                                 2008     2009     2010     2011
                                 ----     ----     ----     ----
NET FLOW RATE (MBBLS)               -        -        -        -
TOTAL OIL REVENUES (M$)             -        -        -        -
EXPLORATION EXPENSE (M$)            -        -        -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE (M$)                   -        -        -        -
OPERATING EXPENSE (M$)              -        -        -        -
                                 ----     ----     ----     ----
NET CASH FLOW (M$)                  -        -        -        -
                                 ====     ====     ====     ====

                                2012     2013     2014     2015
                                ----     ----     ----     ----
NET FLOW RATE (MBBLS               -        -        -        -
TOTAL OIL REVENUES (M$)            -        -        -        -
EXPLORATION EXPENSE (M$)           -        -        -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE (M$)                  -        -        -        -
OPERATING EXPENSE (M$)             -        -        -        -
                                ----     ----     ----     ----
NET CASH FLOW (M$)                 -        -        -        -
                                ====     ====     ====     ====

                                 TOTALS
                                 ------
NET FLOW RATE (MBBLS)               162
TOTAL OIL REVENUES (M$)           2,774
EXPLORATION EXPENSE (M$)              -
SUBSEQUENT DEVELOPMENT
      EXPENSE (M$)                 (714)
OPERATING EXPENSE (M$)             (475)
                                  -----
NET CASH FLOW (M$)                1,585
                                 ======


C BLOCK: SEC CASE
-----------------
                              1996       1997       1998       1999
                              ----       ----       ----       ----
NET FLOW RATE (MBBLS)            -          -          -        214
TOTAL OIL REVENUES               -          -          -      3,565
EXPLORATION EXPENSE        (15,817)         -          -          -
SUBSEQUENT DEVELOPMENT
     EXPENSE                     -          -     (3,212)    (8,365)
OPERATING EXPENSE                -          -          -        424
                            ------       ----      -----      -----
NET CASH FLOW              (15,817)         -     (3,212)    (5,223)
                            ======       ====      =====      =====

                              2000       2001       2002       2003
                              ----       ----       ----       ----
NET FLOW RATE (MBBLS)          907        738        494        380
TOTAL OIL REVENUES          15,130     12,325      8,250      6,345
EXPLORATION EXPENSE              -          -          -          -
SUBSEQUENT DEVELOPMENT
     EXPENSE                (4,300)         -          -          -
OPERATING EXPENSE           (1,620)    (1,848)    (1,626)    (1,452)
                            ------     ------      -----      -----
NET CASH FLOW                9,210     10,477      6,623      4,893
                            ======     ======      =====      =====

                             2004        2005        2006      2007
                             ----        ----        ----      ----
NET FLOW RATE (MBBLS)         309         255         217       191
TOTAL OIL REVENUES          5,150       4,248       3,620     3,193
EXPLORATION EXPENSE             -           -           -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                    -           -           -         -
OPERATING EXPENSE          (1,351)     (1,278)     (1,227)   (1,164)
                            -----       -----       -----     -----
NET CASH FLOW               3,799       2,970       2,393     2,029
                            =====       =====       =====     =====

                             2008        2009        2010      2011
                             ----        ----        ----      ----
NET FLOW RATE (MBBLS)         171         154         139       122
TOTAL OIL REVENUES          2,857       2,578       2,312     2,042
EXPLORATION EXPENSE             -           -           -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                    -           -           -         -
OPERATING EXPENSE          (1,105)     (1,052)       (392)     (343)
                            -----       -----       -----      -----
NET CASH FLOW               1,752       1,527       1,921      1,699
                            =====       =====       =====      =====

                             2012        2013        2014       2015
                             ----        ----        ----       ----
NET FLOW RATE (MBBLS)         111          102          73         -
TOTAL OIL REVENUES          1,860        1,699       1,221         -
EXPLORATION EXPENSE             -            -           -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                    -            -           -         -
OPERATING EXPENSE            (916)        (890)       (802)        -
                            -----        -----       -----      ----
NET CASH FLOW                944           809         419         -
                           =====         =====       =====      ====

                            TOTALS
                            ------
NET FLOW RATE (MBBLS)        4,577
TOTAL OIL REVENUES          76,395
EXPLORATION EXPENSE              -
SUBSEQUENT DEVELOPMENT
     EXPENSE               (15,877)
OPERATING EXPENSE          (17,491)
                             -----
NET CASH FLOW               43,028
                            ======

D BLOCK: SEC CASE
-----------------
                             1996         1997        1998       1999
                             ----         ----        ----       ----
NET FLOW RATE (MBBLS)           -            -           -        330
TOTAL OIL REVENUES              -            -           -      5,502
EXPLORATION EXPENSE       (24,409)           -           -          -
SUBSEQUENT DEVELOPMENT
     EXPENSE                    -            -      (4,957)   (12,909)
OPERATING EXPENSE               -            -           -       (654)
                           ------         ----       -----     ------
NET CASH FLOW             (24,409)           -      (4,957)    (8,061)
                           ======         ====       =====     ======

                             2000         2001        2002       2003
                             ----         ----        ----       ----
NET FLOW RATE (MBBLS)       1,388        1,128         755        581
TOTAL OIL REVENUES         23,169       18,824      12,603      9,705
EXPLORATION EXPENSE             -            -           -          -
SUBSEQUENT DEVELOPMENT
     EXPENSE               (6,636)           -           -          -
OPERATING EXPENSE          (2,500)      (2,851)     (2,510)    (2,241)
                           ------       ------       ------     -----
NET CASH FLOW              14,033       15,973       10,093     7,464
                           ======       ======       ======     =====

                             2004         2005         2006       2007
                             ----         ----         ----       ----
NET FLOW RATE (MBBLS)         471            391            334     295
TOTAL OIL REVENUES          7,869          6,519          5,579   4,928
EXPLORATION EXPENSE             -              -              -       -
SUBSEQUENT DEVELOPMENT
     EXPENSE                    -              -              -       -
OPERATING EXPENSE          (2,085)        (1,972)        (1,894) (1,797)
                            -----          -----          -----   -----
NET CASH FLOW               5,784          4,547          3,685   3,131
                            =====          =====          =====   =====

                            2008            2009           2010     2011
                            ----            ----           ----     ----
NET FLOW RATE (MBBLS)        264             238            215      190
TOTAL OIL REVENUES         4,409           3,979          3,585    3,168
EXPLORATION EXPENSE            -               -              -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE                   -               -              -        -
OPERATING EXPENSE         (1,706)         (1,623)          (937)    (863)
                           -----           -----          -----    -----
NET CASH FLOW              2,703           2,356          2,648    2,305
                           =====           =====          =====    =====

                           2012             2013           2014     2015
                           ----             ----           ----     ----
NET FLOW RATE (MBBLS)       172              157            113        -
TOTAL OIL REVENUES        2,870            2,622          1,884        -
EXPLORATION EXPENSE           -                -              -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE                  -                -              -        -
OPERATING EXPENSE        (1,413)          (1,374)        (1,238)       -
                          -----            -----          -----     ----
NET CASH FLOW             1,457            1,248            646        -
                          =====            =====          =====     ====

                            TOTALS
                            ------
NET FLOW RATE (MBBLS)        7,023
TOTAL OIL REVENUES         117,215
EXPLORATION EXPENSE              -
SUBSEQUENT DEVELOPMENT
       EXPENSE             (24,502)
OPERATING EXPENSE          (27,658)
                            ------
NET CASH FLOW               65,055
                           =======


PAYMENT: 5.9% INTEREST
----------------------

                                1996        1997      1998      1999
                                ----        ----      ----      ----
NET FLOW RATE (MBBLS)              -           -         -        66
TOTAL OIL REVENUES                 -           -         -     1,258
EXPLORATION EXPENSE           (1,416)          -         -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                       -           -         -         -
OPERATING EXPENSE                  -           -         -      (113)
                               -----        ----      ----     -----
NET CASH FLOW                 (1,416)          -         -      1,145
                               =====        ====      ====      =====


                               2000         2001       2002      2003
                               ----         ----       ----      ----
NET FLOW RATE (MBBLS)            191         191        145       106
TOTAL OIL REVENUES             3,813       3,983      3,160     2,408
EXPLORATION EXPENSE                -           -          -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                  (4,765)          -          -         -
OPERATING EXPENSE               (486)       (554)      (488)     (436)
                               -----       -----      -----     -----
NET CASH FLOW                 (1,437)      3,429      2,672     1,972
                               =====       =====      =====     =====

                                2004        2005       2006      2007
                                ----        ----       ----      ----
NET FLOW RATE (MBBLS)             86          72         62        55
TOTAL OIL REVENUES             2,047       1,789      1,603     1,484
EXPLORATION EXPENSE                -           -          -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                       -           -          -         -
OPERATING EXPENSE               (405)       (384)      (368)     (349)
                               -----       -----      -----     -----
NET CASH FLOW                  1,642       1,405      1,235     1,135
                               =====       =====      =====     =====

                                2008        2009       2010      2011
                                ----        ----       ----      ----
NET FLOW RATE (MBBLS)             50          45         4         37
TOTAL OIL REVENUES             1,407       1,333     1,265      1,174
EXPLORATION EXPENSE                -           -         -          -
SUBSEQUENT DEVELOPMENT
     EXPENSE                       -           -         -          -
OPERATING EXPENSE               (332)       (316)     (229)      (215)
                               -----       -----     -----      -----
NET CASH FLOW                  1,075       1,017     1,036        960
                               =====       =====     =====      =====

                                2012        2013        2014     2015
                                ----        ----        ----     ----
NET FLOW RATE (MBBLS)             33          30          22        -
TOTAL OIL REVENUES             1,101       1,047         788        -
EXPLORATION EXPENSE                -           -           -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE                       -           -           -        -
OPERATING EXPENSE               (275)       (267)       (241)       -
                               -----       -----        ----     ----
NET CASH FLOW                    826         780         547        -
                               =====       =====        ====     ====

                            TOTALS
                            ------
NET FLOW RATE (MBBLS)        1,231
TOTAL OIL REVENUES          29,660
EXPLORATION EXPENSE              -
SUBSEQUENT DEVELOPMENT
     EXPENSE                (4,765)
OPERATING EXPENSE           (5,458)
                             -----
NET CASH FLOW               19,437
                            ======

TOTAL
-----

                                 1996      1997      1998      1999
                                 ----      ----      ----      ----
NET FLOW RATE (MBBLS)               -         -         -       657
TOTAL OIL REVENUES                  -         -         -     9,884
EXPLORATION EXPENSE           (40,226)        -         -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                        -         -    (8,170)  (21,987)
OPERATING EXPENSE                   -         -         -    (1,177)
PARTNER PAYMENT                     -         -         -         -
                               ------      ----     -----    ------
NET CASH FLOW                 (40,226)        -    (8,170)  (12,624)
                               ======      ====     =====    ======

                                2000       2001      2002      2003
                                ----       ----      ----      ----
NET FLOW RATE (MBBLS)          2,563      2,087      1,402    1,067
TOTAL OIL REVENUES            39,622     31,658     20,978   16,050
EXPLORATION EXPENSE                -          -          -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE                 (10,936)         -          -        -
OPERATING EXPENSE             (4,327)    (4,837)    (4,167)  (3,693)
PARTNER PAYMENT                8,974          -          -        -
                              ------     ------     ------   ------
NET CASH FLOW                 35,896     28,908     18,212   13,424
                              ======     ======     ======   ======

                               2004          2005     2006      2007
                               ----          ----     ----      ----
NET FLOW RATE (MBBLS)           866           717      613       542
TOTAL OIL REVENUES           13,018        10,767    9,199     8,122
EXPLORATION EXPENSE               -             -        -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                      -             -        -         -
OPERATING EXPENSE            (3,436)       (3,250)  (3,122)   (2,961)
PARTNER PAYMENT                   -             -        -         -
                             ------         ------   -----     -----
NET CASH FLOW                10,449         8,234    6,691     5,702
                             ======        ======    =====     =====

                              2008          2009      2010      2011
                              ----          ----      ----      ----
NET FLOW RATE (MBBLS)          485           438       395       349
TOTAL OIL REVENUES           7,265         6,557     5,898     5,210
EXPLORATION EXPENSE              -             -         -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                     -             -         -         -
OPERATING EXPENSE           (2,811)       (2,674)   (1,329)   (1,206)
PARTNER PAYMENT                  -             -         -         -
                             -----         -----     -----     -----
NET CASH FLOW                4,940         4,321     4,963     4,353
                             =====         =====     =====     =====

                              2012         2013      2014       2015
                              ----         ----      ----       ----
NET FLOW RATE (MBBLS)          316          289       208          -
TOTAL OIL REVENUES           4,730        4,321     3,105          -
EXPLORATION EXPENSE              -            -         -          -
SUBSEQUENT DEVELOPMENT
     EXPENSE                     -            -         -          -
OPERATING EXPENSE           (2,328)      (2,264)   (2,041)         -
PARTNER PAYMENT                  -            -         -          -
                             -----        -----     -----       ----
NET CASH FLOW                2,718        2,346     1,273          -
                             =====        =====     =====       ====

                            TOTALS
                            ------
NET FLOW RATE (MBBLS)       12,993
TOTAL OIL REVENUES         226,044
EXPLORATION EXPENSE              -
SUBSEQUENT DEVELOPMENT
     EXPENSE               (45,858)
OPERATING EXPENSE          (51,081)
PARTNER PAYMENT              8,974
                            ------
NET CASH FLOW              138,079
                           =======

XCL CHINA, LTD.
PROJECTED CASH FLOWS - PRELIMINARY SEC CASE
ZHAO DONG CONCESSION:     1     MM BBL CASE
(C-4 WELL: SEC CASE)

                                         1998    1999      2000     2001    2002    2003
                                         ----    ----      ----     ----    ----    ----
OIL PRICE ($BBL)                        17.16    17.16    17.16     17.16   17.16    17.16
GROSS OIL VOLUME (MBBLS)                    0      208      342       132      32        -
CONS IND & COMM TAX (MBBLS)                 0       10       17         7       2        -
ROYALTY (MBBLS)                             -        -        -         -       -        -
COST RECOVERY OIL (MBBLS)                   0      125      205        79      19        -
OPERATING EXPENSES (M$)                     -      405      843       564     125        -
OPERATING EXPENSE VOLUME (MBBLS)            -       24       49        33       7        -
INVESTMENT RECOVERY OIL (MBBLS)             0      101      156        46      12        -
EXPLORATION COSTS (M$)                      -        -        -         -       -        -
EXPLORATION RECOVERY (MBBLS)                -        -        -         -       -        -
EXPLORATION RECOVERY ADJUSTMENT             -        -        -         -       -        -
EXPLORATION RECOVERY UTILIZED               -        -        -         -       -        -
EXPLORATION COST CARRYOVER (MBBLS)          -        -        -         -       -        -
DEVELOPMENT COSTS (M$)                      -    2,915        -         -       -        -
DEVELOPMENT RECOVERY (MBBLS)                -      170        -         -       -        -
DEVELOPMENT RECOVERY UTILIZED               -      101       68         6       1        -
DEVELOPMENT COST CARRYOVER (MBBLS)          -       68        -         -       -        -
DEEMED INTEREST (MBBLS)                     -        -        6         1       -        -
TOTAL COST RECOVERY OIL (MBBLS)             -      101       68         6       1        -
REMAINDER OIL (MBBLS)                       0       73      208        86      23        -
X FACTOR                                0.950    0.950    0.950     0.950   0.950        -
CHINESE SHARE OIL (MBBLS)                   0        4       10         4        1       -
ALLOCABLE REMAINDER OIL (MBBLS)             0       69      197        82       22       -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)      0       34       97        40       11       -
TOTAL CONTRACTOR OIL (MBBLS)                0       95      154        59       15       -


                                         2004      2005     2006     2007   2008     2009
                                         ----      ----     ----     ----   ----     ----
OIL PRICE ($BBL)                        17.16    17.16    17.16     17.16   17.16    17.16
GROSS OIL VOLUME (MBBLS)                   -        -       -         -        -       -
CONS IND & COMM TAX (MBBLS)                -        -       -         -        -       -
ROYALTY (MBBLS)                            -        -       -         -        -       -
COST RECOVERY OIL (MBBLS)                  -        -       -         -        -       -
OPERATING EXPENSES (M$)                    -        -       -         -        -       -
OPERATING EXPENSE VOLUME (MBBLS)           -        -       -         -        -       -
INVESTMENT RECOVERY OIL (MBBLS)            -        -       -         -        -       -
EXPLORATION COSTS (M$)                     -        -       -         -        -       -
EXPLORATION RECOVERY (MBBLS)               -        -       -         -        -       -
EXPLORATION RECOVERY ADJUSTMENT            -        -       -         -        -       -
EXPLORATION RECOVERY UTILIZED              -        -       -         -        -       -
EXPLORATION COST CARRYOVER (MBBLS)         -        -       -         -        -       -
DEVELOPMENT COSTS (M$)                     -        -       -         -        -       -
DEVELOPMENT RECOVERY (MBBLS)               -        -       -         -        -       -
DEVELOPMENT RECOVERY UTILIZED              -        -       -         -        -       -
DEVELOPMENT COST CARRYOVER (MBBLS)         -        -       -         -        -       -
DEEMED INTEREST (MBBLS)                    -        -       -         -        -       -
TOTAL COST RECOVERY OIL (MBBLS)            -        -       -         -        -       -
REMAINDER OIL (MBBLS)                      -        -       -         -        -       -
X FACTOR                                   -        -       -         -        -       -
CHINESE SHARE OIL (MBBLS)                  -        -       -         -        -       -
ALLOCABLE REMAINDER OIL (MBBLS)            -        -       -         -        -       -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)     -        -       -         -        -       -
TOTAL CONTRACTOR OIL (MBBLS)               -        -       -         -        -       -


                                        2010      2011    2012      2013    2014    2015
                                        ----     -----    ----      ----    ----    ----

OIL PRICE ($BBL)                       17.16     17.16    17.16     17.16    17.16   17.16
GROSS OIL VOLUME (MBBLS)                 -          -       -         -        -        -
CONS IND & COMM TAX (MBBLS)              -          -       -         -        -        -
ROYALTY (MBBLS)                          -          -       -         -        -        -
COST RECOVERY OIL (MBBLS)                -          -       -         -        -        -
OPERATING EXPENSES (M$)                  -          -       -         -        -        -
OPERATING EXPENSE VOLUME (MBBLS)         -          -       -         -        -        -
INVESTMENT RECOVERY OIL (MBBLS)          -          -       -         -        -        -
EXPLORATION COSTS (M$)                   -          -       -         -        -        -
EXPLORATION RECOVERY (MBBLS)             -          -       -         -        -        -
EXPLORATION RECOVERY ADJUSTMENT          -          -       -         -        -        -
EXPLORATION RECOVERY UTILIZED            -          -       -         -        -        -
EXPLORATION COST CARRYOVER (MBBLS)       -          -       -         -        -        -
DEVELOPMENT COSTS (M$)                   -          -       -         -        -        -
DEVELOPMENT RECOVERY (MBBLS)             -          -       -         -        -        -
DEVELOPMENT RECOVERY UTILIZED            -          -       -         -        -        -
DEVELOPMENT COST CARRYOVER (MBBLS)       -          -       -         -        -        -
DEEMED INTEREST (MBBLS)                  -          -       -         -        -        -
TOTAL COST RECOVERY OIL (MBBLS)          -          -       -         -        -        -
REMAINDER OIL (MBBLS)                    -          -       -         -        -        -
X FACTOR                                 -          -       -         -        -        -
CHINESE SHARE OIL (MBBLS)                -          -       -         -        -        -
ALLOCABLE REMAINDER OIL (MBBLS)          -          -       -         -        -        -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   -          -       -         -        -        -
TOTAL CONTRACTOR OIL (MBBLS)             -          -       -         -        -        -

                                       TOTALS
                                       ------
OIL PRICE ($BBL)
GROSS OIL VOLUME (MBBLS)                 715
CONS IND & COMM TAX (MBBLS)               36
ROYALTY (MBBLS)                            -
COST RECOVERY OIL (MBBLS)                429
OPERATING EXPENSES (M$)                1,937
OPERATING EXPENSE VOLUME (MBBLS)         113
INVESTMENT RECOVERY OIL (MBBLS)          316
EXPLORATION COSTS (M$)                     -
EXPLORATION RECOVERY (MBBLS)               -
EXPLORATION RECOVERY ADJUSTMENT            -
EXPLORATION RECOVERY UTILIZED              -
EXPLORATION COST CARRYOVER (MBBLS)         -
DEVELOPMENT COSTS (M$)                 2,915
DEVELOPMENT RECOVERY (MBBLS)             170
DEVELOPMENT RECOVERY UTILIZED            177
DEVELOPMENT COST CARRYOVER (MBBLS)        68
DEEMED INTEREST (MBBLS)                    7
TOTAL COST RECOVERY OIL (MBBLS)          177
REMAINDER OIL (MBBLS)                    390
X FACTOR                                   -
CHINESE SHARE OIL (MBBLS)                 19
ALLOCABLE REMAINDER OIL (MBBLS)          370
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   181
TOTAL CONTRACTOR OIL (MBBLS)             323

FOREIGN CONTRACTOR CASH FLOW (M$)
                                 1998    1999    2000   2001   2002    2003
                                 ----    ----    ----   ----   ----    ----
COST RECOVERY REVENUES              -   1,051     989    328     66       -
ALLOCABLE REVENUES                  0     582   1,658    689    183       -
EXPLORATION EXPENSE                 -       -       -      -      -       -
SUBSEQUENT DEVELOPMENT EXPENSE      -  (1,428)      -      -      -       -
OPERATING EXPENSE                   -    (198)   (413)  (277)   (61)      -
                                -----   -----   -----   ----   ----   ----
NET CASH FLOW                       0       7   2,234    741    188      -
                                =====   =====  ======   ====    ====   ====


                                 2004    2005    2006   2007    2008   2009
                                 ----    ----    ----   ----    ----   -----
COST RECOVERY REVENUES              -       -        -       -     -     -
ALLOCABLE REVENUES                  -       -        -       -     -     -
EXPLORATION EXPENSE                 -       -        -       -     -     -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -        -       -     -     -
OPERATING EXPENSE                   -       -        -       -     -     -
                                -----    ----     ----    ----  ----  ----
NET CASH FLOW                       -       -        -       -     -     -
                                 ====    ====     ====    ====  ====  ====

                                 2010    2011     2012    2013  2014   2015
                                 ----    ----    ----     ----  ----   ----
COST RECOVERY REVENUES              -       -        -       -     -      -
ALLOCABLE REVENUES                  -       -        -       -     -      -
EXPLORATION EXPENSE                 -       -        -       -     -      -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -        -       -     -      -
OPERATING EXPENSE                   -       -        -       -     -      -
                                 ----    ----     ----    ----  ----   ----
NET CASH FLOW                       -       -        -       -     -      -
                                 ====    ====     ====    ====  ====   ====

                                 TOTALS
                                 ------

COST RECOVERY REVENUES            2,434
ALLOCABLE REVENUES                3,113
EXPLORATION EXPENSE                   -
SUBSEQUENT DEVELOPMENT EXPENSE   (1,428)
OPERATING EXPENSE                  (949)
                                  -----
NET CASH FLOW                     3,170
                                  =====


CASH FLOW TO EACH PARTNER (M$) (50% INTEREST)

                              1998    1999    2000    2001    2002    2003
                              ----    ----    ----    ----    ----    -----

TOTAL OIL REVENUES               0      817    1,323     509   125      -
EXPLORATION EXPENSE              -        -        -       -     -      -
SUBSEQUENT DEVELOPMENT EXPENSE   -     (714)       -       -     -      -
OPERATING EXPENSE                -      (99)    (207)   (138)  (31)     -
                              ----     ----    -----    ----  ----   ----
NET CASH FLOW                    0        3    1,117     371    94      -
                             =====     ====    =====   ===== =====   ====


                              2004     2005     2006    2007    2008   2009
                              ----     ----     ----    ----    ----   -----

TOTAL OIL REVENUES               -       -         -       -       -       -
EXPLORATION EXPENSE              -       -         -       -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE   -       -         -       -       -       -
OPERATING EXPENSE                -       -         -       -       -       -
                              ----    ----      ----    ----    ----    ----
NET CASH FLOW                    -       -         -       -       -       -
                              ====    ====      ====    ====    ====    ====


                              2010    2011      2012    2013    2014    2015
                              ----    ----      ----    ----    ----    ----

TOTAL OIL REVENUES               -       -         -       -       -       -
EXPLORATION EXPENSE              -       -         -       -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE   -       -         -       -       -       -
OPERATING EXPENSE                -       -         -       -       -       -
                              ----    ----      ----    ----    ----    ----
NET CASH FLOW                    -       -         -       -       -       -
                              ====    ====      ====    ====    ====    ====


                                  TOTALS
                                  ------
TOTAL OIL REVENUES                2,774
EXPLORATION EXPENSE                   -
SUBSEQUENT DEVELOPMENT EXPENSE     (714)
OPERATING EXPENSE                  (475)
                                  -----
NET CASH FLOW                     1,585
                                 ======

 NET PRESENT VALUES @ 10% AS OF 1-1-1998, (M$)     1,153

XCL CHINA, LTD.
PROJECTED CASH FLOWS - PRELIMINARY CASE
ZHAO DONG CONCESSION:     18 MM BBL CASE
(C BLOCK: SEC CASE)

                                       1996     1997     1998   1999    2000     2001    2002     2003
                                       ----     ----     ----   ----    ----     ----    ----     ----

OIL PRICE ($BBL)                      16.69     16.69   16.69   16.69   16.69    16.69   16.69    16.69
GROSS OIL VOLUME (MBBLS)                  0         0       0     629   2,664    2,912   2,187    1,672
CONS IND & COMM TAX (MBBLS)               0         0       0      31     133      146     109       84
ROYALTY (MBBLS)                           -         -       -       -       -        -       -        -
COST RECOVERY OIL (MBBLS)                 0         0       0     378   1,598    1,747   1,312    1,003
OPERATING EXPENSES (M$)                   -         -       -   1,729   6,613    7,541   6,639    5,927
OPERATING EXPENSE VOLUME (MBBLS)          -         -       -     304     396      452     398      355
INVESTMENT RECOVERY OIL (MBBLS)           0         0       0     274   1,202    1,295     915      648
EXPLORATION COSTS (M$)               31,634         -       -       -       -        -       -        -
EXPLORATION RECOVERY (MBBLS)          1,895         -       -       -       -        -       -        -
EXPLORATION RECOVERY ADJUSTMENT         (89)        -       -       -       -        -       -        -
EXPLORATION RECOVERY UTILIZED             0         0       0     274   1,202      330       -        -
EXPLORATION COST CARRYOVER (MBBLS)    1,806     1,806   1,806   1,532     330        -       -        -
DEVELOPMENT COSTS (M$)                    -         -  13,112  34,141  17,551        -       -        -
DEVELOPMENT RECOVERY (MBBLS)              -         -     786   2,046   1,052        -       -        -
DEVELOPMENT RECOVERY UTILIZED             -         -       -       -       -      965     915      648
DEVELOPMENT COST CARRYOVER (MBBLS)        -         7     786   2,831   3,883    2,917   2,003    1,355
DEEMED INTEREST (MBBLS)                   -         -       -      71     261      373     296      207
TOTAL COST RECOVERY OIL (MBBLS)           0         0       0     274   1,202    1,295     915      648
REMAINDER OIL (MBBLS)                     0         0       0     220     932    1,019     766      585
X FACTOR                              0.950     0.950   0.950   0.950   0.912    0.907   0.921    0.937
CHINESE SHARE OIL (MBBLS)                 0         0       0      11      82       95      60       37
ALLOCABLE REMAINDER OIL (MBBLS)           0         0       0     209     850      924     705      548
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)    0         0       0     103     417      453     346      269
TOTAL CONTRACTOR OIL (MBBLS)              0         0       0     427   1,813    1,477     989      760

                                       2004    2005     2006     2007    2008    2009
                                       ----    ----     ----     ----    ----    ----

OIL PRICE ($BBL)                      16.69    16.69   16.69    16.69    16.69  16.69
GROSS OIL VOLUME (MBBLS)              1,350    1,114     949      838      757    684
CONS IND & COMM TAX (MBBLS)              68       56      47       42       38     34
ROYALTY (MBBLS)                           -        -       -        -        -      -
COST RECOVERY OIL (MBBLS)               810      668     570      503      454    411
OPERATING EXPENSES (M$)               5,514    5,216   5,010    4,753     4,511 4,292
OPERATING EXPENSE VOLUME (MBBLS)        330      313     300      285      270    257
INVESTMENT RECOVERY OIL (MBBLS)         480      356     269      218      184    153
EXPLORATION COSTS (M$)                    -        -       -        -        -      -
EXPLORATION RECOVERY (MBBLS)              -        -       -        -        -      -
EXPLORATION RECOVERY ADJUSTMENT           -        -       -        -        -      -
EXPLORATION RECOVERY UTILIZED             -        -       -        -        -      -
EXPLORATION COST CARRYOVER (MBBLS)        -        -       -        -        -      -
DEVELOPMENT COSTS (M$)                    -        -       -        -        -      -
DEVELOPMENT RECOVERY (MBBLS)              -        -       -        -        -      -
DEVELOPMENT RECOVERY UTILIZED           480      356     269      218       32      -
DEVELOPMENT COST CARRYOVER (MBBLS)      875      519     249       32        -      -
DEEMED INTEREST (MBBLS)                 141        -       -        -        -      -
TOTAL COST RECOVERY OIL (MBBLS)         480      356     269      218       32      -
REMAINDER OIL (MBBLS)                   473      390     332      293      418    393
X FACTOR                              0.950    0.950   0.950    0.950    0.950  0.950
CHINESE SHARE OIL (MBBLS)                24       19      17       15       21     20
ALLOCABLE REMAINDER OIL (MBBLS)         449      370     316      278      397    373
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)  220      182     155      136      194    183
TOTAL CONTRACTOR OIL (MBBLS)            617      509     434      383      342    309


                                       2010     2011    2012     2013     2014   2015
                                       ----    -----    ----     ----     ----   ----

OIL PRICE ($BBL)                      16.69    16.69    16.69   16.69    16.69    16.69
GROSS OIL VOLUME (MBBLS)                621      549      492     448      323      -
CONS IND & COMM TAX (MBBLS)              31       27       25      22       16      -
ROYALTY (MBBLS)                           -        -        -       -        -      -
COST RECOVERY OIL (MBBLS)               373      329      295     269      194      -
OPERATING EXPENSES (M$)               1,599    1,401    3,737   3,634    3,275      -
OPERATING EXPENSE VOLUME (MBBLS)         96       84      224     218      196      -
INVESTMENT RECOVERY OIL (MBBLS)         277      245       71      51       (2)     -
EXPLORATION COSTS (M$)                    -        -        -       -        -      -
EXPLORATION RECOVERY (MBBLS)              -        -        -       -        -      -
EXPLORATION RECOVERY ADJUSTMENT           -        -        -       -        -      -
EXPLORATION RECOVERY UTILIZED             -        -        -       -       (2)     -
EXPLORATION COST CARRYOVER (MBBLS)        -        -        -       -        2      -
DEVELOPMENT COSTS (M$)                    -        -        -       -        -      -
DEVELOPMENT RECOVERY (MBBLS)              -        -        -       -        -      -
DEVELOPMENT RECOVERY UTILIZED             -        -        -       -        -      -
DEVELOPMENT COST CARRYOVER (MBBLS)        -        -        -       -        -      -
DEEMED INTEREST (MBBLS)                   -        -        -       -        -      -
TOTAL COST RECOVERY OIL (MBBLS)           -        -        -       -       (2)     -
REMAINDER OIL (MBBLS)                   494      437      243     208      113      -
X FACTOR                              0.950    0.950    0.950   0.950    0.950      -
CHINESE SHARE OIL (MBBLS)                25       22       12      10        6      -
ALLOCABLE REMAINDER OIL (MBBLS)         470      415      231     198      107      -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)  230      204      113      97       53      -
TOTAL CONTRACTOR OIL (MBBLS)            277      245      223     204      146      -

                                           TOTALS
                                           ------
OIL PRICE ($BBL)
GROSS OIL VOLUME (MBBLS)                  18,190
CONS IND & COMM TAX (MBBLS)                  910
ROYALTY (MBBLS)                                -
COST RECOVERY OIL (MBBLS)                 10,914
OPERATING EXPENSES (M$)                   71,391
OPERATING EXPENSE VOLUME (MBBLS)           4,277
INVESTMENT RECOVERY OIL (MBBLS)            6,637
EXPLORATION COSTS (M$)                    31,634
EXPLORATION RECOVERY (MBBLS)               1,895
EXPLORATION RECOVERY ADJUSTMENT              (89)
EXPLORATION RECOVERY UTILIZED              1,804
EXPLORATION COST CARRYOVER (MBBLS)         5,476
DEVELOPMENT COSTS (M$)                    64,804
DEVELOPMENT RECOVERY (MBBLS)               3,883
DEVELOPMENT RECOVERY UTILIZED              3,883
DEVELOPMENT COST CARRYOVER (MBBLS)        15,449
DEEMED INTEREST (MBBLS)                    1,348
TOTAL COST RECOVERY OIL (MBBLS)            5,686
REMAINDER OIL (MBBLS)                      7,317
X FACTOR                                       -
CHINESE SHARE OIL (MBBLS)                    475
ALLOCABLE REMAINDER OIL (MBBLS)            6,842
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)     3,353
TOTAL CONTRACTOR OIL (MBBLS)               9,155


FOREIGN CONTRACTOR CASH FLOW (M$)
                                  1996    1997    1998    1999    2000     2001    2002    2003
                                  ----    ----    ----    ----    ----     ----    -----   ----

COST RECOVERY REVENUES               0       0       0    5,419   23,306   17,094  10,732   8,206
ALLOCABLE REVENUES                   0       0       0    1,711    6,955    7,555   5,767   4,485
EXPLORATION EXPENSE            (31,634)      -       -        -        -        -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -       -  (6,425) (16,729)  (8,600)       -       -       -
OPERATING EXPENSE                    -       -       -     (847)  (3,240)  (3,695) (3,253) (2,904)
                                 -----   -----   -----     ----    -----   ------   ------  -----
NET CASH FLOW                  (31,634)      0  (6,425) (10,446)  18,420   20,955   13,247  9,786
                                ======   =====  ======   ======   ======   ======   ======  =====

                                 2004    2005    2006     2007     2008   2009
                                 ----    ----    ----     ----    -----   -----

COST RECOVERY REVENUES          6,627   5,466   4,659    4,110    2,469   2,103
ALLOCABLE REVENUES              3,672   3,029   2,582    2,277    3,244   3,053
EXPLORATION EXPENSE                 -       -       -        -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -       -        -        -       -
OPERATING EXPENSE              (2,702) (2,556) (2,455)  (2,329)  (2,210) (2,103)
                                -----   -----   -----    -----    -----   -----
NET CASH FLOW                   7,597   5,940   4,785    4,058    3,503   3,053
                                =====   =====   =====    =====    =====   =====

                                2010     2011    2012    2013      2014     2015
                                ----     ----    ----    ----      ----    -----
COST RECOVERY REVENUES           784      687   1,831    1,780    1,564       -
ALLOCABLE REVENUES             3,841    3,397   1,889    1,617      878       -
EXPLORATION EXPENSE                -        -        -       -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE     -        -        -       -        -       -
OPERATING EXPENSE               (784)    (687)  (1,831)  (1,780) (1,605)     -
                                ----     ----    -----    -----   -----   ----
NET CASH FLOW                  3,841    3,397    1,889    1,617     837      -
                               =====    =====    =====    =====    ====   ====

                                 TOTALS
                                 ------

COST RECOVERY REVENUES           96,836
ALLOCABLE REVENUES               55,954
EXPLORATION EXPENSE                   -
SUBSEQUENT DEVELOPMENT EXPENSE  (31,754)
OPERATING EXPENSE               (34,981)
                                 ------
NET CASH FLOW                    86,055
                                 ======

CASH FLOW TO EACH PARTNER (M$) (50% INTEREST)

                                  1996    1997    1998    1999    2000    2001     2002    2003
                                  ----    ----    ----    ----    ----    -----    ----    ----
TOTAL OIL REVENUES                   0       0       0   3,565   15,130   12,325   8,250   6,345
EXPLORATION EXPENSE            (15,817)      -       -       -        -        -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -       -  (3,212) (8,365)  (4,300)       -       -       -
OPERATING EXPENSE                    -       -       -    (424)  (1,620)  (1,848) (1,626) (1,452)
                                  ----    ----   -----    ----    -----    -----   -----   -----
NET CASH FLOW                  (15,817)      0  (3,212) (5,223)   9,210   10,477   6,623   4,893
                                ======    ====   =====   =====    =====   ======   =====   =====

                                 2004   2005    2006    2007      2008    2009
                                 ----   ----    ----    ----      ----    -----

TOTAL OIL REVENUES              5,150  4,248    3,620   3,193     2,857   2,578
EXPLORATION EXPENSE                 -      -        -       -         -       -
SUBSEQUENT DEVELOPMENT EXPENSE      -      -        -       -         -       -
OPERATING EXPENSE              (1,351) (1,278) (1,227) (1,164)   (1,105) (1,052)
                                -----   -----   -----   -----     -----   -----
NET CASH FLOW                   3,799   2,970   2,393   2,029     1,752   1,527
                                =====   =====   =====   =====     =====   =====


                                2010    2011     2012    2013     2014    2015
                                ----    ----     ----    ----     ----   -----
TOTAL OIL REVENUES             2,312   2,042    1,860    1,699    1,221       -
EXPLORATION EXPENSE                -       -        -        -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE     -       -        -        -        -       -
OPERATING EXPENSE               (392)   (343)    (916)    (890)    (802)      -
                                ----    ----     ----     ----     ----    ----
NET CASH FLOW                  1,921   1,699      944      809      419       -
                               =====   =====     ====     ====     ====    ====


                                   TOTALS
                                   ------

TOTAL OIL REVENUES                 76,395
EXPLORATION EXPENSE                     -
SUBSEQUENT DEVELOPMENT EXPENSE    (15,877)
OPERATING EXPENSE                 (17,491)
                                   ------
NET CASH FLOW                      43,028
                                   ======


INTERNAL RATE OF RETURN 75%
NET PRESENT VALUES @ 10% AS OF 1-1-1998, (M$)     21,434

XCL CHINA, LTD.
PROJECTED CASH FLOWS - PRELIMINARY SEC CASE
ZHAO DONG CONCESSION:     28 MM BBL CASE
(D BLOCK: SEC CASE)

                                        1996    1997   1998    1999     2000   2001   2002     2003
                                        ---     ----   ----    ----     ----   ----   ----      ----
OIL PRICE ($BBL)                       16.69    16.69   16.69  16.69   16.69   16.69   16.69    16.69
GROSS OIL VOLUME (MBBLS)                   0        0       0    971   4,111   4,493   3,375    2,581
CONS IND & COMM TAX (MBBLS)                0        0       0     49     206     225     169      129
ROYALTY (MBBLS)                            -        -       -      -       -       -       -        -
COST RECOVERY OIL (MBBLS)                  0        0       0    583   2,467   2,696   2,025    1,548
OPERATING EXPENSES (M$)                    -        -       -  2,669  10,205  11,638  10,245    9,147
OPERATING EXPENSE VOLUME (MBBLS)           -        -       -    160     611     697     614      548
INVESTMENT RECOVERY OIL (MBBLS)            0        0       0    423   1,855   1,999   1,411    1,000
EXPLORATION COSTS (M$)                48,818        -       -      -       -       -       -        -
EXPLORATION RECOVERY (MBBLS)           2,925        -       -      -       -       -       -        -
EXPLORATION RECOVERY ADJUSTMENT         (138)       -       -      -       -       -       -        -
EXPLORATION RECOVERY UTILIZED              0        0       0    423   1,855     509       -        -
EXPLORATION COST CARRYOVER (MBBLS)     2,787    2,787   2,787  2,364     509       -       -        -
DEVELOPMENT COSTS (M$)                     -        -  20,234 52,688  27,085       -       -        -
DEVELOPMENT RECOVERY (MBBLS)               -        -   1,212  3,157   1,623       -       -        -
DEVELOPMENT RECOVERY UTILIZED              -        -       -      -       -   1,490   1,411    1,000
DEVELOPMENT COST CARRYOVER (MBBLS)         -        -   1,212  4,369   5,992   4,502   3,091    2,091
DEEMED INTEREST (MBBLS)                    -        -       -    109     403     576     457      319
TOTAL COST RECOVERY OIL (MBBLS)            0        0       0    423   1,855   1,999   1,411    1,000
REMAINDER OIL (MBBLS)                      0        0       0    340   1,439   1,573   1,181      903
X FACTOR                               0.950    0.950   0.950  0.950   0.881   0.876   0.895    0.913
CHINESE SHARE OIL (MBBLS)                  0        0       0     17     171     195     124       78
ALLOCABLE REMAINDER OIL (MBBLS)            0        0       0    323   1,268   1,378   1,057      825
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)     0        0       0    158     621     675     518      404
TOTAL CONTRACTOR OIL (MBBLS)               0        0       0    659   2,776   2,256   1,510    1,163


                                        2004    2005     2006   2007   2008   2009
                                        ----    ----     ----   ----   ----   ----

OIL PRICE ($BBL)                       16.69    16.69   16.69   16.69    16.69   16.69
GROSS OIL VOLUME (MBBLS)               2,084    1,719   1,465   1,292    1,169   1,056
CONS IND & COMM TAX (MBBLS)              104       86      73      65       58      53
ROYALTY (MBBLS)                            -       -        -       -        -       -
COST RECOVERY OIL (MBBLS)              1,250    1,032     879     775      701     634
OPERATING EXPENSES (M$)                8,509    8,050   7,732   7,334    6,961   6,624
OPERATING EXPENSE VOLUME (MBBLS)         510      482     463     439      417     397
INVESTMENT RECOVERY OIL (MBBLS)          741      549     416     336      284     237
EXPLORATION COSTS (M$)                     -        -       -       -        -       -
EXPLORATION RECOVERY (MBBLS)               -        -       -       -        -       -
EXPLORATION RECOVERY ADJUSTMENT            -        -       -       -        -       -
EXPLORATION RECOVERY UTILIZED              -        -       -       -        -       -
EXPLORATION COST CARRYOVER (MBBLS)         -        -       -       -        -       -
DEVELOPMENT COSTS (M$)                     -        -       -       -        -       -
DEVELOPMENT RECOVERY (MBBLS)               -        -       -       -        -       -
DEVELOPMENT RECOVERY UTILIZED            741      549     416     336       49       -
DEVELOPMENT COST CARRYOVER (MBBLS)     1,350      801     385      49        -       -
DEEMED INTEREST (MBBLS)                  217        -       -       -        -       -
TOTAL COST RECOVERY OIL (MBBLS)          741      549     416     336       49       -
REMAINDER OIL (MBBLS)                    729      602     513     452      644     606
X FACTOR                               0.924    0.935   0.946   0.950    0.950   0.950
CHINESE SHARE OIL (MBBLS)                 56       39      27      23       32      30
ALLOCABLE REMAINDER OIL (MBBLS)          674      563     485     430      612     576
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   330      276     238     211      300     282
TOTAL CONTRACTOR OIL (MBBLS)             943      781     669     591      528     477


                                        2010    2011    2012   2013     2014   2015
                                        ----    ----    ----   ----     ----   ----
OIL PRICE ($BBL)                       16.69    16.69   16.69  16.69    16.69  16.69
GROSS OIL VOLUME (MBBLS)                 959      847     759    692      498     -
CONS IND & COMM TAX (MBBLS)               48       42      38     35       25     -
ROYALTY (MBBLS)                            -        -       -      -        -     -
COST RECOVERY OIL (MBBLS)                575      508     455    415      299     -
OPERATING EXPENSES (M$)                3,826    3,520   5,767  5,608    5,054     -
OPERATING EXPENSE VOLUME (MBBLS)         229      211     346    336      303     -
INVESTMENT RECOVERY OIL (MBBLS)          346      297     110     79       (4)    -
EXPLORATION COSTS (M$)                     -        -       -      -        -     -
EXPLORATION RECOVERY (MBBLS)               -        -       -      -        -     -
EXPLORATION RECOVERY ADJUSTMENT            -        -       -      -        -     -
EXPLORATION RECOVERY UTILIZED              -        -       -      -       (4)    -
EXPLORATION COST CARRYOVER (MBBLS)         -        -       -      -        4     -
DEVELOPMENT COSTS (M$)                     -        -       -      -        -     -
DEVELOPMENT RECOVERY (MBBLS)               -        -       -      -        -     -
DEVELOPMENT RECOVERY UTILIZED              -        -       -      -        -     -
DEVELOPMENT COST CARRYOVER (MBBLS)         -        -       -      -        -     -
DEEMED INTEREST (MBBLS)                    -        -       -      -        -     -
TOTAL COST RECOVERY OIL (MBBLS)            -        -       -      -       (4)    -
REMAINDER OIL (MBBLS)                    682      593     375    321      174     -
X FACTOR                               0.950    0.950   0.950  0.950    0.950     -
CHINESE SHARE OIL (MBBLS)                 34       30      19     16        9     -
ALLOCABLE REMAINDER OIL (MBBLS)          648      564     356    305      166     -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   317      276     175    150       81     -
TOTAL CONTRACTOR OIL (MBBLS)             430      380     344    314      226     -

                                         TOTALS
                                         ------
OIL PRICE ($BBL)
GROSS OIL VOLUME (MBBLS)                 28,072
CONS IND & COMM TAX (MBBLS)               1,404
ROYALTY (MBBLS)                               -
COST RECOVERY OIL (MBBLS)                16,843
OPERATING EXPENSES (M$)                 112,889
OPERATING EXPENSE VOLUME (MBBLS)          6,764
INVESTMENT RECOVERY OIL (MBBLS)          10,079
EXPLORATION COSTS (M$)                   48,818
EXPLORATION RECOVERY (MBBLS)              2,925
EXPLORATION RECOVERY ADJUSTMENT            (138)
EXPLORATION RECOVERY UTILIZED             2,783
EXPLORATION COST CARRYOVER (MBBLS)        8,451
DEVELOPMENT COSTS (M$)                  100,007
DEVELOPMENT RECOVERY (MBBLS)              5,992
DEVELOPMENT RECOVERY UTILIZED             5,992
DEVELOPMENT COST CARRYOVER (MBBLS)       23,842
DEEMED INTEREST (MBBLS)                   2,081
TOTAL COST RECOVERY OIL (MBBLS)           8,775
REMAINDER OIL (MBBLS)                    11,129
X FACTOR                                      -
CHINESE SHARE OIL (MBBLS)                   900
ALLOCABLE REMAINDER OIL (MBBLS)          10,229
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)    5,012
TOTAL CONTRACTOR OIL (MBBLS)             14,046

FOREIGN CONTRACTOR CASH FLOW (M$)

                                 1996   1997    1998    1999   2000    2001    2002    2003
                                 ----   ----    ----    ----   ----    ----    -----   ----

COST RECOVERY REVENUES              0      0       0    8,363   35,966   26,381  16,563  12,663
ALLOCABLE REVENUES                  0      0       0    2,640   10,371   11,268   8,644   6,747
EXPLORATION EXPENSE           (48,818)     -       -        -        -        -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE      -      -  (9,915) (25,817) (13,272)       -       -       -
OPERATING EXPENSE                   -      -       -   (1,308)  (5,001)  (5,702) (5,020) (4,482)
                               ------  -----   -----    -----    -----    ------ ------  ------
NET CASH FLOW                 (48,818)     0  (9,915) (16,121)  28,065   31,946  20,186  14,928
                                =====  =====  ======   ======   ======   ======  ======  ======

                                2004   2005     2006    2007     2008      2009
                                ----    ----    ----    ----     -----    -----
COST RECOVERY REVENUES         10,227   8,436   7,189    6,342   3,810    3,246
ALLOCABLE REVENUES              5,511   4,602   3,969    3,515   5,007    4,712
EXPLORATION EXPENSE                 -       -       -        -       -        -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -       -        -       -        -
OPERATING EXPENSE              (4,169) (3,944) (3,789)  (3,594) (3,411)  (3,246)
                                -----   -----   -----    -----   -----     ----
NET CASH FLOW                  11,568   9,094   7,370    6,263   5,406    4,712
                               ======   =====   =====    =====   =====    =====

                                2010    2011     2012     2013    2014    2015
                                ----    ----     ----     ----    ----   -----
COST RECOVERY REVENUES          1,875   1,725   2,826    2,748   2,413        -
ALLOCABLE REVENUES              5,296   4,611   2,914    2,496   1,355        -
EXPLORATION EXPENSE                 -       -       -        -       -        -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -       -        -       -        -
OPERATING EXPENSE              (1,875) (1,725) (2,826)  (2,748) (2,476)       -
                                -----   -----   -----    -----   -----     ----
NET CASH FLOW                   5,296   4,611   2,914    2,496   1,292        -
                                =====   =====   =====    =====   =====     ====


                                   TOTALS
                                   ------

COST RECOVERY REVENUES            150,772
ALLOCABLE REVENUES                 83,657
EXPLORATION EXPENSE                     -
SUBSEQUENT DEVELOPMENT EXPENSE    (49,004)
OPERATING EXPENSE                 (55,315)
                                   ------
NET CASH FLOW                     130,110
                                  =======


CASH FLOW TO EACH PARTNER (M$) (50% INTEREST)


                                  1996    1997   1998     1999
2000     2001    2002    2003
                                  ----    ----   ----    ----
----     -----   ----    ----
TOTAL OIL REVENUES                    0      0       0    5,502
23,169  18,824  12,603   9,705
EXPLORATION EXPENSE             (24,409)     -       -        -
-       -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE        -      -  (4,957) (12,909)
(6,636)      -       -       -
OPERATING EXPENSE                     -      -       -     (654)
(2,500) (2,851) (2,510) (2,241)
                                   ----   ----   -----    -----
-----  ------  ------   -----
NET CASH FLOW                   (24,409)     0  (4,957)  (8,061)
14,033  15,973  10,093   7,464
                                  =====   ====   =====    =====
======  ======  ======   =====

                                   2004   2005     2006    2007
2008   2009
                                   ----    ----    ----    ----
----   -----
TOTAL OIL REVENUES                7,869   6,519    5,579  4,928
4,409   3,979
EXPLORATION EXPENSE                   -       -        -      -
-       -
SUBSEQUENT DEVELOPMENT EXPENSE        -       -        -      -
-       -
OPERATING EXPENSE                (2,085) (1,972) (1,894) (1,797)
(1,706) (1,623)
                                  -----   -----   -----   -----
-----    ----
NET CASH FLOW                     5,784   4,547   3,685   3,131
2,703   2,356
                                  =====   =====   =====   =====
=====   =====

                                  2010     2011    2012    2013
2014   2015
                                  ----    ----     ----    ----
----  -----
TOTAL OIL REVENUES                3,585   3,168   2,870   2,622
1,884      -
EXPLORATION EXPENSE                   -       -       -       -
-      -
SUBSEQUENT DEVELOPMENT EXPENSE        -       -       -       -
-      -
OPERATING EXPENSE                  (937)   (863) (1,413) (1,374)
(1,238)     -
                                  -----   -----   -----   -----
-----    ----
NET CASH FLOW                     2,648   2,305   1,457   1,248
646      -
                                  =====   =====   =====   =====
=====    ====

                                       TOTALS
                                       ------
TOTAL OIL REVENUES                    117,215
EXPLORATION EXPENSE                         -
SUBSEQUENT DEVELOPMENT EXPENSE        (24,502)
OPERATING EXPENSE                     (27,658)
                                       ------
NET CASH FLOW                          65,055
                                       ======



INTERNAL RATE OF RETURN 74%   NET
PRESENT VALUES @ 10% AS OF 1-1-1998, (M$)     32,444

XCL CHINA, LTD.
PROJECTED CASH FLOWS - PRELIMINARY SEC CASE
ZHAO DONG CONCESSION:     46 MM BBL CASE
(ESTIMATE OF PAYMENT: PROVED ONLY - ESCALATED PRICING)

                                      1996     1997    1998     1999    2000    2001   2002      2003
                                      ----     ----    ----     ----    ----    ----   ----      -----
OIL PRICE ($BBL)                     16.32    17.32   18.32     19.14    19.99   20.88   21.80     22.76
GROSS OIL VOLUME (MBBLS)                 0        0       0     1,600    6,775   7,405    5,563    4,253
CONS IND & COMM TAX (MBBLS)              0        0       0        80      339     370      278      213
ROYALTY (MBBLS)                          -        -       -         -        -      16        -        -
COST RECOVERY OIL (MBBLS)                0        0       0       960    4,065   4,443    3,338    2,552
OPERATING EXPENSES (M$)                  -        -       -     3,914   16,818  19,179   16,884   15,075
OPERATING EXPENSE VOLUME (MBBLS)         -        -       -       205      841     919      774      662
INVESTMENT RECOVERY OIL (MBBLS)          0        0       0       756    3,224   3,524    2,563    1,889
EXPLORATION COSTS (M$)              24,000        -       -         -        -       -        -        -
EXPLORATION RECOVERY (MBBLS)         1,471        -       -         -        -       -        -        -
EXPLORATION RECOVERY ADJUSTMENT       (207)       -       -         -        -       -        -        -
EXPLORATION RECOVERY UTILIZED            0        0       0       756      508       -        -        -
EXPLORATION COST CARRYOVER (MBBLS)   1,263    1,263   1,263       508        -       -        -        -
DEVELOPMENT COSTS (M$)                   -        -       -         -  164,811       -        -        -
DEVELOPMENT RECOVERY (MBBLS)             -        -       -         -    8,244       -        -        -
DEVELOPMENT RECOVERY UTILIZED            -        -       -         -    2,716   3,524    2,500      225
DEVELOPMENT COST CARRYOVER (MBBLS)       -        -       -         -    5,527   2,003        -        -
DEEMED INTEREST (MBBLS)                  -        -       -         -        -     497      225       20
TOTAL COST RECOVERY OIL (MBBLS)          0        0       0       756    3,224   3,524    2,500      225
REMAINDER OIL (MBBLS)                    0        0       0       560    2,371   2,576    2,010    3,153
X FACTOR                             0.950    0.950   0.950     0.940    0.845   0.837    0.865    0.879
CHINESE SHARE OIL (MBBLS)                0        0       0        34      367     420      271      381
ALLOCABLE REMAINDER OIL (MBBLS)          0        0       0       526    2,004   2,156    1,739    2,772
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   0        0       0       258      982   1,056      852    1,358
TOTAL CONTRACTOR OIL (MBBLS)             0        0       0     1,114    3,233   3,233    2,457    1,793


                                          2004     2005     2006  2007     2008    2009
                                         -----     ----     ----  ----     ----    ----
OIL PRICE ($BBL)                         23.76    24.80    25.88  27.00    28.17    29.38
GROSS OIL VOLUME (MBBLS)                 3,435    2,833    2,415  2,130    1,926    1,741
CONS IND & COMM TAX (MBBLS)                172      142      121    106       96       87
ROYALTY (MBBLS)                              -        -        -      -        -        -
COST RECOVERY OIL (MBBLS)                2,061    1,700    1,449  1,278    1,156    1,044
OPERATING EXPENSES (M$)                 14,023   13,266   12,742 12,087   11,472   10,916
OPERATING EXPENSE VOLUME (MBBLS)           590      535      492    448      407      372
INVESTMENT RECOVERY OIL (MBBLS)          1,471    1,165      956    830      748      673
EXPLORATION COSTS (M$)                       -        -        -      -        -        -
EXPLORATION RECOVERY (MBBLS)                 -        -        -      -        -        -
EXPLORATION RECOVERY ADJUSTMENT              -        -        -      -        -        -
EXPLORATION RECOVERY UTILIZED                -        -        -      -        -        -
EXPLORATION COST CARRYOVER (MBBLS)           -        -        -      -        -        -
DEVELOPMENT COSTS (M$)                       -        -        -      -        -        -
DEVELOPMENT RECOVERY (MBBLS)                 -        -        -      -        -        -
DEVELOPMENT RECOVERY UTILIZED               20        2        -      -        -        -
DEVELOPMENT COST CARRYOVER (MBBLS)           -        -        -      -        -        -
DEEMED INTEREST (MBBLS)                      2        -        -      -        -        -
TOTAL COST RECOVERY OIL (MBBLS)             20        2        -      -        -        -
REMAINDER OIL (MBBLS)                    2,652    2,155    1,801  1,576    1,423    1,282
X FACTOR                                 0.893    0.909    0.916  0.923    0.928    0.934
CHINESE SHARE OIL (MBBLS)                  283     196      151     122      102       84
ALLOCABLE REMAINDER OIL (MBBLS)          2,370    1,959   1,651   1,454    1,320    1,198
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   1,161     960      809     712      647      587
TOTAL CONTRACTOR OIL (MBBLS)             1,460    1,223   1,050     932      847      769

                                         2010      2011    2012    2013     2014   2015
                                         -----     ----    ----    ----     ----   ----

OIL PRICE ($BBL)                         30.64     31.95    33.32  34.74   36.22  37.75
GROSS OIL VOLUME (MBBLS)                 1,580     1,395    1,250  1,140     821      -
CONS IND & COMM TAX (MBBLS)                 79        70       63     57      41      -
ROYALTY (MBBLS)                              -         -        -      -       -      -
COST RECOVERY OIL (MBBLS)                  948       837      750    684     493      -
OPERATING EXPENSES (M$)                  7,925     7,422    9,504  9,241   8,329      -
OPERATING EXPENSE VOLUME (MBBLS)           259       232      285    266     230      -
INVESTMENT RECOVERY OIL (MBBLS)            689       605      465    418     263      -
EXPLORATION COSTS (M$)                       -         -        -      -       -      -
EXPLORATION RECOVERY (MBBLS)                 -         -        -      -       -      -
EXPLORATION RECOVERY ADJUSTMENT              -         -        -      -       -      -
EXPLORATION RECOVERY UTILIZED                -         -        -      -       -      -
EXPLORATION COST CARRYOVER (MBBLS)           -         -        -      -       -      -
DEVELOPMENT COSTS (M$)                       -         -        -      -       -      -
DEVELOPMENT RECOVERY (MBBLS)                 -         -        -      -       -      -
DEVELOPMENT RECOVERY UTILIZED                -         -        -      -       -      -
DEVELOPMENT COST CARRYOVER (MBBLS)           -         -        -      -       -      -
DEEMED INTEREST (MBBLS)                      -         -        -      -       -      -
TOTAL COST RECOVERY OIL (MBBLS)              -         -        -      -       -      -
REMAINDER OIL (MBBLS)                    1,242     1,093      902    817     550      -
X FACTOR                                 0.941     0.950    0.950  0.950   0.950      -
CHINESE SHARE OIL (MBBLS)                   73        55       45     41      28      -
ALLOCABLE REMAINDER OIL (MBBLS)          1,169     1,039      857    776     523      -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)     573       509      420    380     256      -
TOTAL CONTRACTOR OIL (MBBLS)               700       623      560    511     369      -

                                       TOTALS
                                        ------

OIL PRICE ($BBL)
GROSS OIL VOLUME (MBBLS)                46,263
CONS IND & COMM TAX (MBBLS)              2,313
ROYALTY (MBBLS)                             16
COST RECOVERY OIL (MBBLS)               27,758
OPERATING EXPENSES (M$)                188,796
OPERATING EXPENSE VOLUME (MBBLS)         7,517
INVESTMENT RECOVERY OIL (MBBLS)         20,240
EXPLORATION COSTS (M$)                       -
EXPLORATION RECOVERY (MBBLS)                 -
EXPLORATION RECOVERY ADJUSTMENT           (207)
EXPLORATION RECOVERY UTILIZED            1,263
EXPLORATION COST CARRYOVER (MBBLS)       3,035
DEVELOPMENT COSTS (M$)                 164,811
DEVELOPMENT RECOVERY (MBBLS)             8,244
DEVELOPMENT RECOVERY UTILIZED            8,988
DEVELOPMENT COST CARRYOVER (MBBLS)       7,530
DEEMED INTEREST (MBBLS)                    745
TOTAL COST RECOVERY OIL (MBBLS)         10,252
REMAINDER OIL (MBBLS)                   26,164
X FACTOR                                     -
CHINESE SHARE OIL (MBBLS)                2,652
ALLOCABLE REMAINDER OIL (MBBLS)         23,512
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)  11,521
TOTAL CONTRACTOR OIL (MBBLS)            20,872


FOREIGN CONTRACTOR CASH FLOW (M$)

                                  1996     1997   1998     1999    2000    2001    2002     2003
                                  ----     ----   ----     ----     ----    ----    -----    ----
COST RECOVERY REVENUES               0        0      0   16,381   45,003  45,457  34,984    9,896
ALLOCABLE REVENUES                   0        0      0    4,938   19,632  22,055  18,579   30,919
EXPLORATION EXPENSE            (24,000)       -      -        -        -       -       -        -
SUBSEQUENT DEVELOPMENT EXPENSE       -        -      0        -  (80,757       -       -        -
OPERATING EXPENSE                    -        -      -   (1,918)  (8,241) (9,398) (8,273)  (7,387)
                                ------    -----  -----    -----   ------  ------   -----   -----
NET CASH FLOW                  (24,000)       0      0  (19,401)  24,363  58,114   45,289  33,429
                                ======    ===== ======   ======   ======  ======   ======  ======

                                2004    2005     2006    2007     2008    2009
                                 ----    ----    ----     ----    -----  -----
COST RECOVERY REVENUES           7,107   6,522   6,243    5,923   5,621   5,349
ALLOCABLE REVENUES              27,587  23,798  20,930   19,232  18,222  17,243
EXPLORATION EXPENSE                  -       -        -       -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -       -        -       -       -       -
OPERATING EXPENSE               (6,871) (6,500) (6,243)  (5,923) (5,621) (5,349)
                                 -----  ------  ------   ------  ------  ------
NET CASH FLOW                   27,823  23,820  20,930   19,232  18,222  17,243
                                ======  ======  ======   ======  ======  ======

                                 2010    2011    2012     2013     2014    2015
                                 ----    ----    ----     ----     ----    -----
COST RECOVERY REVENUES           3,883   3,637    4,657   4,528    4,081      -
ALLOCABLE REVENUES              17,551  16,264   13,997  13,214    9,277      -
EXPLORATION EXPENSE                  -       -        -       -        -      -
SUBSEQUENT DEVELOPMENT EXPENSE       -       -        -       -        -      -
OPERATING EXPENSE               (3,883) (3,637) (4,657)  (4,528)  (4,081)     -
                                ------  ------  ------    -----    -----   ----
NET CASH FLOW                   17,551  16,264  13,997   13,214    9,277      -
                                ======  ======  ======   ======    =====   ====


                                   TOTALS
                                   ------

COST RECOVERY REVENUES            209,273
ALLOCABLE REVENUES                293,437
EXPLORATION EXPENSE                     -
SUBSEQUENT DEVELOPMENT EXPENSE    (80,757)
OPERATING EXPENSE                 (92,510)
                                   ------
NET CASH FLOW                      329,442
                                   =======


CASH FLOW TO EACH PARTNER (M$) (5.9% INTEREST)


                                 1996     1997   1998    1999    2000    2001   2002     2003
                                 ----     ----   ----    ----    -----   ----   ----     ----
TOTAL OIL REVENUES                  0       0       0   1,258    3,813   3,983   3,160   2,408
EXPLORATION EXPENSE            (1,416)      -       -       -        -       -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -       0       -   (4,765)      -       -       -
OPERATING EXPENSE                   -       -       -    (113)    (486)   (554)   (488)   (436)
                                -----    ----   -----    ----    -----   -----   -----   -----
NET CASH FLOW                  (1,416)      0       0   1,145   (1,437)  3,429   2,672   1,972
                                =====    ====   =====   =====    =====   =====   =====   =====

                                2004    2005     2006    2007    2008   2009
                                ----    ----     ----    ----    ----  -----
TOTAL OIL REVENUES             2,047   1,789    1,603   1,484   1,407  1,333
EXPLORATION EXPENSE                -       -        -       -       -      -
SUBSEQUENT DEVELOPMENT EXPENSE     -       -        -       -       -      -
OPERATING EXPENSE               (405)   (384)    (368)   (349)   (332)  (316)
                               -----    ----    -----   -----   -----   -----
NET CASH FLOW                  1,642   1,405    1,235   1,135   1,075   1,017
                               =====    ====    =====   =====   =====   =====


                               2010     2011     2012    2013    2014    2015
                               ----    ----     ----    ----     ----   -----
TOTAL OIL REVENUES             1,265   1,174    1,101    1,047    788      -
EXPLORATION EXPENSE                -       -        -        -      -      -
SUBSEQUENT DEVELOPMENT EXPENSE     -       -        -        -      -      -
OPERATING EXPENSE               (229)   (215)    (275)    (267)  (241)     -
                               -----   -----     -----   -----    ---   ----
NET CASH FLOW                  1,036     960      826      780    547      -
                               =====    ====     ====     ====   ====   ====


                                 TOTALS
                                 ------
TOTAL OIL REVENUES               29,660
EXPLORATION EXPENSE                   -
SUBSEQUENT DEVELOPMENT EXPENSE   (4,765)
OPERATING EXPENSE                (5,458)
                                  -----
NET CASH FLOW                    19,437
                                 ======


NET PRESENT VALUES @ 12% AS OF 1-1-2000, (M$)  8,974 (AMOUNT OF
PAYMENT IN YEAR 2000)

NET PRESENT VALUES @ 10% AS OF 1-1-1998, (M$)  7,416 (DISCOUNTED
PAYMENT)